                                                                  EXECUTION COPY

================================================================================

                         DLJ COMMERCIAL MORTGAGE CORP.,
                                  as Depositor,


                         GE CAPITAL LOAN SERVICES, INC.
                               as Master Servicer,


                     BANC ONE MORTGAGE CAPITAL MARKETS, LLC
                              as Special Servicer,

                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                       as Trustee and REMIC Administrator,



                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1999

                         ------------------------------

                                 $1,550,429,606

                  Commercial Mortgage Pass-Through Certificates

                                 Series 1999-CG2

================================================================================

                                                     TABLE OF CONTENTS
                                                      ---------------


Section                                                                                                                Page
-------                                                                                                                ----


                                                         ARTICLE I

                                       DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                                              CERTAIN CALCULATIONS IN RESPECT
                                                   OF THE MORTGAGE POOL

1.01.    Defined Terms....................................................................................................2
1.02.    General Interpretive Principles.................................................................................47
1.03.    Certain Calculations in Respect of the Mortgage Pool............................................................47
1.04.    Cross-Collateralized Mortgage Loans.............................................................................49


                                                        ARTICLE II

                                     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                                WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                                                REMIC II REGULAR INTERESTS,
                                   CLASS S REMIC III REGULAR INTERESTS AND CERTIFICATES

2.01.    Conveyance of Mortgage Loans....................................................................................50
2.02.    Acceptance of Mortgage Assets by Trustee........................................................................53
2.03.    Certain Repurchases and Substitutions of Mortgage Loans by the Originators......................................55
2.04.    Representations and Warranties of the Depositor.................................................................59
2.05.    Representations and Warranties of the Master Servicer...........................................................60
2.06.    Representations and Warranties of the Special Servicer..........................................................62
2.07.    Representations and Warranties of the Trustee...................................................................64
2.08.    Representations and Warranties of the REMIC Administrator.......................................................65
2.09.    Designation of the Certificates.................................................................................67
2.10.    Creation of REMIC I; Issuance of REMIC I Regular Interests and REMIC I Residual Interest;
         Certain Matters Involving REMIC I and the Loan REMICs...........................................................68
2.11.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC I Regular Interests by Trustee.....................71
2.12.    Creation of REMIC II; Issuance of REMIC II Regular Interests and Class R-II Certificates;
         Certain Matters Involving REMIC II..............................................................................71
2.13.    Conveyance of REMIC II Regular Interests; Acceptance of REMIC II Regular Interests by
         Trustee.........................................................................................................73
2.14.    Creation of REMIC III; Issuance of REMIC III Certificates; Certain Matters Involving REMIC
         III.............................................................................................................73

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

Section                                                                                                                Page
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
2.15.    Acceptance of Grantor Trusts by Trustee; Issuance of the Class D and Class R-I Certificates.....................76


                                                        ARTICLE III

                                               ADMINISTRATION AND SERVICING
                                                     OF THE TRUST FUND

3.01.    Administration of the Mortgage Loans............................................................................78
3.02.    Collection of Mortgage Loan Payments............................................................................79
3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts........................79
3.04.    Collection Account, Distribution Account and Interest Reserve Account...........................................82
3.05.    Permitted Withdrawals From the Collection Account, the Distribution Account and the Interest
         Reserve Account.................................................................................................84
3.06.    Investment of Funds in the Collection Account, Interest Reserve Account, Servicing Accounts,
         Reserve Accounts and the REO Account............................................................................89
3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage...................................91
3.08.    Enforcement of Alienation Clauses...............................................................................93
3.09.    Realization Upon Defaulted Mortgage Loans.......................................................................94
3.10.    Trustee to Cooperate; Release of Mortgage Files.................................................................96
3.11.    Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of
         Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal
         Agent regarding Back-up Servicing Advances......................................................................98
3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain Reports..........................103
3.13.    Annual Statement as to Compliance..............................................................................106
3.14.    Reports by Independent Public Accountants......................................................................106
3.15.    Access to Certain Information..................................................................................107
3.16.    Title to REO Property; REO Account.............................................................................107
3.17.    Management of REO Property.....................................................................................108
3.18.    Sale of Mortgage Loans and REO Properties......................................................................111
3.19.    Additional Obligations of Master Servicer......................................................................114
3.20.    Modifications, Waivers, Amendments and Consents................................................................117
3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.............................121
3.22.    Sub-Servicing Agreements.......................................................................................122
3.23.    Controlling Class Representative...............................................................................124
3.24.    Certain Rights and Powers of the Controlling Class Representative..............................................126


Section                                                                                                                Page
-------                                                                                                                ----

                                                        ARTICLE IV

                                              PAYMENTS TO CERTIFICATEHOLDERS

4.01.    Distributions..................................................................................................129
4.02.    Statements to Certificateholders; Certain Other Reports........................................................139
4.03.    P&I Advances; Advances relating to the Master Servicer Remittance Amount.......................................141
4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses...............................................144
4.05.    Calculations...................................................................................................145


                                                         ARTICLE V

                                                     THE CERTIFICATES

5.01.    The Certificates...............................................................................................146
5.02.    Registration of Transfer and Exchange of Certificates..........................................................146
5.03.    Book-Entry Certificates........................................................................................152
5.04.    Mutilated, Destroyed, Lost or Stolen Certificates..............................................................153
5.05.    Persons Deemed Owners..........................................................................................153
5.06.    Certification by Certificate Owners............................................................................153


                                                        ARTICLE VI

                                            THE DEPOSITOR, THE MASTER SERVICER,
                                     THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

6.01.    Liability of the Depositor,  the Master Servicer, the Special Servicer and the REMIC
         Administrator..................................................................................................155
6.02.    Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer
         or the REMIC Administrator.....................................................................................155
6.03.    Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC
         Administrator..................................................................................................155
6.04.    Master Servicer, Special Servicer and REMIC Administrator Not to Resign........................................156
6.05.    Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer
         and the REMIC Administrator....................................................................................157
6.06.    Designation of Special Servicer by the Controlling Class.......................................................158
6.07.    Master Servicer or Special Servicer as Owner of a Certificate..................................................159


Section                                                                                                                Page
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                                                        ARTICLE VII

                                                          DEFAULT

7.01.    Events of Default..............................................................................................160
7.02.    Trustee to Act; Appointment of Successor.......................................................................165
7.03.    Notification to Certificateholders.............................................................................166
7.04.    Waiver of Events of Default....................................................................................166
7.05.    Additional Remedies of Trustee Upon Event of Default...........................................................166


                                                       ARTICLE VIII

                                                        THE TRUSTEE

8.01.    Duties of Trustee..............................................................................................167
8.02.    Certain Matters Affecting the Trustee..........................................................................168
8.03.    Trustee and Fiscal Agent not Liable for Validity or Sufficiency of Certificates or Mortgage Loans..............170
8.04.    Trustee and Fiscal Agent May Own Certificates..................................................................170
8.05.    Fees and Expenses of Trustee; Indemnification of and by Trustee, REMIC Administrator and Fiscal Agent..........170
8.06.    Eligibility Requirements for Trustee...........................................................................172
8.07.    Resignation and Removal of Trustee.............................................................................173
8.08.    Successor Trustee..............................................................................................174
8.09.    Merger or Consolidation of Trustee.............................................................................174
8.10.    Appointment of Co-Trustee or Separate Trustee..................................................................174
8.11.    Appointment of Custodians......................................................................................175
8.12.    Access to Certain Information..................................................................................176
8.13.    Appointment of Fiscal Agent....................................................................................177
8.14     Advance Security Arrangement...................................................................................179
8.15.    Filings with the Securities and Exchange Commission............................................................179


                                                        ARTICLE IX

                                                        TERMINATION

9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans...............................................182
9.02.    Additional Termination Requirements............................................................................184


                                                         ARTICLE X

                                                 ADDITIONAL TAX PROVISIONS

10.01.   Tax Administration.............................................................................................185
10.02.   Depositor, Master Servicer, Special Servicer, Trustee and Fiscal Agent to Cooperate with
         REMIC Administrator............................................................................................188
10.03.   Fees of the REMIC Administrator................................................................................188
10.04.   Use of Agents..................................................................................................189


                                                        ARTICLE XI

                                                 MISCELLANEOUS PROVISIONS

11.01.   Amendment......................................................................................................190
11.02.   Recordation of Agreement; Counterparts.........................................................................191
11.03.   Limitation on Rights of Certificateholders.....................................................................191
11.04.   Governing Law..................................................................................................192
11.05.   Notices........................................................................................................192
11.06.   Severability of Provisions.....................................................................................193
11.07.   Successors and Assigns; Beneficiaries..........................................................................193
11.08.   Article and Section Headings...................................................................................193
11.09.   Notices to and from the Rating Agencies and the Depositor......................................................193
11.10.   Notices to Controlling Class Representative....................................................................195
11.11.   Information Requested by GECA..................................................................................195
11.12.   Complete Agreement.............................................................................................195

                                    EXHIBITS

EXHIBIT A-1       Form of Class S Certificates
EXHIBIT A-2       Form of Class A-1A and Class A-1B Certificates
EXHIBIT A-3       Form of Class A-2,  Class A-3,  Class A-4,  Class B-1 and
                  Class B-2 Certificates
EXHIBIT A-4       Form of Class B-3,  Class B-4,  Class B-5,  Class B-6,
                  Class B-7, Class B-8 and Class C Certificates
EXHIBIT A-5       Form of Class D-1 and Class D-2 Certificates
EXHIBIT A-6       Form of Class R-I, Class R-II and Class R-III Certificates
EXHIBIT B-1A      Schedule of Column Mortgage Loans
EXHIBIT B-1B      Schedule of GECA Mortgage Loans
EXHIBIT B-1C      Schedule of GSMC Mortgage Loans
EXHIBIT B-2       Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3       Form of Custodial Certification
EXHIBIT C         Letter of Representations among Depositor, Trustee and
                  initial Depository
EXHIBIT D-1       Form of Master Servicer Request for Release
EXHIBIT D-2       Form of Special Servicer Request for Release
EXHIBIT E-1       Form of Trustee Report
EXHIBIT E-2A      Form of CSSA Loan Periodic Update File
EXHIBIT E-2B      Form of CSSA Property File
EXHIBIT E-2C      Form of CSSA Loan Set-up File
EXHIBIT E-3       Form of Comparative Financial Status Report
EXHIBIT E-4       Form of Delinquent Loan Status Report
EXHIBIT E-5       Form of Historical Loan Modification Report
EXHIBIT E-6       Form of Historical Loss Estimate Report
EXHIBIT E-7       Form of NOI Adjustment Worksheet
EXHIBIT E-8       Form of Operating Statement Analysis Report
EXHIBIT E-9       Form of REO Status Report
EXHIBIT E-10      Form of Watch List
EXHIBIT F-1A      Form I of Transferor Certificate for Transfers of
                  Non-Registered Certificates
EXHIBIT F-1B      Form II of Transferor Certificate for Transfers of
                  Non-Registered Certificates
EXHIBIT F-2A      Form I of Transferee Certificate for Transfers of
                  Non-Registered Certificates
EXHIBIT F-2B      Form II of Transferee Certificate for Transfers of
                  Non-Registered Certificates
EXHIBIT G         Form of Transferee Certificate in Connection with ERISA
                  (Definitive Subordinated Certificates)
EXHIBIT H-1       Form of Transfer Affidavit and Agreement for Transfers of
                  Residual Interest Certificates
EXHIBIT H-2       Form of Transferor Certificate for Transfers of Residual
                  Interest Certificates
EXHIBIT I-1       Form of Notice and Acknowledgment Concerning Replacement of
                  Special Servicer
EXHIBIT I-2       Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J         Form of UCC-1 Financing Statement
EXHIBIT K         Calculation of Net Operating Income
EXHIBIT L-1       Information Request from Certificateholder or Certificate
                  Owner
EXHIBIT L-2       Information Request from Prospective Investor
EXHIBIT M-1       Form of Column Mortgage Loan Purchase and Sale Agreement
EXHIBIT M-2       Form of GECA Mortgage Loan Purchase and Sale Agreement
EXHIBIT M-3       Form of GSMC Mortgage Loans Purchase and Sale Agreement
EXHIBIT N         Form of Union Capital Agreement
EXHIBIT O         Schedule of Designated ARD Loans
EXHIBIT P         Schedule of Designated Sub-Servicers

                  This Pooling and Servicing Agreement, is dated and effective as of June 1, 1999, among DLJ COMMERCIAL MORTGAGE CORP. as Depositor, GE CAPITAL LOAN SERVICES, INC. as Master Servicer, BANC ONE MORTGAGE CAPITAL MARKETS, LLC as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee and REMIC Administrator.

                             PRELIMINARY STATEMENT:

                  Column (as defined herein) has sold to the Depositor, pursuant to the Mortgage Loan Purchase and Sale Agreement dated as of June 11, 1999 (as such may from time to time hereafter be amended, the "Column Mortgage Loan Purchase and Sale Agreement"), between Column, DLJ Mortgage Capital, Inc. and the Depositor, those Original Mortgage Loans (as defined herein) identified as of the date hereof on the schedule attached hereto as Exhibit B-1A. A form of the Column Mortgage Loan Purchase and Sale Agreement is attached hereto as Exhibit M-1.

                  GECA (as defined herein) has sold to the Depositor, pursuant to the Mortgage Loan Purchase and Sale Agreement dated as of June 11, 1999 (as such may from time to time hereafter be amended, the "GECA Mortgage Loan Purchase and Sale Agreement"), between GECA, General Electric Capital Corporation and the Depositor, those Original Mortgage Loans identified as of the date hereof on the schedule attached hereto as Exhibit B-1B. A form of the GECA Mortgage Loan Purchase and Sale Agreement is attached hereto as Exhibit M-2.

                  GSMC (as defined herein) has sold to the Depositor, pursuant to the Mortgage Loan Purchase and Sale Agreement dated as of June 11, 1999 (as such may from time to time hereafter be amended, the "GSMC Mortgage Loan Purchase and Sale Agreement"), between GSMC and the Depositor, those Original Mortgage Loans identified as of the date hereof on the schedule attached hereto as Exhibit B-1C. A form of the GSMC Mortgage Loan Purchase and Sale Agreement is attached hereto as Exhibit M-3.

                  The parties hereto desire to provide for, among other things,
(i) the creation of a common law trust, (ii) the transfer of the Original Mortgage Loans, together with certain related rights, funds and property, by the Depositor to the Trustee for the benefit of the Certificateholders (as defined herein), (iii) the issuance of mortgage pass-through certificates in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the trust fund to be created hereunder, and (iv) the servicing and administration of the Mortgage Loans (as defined herein), including the Original Mortgage Loans, and the other assets that from time to time shall constitute part of the trust fund to be created hereunder.

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL


                  SECTION 1.01.     Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with Section 1.04.

                  "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

                  "Accrued Certificate Interest": The interest accrued from time to time in respect of any Class of Regular Interest Certificates, calculated in accordance with Section 2.14(g).

                  "Accrued Component Interest": The interest accrued from time to time in respect of any Class S REMIC III Regular Interest, calculated in accordance with Section 2.14(f).

                  "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856- 6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

                  "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

                  "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

                  "Additional Collateral": Any non-real property (including any Letter of Credit) pledged and/or delivered by the related Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

                  "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

                  "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

                  "Additional Master Servicing Compensation": As defined in
Section 3.11(b).

                  "Additional Servicing Fee": With respect to each Additional Servicing Fee Mortgage Loan, the fee designated as such and payable to the related Designated Sub-Servicer or Archon pursuant to the second paragraph of
Section 3.11(a). The Additional Servicing Fees are not part of REMIC I, REMIC II, REMIC III or any Grantor Trust Pool.

                  "Additional Servicing Fee Mortgage Loans": The Mortgage Loans secured by (and any successor REO Mortgage Loans relating to) those Mortgaged Properties identified on the Mortgage Loan Schedule as Deerbrook Crossing Shopping Center, Pinewood Apartments, The Shadowbrook Apartments, Casa Real Apartments, Beechnut Village Shopping Center, Holiday Inn-Clovis, Regent Place Office Building, and Broussard Village Shopping Center; provided, in the case of the Shadowbrook Apartments Mortgage Loan, the term "Additional Servicing Fee Mortgage Loan" shall be deemed to refer to Shadowbrook Apartments REMIC Regular Interest as well as the related loan.

                  "Additional Servicing Fee Rate": With respect to any Additional Servicing Fee Mortgage Loan, the per annum rate specified below for such Mortgage Loan:


                                                    Additional Servicing
              Name of Related Mortgaged Property          Fee Rate
              ----------------------------------         ---------
              Deerbrook Crossing Shopping                   0.08%
              Pinewood Apartments                           0.10%
              The Shadowbrook Apartments                    0.10%
              Casa Real Apartments                          0.10%
              Beechnut Village Shopping Center              0.08%
              Holiday Inn-Clovis                            0.08%
              Regent Place Office Building                  0.08%
              Broussard Village Shopping Center             0.08%

                  "Additional Special Servicing Compensation": As defined in
Section 3.11(d).

                  "Additional Trust Fund Expense": Any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Regular Interest Certificateholders' receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

                  "Advance": Any P&I Advance or Servicing Advance.

                  "Advance Interest": That certain interest accrued on any Advance (and compounded monthly) at the Reimbursement Rate, which is payable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

                  "Advance Security Arrangement": As defined in Section 8.14.

                  "Adverse Grantor Trust Event": Either (i) any impairment of the status of any Grantor Trust Pool as a Grantor Trust or (ii) the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions.

                  "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency.

                  "Adverse REMIC Event": Either (i) any impairment of the status of any REMIC Pool as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

                  "Alternate Advancer": As defined in Section 4.03(g).

                  "A.M. Best": A.M. Best Company or its successor in interest.

                  "Annual Accountants' Report": As defined in Section 3.14.

                  "Annual Performance Certification": As defined in Section
3.13.

                  "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

                  "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, the appraiser may be an employee of the Special Servicer).

                  "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of (a) the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of
Section 3.19(c) hereof) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of related Servicing Fees, Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (iii) all unpaid Servicing Fees accrued in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and
(v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item), over
(y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, net of
(ii) the amount of any obligation(s) secured by any mortgage liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if in the case of any Required Appraisal Loan an Appraisal acceptable for purposes of Section 3.19(c) hereof is not obtained within sixty (60) days following, and has not been obtained within the twelve (12) month period preceding, the earliest of the relevant dates in respect of such Required Appraisal Loan specified in clauses
(i) - (v) of the first sentence of Section 3.19(c) hereof, then until such Appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of such Required Appraisal Loan; provided, however, that upon receipt of an Appraisal acceptable for purposes of Section 3.19(c) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

                  "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained pursuant to this Agreement but in no event based upon an Appraisal more than twelve (12) months old.

                  "Archon": Archon Financial, L.P., a Delaware limited partnership, or its successor in interest.

                  "ARD Loan": A Mortgage Loan that provides for the accrual of Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

                  "Asset Status Report": As defined in Section 3.24.

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its most recent scheduled maturity date (including the related Stated Maturity Date or any extended maturity date) as of which such Mortgage Loan remains outstanding and part of the Trust Fund (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which such maturity date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest and, in the case of any ARD Loan, any Additional Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, such maturity date. With respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made on and in respect of such Distribution Date, and (iii) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of any year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period,
(ii) any payments of principal (including Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of
Section 3.05(b), (v) if such Distribution Date occurs during the month of February of any year or during the month of January of any year that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

                  "Balloon Payment": Any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least twice as large as the normal Monthly Payment due on such Mortgage Loan.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Prospectus": That certain prospectus dated June 3, 1999, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

                  "Bid Allocation": With respect to the initial Master Servicer and each Sub-Servicer (other than a Designated Sub-Servicer) and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid, including, without limitation, reasonable attorneys' fees, and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans), multiplied by a fraction equal to (i) the Servicer Fee Amount for the initial Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (ii) the aggregate of the Servicer Fee Amounts for the initial Master Servicer and all of the Sub-Servicers (other than the Designated Sub-Servicers) as of such date of determination.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Book-Entry Subordinated Certificate": Any Subordinated Certificate that constitutes a Book-Entry Certificate.

                  "Borrower": The obligor or obligors on a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Breach": As defined in Section 2.03(a).

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Factor": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Residual Interest Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports": As defined in Section 4.02(a).

                  "Certificate Notional Amount": With respect to any Class S Certificate, the hypothetical or notional principal amount on which such Certificate accrues (or is deemed to accrue) interest from time to time, which, as of any date of determination, is equal to the product of (a) the then Certificate Factor for the Class S Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in
Section 2.09(a). Any reference in any other Section or Subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in Section 2.09(a).

                  "Class A Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Class B Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Class D Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Class D-1 Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust D-1, but not an asset of any REMIC Pool.

                  "Class D-2 Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust D-2, but not an asset of any REMIC Pool.

                  "Class Notional Amount": The aggregate hypothetical or notional amount on which the Class S Certificates (as a collective whole) are deemed to accrue interest from time to time, as calculated in accordance with
Section 2.14(d).

                  "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.14(e).

                  "Class S REMIC III Regular Interest": Any of the separate beneficial ownership interests in REMIC III represented by the Class S Certificates and, in each such case, designated as a "regular interest" in REMIC
III. The Class S REMIC III Regular Interests have the designations and terms provided for in Section 2.14.

                  "Class S Strip Rate": The per annum rate at which interest accrues in respect of any Class S REMIC III Regular Interest during any Interest Accrual Period, as set forth or otherwise calculated in accordance with Section 2.14(d).

                  "Closing Date": June 22, 1999.

                  "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

                  "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in trust for the Certificateholders, which shall be entitled "GE Capital Loan Services, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2".

                  "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

                  "Column": Column Financial, Inc. or its successor in interest.

                  "Column Mortgage Loan": Any of the Mortgage Loans sold by Column to the Depositor pursuant to the Column Mortgage Loan Purchase and Sale Agreement, which Mortgage Loans are identified on Exhibit B-1A.

                  "Column Mortgage Loan Purchase and Sale Agreement": As defined in the Preliminary Statement.

                  "Column Third Party Mortgage Loan": Any Column Mortgage Loan originated by Union Capital.

                  "Commission": The Securities and Exchange Commission or any successor thereto.

                  "Comparative Financial Status Report": A report substantially containing the information described in Exhibit E-3 attached hereto, including, among other things, the occupancy and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the Determination Date immediately preceding the preparation of such report and the revenue and net operating income for each of the following three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the production by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

                  "Compensating Interest Payment": With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

                  "Component Notional Amount": The hypothetical or notional amount on which any Class S REMIC III Regular Interest accrues interest from time to time, as calculated in accordance with Section 2.14(d).

                  "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Section 4.01(a), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the largest Class Principal Balance then outstanding. For purposes of this definition, the Class A-1A and Class A-1B Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class.

                  "Controlling Class Representative": As defined in Section 3.23(a).

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562.

                  "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of (i) a Liquidation Event occurring in respect of such Mortgage Loan or (ii) the related Mortgaged Property becoming an REO Property).

                  "Corresponding REMIC II Regular Interest": With respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates; and, with respect to any Class S REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that, when preceded by "S-", is the same as the alphabetical and, if applicable, numerical designation for such Class S REMIC III Regular Interest.

                  "Cross-Collateralized Group": Any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

                  "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that pursuant to Section 1.04 is deemed to be, or by its terms actually is, cross-defaulted and cross-collateralized with any other Mortgage Loan.

                  "CSSA": The Commercial Real Estate Secondary Market and Securitization Association, or any association or organization that is a successor thereto.

                  "CSSA Loan Periodic Update File": The report substantially in the form and containing the information described in Exhibit E-2A attached hereto.

                  "CSSA Loan Set-up File": The report substantially in the form and containing the information described in Exhibit E-2C attached hereto.

                  "CSSA Property File": The report substantially in the form and containing the information described in Exhibit E-2B hereto.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

                  "Cut-off Date": June 1, 1999.

                  "Cut-off Date Balance": With respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recent period of not more than twelve (12) months or less than three months for which Net Operating Income can be calculated (annualized if such period is less than twelve (12) months), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

                  "Default Charges": Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

                  "Defaulted Mortgage Loan": A Specially Serviced Mortgage Loan
(i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent thirty (30) days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                  "Defaulting Party": As defined in Section 7.01(b).

                  "Default Interest": With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

                  "Definitive Certificate": As defined in Section 5.03(a).

                  "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

                  "Delinquent Loan Status Report": A report substantially in the form and containing the information described in Exhibit E-4 attached hereto, including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were (1) delinquent 30-59 days, (2) delinquent 60-89 days, (3) delinquent 90 days or more, (4) current but specially serviced, or (5) in foreclosure but as to which the related Mortgaged Property has not become an REO Property.

                  "Depositor": DLJ Commercial Mortgage Corp. or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Designated ARD Loan": Any ARD Loan set forth on Exhibit O hereto.

                  "Designated Sub-Servicer": Any Sub-Servicer set forth on Exhibit P hereto and any successor thereto under the related Designated Sub-Servicer Agreement.

                  "Designated Sub-Servicer Agreement": With respect to any Additional Servicing Fee Mortgage Loan, the agreement between the Master Servicer, the applicable Designated Sub-Servicer and Archon pursuant to which the Designated Sub-Servicer agrees to service the Additional Servicing Fee Mortgage Loans and the Designated Sub-Servicer or Archon, as applicable, is entitled to the Additional Servicing Fee.

                  "Determination Date": With respect to any calendar month, commencing in July 1999, the fourth day of such month (or, if such fourth day is not a Business Day, the immediately preceding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate": As defined in Section 4.01(b).

                  "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distributable Certificate Interest": With respect to any Class of Principal Balance Certificates, for any Distribution Date, an amount of interest equal to all Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Interest Certificates for the related Interest Accrual Period; and, with respect to the Class S Certificates for any Distribution Date, the aggregate amount of Distributable Component Interest in respect of all the Class S REMIC III Regular Interests for such Distribution Date.

                  "Distributable Component Interest": With respect to any Class S REMIC III Regular Interest, for any Distribution Date, an amount of interest equal to all Accrued Component Interest in respect of such Class S REMIC III Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Component Interest in respect of such Class S REMIC III Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Interest Certificates for the related Interest Accrual Period.

                  "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled " Norwest Bank Minnesota, National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2".

                  "Distribution Date": With respect to any calendar month, commencing in July 1999, the later of (i) the 10th day of such month (or, if such 10th day is not a Business Day, the Business Day immediately following) and
(ii) the fourth Business Day following the Determination Date occurring in such month.

                  "DLJSC": Donaldson, Lufkin & Jenrette Securities Corporation or its successor in interest.

                  "Document Defect": As defined in Section 2.02(e).

                  "Due Date": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

                  "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

                  "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "Aa2" by Moody's and, if then rated thereby, "AA" by Fitch (if the deposits are to be held in the account for more than thirty (30) days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than "P-1" by Moody's and, if then rated thereby, "F-1+" by Fitch (if the deposits are to be held in the account for thirty (30) days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates), or
(iv) an account maintained with Bankers Trust Company or Norwest Bank Minnesota, National Association, if (A) the long term unsecured debt obligations thereof are rated no less than "A+" by Fitch and "A1" by Moody's and (B) the short term unsecured debt obligations thereof are rated no less than "F-1+" by Fitch and "P-1" by Moody's.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Event of Default": Any of the events described in Section 7.01(a).

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "FDIC": The Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

                  "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

                  "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable, good faith judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement, repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

                  "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

                  "Fiscal Agent Agreement": As defined in Section 8.13.

                  "Fitch": Fitch IBCA, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch IBCA, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

                  "FNMA": The Federal National Mortgage Association or any successor.

                  "GECA": GE Capital Access, Inc. or its successor in interest.

                  "GECA Mortgage Loan": Any of the Mortgage Loans sold by GECA to the Depositor pursuant to the GECA Mortgage Loan Purchase and Sale Agreement, which Mortgage Loans are identified on Exhibit B-1B.

                  "GECA Mortgage Loan Purchase and Sale Agreement": As defined in the Preliminary Statement.

                  "Goldman Sachs": Goldman, Sachs & Co. or its successor in interest.

                  "Grantor Trust": A grantor trust as defined under Subpart E of
Part 1 of Subchapter J of the Code.

                  "Grantor Trust D-1": The Grantor Trust designated as such in
Section 2.15(a).

                  "Grantor Trust D-2": The Grantor Trust designated as such in
Section 2.15(b).

                  "Grantor Trust R-I": The Grantor Trust designated as such in
Section 2.15(c).

                  "Grantor Trust Pool": Any of Grantor Trust D-1, Grantor Trust D-2 or Grantor Trust R-I.

                  "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property.

                  "GSMC": Goldman Sachs Mortgage Company or its successor in interest.

                  "GSMC Mortgage Loan": Any of the Mortgage Loans sold by GSMC to the Depositor pursuant to the GSMC Mortgage Loan Purchase and Sale Agreement, which Mortgage Loans are identified on Exhibit B-1C.

                  "GSMC Mortgage Loan Purchase and Sale Agreement": As defined in the Preliminary Statement.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Historical Loan Modification Report": A report substantially in the form and containing the information described in Exhibit E-5 attached hereto, and setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

                  "Historical Loss Estimate Report": A report substantially in the form and containing the information described in Exhibit E-6 attached hereto, and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any

Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, such Fiscal Agent or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I (or, solely for purposes of a Mortgage Loan in a Loan REMIC, the related Loan REMIC) within the meaning of
Section 856(d)(3) of the Code if REMIC I (or the related Loan REMIC) were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Original Mortgage Loans.

                  "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

                  "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, environmental insurance policy, or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower, in any case, in accordance with the Servicing Standard.

                  "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class S REMIC III Regular Interest or any Class of Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

                  "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class S REMIC III Regular Interest or any Class of Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2".

                  "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs during February of each year and during January of each year that is not a leap year, an amount equal to one-day's interest at the related Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

                  "Interest Reserve Loan": Any Actual/360 Mortgage Loan

                  "Interested Person": Any party hereto, Column, GECA, GSMC, Union Capital, any Certificateholder, or any Affiliate of any such Person.

                  "Investment Account": As defined in Section 3.06(a).

                  "Investment Company Act": The Investment Company Act of 1940, as amended.

                  "IRS": The Internal Revenue Service or any successor.

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly

Payment or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

                  "Latest Possible Maturity Date": With respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, REMIC II Regular Interest, Class S REMIC III Regular Interest or Class of Principal Balance Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

                  "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement, in each case as contemplated by Section 2.03; or (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section
3.18 or Section 9.01. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01.

                  "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 3.18 or
Section 9.01 or that is repurchased or replaced by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

                  "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

                  "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Borrower; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement; (vi) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts); or (vii) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01.

                  "Loan REMIC": Each of the OfficeMax REMIC and the Shadowbrook Apartments REMIC.

                  "Loan REMIC Declaration": Each of the OfficeMax REMIC Declaration and the Shadowbrook Apartments REMIC Declaration.

                  "Loan REMIC Interest": Any Loan REMIC Regular Interest or Loan REMIC Residual Interest.

                  "Loan REMIC Regular Interest": Each of the OfficeMax REMIC Regular Interest and the Shadowbrook Apartments REMIC Regular Interest.

                  "Loan REMIC Remittance Rate": The per annum rate at which interest accrues in respect of a Loan REMIC Regular Interest, as set forth in or otherwise calculated in accordance with the related Loan REMIC Declaration.

                  "Loan REMIC Residual Interest": Each of the OfficeMax REMIC Residual Interest and the Shadowbrook Apartments REMIC Residual Interest.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Principal Balance Certificates that constitute(s) the Controlling Class as of such date of determination.

                  "Master Servicer": GE Capital Loan Services, Inc., or its successor in interest, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Additional Interest), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums and/or Yield Maintenance Charges received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xx) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

                  "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

                  "Master Servicing Fee": With respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a).

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Mortgage Loan, 0.05% per annum.

                  "Maturity Assumptions": Collectively, the assumptions identified as the "Maturity Assumptions" in the Prospectus Supplement.

                  "Memorandum": The final Private Placement Memorandum dated June 11, 1999, relating to the Non-Registered Certificates delivered by the Depositor to the Underwriter as of the Closing Date.

                  "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

                  (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

                  (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

                  "Mortgage": A mortgage, deed of trust, deed to secure debt or similar document that secures a Mortgage Note and creates a lien on a Mortgaged Property.

                  "Mortgage File": With respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

                    (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, without recourse";

                    (ii) an original or a copy of the Mortgage and of any
                         intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                    (iii) an original or a copy of any related Assignment of
                         Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                    (iv) an original executed assignment of the Mortgage, in
                         favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, in recordable form;

                    (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, in recordable form;

                    (vi) originals or copies of any written assumption,
                         modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

                    (vii) the original or a copy of the policy of lender's title insurance;

                    (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2;

                    (ix) any environmental indemnity agreement, power of
                         attorney, guaranty, property management agreement, Ground Lease, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

                    (x) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral; and

                    (xi) any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the related Mortgage Loan Seller;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

                  "Mortgage Loan Purchase and Sale Agreements": The Column Mortgage Loan Purchase and Sale Agreement, the GECA Mortgage Loan Purchase and Sale Agreement and the GSMC Mortgage Loan Purchase and Sale Agreement.

                  "Mortgage Loan Schedule": Together, the three lists of Mortgage Loans attached hereto as Exhibit B-1A, Exhibit B-1B and Exhibit B-1C, respectively, as such lists may be amended from time to time in accordance with this Agreement. Such lists shall set forth the following information with respect to each Mortgage Loan:

                    (i)  the Mortgage Loan number;

                    (ii) the street address (including city, state and zip code)
                         of the related Mortgaged Property;

                    (iii) the (A) original principal balance and (B) Cut-off
                         Date Balance;

                    (iv) the amount of the Monthly Payment due on the first Due
                         Date following the Closing Date;

                    (v)  the Mortgage Rate as of the Cut-off Date;

                    (vi) the (A) original and remaining term to stated maturity and (B) Stated Maturity Date;

                    (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

                    (viii) whether the Mortgage Loan is a Cross-Collateralized
                         Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

                    (ix) whether the Mortgage Loan is an ARD Loan and, if so,
                         the Anticipated Repayment Date;

                    (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

                    (xi) whether the Mortgage Loan is secured by a fee simple
                         interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

                    (xii) the type of the Mortgaged Property;

                    (xiii) the name of the originator of the Mortgage Loan;

                    (xiv) the Interest Accrual Basis; and

                    (xv) whether the Mortgage Loan is subject to a Designated
                         Sub-Servicer Agreement.

                  "Mortgage Loan Sellers": GECA, Column and GSMC.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Mortgage Loans as of any particular date of determination.

                  "Mortgage Rate": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each of the ARD Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

                  "Mortgaged Property": The real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

                  "Net Default Charges": With respect to any Mortgage Loan, any Default Charges actually collected from the related Borrower or out of other collections thereon (based on the allocations specified in Section 1.03), net of any and all Advance Interest accrued on Advances made in respect of such Mortgage Loan and payable from such Default Charges in accordance with this Agreement.

                  "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

                  "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

                  "Net Operating Income": With respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property for any specified period, calculated in accordance with Exhibit K.

                  "NOI Adjustment Worksheet": A report prepared by the Special Servicer with respect to Specially Serviced Mortgaged Loans and REO Mortgage Loans, and by the Master Servicer with respect to all other Mortgage Loans, substantially in the form and containing the information described in Exhibit E-7 attached hereto, presenting the computations made in accordance with the methodology described in such Exhibit to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

                  "Nonrecoverable Servicing Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

                  "Non-Registered Certificate": Any Certificate that has not been registered under the Securities Act. As of the Closing Date, the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D-1, Class D-2, Class R-I, Class R-II and Class R-III Certificates will constitute NonRegistered Certificates.

                  "Non-United States Person": Any Person other than a United States Person.

                  "OfficeMax Mortgage Loan": The Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as OfficeMax

                  "OfficeMax REMIC": The segregated pool of assets designated as such in Section 2.10(a).

                  "OfficeMax REMIC Declaration": The REMIC Declaration dated as of May 21, 1999 with respect to the assets of the OfficeMax REMIC.

                  "OfficeMax REMIC Regular Interest": The uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in the OfficeMax REMIC issued pursuant to the OfficeMax REMIC Declaration. The principal balance of the OfficeMax REMIC Regular Interest shall equal the principal balance of the OfficeMax Mortgage Loan or any related Replacement Mortgage Loan (or, if applicable, the deemed principal balance of any successor REO Mortgage Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the OfficeMax Mortgage Loan or any related Replacement Mortgage Loan (or any related REO Property) and allocable (in accordance with Section 1.03) to interest (adjusted to the related Loan REMIC Remittance Rate) on, principal of and/or Prepayment Premiums or Yield Maintenance Charges in respect of such Original Mortgage Loan or any related Replacement Mortgage Loan (or any successor REO Mortgage Loan) shall be deemed paid on the OfficeMax REMIC Regular Interest to REMIC I at the time such amounts are so received. The terms of the OfficeMax REMIC Regular Interest are otherwise set forth in the related Loan REMIC Declaration.

                  "OfficeMax REMIC Residual Interest": The sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in the OfficeMax REMIC issued pursuant to the OfficeMax REMIC Declaration.

                  "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

                  "Operating Statement Analysis Report": As defined in Section 3.12(b).

                  "Opinion of Counsel": A written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of any Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the REMIC Administrator, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee or the REMIC Administrator.

                  "Original Mortgage Loans": Collectively, those Mortgage Loans identified on the Mortgage Loan Schedule as being included in the Trust Fund as of the Closing Date.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

                  "P&I Advance Date": The Business Day preceding each Distribution Date.

                  "Pass-Through Rate": The per annum rate at which interest accrues (or is deemed to accrue) in respect of any Class of Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(d), in the case of the Class S Certificates, or Section 2.14(e), in the case of each Class of Principal Balance Certificates.

                  "Percentage Interest": With respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date. With respect to a Class D Certificate or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Performing Mortgage Loan": Any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has not occurred.

                  "Permitted Investments": Any one or more of the following obligations or securities:

                    (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in
                         clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                    (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short- term debt rating category of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                    (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                    (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and, if rated thereby, Fitch (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency); or

                    (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than thirty (30) days and (Z) except in the case of a Permitted Investment described in clause (v) above, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

                  "Permitted Transferee": Any Transferee of a Residual Interest Certificate other than either a Disqualified Organization or a Non-United States Person; provided that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Persons.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of Part II of the FNMA Multifamily Guide, as amended from time to time.

                  "Plan": As defined in Section 5.02(c).

                  "Plurality Residual Interest Certificateholder": As to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class of Residual Interest Certificates constituting the sole class of "residual interests" in respect of such REMIC Pool.

                  "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Loan REMIC Regular Interests, the REMIC I Regular Interests, the REMIC II Regular Interests, the Class S REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and Additional Servicing Fees payable therefrom and, further, net of any portion of such interest that represents Default Interest or Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

                  "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and Additional Servicing Fees and, if applicable, exclusive of Default Interest and Additional Interest).

                  "Prepayment Premium": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, to the extent such premium, penalty or fee is calculated as a percentage of the principal amount being prepaid or as a specified amount.

                  "Primary Servicing Office": The office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

                  "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

                  "Principal Balance Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Principal Balance Reduction": Any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to
Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

                  "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

                  (a) the aggregate of all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

                  (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received prior to the related Collection Period;

                  (c) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                  (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with
          Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

                  (e) the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (f) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date.

                  "Principal Prepayment": Any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date, that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Proposed Plan": As defined in Section 3.17(a).

                  "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

                  "Prospectus Supplement": That certain prospectus supplement dated June 11, 1999, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

                  "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, and (d) solely in the case of a purchase by Union Capital pursuant to the Union Capital Agreement or by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement, (i) all accrued and unpaid Advance Interest in respect of related Advances and (ii) to the extent not otherwise included in the amount described in the preceding clause (c), any costs and expenses incurred by the Master Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan.

                  "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five (5) years of experience in respect of the relevant geographic location and property type.

                  "Qualified Bidder": As defined in Section 7.01(c).

                  "Qualified Institutional Buyer": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Deleted Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has the same Due Date as the Deleted Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current Loan-to-Value Ratio not higher than, and a then current Debt Service Coverage Ratio not lower than, the Loan-to-Value Ratio and Debt Service Coverage Ratio, respectively, of the Deleted Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Deleted Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Deleted Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement and, in the case of a Column Third Party Mortgage Loan, the Union Capital Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Deleted Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Deleted Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., GECA, GSMC, Column or Union Capital) effecting the substitution). It is understood and agreed that the Controlling Class Representative (or, if no Controlling Class Representative is then serving, the Holders of Certificates representing a majority of the Voting Rights assigned to the Controlling Class) could find a prospective Replacement Mortgage Loan unacceptable for any reason or no reason whatsoever.

                  "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

                  "Rated Final Distribution Date": The Distribution Date in June 2032.

                  "Rating Agency": Each of Moody's and Fitch.

                  "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest), minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom); (2) each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and (3) each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

                  "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificate": Any Certificate that has been registered under the Securities Act. As of the Closing Date, the Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates constitute Registered Certificates.

                  "Regular Interest Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Reimbursement Rate": The rate per annum applicable to the accrual and monthly compounding of Advance Interest, which rate per annum is equal to the Prime Rate.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the ----- Code.

                  "REMIC Administrator": Norwest Bank Minnesota, National Association or its successor in interest, in its capacity as REMIC administrator hereunder, or any successor REMIC administrator appointed as herein provided.

                  "REMIC I": The segregated pool of assets designated as such in
Section 2.10(a)

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.10.

                  "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.10(f).

                  "REMIC I Residual Interest": The sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

                  "REMIC II": The segregated pool of assets designated as such in Section 2.12(a).

                  "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in
Section 2.12.

                  "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.12(f).

                  "REMIC III": The segregated pool of assets designated as such in Section 2.14(a).

                  "REMIC III Certificate": Any of the Certificates designated as such in Section 2.09.

                  "REMIC Pool": Any of REMIC I, REMIC II, REMIC III and the two Loan REMICs.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I (or any Loan REMIC), but not an asset of any Grantor Trust Pool.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Banc One Mortgage Capital Markets, LLC [or the name of any successor Special Servicer], as Special Servicer, in trust for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2".

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

                  "REO Extension": As defined in Section 3.16(a).

                  "REO Mortgage Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

                  "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Status Report": A report substantially in the form and containing the information described in Exhibit E-9 attached hereto, including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

                  "REO Tax": As defined in Section 3.17(a).

                  "Replacement Mortgage Loan": Any mortgage loan that is substituted by GECA, GSMC, Column or Union Capital for a Deleted Mortgage Loan as contemplated by Section 2.03.

                  "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal Loan": As defined in Section 3.19(c).

                  "Reserve Account": Any of the accounts established and maintained pursuant to Section 3.03(d).

                  "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; or (iii) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

                  "Residual Interest Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Responsible Officer": When used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

                  "Restricted Servicer Reports": Each of the Watch List, the Operating Statement Analysis Report, the NOI Adjustment Worksheet and the Comparative Financial Status Report.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Senior Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1A Certificates and the Class A-1B Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of Distributable Certificate Interest to be made on the Senior Certificates on such Distribution Date have been so made.

                  "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub- Servicer, (a) the principal balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the per annum servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the initial Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the principal balance such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) either (i) in the case of a Mortgage Loan other than an Additional Servicing Fee Mortgage Loan, the excess, if any, of the Master Servicing Fee Rate for such Mortgage Loan over the per annum servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan or (ii) in the case of an Additional Servicing Fee Mortgage Loan, 0.05%.

                  "Servicing Account": Any of the accounts established and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.02(e), 2.03(b), 2.03(c), 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged

Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to
Section 3.12(a), (3) the cost of any Opinion of Counsel expressly required to be obtained hereunder in connection with the servicing of any particular Mortgage Loan, to the extent that the related Borrower fails to pay the costs thereof, and (4) any other expenditure which is expressly designated as a Servicing Advance herein; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

                  "Servicing Fees": With respect to any Mortgage Loan, the Master Servicing Fee, the Additional Servicing Fee and the Special Servicing Fee.

                  "Servicing File": Any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

                  "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer, as applicable.

                  "Servicing Released Bid": As defined in Section 7.01(c).

                  "Servicing Retained Bid": As defined in Section 7.01(c).

                  "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer, subject to applicable law and the express terms of the relevant Mortgage Loans, to service and administer the Mortgage Loans and REO Properties for which it is responsible hereunder: (a) with the higher of (i) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and real properties for other third parties pursuant to agreements similar to this Agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing and administering their own mortgage loans and real properties, and (ii) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and real properties owned by it; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage
Rate); and (c) without regard to: (i) any relationship (including a lending relationship) that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) any obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (iv) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder generally or with respect to any particular transaction, (v) any ownership by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property or of the right to service or manage for others any other mortgage loans or real property; (vi) any subordinate or additional financing (including partnership or mezzanine debt) that the Master Servicer (or any of its Affiliates) or the Special Servicer (or any of its Affiliates) has extended to any Borrower or to an Affiliate of any Borrower; and (vii) any obligation of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, as a Mortgage Loan Seller, to pay any indemnity or cure any Document Defect or Breach with respect to, or to repurchase or replace, any Mortgage Loan.

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

                  "Shadowbrook Apartments Mortgage Loan": The Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as The Shadowbrook Apartments.

                  "Shadowbrook Apartments REMIC": The segregated pool of assets designated as such in Section 2.10(a).

                  "Shadowbrook Apartments REMIC Declaration": The REMIC Declaration dated as of June 4, 1999 with respect to the assets of the Shadowbrook Apartments REMIC.

                  "Shadowbrook Apartments REMIC Regular Interest": The uncertificated "regular interest", within the meaning of Section 860G(a)(1) of the Code, in the Shadowbrook Apartments REMIC issued pursuant to the Shadowbrook Apartments REMIC Declaration. The principal balance of the Shadowbrook Apartments REMIC Regular Interest shall equal the principal balance of the Shadowbrook Apartments Mortgage Loan or any related Replacement Mortgage Loan (or, if applicable, the deemed principal balance of any successor REO Mortgage
Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the Shadowbrook Apartments Mortgage Loan or any related Replacement Mortgage Loan (or any related REO Property) and allocable (in accordance with Section 1.03) to interest (adjusted to the related Loan REMIC Remittance Rate) on, principal of and/or Prepayment

Premiums or Yield Maintenance Charges in respect of such Original Mortgage Loan or any related Replacement Mortgage Loan (or any successor REO Mortgage Loan) shall be deemed paid on the Shadowbrook Apartments REMIC Regular Interest to REMIC I at the time such amounts are so received. The terms of the Shadowbrook Apartments REMIC Regular Interest are otherwise set forth in the related Loan REMIC Declaration.

                  "Shadowbrook Apartments REMIC Residual Interest": The sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in the Shadowbrook Apartments REMIC issued pursuant to the Shadowbrook Apartments REMIC Declaration.

                  "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

                    (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied for sixty
                         (60) days; or

                    (b) if the Master Servicer or any of its Affiliates then owns an economic interest in the related Borrower, the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues unremedied as of the P&I Advance Date for the Distribution Date related to the Collection Period in which such Monthly Payment was due; or

                    (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within thirty
                         (30) days and either (i) the related Borrower has requested a material modification of the related Mortgage Loan (other than a waiver of a "due-on-sale" clause permitted under Section 3.08 or the extension of the related maturity date) or (ii) such default is likely to remain unremedied for at least sixty (60) days; or

                    (d) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for sixty
                         (60) days); or

                    (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                    (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                    (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                    (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties;

provided, however, that a Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (h) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan:

                    (w)  with respect to the circumstances described in clauses
                         (a) and (b) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

                    (x)  with respect to the circumstances described in clauses
                         (c), (e), (f) and (g) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

                    (y)  with respect to the circumstances described in clause
                         (d) above, if and when such default is cured; and

                    (z)  with respect to the circumstances described in clause
                         (h) above, if and when such proceedings are terminated.

                  "Special Servicer": Banc One Mortgage Capital Markets, LLC or its successor in interest, in its capacity as special servicer hereunder, or any successor Special Servicer appointed as herein provided.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% per annum.

                  "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.10(a) (in the case of REMIC I), Section 2.12(a) (in the case of REMIC II), Section 2.14(a) (in the case of REMIC III), or the related Loan REMIC Declaration (in the case of any Loan REMIC), as applicable.

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the Cut-off Date Balance of such Mortgage Loan (or, in the case of any Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received), and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Mortgage Loan (or successor REO Mortgage
Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "Subordinated Certificate": Any of the Certificates designated as such in Section 2.09.

                  "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for any Deleted Mortgage Loan, the amount, if any, by which the Purchase Price for such Deleted Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

                  "Successful Bidder": As defined in Section 7.01(c).

                  "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Residual Interest Certificateholder in respect of the related class of Residual Interest Certificates.

                  "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

                  "Termination Price": As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Treasury Rate": As defined in Section 4.01(b).

                  "Trust": The trust created hereby.

                  "Trustee": Norwest Bank Minnesota, National Association or its successor in interest, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "Trustee Report": As defined in Section 4.02(a).

                  "Trustee's Fee": With respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

                  "Trustee's Fee Rate": 0.0012% per annum.

                  "Trust Fund": Collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools.

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                  "Uncertificated Accrued Interest": The interest accrued from time to time in respect of any REMIC I Regular Interest (calculated in accordance with Section 2.10(g) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(g) hereof).

                  "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, an amount of interest equal to all Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to the related Mortgage Loan; and, with respect to any REMIC II Regular Interest, for any Distribution Date, an amount of interest equal to all Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for the related Interest Accrual Period.

                  "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.10(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(e) hereof).

                  "Underwriters": DLJSC and Goldman Sachs.

                  "Union Capital": Union Capital Investments, LLC or its successor in interest.

                  "Union Capital Agreement": With respect to each Mortgage Loan originated by Union Capital, the Seller's Warranty Certificate dated as of June 11, 1999, executed and delivered by Union Capital in favor of DLJ Mortgage Capital, Inc., the form of which is attached hereto as Exhibit N.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  "Unreimbursed Principal Balance Reduction": Any Principal Balance Reduction made with respect to a Class of Principal Balance Certificates, a REMIC II Regular Interest or a REMIC I Regular Interest for which no distribution or deemed distribution of reimbursement has been made pursuant to Section 4.01(a), Section 4.01(i) or Section 4.01(j), as applicable.

                  "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the CSSA Loan Periodic Update File, the CSSA Property File and the CSSA Loan Set-Up File.

                  "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

                  "USPAP": The Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights": The voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Classes of Principal Balance Certificates in proportion to their respective Class Principal Balances, and 1.0% of the Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to a particular Class of Certificates shall be allocated among such Certificates in proportion to the respective Percentage Interests evidenced thereby.

                  "Warranting Party": As defined in Section 2.03(a).

                  "Watch List": For any Determination Date, a report (substantially in the form of Exhibit E-10) of all Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination Date (the "Watch List"): (i) a Mortgage Loan that has a then current Debt Service Coverage Ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property; (iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant occupying 25% or more of the space in the related Mortgaged Property (A) has vacated such space (without being replaced by a comparable tenant and lease) or (B) has declared bankruptcy; (v) a Mortgage Loan that is at least thirty (30) days delinquent in payment; and (vi) a Mortgage Loan that is within sixty (60) days of maturity. No later than one Business Day after each Determination Date, the Special Servicer shall provide the Master Servicer with all information in its possession regarding the Specially Serviced Mortgage Loans relevant to the preparation of the Watch List.

                  "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

                  "Year 2000 Ready": With respect to any Person, all computers, hardware, imbedded microchips, software and material date-affected technology used in such Person's business operations are able to correctly and effectively store, process and otherwise deal with date data from, into, between and otherwise concerning the 20th and 21st centuries, and otherwise continue to function properly and unimpaired with respect to all calendar dates falling on or after January 1, 2000.

                  "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, other than any Prepayment Premium.

                  SECTION 1.02. General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
          Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                  (vi) "or" is not exclusive; and

                  (vii) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                  SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

                  (a) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Servicing

Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Loan to but not including the date of receipt.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Additional Interest); and sixth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, any accrued and unpaid Additional Interest.

                  (c) For the purposes of this Agreement, Additional Interest on an ARD Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

                  (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

                  SECTION 1.04. Cross-Collateralized Mortgage Loans.

                  Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, evidenced by a single mortgage note and secured by mortgages, deeds of trust and/or deeds to secure debt on all the Mortgaged Properties identified on the Mortgage Loan Schedule as corresponding to such group. Each such Mortgage Loan actually represents a portion of the entire indebtedness evidenced by the related mortgage note that has been allocated to the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding to such Mortgage Loan. Each of the Mortgage Loans constituting each such group shall be deemed to be a separate Mortgage Loan that is (i) evidenced by a mortgage note identical to the mortgage note that evidences such group (but in a principal amount equal to the principal balance allocated to such Mortgage Loan) and (ii) cross-defaulted and cross-collateralized with each other Mortgage Loan in such group. In addition, it is hereby acknowledged that certain other groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage
Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                           REMIC II REGULAR INTERESTS,
              CLASS S REMIC III REGULAR INTERESTS AND CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "DLJ Commercial Mortgage Trust 1999- CG2". Norwest Bank Minnesota, National Association is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Mortgage Loans, and all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all documents included in the related Mortgage Files and any related Additional Collateral;
(ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account; (iv) Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent related to the foregoing and applicable, under Sections 9, 10, 13, 14, 15, 16, 17 and 19) of each Mortgage Loan Purchase and Sale Agreement, (v) the Union Capital Agreement (insofar as such right, title and interest was assigned to the Depositor under the Column Mortgage Loan Purchase and Sale Agreement); (vi) the Loan REMIC Interests and the Loan REMIC Declarations; and (vii) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Designated Sub-Servicers to primary service certain of the Original Mortgage Loans pursuant to the Designated Sub-Servicer Agreements, Archon's rights under the Designated Sub- Servicer Agreements and, in the case of each of the OfficeMax Mortgage Loan and the Shadowbrook Apartments Mortgage Loan, the related Loan REMIC Declaration.

                  (c) The conveyance of the Mortgage Loans (and, in the case of the OfficeMax Mortgage Loan and the Shadowbrook Apartments Mortgage Loan, the related Loan REMIC Interests) and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date

(other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent related to the foregoing, under Sections 9, 10, 13, 14, 15, 16, 17 and 19) of each Mortgage Loan Purchase Agreement and under the Union Capital Agreement (insofar as, in the case of the Union Capital Agreement, such right, title and interest was assigned to the Depositor under the Column Mortgage Loan Purchase Agreement), (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and
(iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

                  (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has requested the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan so assigned; provided that if, as to any Mortgage Loan, there shall not have been delivered the original or a copy of the related lender's title insurance policy referred to in the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery obligations of the related Mortgage Loan Seller and/or, in the case of any Column Third Party Mortgage Loan, Union Capital as contemplated by this Article shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, so long as
(i) GECA, Column, GSMC or Union Capital, as applicable, shall have delivered to the Trustee on or before the Closing Date a commitment for title insurance "marked- up" at the closing of such Mortgage Loan, (ii) GECA, Column, GSMC or Union Capital, as applicable, is obligated under the related Mortgage Loan Purchase and Sale Agreement or the Union Capital Agreement, as applicable, to deliver to the Trustee, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof), and (iii) as of the date that is 180 days following the Closing Date, GECA, Column, GSMC or Union Capital, as applicable, has delivered to the Trustee or a Custodian appointed thereby the original related lender's title insurance policy. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase and Sale Agreement and the Union Capital Agreement.

                  Also in connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the originals or copies of the Loan REMIC Declarations.

                  (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. The Depositor shall be responsible for paying the fees and expenses of the Trustee in connection with the foregoing, as more particularly provided for in that separate letter agreement dated May 7, 1999, between the Depositor and the Trustee.

                  (f) Also in connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has requested the Mortgage Loan Sellers, pursuant to their respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the particular Mortgage Loan Seller that relate to the Original Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the particular Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Original Mortgage Loans; and (ii) all unapplied Reserve Funds and Escrow Payments in respect of the Original Mortgage Loans (except with respect to the Additional Servicing Fee Mortgage Loans, for which such escrow, reserve or other comparable account may be held by the Designated Sub-Servicer). The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

                  (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, (ii) the Loan REMIC Interests, and (iii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans, the Loan REMIC Interests and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, the Mortgage Loan Sellers and the Underwriters that, as to each Original Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any, are in its possession or the possession of a Custodian on its behalf, and
(ii) such Mortgage Note has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

                  (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted and/or if the recordation/filing contemplated by
Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 180 days thereafter until the earliest of (i) the date on which such exceptions are eliminated, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund and (iii) the second anniversary of the Closing
Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Underwriters that, as to each Original Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification):
(i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File", the original or certified copy of each recorded document specified in clauses (ii) through (v) of the definition of "Mortgage File", the original or copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File" and each document specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), is in its possession or the possession of a Custodian on its behalf; (ii) if such report is due after January 1, 2000, the recordation/filing contemplated by
Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in
Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If GECA,

Column, GSMC or Union Capital substitutes a Replacement Mortgage Loan for any Deleted Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a comparable certification in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter for so long as any exceptions remain or until such Replacement Mortgage Loan is removed from the Trust Fund).

                  (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses
(i) through (v), (vii) and (viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

                  (e) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Mortgage File), or does not appear to be regular on its face (each, a "Document Defect"), then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect) the Trustee (which shall in turn notify the Controlling Class Representative). Upon the Trustee's discovery or receipt of notice of any such Document Defect, the Trustee shall notify the Master Servicer, the Underwriters, the related Mortgage Loan Seller and, in the case of a Column Third Party Mortgage Loan, Union Capital. If any Document Defect is not corrected within 90 days of such notice, and such Document Defect materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the Master Servicer (or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to Section 8.02, the Trustee) shall, on behalf of the Trust, exercise such rights and remedies as the Trust may have under the Mortgage Loan Purchase and Sale Agreement and/or, in the case of any Column Third Party Mortgage Loan, under the Union Capital Agreement with respect to such Document Defect in such manner as it determines, in its good faith and reasonable judgment, is in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable out-of-pocket expenses incurred by the Master Servicer (or, if applicable, the Trustee) (including, without limitation, reasonable attorney fees and expenses) with respect to the foregoing, together with any additional out-of-pocket expenses reasonably incurred by the Master Servicer or Special Servicer in performing their respective servicing functions as a result of a Document Defect, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

                  SECTION 2.03. Certain Repurchases and Substitutions of Mortgage Loans by the Originators.

                  (a) If any party hereto or any Certificateholder discovers or, other than pursuant to this Section 2.03(a), receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement or, in the case of a Column Third Party Mortgage Loan, the Union Capital Agreement (a "Breach"), the party or Certificateholder discovering or receiving such notice of such Breach shall (without making any determination of the materiality or adverseness thereof) give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Breach) the Trustee, and the Trustee shall in turn (without making any determination of the materiality or adverseness thereof) notify the Controlling Class Representative. If such Breach materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, then promptly upon its becoming aware thereof the Master Servicer (or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to
Section 8.02, the Trustee) shall require that the Person (whether it is the related Mortgage Loan Seller or, in the case of a Column Third Party Mortgage Loan, Union Capital) that made the breached representation or warranty (in any event, for purposes of this Section 2.03, the "Warranting Party"), not later than 90 days (or such other period as is provided in the related Mortgage Loan Purchase and Sale Agreement or, in the case of a Column Third Party Mortgage Loan, the Union Capital Agreement, as applicable) from the receipt by such Warranting Party of such notice, cure such Breach in all material respects or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase and Sale Agreement or, in the case of a Column Third Party Mortgage Loan, the Union Capital Agreement, as applicable) at the applicable Purchase Price (or, in the case of the repurchase of a Column Third Party Mortgage Loan by Union Capital, at such other price as is provided for in the Union Capital Agreement, with any shortfall between such price and the applicable Purchase Price to be made up by Column as the related Mortgage Loan Seller pursuant to the Column Mortgage Loan Purchase and Sale Agreement); provided that if (i) such Breach does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) such Breach is capable of being cured but not within such 90-day (or other) period, (iii) such Warranting Party has commenced and is diligently proceeding with the cure of such Breach within such 90-day (or other) period, and (iv) such Warranting Party shall have delivered to the Trustee a certification executed on behalf of such Warranting Party by an officer thereof setting forth the reason that such Breach is not capable of being cured within an initial 90-day (or other) period, specifying what actions such Warranting Party is pursuing in connection with the cure thereof and stating that such Warranting Party anticipates that such Breach will be cured within an additional period not to exceed 90 more days (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Warranting Party shall have an additional 90 days to complete such cure (or, if it fails to complete such cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), such Warranting Party shall be permitted, during the three-month period following the Startup Day for the REMIC Pool that holds the affected Mortgage Loan (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount (or, in the case of the replacement of a Column Third Party Mortgage Loan by Union Capital, to pay such other cash amount as is provided for in the Union Capital Agreement, with any shortfall between such other cash amount and the applicable Substitution Shortfall Amount to be made up by Column as the related Mortgage Loan Seller pursuant to the Column Mortgage Loan Purchase and Sale Agreement), subject to any other applicable terms and conditions of the related Mortgage Loan Purchase and Sale Agreement or the Union Capital Agreement, as the case may be, and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, the Warranting Party (whether it is GECA, Column, GSMC or Union Capital) that desired to effect such substitution shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer (or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to Section 8.02, the Trustee) shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis (subject to the rights of the Designated Sub-Servicers to continue to sub-service the related Mortgage Loans and the rights of the Designated Sub-Servicers and Archon to the Additional Servicing Fee as set forth in the related Designated Sub-Servicer Agreement). Notwithstanding the foregoing, if there exists in respect of any Column Third Party Mortgage Loan a Breach on the part of Column under the Column Mortgage Loan Purchase and Sale Agreement (other than a Breach of any of the representations and warranties of Column relating to or affecting the status of the affected Mortgage Loan as a "qualified mortgage" within the meaning of the REMIC Provisions) and a Breach on the part of Union Capital under the Union Capital Agreement, and such Breaches give rise to a cure or repurchase/substitution obligation under both the Column Mortgage Loan Purchase and Sale Agreement and the Union Capital Agreement, then the Master Servicer shall request Column to effect a cure of Column's Breach or to repurchase or replace the affected Mortgage Loan only if Union Capital does not do so within Union Capital's applicable cure/repurchase/substitution period, and the cure/repurchase/substitution period for Column will be deemed not to commence until such request is so made of Column; provided that such cure/repurchase/substitution period for Column shall in no event extend more than 90 days from the end of the cure/repurchase/substitution period for Union Capital. It is hereby acknowledged and agreed that if any Breach or Document Defect arises out of a failure to deliver a Mortgage Note for any Mortgage Loan, such Breach or Document Defect, as the case may be, shall be cured for purposes of this Agreement if the related Warranting Party delivers a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by GECA, Column or Union Capital as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Master Servicer and the Trustee have received from the Depositor, the related Mortgage Loan Seller or, in the case of a Column Third Party Mortgage Loan, Union Capital (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer pursuant to this paragraph, and such advances shall constitute and be reimbursable as Servicing Advances. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or Special Servicer, as the case may be.

                  Whenever one or more mortgage loans are substituted for a Deleted Mortgage Loan as contemplated by this Section 2.03, the Master Servicer (or, if the Mortgage Loan Seller of the Deleted Mortgage Loan is an Affiliate of the Master Servicer, subject to Section 8.02, the Trustee) shall direct the Warranting Party effecting the substitution to deliver the related Mortgage File to the Trustee and to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Deleted Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Breach or Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Deleted Mortgage Loan (if any) after the Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Warranting Party effecting the related substitution promptly following receipt.

                  If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer (or, if the Mortgage Loan Seller of the Deleted Mortgage Loan is an Affiliate of the Master Servicer, the Trustee) shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer and/or the Trustee pursuant to this Section 2.03 (including, without limitation, reasonable attorney fees and expenses) shall constitute Servicing Advances.

                  In connection with any repurchase of the OfficeMax Mortgage Loan or the Shadowbrook Apartments Mortgage Loan pursuant to or as contemplated by this Section 2.03(a), the Trustee shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions. Any Replacement Mortgage Loan substituted for either such Mortgage Loan pursuant to or as contemplated by this Section 2.03(a) shall be an asset of the related Loan REMIC.

                  (b) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by GECA, Column, GSMC or Union Capital as contemplated by this Section 2.03 has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in the penultimate paragraph of Section 2.03(a) from the Warranting Party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File for the Deleted Mortgage Loan to the Person effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by GECA, Column, GSMC or Union Capital, each of the Master Servicer and the Special Servicer shall deliver to the Person effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Person effecting the repurchase/substitution. In connection with any repurchase or replacement of a Column Third Party Mortgage Loan by Column, the Trustee shall assign to Column all right, title and interest of the Trustee in respect of such Mortgage Loan under the Union Capital Agreement. The costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(b) shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

                  (c) The Mortgage Loan Purchase and Sale Agreements and the Union Capital Agreement provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach. If GECA, Column, GSMC and/or Union Capital defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall promptly notify the Trustee and the Certificateholders (or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, the Trustee shall notify the Certificateholders). Thereafter, the Master Servicer (or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to Section 8.02, the Trustee) shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations, including the institution and prosecution of appropriate legal proceedings, as the Master Servicer (or, if applicable and subject to Section 8.02, the Trustee) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable out-of-pocket expenses incurred by the Master Servicer (or, if applicable, the Trustee) (including, without limitation, reasonable attorney fees and expenses) with respect to the foregoing shall constitute Servicing Advances in respect of the affected Mortgage Loan.

                  SECTION 2.04. Representations and Warranties of the Depositor.

                  (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

                  (vii) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (viii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (ix) Assuming the accuracy of the representations and warranties of the Mortgage Loan Sellers set forth in their respective Mortgage Loan Purchase and Sale Agreements, immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, each such Mortgage Loan, and the Depositor has full right and authority to sell, assign and transfer the Original Mortgage Loans.

                  (x) The Depositor is transferring the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  SECTION 2.05. Representations and Warranties of the Master Servicer.

                  (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (viii) Each officer, director or employee of the Master Servicer with responsibilities concerning the servicing and administration of any Mortgage Loan is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (ix) There is no event, condition or circumstance in existence that constitutes (or, with notice or lapse of time, or both, would constitute) an Event of Default on the part of the Master Servicer.

                  (x) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

                  (xi) To the best knowledge of the Master Servicer (which knowledge may be based upon information obtained from vendors who have responded to the Master Servicer's supplier inquiries and/or from information obtained by the Master Servicer from sources which the Master Servicer reasonably believes are reliable), by August 31, 1999 any custom-made software or hardware designed or purchased or licensed by the Master Servicer, which the Master Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting or generating data required by this Agreement, will be capable of accurately performing calculations or other processing with respect to dates after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed or purchased or licensed by the Master Servicer properly exchange date data.

                  (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.06. Representations and Warranties of the Special Servicer.

                  (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (viii) Each officer, director or employee of the Special Servicer with responsibilities concerning the servicing and administration of any Specially Serviced Mortgage Loan or REO Property is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (ix) There is no event, condition or circumstance in existence that constitutes (or, with notice or lapse of time, or both, would constitute) an Event of Default on the part of the Special Servicer.

                  (x) The Special Servicer is currently modifying its "mission critical" computer systems and expects that, by August 31, 1999, it will be Year 2000 Ready such that its operations and its ability to perform its obligations under this Agreement will not be materially and adversely affected by the occurrence of calendar year 2000. The Special Servicer is also assessing whether its key vendors and subcontractors will be Year 2000 Ready by such date.

                  (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.07. Representations and Warranties of the Trustee.

                  (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                  (ix) The Trustee is currently modifying its computer systems and expects that, by December 31, 1999, it will be Year 2000 Ready such that its operations and its ability to perform its obligations under this Agreement will not be materially and adversely affected by the occurrence of calendar year 2000. The Trustee is also assessing whether its key vendors and subcontractors will be Year 2000 Ready by such date.

                  (b) The representations and warranties of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.08. Representations and Warranties of the REMIC Administrator.

                  (a) The REMIC Administrator hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The REMIC Administrator is duly organized and validly existing as a national banking association under the laws of the United States.

                  (ii) The REMIC Administrator's execution and delivery of, performance under and compliance with this Agreement, will not violate the REMIC Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) The REMIC Administrator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the REMIC Administrator, enforceable against the REMIC Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The REMIC Administrator is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the REMIC Administrator's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the REMIC Administrator to perform its obligations under this Agreement or the financial condition of the REMIC Administrator.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the REMIC Administrator of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the REMIC Administrator's knowledge, threatened against the REMIC Administrator that, if determined adversely to the REMIC Administrator, would prohibit the REMIC Administrator from entering into this Agreement or that, in the REMIC Administrator's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the REMIC Administrator to perform its obligations under this Agreement or the financial condition of the REMIC Administrator.

                  (viii) There is no event, condition or circumstance in existence that constitutes (or, with notice or lapse of time, or both, would constitute) an Event of Default on the part of the REMIC Administrator.

                  (ix) The REMIC Administrator is currently modifying its computer systems and expects that, by December 31, 1999, it will be Year 2000 Ready such that its operations and its ability to perform its obligations under this Agreement will not be materially and adversely affected by the occurrence of calendar year 2000. The REMIC Administrator is also assessing whether its key vendors and subcontractors will be Year 2000 Ready by such date.

                  (b) The representations and warranties of the REMIC Administrator set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor REMIC Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.09. Designation of the Certificates.

                  (a) The Certificates shall consist of twenty (20) Classes hereby designated as the "Class S Certificates", the "Class A-1A Certificates", the "Class A-1B Certificates", the "Class A-2 Certificates", the "Class A-3 Certificates", the "Class A-4 Certificates", the "Class B-1 Certificates", the "Class B-2 Certificates", the "Class B-3 Certificates", the "Class B-4 Certificates", the "Class B-5 Certificates", the "Class B-6 Certificates", the "Class B-7 Certificates, the "Class B-8 Certificates", the "Class C Certificates", the "Class D-1 Certificates", the "Class D-2 Certificates", the "Class R-I Certificates", the "Class R-II Certificates" and the "Class R-III Certificates", respectively.

                  (b) The Class A-1A, Class A-1B, Class A-2, Class A-3 and Class A-4 Certificates are collectively designated as the "Class A Certificates".

                  (c) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates are collectively designated as the "Class B Certificates".

                  (d) The Class S, Class A-1A and Class A-1B Certificates are collectively designated as the "Senior Certificates".

                  (e) The Class A-2, Class A-3, Class A-4, Class B, Class C, Class R-I, Class R-II and Class R-III Certificates are collectively designated as the "Subordinated Certificates".

                  (f) The Class A, Class B and Class C Certificates are collectively designated as the "Principal Balance Certificates".

                  (g) The Class D-1 and Class D-2 Certificates are collectively designated as the "Class D Certificates".

                  (h) The Class S Certificates are also designated as the "Interest Only Certificates".

                  (i) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "Regular Interest Certificates".

                  (j) The Class R-I, Class R-II and Class R-III Certificates are collectively designated as the "Residual Interest Certificates".

                  (k) The Regular Interest Certificates and the Class R-III Certificates are collectively designated as the "REMIC III Certificates".

                  SECTION 2.10. Creation of REMIC I; Issuance of REMIC I Regular Interests and REMIC I Residual Interest; Certain Matters Involving REMIC I and the Loan REMICs.

                  (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement (other than the OfficeMax Mortgage Loan, the Shadowbrook Apartments Mortgage Loan and any Replacement Mortgage Loan(s) in respect thereof) and all payments under and proceeds of such Mortgage Loans received after the Closing Date or, in the case of any such Mortgage Loan that is a Replacement Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the Cut-off Date or, in the case of any such Mortgage Loan that is Replacement Mortgage Loan, on or before the related date of substitution and other than Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates), together with all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan (other than the OfficeMax Mortgage Loan, the Shadowbrook Apartments Mortgage Loan and any Replacement Mortgage Loan(s) in respect thereof); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account (exclusive of any amounts that constitute Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates); (iv) the rights of the Depositor under Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent related to the foregoing and applicable, under Sections 9, 10, 13, 14, 15, 16, 17 and 19) of each Mortgage Loan Purchase and Sale Agreement; (v) the rights of the Trustee and the Certificateholders as third party beneficiaries under each Mortgage Loan Purchase and Sale Agreement (as and to the extent provided under Section 11 thereof), (vi) the rights of the Depositor under the Union Capital Agreement (insofar as such rights were assigned thereto under the Column Mortgage Loan Purchase and Sale Agreement) and (vii) the Loan REMIC Regular Interests and all payments under and proceeds of such Loan REMIC Regular Interests received after the Closing Date; provided that REMIC I will not include the Additional Servicing Fees (which, in the case of the Shadowbrook Apartments Mortgage Loan, shall be deemed to be stripped off the Shadowbrook Apartments REMIC Regular Interest). The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

                  A Loan REMIC Declaration has been made with respect to each of the OfficeMax Mortgage Loan and the Shadowbrook Apartments Mortgage Loan. In the case of each such Mortgage Loan, the related Loan REMIC will include such Original Mortgage Loan, any Replacement Mortgage Loan substituted therefor and any REO Property acquired in respect of such Original Mortgage Loan or any such Replacement Mortgage Loan.

                  (b) Concurrently with the assignment of the Original Mortgage Loans (or, in the case of each of the OfficeMax Mortgage Loan and the Shadowbrook Apartments Mortgage Loan, the related Loan REMIC Interests) and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Original Mortgage Loan and Loan REMIC Regular Interest that is an asset of REMIC I. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Mortgage Loan in respect of which it was issued (or, if applicable, to the Loan REMIC Regular Interest in respect of which it was issued and also the corresponding Original Mortgage Loan), to each Replacement Mortgage Loan (if any) substituted for such Original Mortgage Loan (including the OfficeMax Mortgage Loan and the Shadowbrook Apartments Mortgage
Loan), and to each REO Mortgage Loan deemed outstanding with respect to an REO Property (if any) acquired in respect of any such Original Mortgage Loan (including the OfficeMax Mortgage Loan and the Shadowbrook Apartments Mortgage
Loan) or any such Replacement Mortgage Loan. None of the REMIC I Regular Interests shall be certificated. The REMIC I Residual Interest, together with the REMIC I Regular Interests, shall constitute the entire beneficial ownership of REMIC I.

                  (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The OfficeMax REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the OfficeMax REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the OfficeMax REMIC. The Shadowbrook Apartments REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and the Shadowbrook Apartments REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the Shadowbrook Apartments REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I or either Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Original Mortgage Loan set forth in the Mortgage Loan Schedule.

                  (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Original Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(j) and, further, by any Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unreimbursed Principal Balance Reductions in respect of a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate in respect of any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows: (i) if, as of the Closing Date, the related Original Mortgage Loan bears interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate in respect of the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date, minus 5.12 basis points (0.0512%) (it being understood that none of the Additional Servicing Fee Mortgage Loans is a 30/360 Mortgage
Loan); and (ii) if, as of the Closing Date, the related Original Mortgage Loan bears interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate in respect of the subject REMIC I Regular Interest for any Interest Accrual Period shall equal (A) a fraction (expressed as a percentage), the numerator of which is (subject to adjustment as provided below) the product of twelve times the aggregate amount of interest that would accrue during such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date if such interest were to be calculated on an Actual/360 Basis and were to accrue at the Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date, minus (b) 5.12 basis points (0.0512%) (or, if the related Original Mortgage Loan is an Additional Servicing Fee Mortgage Loan, the sum of
5.12 basis points (0.0512%) and the related Additional Servicing Fee Rate); provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during January of any year or during December of any year that does not immediately precede a leap year, the amount of the numerator for the fraction described in clause (ii)(A) above shall be reduced by the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c) and, if the subject Interest Accrual Period occurs during February of any year, the amount of the numerator for the fraction described in clause (ii)(A) above shall be increased by any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the Distribution Date in March of such year; and provided, further, that, in the case of a REMIC I Regular Interest that corresponds to a Mortgage Loan with a Stated Maturity Date that occurs after the Determination Date in the relevant calendar month, the REMIC I Remittance Rate in respect of such REMIC I Regular Interest for the Interest Accrual Period in which such Stated Maturity Date occurs shall equal the product of (s) the REMIC I Remittance Rate that would otherwise have been in effect for such REMIC I Regular Interest for such Interest Accrual Period without regard to this proviso, multiplied by (t) a fraction (expressed as a percentage), the numerator of which shall be the number of days in such Interest Accrual Period up to but not including such Stated Maturity Date, and the denominator of which shall be 30.

                  (g) Each REMIC I Regular Interest shall bear interest. The Uncertificated Accrued Interest in respect of each REMIC I Regular Interest Regular Interest shall commence accruing on the Cutoff Date and, during each Interest Accrual Period, shall accrue at the applicable REMIC I Remittance Rate on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The Uncertificated Accrued Interest in respect of each REMIC I Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Uncertificated Accrued Interest in respect of any REMIC I Regular Interest for any Interest Accrual Period that may be deemed distributable to REMIC II with respect to such REMIC I Regular Interest pursuant to Section 4.01(j) shall not exceed the Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for the related Distribution Date.

                  (h) Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related Original Mortgage Loan. The Latest Possible Maturity Date for each Loan REMIC Regular Interest shall be the Stated Maturity Date for the related Original Mortgage Loan.

                  (i) The REMIC I Residual Interest and the Loan REMIC Residual Interests shall not have principal balances and shall not bear interest.

                  SECTION 2.11. Conveyance of REMIC I Regular Interests; Acceptance of REMIC I Regular Interests by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II and REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II and REMIC III Certificates.

                  SECTION 2.12. Creation of REMIC II; Issuance of REMIC II
                                Regular Interests and Class R-II Certificates; Certain Matters Involving REMIC II.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the REMIC II Regular Interests shall be issued, and the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. There shall be fourteen
(14) separate REMIC II Regular Interests, and none of the REMIC II Regular Interests shall be certificated. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, shall constitute the entire beneficial ownership of REMIC II.

                  (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The REMIC II Regular Interests are hereby designated as "REMIC II Regular Interest A-1A", "REMIC II Regular Interest A-1B", "REMIC II Regular Interest A-2", "REMIC II Regular Interest A-3", "REMIC II Regular Interest A-4", "REMIC II Regular Interest B-1", "REMIC II Regular Interest B-2", "REMIC II Regular Interest B-3", "REMIC II Regular Interest B-4", "REMIC II Regular Interest B-5",

"REMIC II Regular Interest B-6", "REMIC II Regular Interest B-7", "REMIC II Regular Interest B-8" and "REMIC II Regular Interest C", respectively.

                  (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof and the calendar month in which the Latest Possible Maturity Date thereof occurs (calculated based on the Maturity Assumptions):


          Designation of          Initial Uncertificated        Latest Possible
     REMIC II Regular Interest      Principal Balance           Maturity Date(1)
     -------------------------      -----------------           ----------------
               A-1A                    $241,610,000                 July 2008
               A-1B                    $890,203,000                 June 2009
                A-2                     $69,769,000                 June 2009
                A-3                     $81,398,000                 June 2009
                A-4                     $19,380,000                 June 2009
                B-1                     $58,141,000                 June 2009
                B-2                     $23,257,000                 June 2009
                B-3                     $38,761,000                 June 2009
                B-4                     $31,008,000                April 2010
                B-5                     $15,505,000             February 2012
                B-6                     $19,380,000                 June 2013
                B-7                     $15,504,000               August 2013
                B-8                     $15,505,000            September 2015
                 C                      $31,008,606                 June 2024

    ------------------

    (1) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest will be the Distribution Date in the calendar month specified in the foregoing table with respect to such REMIC II Regular Interest.

                  On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made in respect of such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(i) and, further, by any Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unreimbursed Principal Balance Reductions in respect of a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

                  (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated

Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

                  (g) Each REMIC II Regular Interest shall bear interest. The Uncertificated Accrued Interest in respect of each REMIC II Regular Interest shall commence accruing on the Cut-off Date and, during each Interest Accrual Period, shall accrue at the applicable REMIC II Remittance Rate on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The Uncertificated Accrued Interest in respect of each REMIC II Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Uncertificated Accrued Interest in respect of any REMIC II Regular Interest for any Interest Accrual Period that may be deemed distributable to REMIC III with respect to such REMIC II Regular Interest pursuant to Section 4.01(i) shall not exceed the Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for the related Distribution Date.

                  (h) The Class R-II Certificates shall not have principal balances and shall not bear interest.

                  SECTION 2.13. Conveyance of REMIC II Regular Interests;
                                Acceptance of REMIC II Regular Interests by
                                Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

                  SECTION 2.14. Creation of REMIC III; Issuance of REMIC III
                                Certificates; Certain Matters Involving
                                REMIC III.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of
Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The Class S Certificates shall actually represent eleven (11) separate beneficial ownership interests in REMIC III.

                  (c) The respective Classes of the Principal Balance Certificates, together with the Class S REMIC III Regular Interests represented by the Class S Certificates, shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The Class S REMIC III Regular Interests are hereby designated as "REMIC III Regular Interest S-A-1A", "REMIC III Regular Interest S-A-1B", "REMIC III Regular Interest S-A-2", "REMIC III Regular Interest S-A-3", "REMIC III Regular Interest S-B-3", "REMIC III Regular Interest S- B-4", "REMIC III Regular Interest S-B-5", "REMIC III Regular Interest S-B-6", "REMIC III Regular Interest S-B-7", "REMIC III Regular Interest S-B-8" and "REMIC III Regular Interest S-C", respectively.

                  The Class S REMIC III Regular Interests (and, accordingly, the Class S Certificates) shall not have principal balances. For purposes of accruing interest, however, each Class S REMIC III Regular Interest shall have a Component Notional Amount equal to the Uncertificated Principal Balance of such Class S REMIC III Regular Interest's Corresponding REMIC II Regular Interest outstanding from time to time. Notwithstanding the foregoing, however, for reporting purposes, the Class S Certificates shall be deemed to have a Class Notional Amount that is, as of any date of determination, equal to the aggregate of the then Uncertificated Principal Balances of all the REMIC II Regular Interests.

                  Each Class S REMIC III Regular Interest shall have a Class S Strip Rate that, with respect to any Interest Accrual Period, shall equal the excess, if any, of (i) the REMIC II Remittance Rate for such Interest Accrual Period in respect of such Class S REMIC III Regular Interest's Corresponding REMIC II Regular Interest, over (ii) the Pass-Through Rate for such Interest Accrual Period in respect of the Class of Principal Balance Certificates with the same Corresponding REMIC II Regular Interest. Notwithstanding the foregoing, however, for reporting purposes, the Class S Certificates shall be deemed to have a Pass- Through Rate that, with respect to any Interest Accrual Period, is equal to the quotient, expressed as a percentage and rounded to eight decimal places, obtained by dividing (i) 12 times the aggregate amount of Accrued Component Interest in respect of all the Class S REMIC III Regular Interests for such Interest Accrual Period, by (ii) the aggregate of the Uncertificated Principal Balances of all the REMIC II Regular Interests outstanding immediately prior to the related Distribution Date.

                  Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class S REMIC III Regular Interest shall be the same as the "latest possible maturity date" for such Class S REMIC III Regular Interest's Corresponding REMIC II Regular Interest.

                  (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance and a Pass-Through Rate.

                  The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof, the Pass-Through Rate thereof for the initial Interest Accrual Period and the calendar month in which the Latest Possible Maturity Date thereof occurs (calculated based on the Maturity Assumptions):


           Class         Initial Class           Initial        Latest Possible
        Designation    Principal Balance    Pass-Through Rate   Maturity Date(1)
        -----------    -----------------    -----------------   ----------------
         Class A-1A       $241,610,000      6.8800% per annum        July 2008
         Class A-1B       $890,203,000      7.3000% per annum        June 2009
         Class A-2         $69,769,000      7.4500% per annum        June 2009
         Class A-3         $81,398,000      7.6067% per annum        June 2009
         Class A-4         $19,380,000      7.6067% per annum        June 2009
         Class B-1         $58,141,000      7.6067% per annum        June 2009
         Class B-2         $23,257,000      7.6067% per annum        June 2009
         Class B-3         $38,761,000      6.1000% per annum        June 2009
         Class B-4         $31,008,000      6.1000% per annum       April 2010
         Class B-5         $15,505,000      6.1100% per annum    February 2012
         Class B-6         $19,380,000      6.1100% per annum        June 2013
         Class B-7         $15,504,000      6.1100% per annum      August 2013
         Class B-8         $15,505,000      6.1100% per annum   September 2015
          Class C          $31,008,606      6.1100% per annum        June 2024

      -------------------

     (1) Solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates will be the Distribution Date in the calendar month specified in the foregoing table with respect to such Class of Principal Balance Certificates.

                  The respective Pass-Through Rates applicable to the Class A-1A, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class C Certificates shall, in the case of each such Class of Certificates, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, remain fixed at the initial Pass-Through Rate set forth in the table above with respect to such Class of Certificates. The Pass-Through Rates applicable to the Class A-1B, Class A-2 and Class A-3 Certificates are subject to change and, in the case of each such Class, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, shall equal the lesser of (i) the initial Pass-Through Rate set forth in the table above with respect to such Class of Certificates (or, in the case of the Class A-3 Certificates, 7.6400% per annum) and (ii) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates. The Pass-Through Rates applicable to the Class A-4, Class B-1 and Class B-2 Certificates are variable and, in the case of each such Class, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, shall equal the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates.

                  On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made in respect of such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) and, further, by any Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any such Class of Principal Balance Certificates in reimbursement of any Unreimbursed Principal Balance Reductions in respect of such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

                  (f) Each Class S REMIC III Regular Interest shall bear interest. Accrued Component Interest in respect of the Class S REMIC III Regular Interests shall commence accruing on the Cut-off Date. With respect to each Class S REMIC III Regular Interest, the Accrued Component Interest shall accrue during each Interest Accrual Period at the applicable Class S Strip Rate on the Component Notional Amount of such Class S REMIC III Regular Interest outstanding immediately prior to the related Distribution Date. The Accrued Component Interest in respect of each Class S REMIC III Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Accrued Component Interest in respect of any Class S REMIC III Regular Interest for any Interest Accrual Period that may be distributable to the Holders of the Class S Certificates pursuant to Section 4.01(a) shall not exceed the Distributable Component Interest in respect of such Class S REMIC III Regular Interest for the related Distribution Date.

                  (g) Each Class of Regular Interest Certificates shall bear interest. Accrued Certificate Interest in respect of the Regular Interest Certificates shall commence accruing on the Cut-off Date. With respect to each Class of Principal Balance Certificates, the Accrued Certificate Interest shall accrue during each Interest Accrual Period at the applicable Pass-Through Rate on the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date. The Accrued Certificate Interest in respect of each Class of Principal Balance Certificates shall be calculated on a 30/360 Basis. The Accrued Certificate Interest in respect of the Class S Certificates for any Interest Accrual Period shall consist of the aggregate Accrued Component Interest in respect of all the Class S REMIC III Regular Interests for such Interest Accrual Period, calculated in accordance with Section 2.14(f). Notwithstanding the foregoing, the portion of the Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period that may be distributable to the Holders of such Class of Certificates pursuant to Section 4.01(a) shall not exceed the Distributable Certificate Interest in respect of such Class of Certificates for the related Distribution Date.

                  (h) The Class R-III Certificates shall not have principal balances and shall not bear interest.

                  SECTION 2.15. Acceptance of Grantor Trusts by Trustee;
                                Issuance of the Class D and Class R-I
                                Certificates.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest received on the GECA Mortgage Loans that are ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust D-1". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust D-1 and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class D-1 Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust D-1, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor the Class D-1 Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust D-1. The rights of the Holders of the Class D-1 Certificates to receive distributions from the proceeds of Grantor Trust D-1, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                  (b) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest received on the Column Mortgage Loans that are ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust D-2". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust D-2 and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class D-2 Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust D-2, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor the Class D-2 Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust D-2. The rights of the Holders of the Class D-2 Certificates to receive distributions from the proceeds of Grantor Trust D-2, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                  (c) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest and the Loan REMIC Residual Interests to the Trustee for the benefit of the Holders of the Class R-I Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest and the Loan REMIC Residual Interests constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R-I". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R-I and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R-I Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R-I, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor the Class R-I Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R-I. The rights of the Holders of the Class R-I Certificates to receive distributions from the proceeds of Grantor Trust R-I, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01. Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with any and all applicable laws and the express terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross- Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) and, further, to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

                  (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Master Servicer and Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

                  (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02. Collection of Mortgage Loan Payments.

                  (a) The Master Servicer and the Special Servicer shall each undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any Designated ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

                  (b) Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents or any Designated Sub-Servicer Agreement, as applicable, that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two (2) Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

                  (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan documents; provided, however, that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

                  (c) In accordance with the Servicing Standard, the Master Servicer shall advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (excluding title insurance policies), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, (y) the Master Servicer determines in accordance with the Servicing Standard that the related Borrower has failed to pay such item on a timely basis and (z) the particular Advance would not, if made, constitute a Nonrecoverable Servicing Advance; provided that with respect to any Mortgage Loan under which the related Borrower is not required to make Escrow Payments for real estate taxes, the Master Servicer shall be required to advance such real estate taxes only upon its determination, using efforts consistent with the Servicing Standard, that such real estate taxes have not been paid). All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                  (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, shall be deposited and retained (to the extent not retained by a Designated Sub-Servicer with respect to the related Mortgage Loans pursuant to the related Designated Sub-Servicer Agreement). As and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, may be made to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, may be made to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property, or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied. Subject to the terms of the related Mortgage Loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

                  (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any action or remediations are required to have been taken or completed pursuant to the terms of the related Mortgage Loan documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

                  (f) Subject to applicable law and the terms of the related Mortgage Loan documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.

                  SECTION 3.04. Collection Account, Distribution Account and
                                Interest Reserve Account.

                  (a) The Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one (1) Business Day of receipt (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

                  (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans;

                  (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force place hazard policy;

                  (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such for the Trust), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

                  (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall establish and maintain three sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Regular Interest Certificates and the Residual Interest Certificates, (ii) one of which sub-accounts (such sub-account, the "Class D-1 Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class D-1 Certificates and (iii) one of which sub-accounts (such sub-account, the "Class D-2 Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class D-2 Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Additional Interest related to the GECA Mortgage Loans shall be deemed to have been deposited into the Class D-1 Sub-Account, any portion thereof that represents any Additional Interest related to the Column Mortgage Loans shall be deemed to have been deposited into the Class D-2 Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account.

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                  (c) The Trustee shall establish and maintain one or more
accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2000, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

                  (d) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account and the Interest Reserve Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account and Interest Reserve Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account and Interest Reserve Account prior to any change thereof.

                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, the Distribution Account and the Interest Reserve Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees, Additional Servicing Fees and/or Workout Fees);

                  (iii) to pay to itself earned and unpaid Master Servicing Fees and, to the extent the related Designated Sub-Servicer has not been terminated without a successor, to pay the applicable Designated Sub-Servicer earned and unpaid Additional Servicing Fees (if any), in either case in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's and any Designated Sub-Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO

          Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as interest thereon;

                  (iv) with respect to any Additional Servicing Fee Mortgage Loan, if no Designated Sub- Servicer or successor thereto is currently in place under a Designated Sub-Servicer Agreement, to pay to Archon or its designee, the Additional Servicing Fee with respect to such Additional Servicing Fee Mortgage Loan, Archon's right to payment pursuant to this clause (iv) with respect to such Additional Servicing Fee Mortgage Loan being limited to amounts received, in any form, that are allocable to interest thereon;

                  (v) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan;

                  (vi) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

                  (vii) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vii) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (viii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (viii) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

                  (ix) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any Advance Interest due and owing thereto, the Master Servicer's, the Special Servicer's, the Trustee's or any Fiscal Agent's, as the case may be, respective rights to payment pursuant to this clause (ix) being limited to Default Charges collected in respect of the Mortgage Loan or REO Mortgage Loan as to which the related Advances were made;

                  (x) to the extent that the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause
          (ii), (vii) or (viii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment pursuant to clause (ix) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and any REO Properties (or, if applicable, such specific amounts as may be provided for in Section 4.03(e)), any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                  (xi) to reimburse the Trustee for the reasonable out-of-pocket expenses of providing notices pursuant to the third paragraph of
          Section 3.24(a);

                  (xii) to pay itself any items of Additional Master Servicing Compensation on deposit in the Collection Account from time to time;

                  (xiii) to pay to the Special Servicer any items of Additional Special Servicing Compensation on deposit in the Collection Account from time to time;

                  (xiv) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made solely from Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be;

                  (xv) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

                  (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

                  (xvii) to pay itself, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b) and/or
          Section 8.13, as applicable;

                  (xviii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of recording this Agreement in accordance with Section 11.02(a), (C) any expense (including the reasonable fees of tax accountants and attorneys) incurred by the REMIC Administrator pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer, and (D) any expense incurred by the Trustee pursuant to Section 3.23(b) in connection with obtaining information from the Depository or Depository Participants regarding any Book-Entry Certificate;

                  (xix) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the REMIC Administrator or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xix) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                  (xx) to pay itself, the Special Servicer, GECA, GSMC, Column,= Union Capital, the Majority Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

                  (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

                  If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (y) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (z) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (y) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii), (vii) and (viii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses (ix) and (x) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xx) above.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

                  (ii) to pay itself (whether in its capacity as Trustee or, for so long as it acts as such, REMIC Administrator) or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee's Fee;

                  (iii) to pay any Fiscal Agent or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b) and 8.13(a);

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

                  (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

                  (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2000), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account.

                  (d) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer, the Special Servicer and Archon, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder (or, in the case of such expenses, to have such funds paid directly to third party contractors from any invoices approved by the Trustee, any Fiscal Agent, the Depositor, the Master Servicer or the Special Servicer, as applicable), but only if and to the extent such compensation, Advances

(with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                Interest Reserve Account, Servicing Accounts, Reserve Accounts and the REO Account.

                  (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining the Collection Account or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan documents and any related Designated Sub-Servicer Agreement; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised
Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03, but only if and to the extent not required to be paid to the related Borrower pursuant to applicable law or the terms of the related Mortgage Loan. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss).

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account) or the Special Servicer (if such default is in respect of a Permitted Investment of funds in the REO Account), as applicable, is in default of its obligations under
Section 3.06(b), the Trustee may, and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Interest Certificates, the Trustee shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account or by the Special Servicer if the default is in respect of a Permitted Investment of funds in the REO Account. This provision is in no way intended to limit any actions that the Master Servicer or Special Servicer may take in this regard at its own expense.

                  (d) Amounts on deposit in the Distribution Account and the Interest Reserve Account shall remain uninvested.

                  (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  SECTION 3.07. Maintenance of Insurance Policies; Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required under the related Mortgage (to the extent consistent with applicable law); provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters; and provided, further, that, if and to the extent that a Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's (if then rated by Moody's; and, if not then rated by Moody's, "A:IX" or better from A.M. Best) and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" or better from A.M. Best) (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event). Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least twelve (12) months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's (if then rated by Moody's; and, if not then rated by Moody's, "A:IX" or better from A.M. Best) and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" or better from A.M. Best) (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

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

                  (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force place policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "Baa2" from Moody's and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" or better from A.M. Best) or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force place policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force place policy in a timely fashion in accordance with the terms of such policy.

                  (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" from A.M.
Best), a fidelity bond in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten (10) days' prior written notice to the Trustee.

                  Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "Baa2" from Moody's and "A" from Fitch (if then rated by Fitch; and, if not then rated by Fitch, "A:IX" from A.M. Best), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall

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

be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten (10) days' prior written notice to the Trustee.

                  For so long as the long-term debt obligations of the initial Master Servicer (or its direct or indirect parent) are rated at least "AAA" or the equivalent by each of the Rating Agencies, the initial Master Servicer may self-insure with respect to the risks described in this Section 3.07(c).

                  SECTION 3.08. Enforcement of Alienation Clauses.

                  The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall evaluate any right to transfer and shall enforce the restrictions contained in any Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as appropriate, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless and until (i) it has so notified the Special Servicer in writing and provided the Special Servicer with any written or electronic information in the Master Servicer's possession regarding the affected Mortgage Loan that the Special Servicer may reasonably request within five (5) Business Days of receiving such written notice and (ii) the Special Servicer has consented to such action (such consent to be deemed given if the Special Servicer does not object to such action within 10 Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within 10 Business Days after receiving such written notice)); and provided, further, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause (or, if it involves any Mortgage Loan that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Mortgage Loan, represents 5% or more of the then aggregate principal balance of the Mortgage Pool, under any related "due-on-sale" clause) until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower. After having made any determination to waive the Trust's rights under a "due-on-sale" or "due-on encumbrance" clause, the Master Servicer or the Special Servicer, as appropriate, shall deliver to the Trustee and the other such party an Officer's Certificate setting forth the basis for such determination. The Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to make such determination. Neither the Master Servicer nor the Special Servicer

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shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

                  SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

                  (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any Designated ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all costs and expenses incurred in any such proceedings shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

                  (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I within the meaning of Treasury regulation
Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income taxes under the Code. In addition, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

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                  (i) such personal property is incident to real property
          (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                  (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the twelve (12) month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) in the event that the determination described in clause
          (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

                  Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

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

The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

                  (d) If neither of the conditions set forth in clauses (i) and
(ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                  (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                  (g) The Special Servicer, with the assistance of the Master Servicer, shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Section 6050H, 6050J and 6050P of the Code and shall deliver to the Trustee and the REMIC Administrator an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Master Servicer shall promptly provide to the Special Servicer on a timely basis all information in the Master Servicer's possession to be included in such reports and information returns.

                  (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

                  SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge

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

to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within five (5) Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

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                  SECTION 3.11. Master Servicing and Special Servicing
                                Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent regarding Back-up Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with July 1999) or any applicable portion thereof, the Servicing Fee shall accrue (on a 30/360 Basis) at the Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan and REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  The Master Servicer shall remit to the related Designated Sub-Servicer, the applicable Additional Servicing Fee with respect to each Additional Servicing Fee Mortgage Loan (including each such Mortgage Loan that becomes a Specially Serviced Mortgage Loan or an REO Mortgage Loan) for so long as the related Designated Sub-Servicer has not been terminated without a successor thereto. As to each such Additional Servicing Fee Mortgage Loan and successor REO Mortgage Loan, for each calendar month (commencing with June 1999) or any applicable portion thereof, the Additional Servicing Fee shall accrue (on a 30/360 Basis) at the related Additional Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be. The Additional Servicing Fee with respect to any Additional Servicing Fee Mortgage Loan or successor REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Additional Servicing Fees earned with respect to any Additional Servicing Fee Mortgage Loan or successor REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan and REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall recover unpaid Additional Servicing Fees in respect of any Mortgage Loan or successor REO Mortgage Loan out of the portion any related Insurance Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be, and pay such amounts to the related Designated Sub-Servicer in accordance with the terms thereof. The parties hereto acknowledge, and the Master Servicer hereby agrees, to remit the Additional Servicing Fees received by it promptly to the applicable Designated Sub-Servicer or Archon, as the case may be, pursuant to the terms of the applicable Designated Sub-Servicer Agreement. In the event of a termination of any Designated Sub- Servicer Agreement, or in the event of the termination of any Designated Sub-Servicer where no successor has been appointed under the related agreement by Archon, the Master Servicer will not be entitled to the

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

Additional Servicing Fee with respect to the related Additional Servicing Fee Mortgage Loan, and the Master Servicer shall remit to Archon the Additional Servicing Fee with respect to such Additional Servicing Fee Mortgage Loan in accordance with Section 3.05(a)(iv) hereof.

                  (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

                  (i) to the extent allocable to any Mortgage Loan for a period that it is or was a Performing Mortgage Loan, any Net Default Charges collected on such Mortgage Loan;

                  (ii) 50% of any and all assumption fees, modification fees and extension fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (iii) 100% of any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (iv) 50% (or, if the Master Servicer rejects the proposed assumption without involvement of the Special Servicer, 100%) of any and all assumption application fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (v) any Prepayment Interest Excesses collected on the Mortgage Loans; and

                  (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

                  To the extent that amounts described in clauses (ii), (iii) and (iv) of the preceding paragraph are collected by the Special Servicer with respect to Performing Mortgage Loans, the Special Servicer shall promptly pay such amounts to the Master Servicer.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue (on a 30/360 Basis) at the Special Servicing Fee Rate on the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the Distribution Date in such calendar month. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Default Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Designated Sub-Servicer or Archon, as applicable, for any related unpaid or unreimbursed Master Servicing Fees, Additional Servicing Fees and/or Advances) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Borrower or any Liquidation Proceeds or Insurance Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01, or the purchase or replacement thereof by Union Capital pursuant to the Union Capital Agreement or the purchase or replacement thereof by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full or discounted payoff, Liquidation Proceeds and/or Insurance Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Additional Interest, Default Interest, a Prepayment Premium or a Yield Maintenance Charge, and net of any portion of such payment or proceeds payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Designated Sub-Servicer or Archon, as applicable, to cover any related unpaid or unreimbursed Master Servicing Fees, Additional Servicing Fees and/or Advances). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

                  (i) to the extent allocable to any Mortgage Loan for the period that it is or was a Specially Serviced Mortgage Loan or allocable to any REO Mortgage Loan, any Net Default Charges collected on such Mortgage Loan or REO Mortgage Loan;

                  (ii) any assumption fees, assumption application fees, modification fees, extension fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans;

                  (iii) 50% of any assumption fees, modification fees and extension fees that are actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (iv) if the related assumption has been submitted to the Special Servicer for review, 50% of any assumption application fees that are actually paid by a Borrower with respect to a Performing Mortgage Loan; and

                  (v) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

                  To the extent that amounts described in clause (ii) of the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

                  (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub- Servicers retained by it and the premiums for any blanket policy or the standby fee or similar premium for any master force place policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

                  (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within fifteen (15) days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three (3) Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

                  (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), and compounded monthly, for so long as such Servicing Advance is outstanding. Such compound interest shall be payable: (i) at any time, out of Default Charges collected on or in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance relates; and (ii) to the extent that such Default Charges are insufficient, but only with respect to that portion of the related Servicing Advance that has been or is being reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.

                  (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the twelve (12) months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the Special Servicer.

                  (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificates delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

                  SECTION 3.12. Property Inspections; Collection of Financial
                                Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than sixty (60) days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan and at least once per calendar year thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property; provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection therewith as Servicing Advances. Beginning in 2000, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, considers material. The Master Servicer and the Special Servicer shall each deliver to the Trustee, the Depositor and each other a copy (or image in suitable electronic media) of each such written report prepared by it within sixty (60) days of completion of the related inspection. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Underwriters, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

                  (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Master Servicer and the Special Servicer shall each deliver copies of all of the foregoing items so collected thereby to the Trustee, the Depositor and each other, in each case within sixty
(60) days of its receipt thereof. The Trustee shall, upon request, deliver copies of the foregoing items to the Underwriters, the Controlling Class Representative, the related Mortgage Loan Seller and any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

                  Within forty-five (45) days after receipt by the Master Servicer, as to Performing Mortgage Loans, and within twenty (20) days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the written analysis of operations (the "Operating Statement Analysis Report"), and the Special Servicer shall remit each Operating Statement Analysis Report prepared by it, together with the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer. All Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee and the Special Servicer, together with the related operating statements or rent rolls. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Underwriters, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such Operating Statement Analysis (or update thereof) and the related operating statement or rent rolls. The Master Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each such Operating Statement Analysis Report shall be substantially in the form of Exhibit E-8 attached hereto (or, at the discretion of the Master Servicer, provided that no less information is provided than is set forth in Exhibit E-8, in a CSSA format).

                  Within forty-five (45) days after receipt by the Master Servicer or twenty (20) days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update (and, in the case of the Special Servicer, forward within such 20-day period to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer) an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                  (c) Not later than 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a CSSA Property File; and (ii) a CSSA Loan Periodic Update File. At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination
Date: (i) a Delinquent Loan Status Report; (ii) a Comparative Financial Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report.

                  (d) Not later than 3:30 p.m. (New York City time) on the second Business Day after each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee data files relating to the following reports: (i) to the extent received at the time required, the most recent Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(c);
(ii) the most recent CSSA Property File, CSSA Loan Periodic Update File and Comparative Financial Status Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a Watch List Report with information that is current as of such Determination Date.

                  (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

                  (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the Cut-Off Date or the most recent earlier date for which such data is available) contemplated by the CSSA Loan Set-up File, the CSSA Loan Periodic Update File, the Operating Statement Analysis Report and the CSSA Property File.

                  SECTION 3.13. Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters, the Controlling Class Representative and each other, on or before March 15 of each year, beginning in 2000, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or of any Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

                  SECTION 3.14. Reports by Independent Public Accountants.

                  On or before March 15 of each year, beginning in 2000, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters and each other, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that neither the Master Servicer nor the Special Servicer shall be required to cause the delivery of its Annual Accountants' Report until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one (1) year of such report) with respect to those sub-servicers.

                  The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

                  SECTION 3.15. Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, the Underwriters, the Mortgage Loan Sellers, each Rating Agency and the Controlling Class Representative, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto).

                  SECTION 3.16. Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty (60) days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, shall be covered by, and be reimbursable as, a Servicing Advance.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one (1) Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following twelve (12) month period.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

                  SECTION 3.17. Management of REO Property.

                  (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

                  The Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

                  (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event with respect to any REMIC Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, advance such amounts as are necessary for such purposes unless the Master Servicer or the Special Servicer determines, in its reasonable, good faith judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                  (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

                  SECTION 3.18. Sale of Mortgage Loans and REO Properties.

                  (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

                  (b) If the Special Servicer has determined, in its reasonable, good faith judgment, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18 is in accordance with the Servicing Standard, then the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within five (5) days after receipt of such notice, so notify all the Holders of Certificates of the Controlling Class. The Majority Controlling Class Certificateholder may, at its or their option, within thirty (30) days after receipt of such notice, purchase any such Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan (subject, in the case of an Additional Servicing Fee Mortgage Loan to the rights of the applicable Designated Sub-Servicer to sub-service such Mortgage Loan and the rights of the applicable Designated Sub-Servicer or Archon, as applicable, to receive the Additional Servicing Fee, in each case as set forth under the related Designated Sub-Servicer Agreement). In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

                  (c) If the Majority Controlling Class Certificateholder has not purchased any Defaulted Mortgage Loan described in the first sentence of
Section 3.18(b) within thirty (30) days of the Holders of the Controlling Class having received notice in respect thereof pursuant to Section 3.18(b) above, then the Trustee shall within five (5) days of the end of such 30-day period send notice to the Master Servicer and the Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Special Servicer or the Master Servicer (in that order of priority) may, at its option, within thirty (30) days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan (subject, in the case of an Additional Servicing Fee Mortgage Loan, to the rights of the applicable Designated Sub-Servicer to sub-service such Mortgage Loan and the rights of the applicable Designated Sub-Servicer or Archon, as applicable, to receive the Additional Servicing Fee, in each case as set forth under the related Designated Sub-Servicer Agreement). In connection with any such purchase by the Master Servicer (or any designated Affiliate thereof), the Special Servicer shall deliver the related Servicing File to the Master Servicer (or any designated Affiliate thereof). For purposes of the other sections of this Agreement, any purchase of a Defaulted Mortgage Loan by a designated Affiliate of the Master Servicer or Special Servicer pursuant to this Section 3.18(c) shall be deemed a purchase of such Defaulted Mortgage Loan by the Master Servicer or the Special Servicer, as applicable.

                  (d) Subject to Section 3.24, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than ten (10) days. Such sale shall be made subject to the rights of the Designated Sub-Servicers as described in subsections (b) and (c) above. Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

                  The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the first (and, if multiple bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

                  The Special Servicer shall give the Trustee, the Master Servicer and the Controlling Class Representative not less than five (5) Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

                  (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding twelve (12) month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding twelve (12) month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

                  (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(d)) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

                  (h) Notwithstanding any of the foregoing paragraphs of this
Section 3.18, but subject to Section 3.24, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

                  SECTION 3.19. Additional Obligations of Master Servicer.

                  (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount (a "Compensating Interest Payment") equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the total amount of Master Servicing Fees and Prepayment Interest Excesses received by the Master Servicer during the most recently ended Collection Period. In no event shall Additional Servicing Fees be applied toward any Compensating Interest Payment (or any calculation of such payment) under this Section 3.19(a).

                  (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

                  Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph), to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five (5) Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing

Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five (5) Business Days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                  Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

                  (c) Promptly following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the date on which the Borrower under any Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, (iii) the 60th day (or, in the case of a Modified Mortgage Loan or a Mortgage Loan where the Borrower has been the subject of a bankruptcy, insolvency or similar proceedings since the Closing Date, the 30th day) following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iv) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained within the preceding twelve (12) month period, and shall deliver a copy thereof to the Trustee, the Master Servicer and the Controlling Class Representative. The cost of such Appraisal shall be covered by, and be reimbursable as, a Servicing Advance. Based on such Appraisal, the Special Servicer shall determine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

                  For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within thirty (30) days of each anniversary of such loan's having become a Required Appraisal Loan, order or conduct an update of the prior Appraisal (the cost of which will be covered by, and be reimbursable as, a Servicing Advance); and, upon receipt, based upon such update, the Special Servicer shall redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. A Mortgage Loan will cease to be a Required Appraisal Loan if and when such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve (12) consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve (12) months.

                  At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an Appraisal of the related Mortgaged Property or REO Property, as the case may be. In addition, at any such time that is not less than six (6) months following the initial determination of such Appraisal Reduction Amount (and on one occasion at least six (6) months after the first occasion), the Holders of any then outstanding Class of Certificates that is subordinate to the Controlling Class may, at their own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an Appraisal that satisfies the criteria for a Required Appraisal. Upon the written request of the Controlling Class Representative or such Holders, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the Appraisal delivered by such party and notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

                  (d) The Master Servicer shall pay, without any right of reimbursement therefor, the post-Closing Date fees of the Rating Agencies for ongoing surveillance of the Rated Certificates, but shall not be required to pay without reimbursement the fees charged by any Rating Agency for a (i) confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates or (ii) in connection with any other particular matter.

                  (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under the terms of the related Mortgage Note. Upon written request of any Certificateholder, the Master Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Premium or Yield Maintenance Charge.

                  (f) The Master Servicer shall not permit defeasance of any Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, or (y) to the extent consistent with the terms of such Mortgage Loan, unless (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event in respect of any REMIC Pool, (iii) the Master Servicer has notified the Rating Agencies, (iv) the Master Servicer has confirmed that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided that the requirement to obtain such confirmation will be a precondition to the defeasance only if the Master Servicer is able under the related Mortgage Loan documents and applicable law to prevent the defeasance if such confirmation is not obtained), and (v) the Master Servicer has requested and received from the related Borrower (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Monthly Payment scheduled to be due prior thereto but after the defeasance; provided that, if under the terms of the related Mortgage Loan documents, the related Borrower delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. Treasury obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Startup Day for the REMIC Pool that holds the subject Mortgage Loan, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of

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principal thereunder, including a prepayment of principal accompanied by a
Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (v) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.19(f) shall be paid by the Borrower of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents (and, if the Master Servicer reasonably determines that it cannot recover such expenses from the Borrower, such expenses shall constitute a Servicing Advance). Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Borrower may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with such court holding and the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Borrower has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard.

                  (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within forty-five (45) days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                  (h) With respect to each Designated ARD Loan, to the extent that the related Mortgage Loan Seller has not on or before the Closing Date delivered to the related Borrower a waiver of the accrual of Additional Interest to the extent accrued at an Additional Interest Rate in excess of 2.0% per annum, the Master Servicer shall deliver, on or before the 90th day following the Closing Date, such a waiver on behalf of the Trust Fund as the holder of such Designated ARD Loan.

                  SECTION 3.20. Modifications, Waivers, Amendments and Consents.

                  (a) The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent permitted below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including Default Interest and Additional Interest) on and principal of, forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer hereunder, subject, however, to Sections 3.08 and 3.24 and, further to each of the following limitations, conditions and restrictions:

                  (i) other than as provided in Sections 2.03(a), 3.02, 3.08, 3.19(h), 3.20(f) and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan without the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with all information that the Special Servicer may reasonably

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

         request in order to withhold or grant any such consent, (B) the Special Servicer (for no additional compensation) shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten (10) Business Days of the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision, such consent shall be deemed to have been granted);

                  (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, agree to (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or, in the case of any Specially Serviced Mortgage Loan, take (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Mortgage
         Rate), than would liquidation;

                  (iii) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, extend (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date and (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend); and, furthermore, the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, grant (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's granting) any such extension unless
         (A) the Special Servicer's recovery determination contemplated by clause (ii) above is supported by an Appraisal performed within the preceding twelve (12) month period and (B) the related Borrower agrees to deliver to the Special Servicer, the Trustee and the Controlling Class Representative quarterly operating statements with respect to the related Mortgaged Property (the Special Servicer (or, if applicable, the Master Servicer at the direction of the Special Servicer) to request that such statements be audited, provided that the Special Servicer may waive such condition relating to such statements being audited, in its sole discretion);

                  (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool;

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

                  (v) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, permit (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (vi) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, release (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (v) above, any collateral securing an outstanding Mortgage Loan except as provided in Section 3.09(d), or except as provided in Section 3.20(g), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the Special Servicer's good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Borrower, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable, good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

                  (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and in accordance with the Servicing Standard.

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

                  (c) Any payment of interest, which is deferred pursuant to
Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Mortgagor under such Mortgage Loan.

                  (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage
Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

                  (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section
3.20 shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to
Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

                  (f) With respect to any Designated ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Additional Interest in respect of such ARD Loan if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full together with all payments required by the related Mortgage Loan documents in connection with such prepayment except for such accrued Additional Interest, provided that the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) than a refusal to waive the right to such Additional Interest. The Master Servicer will have no liability to the Trust, the Certificateholders or any other Person so long as such determination is exercised in accordance with the Servicing Standard.

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

                  (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage
Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents); and (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool,
(y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

                  SECTION 3.21. Transfer of Servicing Between Master Servicer
                                and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five (5) Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five (5) Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

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

                  Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

                  (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

                  (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

                  SECTION 3.22. Sub-Servicing Agreements.

                  (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) insofar as it affects the Trust, is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that each Designated Sub-Servicer Agreement allows for terminations of the applicable Designated Sub-Servicer as provided above only for cause as provided in the related Designated Sub-Servicer Agreement); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a

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

Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty except with respect to the Designated Sub-Servicer Agreements; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any greater rights of indemnification out of the Trust Fund than those that the Master Servicer or the Special Servicer, as the case may be, have pursuant to Section 6.03; provided that the appointment by the Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). In addition, each Sub-Servicing Agreement entered into by the Master Servicer (other than to the extent provided in the Designated Sub-Servicer Agreements) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be suspended for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and REO Property and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(e), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner

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

of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

                  (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof.; provided that a Designated Sub-Servicer may not be so terminated except for cause as provided in the Designated Sub-Servicer Agreement. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or another successor thereto, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

                  (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans.

                  (g) Notwithstanding any provision herein, the Designated Sub-Servicer under any Designated Sub-Servicer Agreement may only be terminated by the Master Servicer (or, as contemplated in Section 3.22(a), by the Trustee, its designee or a successor Master Servicer) for cause as provided in the Designated Sub-Servicer Agreement. Each successor Master Servicer hereunder shall, except as provided in Section 7.01(c), agree to assume the responsibilities and obligations of the Master Servicer under the applicable Designated Sub-Servicer Agreement.

                  SECTION 3.23. Controlling Class Representative.

                  (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee in order to select a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

                  (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust payable out of the Collection Account pursuant to Section 3.05(a).

                  (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

                  (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder

(or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

                  (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                  SECTION 3.24. Certain Rights and Powers of the Controlling
                                Class Representative.

                  (a) No later than thirty (30) days after a Servicing Transfer Event for a Specially Serviced Mortgage Loan, the Special Servicer shall, subject to Section 3.24(b), deliver to each Rating Agency, the Master Servicer, the Trustee and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall include the following information to the extent reasonably determinable:

                  (i) a summary of the status of such Specially Serviced Mortgage Loan;

                  (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for such Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                  (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

                  (iv) the Appraised Value of the related Mortgaged Property, together with the assumptions used in the calculation thereof;

                  (v) a summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

                  (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

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

                  If the Controlling Class Representative disapproves of an Asset Status Report, the Controlling Class Representative shall, within ten (10) Business Days of receiving such Asset Status Report, provide notice in writing to the Special Servicer of such disapproval, and the Special Servicer shall, subject to Section 3.24(b), revise such Asset Status Report and deliver to the Controlling Class Representative, the Trustee, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval. If the Controlling Class Representative does not disapprove of an Asset Status Report within such ten (10) Business Day period, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable loan documents). The Special Servicer shall, subject to Section 3.24(b), revise such Asset Status Report as provided above in this paragraph until the earliest of (a) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten (10) Business Days of its receipt thereof; (b) a determination by the Special Servicer as set forth below or (c) the passage of ninety (90) days from the date of preparation of the first Asset Status Report. The Special Servicer may, from time to time, subject to Section 3.24(b), modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and not rejected as provided above.

                  Notwithstanding the prior paragraph, the Special Servicer may:
(i) take any action set forth in an Asset Status Report before the expiration of the ten (10) Business Day period during which the Controlling Class Representative may reject such report if (A) the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and (B) it has made a reasonable effort to contact the Controlling Class Representative; and (ii) determine whether any affirmative disapproval of an Asset Status Report is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making any such determination referred to in clause (ii) of the prior sentence, the Special Servicer shall notify the Trustee of such determination and deliver to the Trustee a proposed notice to Certificateholders which is to include a copy of the relevant Asset Status Report. The Trustee shall thereupon send such notice to all Certificateholders; and, if the Holders of Certificates representing a majority of the Voting Rights fail, within ten (10) Business Days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected within such ten (10) Business Day period by the Holders of Certificates representing a majority of the Voting Rights, the Special Servicer shall, subject to Section 3.24(b), revise such Asset Status Report as described above. The Trustee shall be entitled to reimbursement from the Trust for the reasonable out-of-pocket expenses of providing such notices.

                  The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as described above, unless such action would be required in order to act in accordance with the Servicing Standard.

                  (b) Notwithstanding anything herein to the contrary, any action recommended by the Special Servicer in an Asset Status Report (or any revision thereof) shall be consistent with the Servicing Standard and the other sections of this Agreement, and the Controlling Class Representative may not direct the Special Servicer to act in any manner (and the Special Servicer shall disregard any such direction) that would:

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

                  (i) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard; or

                  (ii) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool; or

                  (iii) expose the Master Servicer, the Special Servicer, the Depositor, any Mortgage Loan Seller, the Trust, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability; or

                  (iv) materially expand the scope of the Special Servicer's, the Master Servicer's or the Trustee's responsibilities under this Agreement.

                  In addition, the Special Servicer shall not have any obligation to consult with or notify any Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected.

                  (c) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, that the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


                  SECTION 4.01. Distributions.

                  (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date:

                         (i) to make distributions of interest to the Holders of the respective Classes of Senior Certificates, pro rata based on entitlement, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (ii) to make distributions of principal to the Holders of the Class A-1A and Class A-1B Certificates, allocable as between such Classes of Certificateholders as provided below, up to an amount equal to the lesser of (A) the aggregate of the then outstanding Class Principal Balances of the Class A-1A and Class A-1B Certificates and
         (B) the Principal Distribution Amount for such Distribution Date;

                       (iii) to reimburse the Holders of the Class A-1A and Class A-1B Certificates, pro rata based on entitlement, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to each such Class of Certificates;

                        (iv) to make distributions of interest to the Holders of the Class A-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                         (v) after the Class Principal Balances of the Class A-1A and Class A-1B Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-2 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clause (ii) above;

                        (vi) to reimburse the Holders of the Class A-2 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (vii) to make distributions of interest to the Holders of the Class A-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (viii) after the Class Principal Balances of the Class A-1A, Class A-1B and Class A-2 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-3 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii) and (v) above;

                        (ix) to reimburse the Holders of the Class A-3 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                         (x) to make distributions of interest to the Holders of the Class A-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xi) after the Class Principal Balances of the Class A-1A, Class A-1B, Class A-2 and Class A-3 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-4 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-4 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v) and (viii) above;

                       (xii) to reimburse the Holders of the Class A-4 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                      (xiii) to make distributions of interest to the Holders of the Class B-1 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xiv) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-1 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii) and (xi) above;

                        (xv) to reimburse the Holders of the Class B-1 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (xvi) to make distributions of interest to the Holders of the Class B-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xvii) after the Class Principal Balances of the Class A and Class B-1 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-2 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi) and (xiv) above;

                     (xviii) to reimburse the Holders of the Class B-2 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (xix) to make distributions of interest to the Holders of the Class B-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xx) after the Class Principal Balances of the Class A, Class B-1 and Class B-2 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-3 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv) and (xvii) above;

                       (xxi) to reimburse the Holders of the Class B-3 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                      (xxii) to make distributions of interest to the Holders of the Class B-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxiii) after the Class Principal Balances of the Class A, Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-4 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
         (xvii) and (xx) above;

                      (xxiv) to reimburse the Holders of the Class B-4 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (xxv) to make distributions of interest to the Holders of the Class B-5 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xxvi) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-5 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi),
         (xiv), (xvii), (xx) and (xxiii) above;

                     (xxvii) to reimburse the Holders of the Class B-5 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                    (xxviii) to make distributions of interest to the Holders of the Class B-6 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xxix) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-6 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii),
         (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi) above;

                       (xxx) to reimburse the Holders of the Class B-6 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                      (xxxi) to make distributions of interest to the Holders of the Class B-7 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxxii) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-7 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-7 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi) and (xxix) above;

                    (xxxiii) to reimburse the Holders of the Class B-7 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                     (xxxiv) to make distributions of interest to the Holders of the Class B-8 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xxxv) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-8 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-8 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi),
         (xxix) and (xxxii) above;

                     (xxxvi) to reimburse the Holders of the Class B-8 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                    (xxxvii) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                   (xxxviii) after the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class C Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii) and (xxxv) above;

                     (xxxix) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                        (xl) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(i), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to clauses (i) through (xxxix) above;

                       (xli) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
         Section 4.01(i); and

                      (xlii) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to clauses (i) through
         (xli) above;

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provided, that, on the Final Distribution Date, the distributions of principal to be made pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv) and (xxxviii) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the Holders of the relevant Class or Classes of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance (or, in the case of clause (ii) above, if applicable, the entire aggregate of the then remaining Class Principal Balances) of such Class or Classes of Certificates outstanding immediately prior to such Final Distribution Date.

                  On each Distribution Date prior to the earlier of (i) the Senior Principal Distribution CrossOver Date and (ii) the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1A and Class A-1B Certificates pursuant to clause (ii) above, first, to the Holders of the Class A-1A Certificates, until the Class Principal Balance of such Class has been reduced to zero, and thereafter, to the Holders of the Class A-1B Certificates, until the Class Principal Balance of such Class has been reduced to zero. On any Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and (in any event) on the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1A and Class A-1B Certificates pursuant to clause (ii) above to the Holders of both the A-1A Certificates and the Class A-1B Certificates, on a pro rata basis, in accordance with the respective Class Principal Balances of such Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

                  All distributions of interest made in respect of the Class S Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the Class S REMIC III Regular Interests, on a pro rata basis in accordance with the respective amounts of Distributable Component Interest in respect of each Class S REMIC III Regular Interest for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates.

                  (b) If a Yield Maintenance Charge is collected with respect to any Mortgage Loan during any particular Collection Period, then the Trustee shall, on the Distribution Date corresponding to such Collection Period, withdraw from the Distribution Account and distribute among the Holders of the respective Classes of Regular Interest Certificates in the proportions set forth below the entire amount of such Yield Maintenance Charge as additional interest:

                  (i) The Holders of each Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date shall be entitled to an amount equal to the product of (A) the amount of such Yield Maintenance Charge that is so distributable, multiplied by (B) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Principal Balance Certificates for the corresponding Interest Accrual Period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the Mortgage Loan in respect of which such Yield Maintenance Charge was received, over the relevant Discount Rate, multiplied by (C) a fraction (not greater than one or less than zero), the numerator of which is equal to the aggregate distributions of principal payable to the Holders of such Class of Principal Balance Certificates on such Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

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                  (ii) Any portion of such Yield Maintenance Premium that may remain after such distributions on the Principal Balance Certificates will be distributed to the Holders of the Class S Certificates.

                  For purposes of the foregoing paragraph, the "Discount Rate" shall be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate). The "Treasury Rate" is: (i) in the case of any GECA Mortgage Loan or Column Mortgage Loan the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating (A) in the case of any GECA Mortgage Loan, the weighted average life (calculated in accordance with the related loan documents) of the prepaid Mortgage Loan immediately prior to the prepayment and (B) in the case of any Column Mortgage Loan, the Stated Maturity Date (or, in the case of any Column Mortgage Loan that is an ARD Loan, the Anticipated Repayment Date) of the prepaid Mortgage Loan; (ii) in the case of any GSMC Mortgage Loan (other than the Mortgage Loan (loan number 95) secured by the Mortgaged Property identified on the Mortgage Loan Schedule as West Ashley Shoppes Shopping Center), the yield on the U.S. Treasury security selected in the applicable Mortgage Note for any such Mortgage Loan as published in The Wall Street Journal; and (iii) in the case of the GSMC Mortgage Loan (loan number 95) secured by the Mortgaged Property identified on the Mortgage Loan Schedule as the West Ashley Shoppes Shopping Center, the yield on the non-callable U.S. Treasury issue with a maturity date closest to the maturity date of the Mortgage Loan, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the prepayment date and converted to a monthly compounded nominal yield. If Release H.15 or The Wall Street Journal is no longer published, the Master Servicer shall select a comparable publication to determine the Treasury Rate.

                  If a Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period, then the Trustee shall, on the Distribution Date corresponding to such Collection Period, withdraw from the Distribution Account and distribute to the Holders of the Class S Certificates the entire amount of such Prepayment Premium as additional interest.

                  Any Prepayment Premiums and/or Yield Maintenance Charges distributed in respect of the Class S Certificates on any Distribution Date pursuant to the foregoing paragraphs of this Section 4.01(b) shall be deemed to have been distributed in respect of the Class S REMIC III Regular Interests, on a pro rata basis, in accordance with the respective amounts of Distributable Component Interest for such Distribution Date.

                  (c) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class D-1 Sub-Account of the Distribution Account that represent Additional Interest collected during or prior to the related Collection Period in respect of GECA Mortgage Loans that are ARD Loans and shall distribute such amounts to the Holders of the Class D-1 Certificates. On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class D-2 Sub-Account of the Distribution Account that represent Additional Interest collected during or prior to the related Collection Period in respect of Column Mortgage Loans that are ARD Loans and shall distribute such amounts to the Holders of the Class D-2 Certificates.

                  (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unreimbursed Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unreimbursed Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

                  (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letter of Representations is attached hereto as Exhibit C.

                  (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unreimbursed Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than five (5) days) after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

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

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds.

                  (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

                  (i) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class of Principal Balance Certificates; and all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to any particular Class S REMIC III Regular Interest, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class S REMIC III Regular Interest. In each case, if such distribution on any such Class of Certificates was a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums or Yield Maintenance Charges) or in reimbursement of any related Unreimbursed Principal Balance Reductions in respect of such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed also to be a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums or Yield Maintenance Charges) or in reimbursement of any related Unreimbursed Principal Balance Reductions in respect of such REMIC II Regular Interest. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a)

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

or 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(i). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(i), actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), 4.01(b) or 4.01(c), as applicable.

                  (j) On each Distribution Date, immediately prior to making any actual distributions on the REMIC III Certificates pursuant to Section 4.01(a) or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have made out of the Available Distribution Amount for such Distribution Date, the following distributions in the following order of priority, in each case to the extent of the remaining portion of such Available Distribution Amount:

                  first, distributions of interest to REMIC II in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata among the REMIC I Regular Interests in accordance with, all Uncertificated Distributable Interest in respect of each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid pursuant to this
                  Section 4.01(j), for all prior Distribution Dates;

                  second, distributions of principal to REMIC II in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata among the REMIC I Regular Interests in accordance with, that portion, if any, of the Principal Distribution Amount attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to each REMIC I Regular Interest; and

                  third, distributions to REMIC II in respect of all the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to an amount equal to, in reimbursement of, and pro rata in accordance with, all Unreimbursed Principal Balance Reductions, if any, previously incurred in respect of each REMIC I Regular Interest.

                  In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Certificates pursuant to
Section 4.01(b) or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received on any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made in respect of the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

                  The distributions deemed made by the Trustee on each Distribution Date in respect of the REMIC II Regular Interests pursuant to
Section 4.01(i), as well as the distributions actually made by the Trustee on each Distribution Date in respect of the Class R-II and REMIC III Certificates pursuant to Section 4.01(a) and/or Section 4.01(b), shall be deemed to have been so made or deemed made, as the case may be, from the amounts deemed distributed in respect of the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(j), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), 4.01(b) or 4.01(c), as applicable.

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

                  (k) Payments of principal, interest, Prepayment Premiums and Yield Maintenance Charges on any Loan REMIC Regular Interest shall match the payments of principal, interest, Prepayment Premiums and Yield Maintenance Charges on the related Mortgage Loan or successor REO Mortgage Loan, except that Holders of the Class R-I Certificates shall receive any proceeds with respect to any related REO Property in excess of the amounts due under such Mortgage Loan or successor REO Mortgage Loan (net, if applicable, of expenses or advances, including interest).

                  SECTION 4.02. Statements to Certificateholders; Certain Other
                                Reports.

                  (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Mortgage Loan Sellers, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder and, to the extent that the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Mortgage Loan Sellers, the Underwriters, the Rating Agencies or the Controlling Class Representative any Trustee Report that has been made available via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with such Section 5.06. Notwithstanding the foregoing, any delivery of such reports to Fitch shall be made by first class mail.

                  On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Mortgage Loan Sellers, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded on such Distribution Date, a copy of the following reports delivered to it by the Master Servicer pursuant to
Section 3.12(d) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date): (i) the Delinquent Loan Status Report; (ii) the Historical Loss Estimate Report; (iii) the Historical Loan Modification Report; (iv) the REO Status Report; (v) the Watch List Report; and (vi) the Comparative Financial Status Report. The Trustee shall provide or make available electronically on each Distribution Date (or, upon request, by first class mail) to the Depositor, GECA, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded on such Distribution Date a copy of the CSSA Loan Periodic Update File containing information regarding each Mortgage Loan and the CSSA Property File containing information regarding each Mortgaged Property and REO Property as of the end of the related Collection Period. The Trustee shall have no obligation to provide the information or reports described in this
Section 4.02(a) until it has received the requisite information or reports from the Master Servicer, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's failure to timely deliver any information or reports hereunder. The Trustee Report, the CSSA Loan Periodic Update File, the CSSA Property File and the reports referred to in the first sentence of this paragraph collectively constitute the "Certificateholder Reports". Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports,

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

statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

                  The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, all Trustee Reports and Unrestricted Servicer Reports and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to
Section 8.15 or (ii) the Depositor has notified the Trustee that DLJSC has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be password protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Trustee shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Trustee shall make the Distribution Date Statement available to any interested party via the electronic bulletin board and the fax-on-demand service. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, GECA, GSMC, the Underwriters, Column, any Rating Agency, the Controlling Class Representative or any party hereto, with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable; provided, however, that the Trustee shall provide such password to each party hereto, the Controlling Class Representative, GECA, GSMC, Column and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                  The Trustee's Internet Website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website and electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

                  The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (b) By 3:30 p.m. New York City time on the second Business Day after each Determination Date, the Master Servicer shall deliver to the Trustee the CSSA Loan Periodic Update File, reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. Such CSSA Loan Periodic Update File and any written information

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

supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to
Section 4.01, this Section 4.02, Section 4.05 or any other section of this Agreement, as set forth in written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

                  Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit E-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor, the REMIC Administrator and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

                  SECTION 4.03. P&I Advances; Advances relating to the Master
                                Servicer Remittance Amount.

                  (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I

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

Advances, or (iii) make P&I Advances in the form of any combination of (i) and
(ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by 6:00 p.m., New York City time, on such P&I Advance Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution
Date) make, and if the Trustee fails to do so, any Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees, Additional Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed

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within the twelve (12) months preceding such determination by a Qualified
Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

                  (d) Subject to the next sentence and Section 4.03(e), the Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), and compounded monthly, for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such compound interest shall be payable: (i) at any time, out of Default Charges collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) to the extent that such Default Charges are insufficient, but only with respect to that portion of such P&I Advance that has been or is being reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date.

                  (e) Notwithstanding any other provision of this Agreement to the contrary, with respect to any Mortgage Loan as to which the Master Servicer or an Affiliate thereof owns an equity interest in the related Borrower (but only for so long as the Master Servicer or such Affiliate owns such equity interest), if the Master Servicer makes a P&I Advance with respect to such Mortgage Loan, it shall be entitled to Advance Interest at the Reimbursement Rate on such P&I Advance only to the extent of (i) any Default Interest and late payment charges received with respect to such Mortgage Loan (net of any payment therefrom to the Trustee or the Special Servicer in respect of interest on Advances related to such Mortgage Loan), and (ii) any Liquidation Proceeds received with respect to such Mortgage Loan that are in excess of the aggregate of (A) the outstanding principal balance of such Mortgage Loan, (B) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, (C) all other related and unreimbursed Servicing Advances, (D) any related Liquidation Expenses, (E) any Additional Trust Fund Expenses related to such Mortgage Loan, including Advance Interest, and (F) any Liquidation Fee payable to the Special Servicer in respect of such Mortgage Loan. This subsection shall not limit the entitlement of the Trustee or any Fiscal Agent to Advance Interest on any P&I Advance made by the Trustee or such Fiscal Agent in respect of such Mortgage Loan.

                  (f) With respect to any Mortgage Loan as to which the Master Servicer or an Affiliate thereof owns an equity interest in the related Borrower (but only for so long as the Master Servicer or such Affiliate owns such equity interest), the Master Servicer shall be entitled to appoint another Person (which Person is not an Affiliate of the Master Servicer) satisfactory to the Trustee to make P&I Advances with respect to such Mortgage Loan (such Person, an "Alternate Advancer"), provided that (i) the Master Servicer

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shall have given prior written notice specifying the terms of such appointment
(which shall also be satisfactory to the Trustee) to the Special Servicer, the Trustee and the Rating Agencies and (ii) the Trustee shall have received written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates. Such Alternate Advancer shall be entitled to receive reimbursement on any P&I Advances made by it, together with interest thereon at the Reimbursement Rate, as and to the same extent as the Master Servicer is entitled thereto with respect to other Mortgage Loans (that is, without regard to subsection (e) of this Section 4.03) and the Master Servicer shall be authorized to withdraw funds from the Collection Account (at the time and in the manner otherwise provided in this Agreement without regard to subsection (e) of this Section 4.03) in order to effect such reimbursement and such payment of interest. The appointment of an Alternate Advancer shall not relieve the Master Servicer of its ultimate responsibility to make any required Advance, and the failure to make any required Advance by the Master Servicer or its Alternate Advancer shall also constitute an Event of Default by the Master Servicer hereunder.

                  SECTION 4.04. Allocation of Realized Losses and Additional
                                Trust Fund Expenses.

                  (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01(a), the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class C, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-4, Class A-3 and Class A-2 Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1A and Class A-1B Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(i), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest C, REMIC II Regular Interest B-8, REMIC II Regular Interest B-7, REMIC II Regular Interest B-6, REMIC II Regular Interest B-5, REMIC II Regular Interest B-4, REMIC II Regular Interest B-3, REMIC II Regular Interest B-2, REMIC II Regular Interest B-1, REMIC II Regular Interest A-4, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-2 shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated

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Principal Balances of REMIC II Regular Interest A-1A and REMIC II Regular
Interest A-1B shall be reduced on a pro rata basis in accordance with the relative sizes of such Uncertificated Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(j), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  SECTION 4.05. Calculations.

                  The Trustee shall, provided it receives the necessary information from the Master Servicer and/or Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

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

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Class S, Class A, Class B-1 and Class B-2 Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Class S Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and in any whole dollar denomination in excess thereof. The other Principal Balance Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and in any whole dollar denomination in excess thereof. The Residual Interest Certificates and the Class D Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that

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

the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within thirty (30) days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to, or deliver to the requesting Holders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than thirty (30) days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

                  (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of a Non-Registered Certificate or interest therein does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B hereto are, with respect to the subject transfer, true and correct. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any NonRegistered Certificate or interest therein without registration or qualification. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein

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

shall, and does hereby agree to, indemnify the Depositor, DLJSC, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Subordinated Certificates or any transfer of a Subordinated Certificate by the Depositor or, in the case of a Book-Entry Subordinated Certificate, any transfer of such Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Subordinated Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel (which Opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G is acceptable for purposes of the preceding sentence. If any Transferee of a Subordinated Certificate or any interest therein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

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                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the REMIC Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Interest Certificate and (2) not to transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

                           (ii) (A) If any purported Transferee shall become a
                  Holder of a Residual Interest Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments

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

                  due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
                  of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause
                  (ii) (A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The REMIC Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                           (A) written confirmation from each Rating Agency to
                  the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee and the REMIC Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

                  (e) The Trust has not been registered as an investment company under the Investment Company Act. Accordingly, no transfer of any Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D-1 or Class D-2 Certificate shall be made to any Person other than an Institutional Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Residual Interest Certificate shall be made to any Person other than a Qualified Institutional Buyer. If a transfer of any such Certificate is to be made, then the Trustee shall require, in order to assure compliance with the foregoing, that the prospective transferee of such Certificate (or the transferor on its behalf) certify in writing that the prospective transferee is a Qualified Institutional Buyer or, alternatively, but solely in the case of a Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D-1 or Class D-2 Certificate, an Institutional Accredited Investor.

                  (f) If a Person is acquiring any Non-Registered Certificate, Subordinated Certificate or Residual Interest Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c), (d) and/or (e), as appropriate, of this
Section 5.02.

                  (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

                  (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  (l) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

                  SECTION 5.03. Book-Entry Certificates.

                  (a) The Class S, Class A, Class B-1 and Class B-2 Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  SECTION 5.04. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC Pool, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05. Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.06. Certification by Certificate Owners.

                  (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

                  (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit L-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository,

Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR


                  SECTION 6.01. Liability of the Depositor, the Master Servicer,
                                the Special Servicer and the REMIC
                                Administrator.

                  The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

                  SECTION 6.02. Merger, Consolidation or Conversion of the
                                Depositor, the Master Servicer, the Special
                                Servicer or the REMIC Administrator.

                  Subject to the following paragraph, each of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Each of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Special Servicer or REMIC Administrator unless such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer, the Special Servicer and the REMIC Administrator.

                  None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or reckless disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, member, manager, officer, employee or agent of any such party shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including, in the case of the Master Servicer or Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (ii) incurred in connection with any legal action against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which it is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

                  SECTION 6.04. Master Servicer, Special Servicer and REMIC
                                Administrator Not to Resign.

                  The REMIC Administrator, the Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the REMIC Administrator, the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the REMIC Administrator, the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the REMIC Administrator, the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the REMIC Administrator's, the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided that, if no successor REMIC administrator, master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the REMIC Administrator, Master Servicer or Special Servicer, as the case may be, has given notice of such resignation, the resigning REMIC Administrator, Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor REMIC administrator, master servicer or special servicer, as applicable.

                  In addition, the Master Servicer and the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) acceptable to the Depositor has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

                  Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04. Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

                  Notwithstanding the foregoing, if the same Person is acting as both REMIC Administrator and Trustee, and such Person resigns as Trustee pursuant to Section 8.07, then such Person shall be deemed to have also resigned as the REMIC Administrator, and the successor Trustee shall also act as successor REMIC Administrator or shall appoint a successor REMIC Administrator.

                  SECTION 6.05. Rights of the Depositor and the Trustee in
                                Respect of the Master Servicer, the Special
                                Servicer and the REMIC Administrator.

                  The Master Servicer, the Special Servicer and the REMIC Administrator shall each afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator shall each furnish the Depositor, the Trustee and each Rating Agency with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer, the Special Servicer and the REMIC Administrator may each affix to any such information described in this
Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                  SECTION 6.06. Designation of Special Servicer by the
                                Controlling Class.

                  The Holder or Holders of the Certificates representing more than 50% of the Class Principal Balance of the Controlling Class may at any time and from time to time designate a Person to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. The designated Person shall become the Special Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and
(iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided that the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Certificate Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them); and provided, further, that the terminated Special Servicer shall continue to be obligated to pay and entitled to receive all other amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination, and it and its directors, managers, members, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or any

Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. If the termination of the Special Servicer was without cause, the reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree. If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in this
Section 6.06 with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding beneficial ownership of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

                  SECTION 6.07. Master Servicer or Special Servicer as Owner of
                                a Certificate.

                  If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

                  (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount required to be remitted on such date, which failure continues unremedied until 5:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; provided however, that the failure to make a P&I Advance one time in any twelve (12) month period which is corrected by 10:00 a.m. (New York City time) on the related Distribution Date shall not constitute an Event of Default; or

                  (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

                  (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three (3) Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in
         Section 3.11(f); or

                  (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of thirty
         (30) days (or, in the case of payment of insurance premiums, for a period of fifteen (15) days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements on the part of the REMIC Administrator contained in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (viii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of sixty (60) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ix) any breach on the part of the REMIC Administrator of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of sixty (60) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto or to the REMIC Administrator (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (x) the Special Servicer shall acquire any ownership interest (including partnership debt) in any Borrower; or

                  (xi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (xii) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (xiii) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

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

                  (xiv) either (A) the Trustee shall have received notice from either of the Rating Agencies to the effect that, or the Trustee shall otherwise have actual knowledge (based on a written publication or notification by such Rating Agency) that, the continuation of the Master Servicer or the Special Servicer in such capacity would result in a qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates or (B) one or more ratings assigned by either Rating Agency to the Certificates shall have been qualified as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

                  (xv) one or more ratings assigned by either Rating Agency to the Certificates shall have been downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

                  (xvi) the Master Servicer shall fail to be rated at least "CMS3" (or any equivalent successor rating) by Fitch or shall cease to be "approved" by Moody's, in either case in connection with acting as a master servicer for pools of mortgage loans similar to the Mortgage Pool, and the failure to be so rated or approved shall continue unremedied for a period of thirty (30) days (or, as confirmed to the Trustee in writing by each Rating Agency, for such longer period (not to exceed ninety (90) days) as the Master Servicer may continue in such capacity without causing an Adverse Rating Event); or

                  (xvii) the Special Servicer shall fail to be rated at least "CSS3"(or any equivalent successor rating) by Fitch or shall cease to be "approved" by Moody's, in either case in connection with acting as a special servicer for pools of mortgage loans similar to the Mortgage Pool, and the failure to be so rated or approved shall continue unremedied for a period of thirty (30) days (or, as confirmed to the Trustee in writing by each Rating Agency, for such longer period (not to exceed ninety (90) days) as the Special Servicer may continue in such capacity without causing an Adverse Rating Event).

When a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xiii) - (xvi) above) in one capacity shall constitute an Event of Default in each such capacity.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights or if the relevant Event of Default is one described in any of clauses (iii) and
(xi) through (xvii) of Section 7.01(a), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (xi) through (xiii) of
Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two (2) Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

                  (c) In the event the initial Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(xiv) or Section 7.01(a)(xvi), and if the terminated initial Master Servicer delivers to the Trustee proposed bid materials within five (5) Business Days after such termination, the Trustee shall, within the next five (5) Business Days, using such bid materials, solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from three (3) Qualified Bidders (as defined below) or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. The Trustee shall have no obligation to review and shall have no liability or responsibility for the information in the bid materials, and shall be entitled to include a disclaimer to such effect with such bid materials. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and shall agree to be bound by the terms hereof, within thirty (30) days after the termination of the initial Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate of 0.028% per annum per Mortgage Loan serviced (each, a "Servicing Retained Bid") and (ii) on the basis of terminating each Sub-Servicer and Sub-Servicing Agreement (other than a Designated Sub-Servicer and its Sub-Servicing Agreement) and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than thirty (30) days after the termination of the initial Master Servicer.

                  Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, including the transfer of the servicing of the Mortgage Loans, the Trustee shall remit or cause to be remitted
(i) if the successful bid was a Servicing Retained Bid, to the terminated initial Master Servicer the amount of such cash bid received from the Successful Bidder (net of expenses in connection with obtaining such bid, including, without limitation, reasonable attorneys' fees, and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) and (ii) if the successful bid was a Servicing Released Bid, to the terminated initial Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

                  If the Successful Bidder has not entered into this Agreement as successor Master Servicer within thirty (30) days after the termination of the initial Master Servicer or no Successful Bidder was identified within such thirty (30) day period, the terminated initial Master Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection with such bid process, and the Trustee shall have no further obligations under this Section 7.01(c) and may select a successor Master Servicer of its choice and pursuant to the terms hereof.

                  A "Qualified Bidder" will be any prospective Master Servicer candidate reasonably acceptable to the Depositor, which candidate would be eligible to act as Master Servicer hereunder without causing an Adverse Rating Event.

                  (d) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or, if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, managers, members, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with

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

any actions to be taken by the REMIC Administrator pursuant to this paragraph shall be borne by the REMIC Administrator.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to the first paragraph of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it had also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies as required by
Section 7.01 shall not be considered a default by the Trustee hereunder; and provided, further, that, in the case of a resigning or terminated Special Servicer, the Trustee shall cease to act as successor if an alternative successor is appointed pursuant to Section 6.06; and, provided, further, that in the case of a terminated Master Servicer, the Trustee shall cease to act as successor if an alternative successor is appointed pursuant to Section 7.01(c). Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Master Servicer or the Special Servicer is the resigning or terminated party and the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall, subject to Section 6.06 or Section 7.01(c), as applicable, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01, any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.06, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) sixty (60) days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04. Waiver of Events of Default.

                  The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xiv) clause (xv), clause (xvi) or clause (xvii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  SECTION 7.05. Additional Remedies of Trustee Upon Event of
                                Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xiii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

                  (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or
         Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

                  (vi) For as long as the Person that serves as Trustee hereunder also serves as Custodian, Certificate Registrar and/or REMIC Administrator, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian, Certificate Registrar and/or REMIC Administrator, as the case may be.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities

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         which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) except as contemplated by Section 8.06 and/or Section 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

                  (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

                  (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or of the Depositor.

                  (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have

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         no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

                  SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity
                                or Sufficiency of Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator (in each case, unless the Trustee is acting in such capacity), and accepted by the Trustee or such Fiscal Agent, as the case may be, in good faith, pursuant to this Agreement. Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer. The Trustee shall not be required to record this Agreement.

                  SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

                  The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

                  SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                                and by Trustee, REMIC Administrator and Fiscal Agent.

                  (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with June 1999, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of June 1999, on a principal amount equal to the Cut-off Date Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue from time to time on a 30/360 Basis. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

                  (b) The Trustee and any affiliate, director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

                  (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee, any Fiscal Agent and the REMIC Administrator for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to
Section 8.05(b), any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, or the REMIC Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (d) Each of the Trustee, any Fiscal Agent and the REMIC Administrator shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, such Fiscal Agent's or the REMIC Administrator's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the REMIC Administrator, the Master Servicer and the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or
(ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A+" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Mortgage Loan Seller or (iv) any Affiliate of any of them, may be the Trustee hereunder.

                  SECTION 8.07. Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten (10) Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).

                  (c) The Holders of Certificates entitled to at least a majority of the Voting Rights (or, if such removal is in connection with the Trustee's and any Fiscal Agent's failure to make any required Advance, 25% of the Voting Rights) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the Trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor Trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates. Notwithstanding anything herein to the contrary, if any Person is acting as both Trustee and REMIC Administrator, then any resignation or removal of such Person as the Trustee shall be accompanied by the resignation or removal of such Person as REMIC Administrator, and the successor trustee shall serve as successor REMIC administrator as well.

                  SECTION 8.08. Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer, Special Servicer or REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                  SECTION 8.12. Access to Certain Information.

                  (a) The Trustee shall afford to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriters, the Mortgage Loan Sellers, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments hereto or thereto; (iii) all Trustee Reports and other Certificateholder Reports delivered to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) all Unrestricted Servicer Reports and Restricted Servicer Reports delivered to the Trustee since the Closing Date pursuant to Sections 4.02(b); (x) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20;
(xi) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following their having been obtained or formulated); (xii) any Asset Status Reports delivered to the Trustee pursuant to
Section 3.24 since the Closing Date; (xiii) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xiv) any other information that may be necessary to satisfy the requirements of subsection
(d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide any such information obtained by it to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

                  (c) Neither the Trustee nor the Master Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

                  SECTION 8.13. Appointment of Fiscal Agent.

                  (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the

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Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated as least "Aa3" from Moody's and "AA" from Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

                  (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

                  (d) The obligations of any Fiscal Agent set forth in this
Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                  (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

                  SECTION 8.14 Advance Security Arrangement.

                  Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the REMIC Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section
8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

                  SECTION 8.15. Filings with the Securities and Exchange
                                Commission.

                  (a) With respect to the Trust's fiscal year 1999 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

                  (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports and the Unrestricted Servicer Reports attached as exhibits;

                  (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

                  (iii) within ninety (90) days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items (other than those generated by it) to such format and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system any and all items (including, in the case of the Master Servicer and the Special Servicer, Unrestricted Servicer Reports) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

                  (b) At all times during the Trust's fiscal year 1999 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

                  (iv) any change in the fiscal year of the Trust;

                  (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                  (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

                  (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 1999), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                All Mortgage Loans.

                  Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer and approved by the Trustee, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); provided, however, that any such purchase with respect to the Additional Servicing Fee Mortgage Loans shall be subject to the rights of the applicable Designated Sub-Servicer to continue to sub-service such Mortgage Loans and the rights of Archon or the applicable Designated Sub-Servicer to receive the Additional Servicing Fee as described in the applicable Designated Sub-Servicer Agreement; and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within thirty (30) days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so. No Prepayment Premiums or Yield Maintenance Charges will be payable in connection with such a purchase. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Sections 4.01(a), 4.01(b) and/or 4.01(c).

                  Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) If the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder purchases all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section
9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

                  (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

                  (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder for cash in accordance with Section 9.01; and

                  (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Interest Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders hereby authorize the REMIC Administrator to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS


                  SECTION 10.01. Tax Administration.

                  (a) The REMIC Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The applicable Plurality Residual Interest Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the REMIC Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the REMIC Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

                  (c) The REMIC Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

                  (d) The REMIC Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide: (i) to any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

                  (e) The REMIC Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the REMIC Administrator) to the extent that the REMIC Administrator has actual knowledge that any particular action is required; provided that the REMIC Administrator shall be deemed to have knowledge of relevant tax laws. The REMIC Administrator shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

                  (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach of any of its obligations under
Article IV, Article VIII or this Article X; (iii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iv) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under
Article III or this Article X; (v) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (vi) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on any Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

                  (g) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

                  (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool.

                  (i) None of the REMIC Administrator, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement or, in the case of a Column Third Party Mortgage Loan, the Union Capital Agreement or as otherwise contemplated by Section 2.02(e), (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool.

                  (j) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Within thirty (30) days after the Closing Date, the REMIC Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

                  (l) On or before April 15 of each calendar year, commencing April 15, 2000, unless the REMIC Administrator and the Trustee are the same Person, the REMIC Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the REMIC Administrator confirming the REMIC Administrator's compliance with its obligations under this Agreement during the prior calendar year.

                  (m) The parties intend that the portion of the Trust Fund consisting of Additional Interest on the GECA Mortgage Loans and the Class D-1 Sub-Account and shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of Additional Interest on the Column Mortgage Loans and the Class D-2 Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a "Grantor Trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. Further, the parties intend that the portion of the Trust Fund consisting of the Loan REMIC Residual Interests and the REMIC I Residual Interest shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a "Grantor Trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. The REMIC Administrator shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator.

                  SECTION 10.02. Depositor, Master Servicer, Special Servicer,
                                 Trustee and Fiscal Agent to Cooperate with
                                 REMIC Administrator.

                  (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (b) Each of the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

                  SECTION 10.03. Fees of the REMIC Administrator.

                  In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by the REMIC Administrator in the exercise and performance of any of its obligations and duties hereunder.

                  SECTION 10.04. Use of Agents.

                  The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact approved by the Trustee (which approval shall not be unreasonably withheld); provided that the REMIC Administrator will not be relieved of its obligations hereunder by reason of the use of such agents or attorneys-in-fact.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) the Securities Act or the rules thereunder (if the Securities Act or such rules are amended or clarified such that any such requirement may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or any Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or any Grantor Trust Pool, (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); or
(vii) for any other purpose; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (v) and (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder, Archon or other Designated Sub-Servicers, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee to such effect; and provided, further, that any such amendment covered solely by clause (vii) above shall not (as confirmed in writing to the Trustee by each Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates.

                  (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 66 2/3% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section
11.01 without the consent of the Holders of all Certificates then outstanding or
(iv) adversely affect in any material respect the interests of any Designated Sub-Servicer as provided herein without the consent of such Designated Sub-Servicer. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

                  (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

                  SECTION 11.05. Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, DLJ Commercial Mortgage Corp., 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: N. Dante LaRocca, telecopy number: (212) 892-2003; (ii) in the case of the Master Servicer, GE Capital Loan Services, Inc., 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attention: Legal Department, telecopy number (281) 405-7145; (iii) in the case of the Special Servicer, Banc One Mortgage Capital Markets, LLC, 1717 Main Street, 14th Floor, Dallas, Texas 75201, Attention: Edgar L. Smith II, telecopy number: (214) 237-2034, with a copy to Banc One Mortgage Capital Markets, LLC, 1717 Main Street, 12th Floor, Dallas, Texas 75201, Attention: Paul G. Smyth, telecopy number: (214) 237-2040; (iv) in the case of the Trustee and the REMIC Administrator, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services
(CMBS)-DLJ Commercial Mortgage Corp., Series 1999-CG2, telecopy number: (410) 884-2372; (v) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number (212) 553-0300; and (B) in the case of Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention:
Commercial Mortgage Surveillance Department, telecopy number: (212) 635-0295;
(vi) in the case of GECA, GE Capital Access, Inc., 125 Park Avenue, New York, New York 10017, Attention: Director - Securitization, telecopy number (212) 716-8911; (vii) in the case of GSMC, Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention: Jay Strauss, telecopy number (212) 902-4140 and (viii) in the case of Column, Column Financial Inc., 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: President, telecopy number (404) 239-0419; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.08. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09. Notices to and from the Rating Agencies and the
                                 Depositor.

                  (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation, termination, merger or consolidation of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

                  (iv) the appointment, resignation or removal of a Fiscal
         Agent;

                  (v) any change in the location of the Distribution Account or the Interest Reserve Account;

                  (vi) any repurchase or substitution of a Mortgage Loan by GECA, GSMC, Column or Union Capital as contemplated by Section 2.03; and

                  (vii) the final payment to any Class of Certificateholders.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee and the appointment of a successor; and

                  (ii) any change in the location of the Collection Account.

                  (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

                  (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

                  (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

                  (iv) any defeasance of or material damage to a Mortgaged Property.

                  (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

                  (i) each of its Annual Performance Certifications;

                  (ii) each of its Annual Accountants' Reports; and

                  (iii) each report prepared pursuant to Section 3.09(e) and
         Section 3.12.

                  (e) The Trustee shall promptly deliver to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website for Moody's) a copy of each Trustee Report, Unrestricted Servicer Report and Restricted Servicer Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

                  (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

                  SECTION 11.10. Notices to Controlling Class Representative.

                  The Trustee, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies.

                  SECTION 11.11. Information Requested by GECA.

                  The Trustee shall provide to GECA promptly following any written request therefor submitted by GECA any Certificateholder Reports theretofore or simultaneously delivered or made available by the Trustee to Certificateholders. Such reports shall be provided or made available in electronic format or, if requested by GECA, by first class mail.

                  SECTION 11.12. Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                          DLJ COMMERCIAL MORTGAGE CORP.
                                Depositor


                          By: /s/ N. Dante LaRocca
                             ---------------------------------------------------
                             Name:  N. Dante LaRocca
                             Title: Senior Vice President


                          GE CAPITAL LOAN SERVICES, INC.
                                Master Servicer


                          By: /s/ Joseph F. Beggins
                             ---------------------------------------------------
                             Name:  Joseph F. Beggins
                             Title: President and Chief Executive Officer


                          BANC ONE MORTGAGE CAPITAL MARKETS, LLC
                                Special Servicer


                          By: /s/ Edgar L. Smith
                             ---------------------------------------------------
                             Name:  Edgar L. Smith
                             Title: Chief Operating Officer


                          NORWEST BANK MINNESOTA,
                            NATIONAL ASSOCIATION
                                solely in its capacity as
                                Trustee and REMIC Administrator


                          By: /s/ Leslie Gaskill
                             ---------------------------------------------------
                             Name:  Leslie Gaskill
                             Title: Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  On the 21st day of June 1999, before me, a notary public in and for said State, personally appeared Dante LaRocca, personally known to me to be a Senior Vice President of DLJ COMMERCIAL MORTGAGE CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Diane Anterio
                                            -----------------------------------
                                                        Notary Public


[Notarial Seal]

STATE OF TEXAS   )
                 ) ss.:
COUNTY OF HARRIS )


                  On this 14th day of June 1999, before me, a notary public in and for said State, personally appeared Joseph F. Beggins, personally known to me to be the President & CEO of GE CAPITAL LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Bernadette Tatum
                                            -----------------------------------
                                                        Notary Public


[Notarial Seal]

STATE OF TEXAS   )
                 ) ss.:
COUNTY OF DALLAS )


                  On this 21st day of June 1999, before me, a notary public in and for said State, personally appeared Edgar L. Smith II, personally known to me to be the Chief Operating Officer of BANC ONE MORTGAGE CAPITAL MARKETS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Denise C. Schneider
                                             -----------------------------------
                                                        Notary Public


[Notarial Seal]

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


                  On the 21st day of June 1999 before me, a notary public in and for said State, personally appeared Leslie A. Gaskill, personally known to me to be a Vice President of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Jack A. Aini
                                            ------------------------------------
                                                        Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                          FORM OF CLASS S CERTIFICATES

              CLASS S COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,

                                 SERIES 1999-CG2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.

Pass-Through Rate:                      Class Notional Amount of the Class S
Variable                                Certificates as of the Closing Date:
                                        $
Cut-off Date:  June 1, 1999             Initial Certificate Notional Amount of
                                        this Certificate as of the Closing Date:
Closing Date:  June 22, 1999            $

First Distribution Date:                Aggregate Stated Principal Balance of
July 12, 1999                           the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"):  $

Master Servicer:                        Trustee and REMIC Administrator:
GE Capital Loan Services, Inc.          Norwest Bank Minnesota, National
                                        Association

Special Servicer:

Banc One Mortgage Capital Markets, LLC

Certificate No. S-___                              CUSIP No.:  ________________

                                      A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, GE CAPITAL LOAN SERVICES, INC., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JUNE 22, 1999. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.

                                      A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class S Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class S Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class S Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in July 1999, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                                      A-1-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the

                                      A-1-4

Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Trustee

                                       By:
                                          ---------------------------------
                                                  Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class S Certificates referred to in the within-mentioned Agreement.

Dated:

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                       as Certificate Registrar

                                       By:
                                          ---------------------------------
                                                 Authorized Officer

                                      A-1-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:


                               ---------------------------------------------
                               Signature by or on behalf of Assignor

                               ---------------------------------------------
                               Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________ for the account of ___________________________________________________________.

                  Distributions made by check (such check to be made payable to __________) and all applicable statements and notices should be mailed to _____
____________________________________.

                  This information is provided by ________________________, the Assignee named above, or ____________________, as its agent.

                                      A-1-7

                                   EXHIBIT A-2

                    FORM OF CLASS A-1A AND A-1B CERTIFICATES

              CLASS [A-1A] [A-1B] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 1999-CG2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.

Pass-Through Rate:                      Class Principal Balance of the Class
[___% per annum FOR CLASS A-1A          [A-1A] [A-1B] Certificates as of the
CERTIFICATES] [Variable FOR CLASS       closing date:  $
A-1B CERTIFICATES]

Cut-off Date:  June 1, 1999             Initial Certificate Principal Balance of
                                        this Certificate as of the Closing Date:
Closing Date:  June 22, 1999            $

First Distribution Date:                Aggregate Stated Principal Balance of
July 12, 1999                           the Mortgage Loans as of the Closing
                                        Date ("Initial Pool Balance"): $

Master Servicer:                        Trustee and REMIC Administrator:
GE Capital Loan Services, Inc.          Norwest Bank Minnesota, National
                                        Association

Special Servicer:
Banc One Mortgage Capital Markets, LLC

Certificate No. [A-1A] [A-1B]-___                    CUSIP No.:________________

                                      A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, GE CAPITAL LOAN SERVICES, INC., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                                      A-2-2

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1A] [A-1B] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1A] [A-1B] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as the special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1A] [A-1B] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in July 1999, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unreimbursed Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                                      A-2-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                      A-2-4

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         as Trustee

                                         By:
                                            ---------------------------------
                                                   Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1A] [A-1B] Certificates referred to in the within-mentioned Agreement.

Dated:

                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         as Certificate Registrar

                                         By:
                                            ---------------------------------
                                            Authorized Officer

                                      A-2-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:

                                         -------------------------------------
                                         Signature by or on behalf of Assignor


                                         -------------------------------------
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________
_______________________________________________________________________________
for the account of ___________________________________________________________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to ________________________________________.

                  This information is provided by ____________________________, the Assignee named above, or ____________________, as its agent.

                                      A-2-7

                                   EXHIBIT A-3

    FORM OF CLASS A-2, CLASS A-3, CLASS A-4, CLASS B-1 AND B-2 CERTIFICATES

             CLASS [A-2] [A-3] [A-4] [B-1] [B-2] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 1999-CG2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.

Pass-Through Rate:                Class Principal Balance of the Class [A-2] [A-
Variable                          3] [A-4] [B-1] [B-2] Certificates as of the
                                  Closing Date:
                                  $

Cut-off Date: June 1, 1999        Initial Certificate Principal Balance of this
                                  Certificate as of the Closing Date:
Closing Date: June 22, 1999       $

First Distribution Date:          Aggregate Stated Principal Balance of the
July 12, 1999                     Mortgage Loans as of the Closing Date
                                  ("Initial Pool Balance"):  $

Master Servicer:                  Trustee and REMIC Administrator:
GE Capital Loan Services, Inc.    Norwest Bank Minnesota, National
                                  Association

Special Servicer:

Banc One Mortgage Capital Markets, LLC

Certificate No. [A-2] [A-3] [A-4] [B-1] [B-2]-___    CUSIP No.: ______________

                                      A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, GE CAPITAL LOAN SERVICES, INC., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JUNE 22, 1999. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY

                                      A-3-2

VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-2] [A-3] [A-4] [B-1] [B-2] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-2] [A-3] [A-4] [B-1] [B-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-2] [A-3] [A-4] [B-1] [B-2] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in July 1999, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding

                                      A-3-3

Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unreimbursed Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section

                                      A-3-4

4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraph.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                      A-3-5

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Trustee


                                      By:
                                         -------------------------------
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-2] [A-3] [A-4] [B-1] [B-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Certificate Registrar


                                      By:
                                         -------------------------------
                                                Authorized Officer

                                      A-3-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:

                              -----------------------------------------
                              Signature by or on behalf of Assignor


                              -----------------------------------------
                              Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________
______________________________________________________________________________
for the account of ___________________________________________________________.

                  Distributions made by check (such check to be made payable to ________________) and all applicable statements and notices should be mailed to
_______________________________.

                  This information is provided by ________________________, the Assignee named above, or ____________________, as its agent.

                                      A-3-8

                                   EXHIBIT A-4

               FORM OF CLASS B-3, CLASS B-4, CLASS B-5, CLASS B-6,
                  CLASS B-7, CLASS B-8 AND CLASS C CERTIFICATES

        CLASS [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 1999-CG2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                          DLJ COMMERCIAL MORTGAGE CORP.

Pass-Through Rate:                    Class Principal Balance of the Class [B-3]
____% per annum                       [B-4] [B-5] [B-6] [B-7] [B-8] [C]
                                      Certificates as of the Closing Date:
                                      $

Cut-off Date:  June 1, 1999           Initial Certificate Principal Balance of
                                      this Certificate as of the Closing Date:
Closing Date: June 22, 1999           $

First Distribution Date:              Aggregate Stated Principal Balance of the
July 12, 1999                         Mortgage Loans as of the Closing Date
                                      ("Initial Pool Balance"):  $

Master Servicer:                      Trustee and REMIC Administrator:
GE Capital Loan Services, Inc.        Norwest Bank Minnesota, National
                                      Association

Special Servicer:
Banc One Mortgage Capital Markets, LLC

Certificate No.[B-3] [B-4] [B-5] [B-6] [B-7]            CUSIP No.:  ___________
[B-8] [C]-___

                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, GE CAPITAL LOAN SERVICES, INC., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT"
(A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JUNE 22, 1999. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement),GE Capital Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                                      A-4-3

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in July 1999, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unreimbursed Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                      A-4-4

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary

                                      A-4-5
of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                                      A-4-6

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-4-7

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Trustee

                                      By:
                                         -----------------------------------
                                                Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] Certificates referred to in the within-mentioned Agreement.

Dated:

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Certificate Registrar

                                      By:
                                         -----------------------------------
                                                Authorized Officer

                                      A-4-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:


                                       ---------------------------------------
                                       Signature by or on behalf of Assignor


                                       ---------------------------------------
                                       Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________
_______________________________________________________________________________
for the account of ___________________________________________________________.

                  Distributions made by check (such check to be made payable to _____________) and all applicable statements and notices should be mailed to
______________________________________.

                  This information is provided by ___________________________, the Assignee named above, or ____________________, as its agent.

                                     A-4-10

                                  EXHIBIT A-5

                 FORM OF CLASS D-1 and CLASS D-2 CERTIFICATES

                     CLASS [D-1] [D-2] COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 1999-CG2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         DLJ COMMERCIAL MORTGAGE CORP.

Cut-off Date: June 1, 1999          Percentage Interest evidenced by this Class
                                    [D-1] [D-2] Certificate:  ______%
Closing Date: June 22, 1999

First Distribution Date:            Aggregate Stated Principal Balance of the
July 12, 1999                       Mortgage Loans as of the Closing Date
                                    ("Initial Pool Balance"): $

Master Servicer:                    Trustee and REMIC Administrator:
GE Capital Loan Services, Inc.      Norwest Bank Minnesota, National
                                    Association

Special Servicer:
Banc One Mortgage Capital
Markets, LLC
Certificate No. [D-1] [D-2]-___

                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, GE CAPITAL LOAN SERVICES, INC., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF
ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     A-5-2

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by evidenced by all the Class [D-1] [D-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Banc One Mortgage Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [D-1] [D-2] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in July 1999, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement

                                     A-5-3
of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                     A-5-4

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

                                     A-5-5

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances,

                                     A-5-6
including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                              NORWEST BANK MINNESOTA,
                                                  NATIONAL ASSOCIATION
                                              as Trustee

                                              By:
                                                 -------------------------------
                                                      Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [D-1] [D-2] Certificates referred to in the within-mentioned Agreement.

Dated: June ___, 1999

                                              NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                              as Certificate Registrar

                                              By:
                                                 -------------------------------
                                                     Authorized Officer

                                     A-5-8

                                  ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of Assignor


                                         ---------------------------------------
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to _______________) and all applicable statements and notices should be mailed to
______________________________________________.

                  This information is provided by             , the Assignee
named above, or ____________________, as its agent.

                                      A-5-9

                                  EXHIBIT A-6

            FORM OF CLASS R-I, CLASS R-II, CLASS R-III CERTIFICATES

                CLASS [R-I] [R-II] [R-III] COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 1999-CG2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         DLJ COMMERCIAL MORTGAGE CORP.

Cut-off Date: June 1, 1999             Percentage Interest evidenced by
                                       this Certificate: ___%

Closing Date: June 22, 1999            Aggregate Stated Principal Balance of the
                                       Mortgage Loans as of the Closing Date
                                       ("Initial Pool Balance"): $

First Distribution Date:               Trustee and REMIC Administrator:
July 12, 1999                          Norwest Bank Minnesota, National
                                       Association

Master Servicer:
GE Capital Loan Services, Inc.

Special Servicer:
Banc One Mortgage Capital
Markets, LLC
Certificate No. [R-I] [R-II] [R-III]-__

                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DLJ COMMERCIAL MORTGAGE CORP., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, GE CAPITAL LOAN SERVICES, INC., BANC ONE MORTGAGE CAPITAL MARKETS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                 [SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE
              EVIDENCES OWNERSHIP OF THE  "RESIDUAL INTEREST" IN MULTIPLE "REAL
                 ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE
              TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE

                                     A-6-2

CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.]

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [R-I] [R-II] [R-III] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GE Capital Loan Services, Inc. as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and Banc One Mortgage Capital Markets, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association as trustee and REMIC administrator (the "Trustee" and "REMIC Administrator", respectively, depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as

                                    A-6-3
defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [R-I] [R-II] [R-III] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in July 1999, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the

                                     A-6-4

Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject transfer, deliver to the Certificate Registrar one of the certifications described in clause (ii) of the preceding sentence or the Opinion of Counsel described in clause (iii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit F-2A or Exhibit F-2B attached to the Agreement are, with respect to the subject transfer, true and correct. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this

                                     A-6-5

Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the

                                     A-6-6
effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the five preceding paragraphs.

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

                  A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able

                                     A-6-7
to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected

                                     A-6-8

Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                   NORWEST BANK MINNESOTA,
                                                       NATIONAL ASSOCIATION
                                                   as Trustee

                                                   By:
                                                      --------------------------
                                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                 NORWEST BANK MINNESOTA,
                                                    NATIONAL ASSOCIATION
                                                 as Certificate Registrar

                                                 By:
                                                    ----------------------------
                                                       Authorized Officer

                                    A-6-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of Assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________
________________________________________________________________________________
for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to _____________ ) and all applicable statements and notices should be mailed to _________________________________________________________________.

                  This information is provided by ___________, the Assignee named above, or ____________________, as its agent.

                                    A-6-11

                                 EXHIBIT B-1A

                       SCHEDULE OF COLUMN MORTGAGE LOANS



                                    B-1A-1


       Property Name                                        Address
       -------------                                        -------
     2 Arbor Lake Club Apartments                           9361 Fontainbleau Boulevard
     3 The Parkview Apartments - FL                         10468 NW 8th Street
     4 Heron's Cove Apartments                              3312 South Semoran Boulevard
     5 Horizons North Apartments                            665 Ives Dairy Road
     6 Herald Center                                        1293-1311 Broadway
     7 Sterling Point Apartments                            6600 Dunlap
     8 Sandridge Apartments                                 4025 Burke Road
     9 Woodscape Apartments                                 9707 South Gessner
    15 Center At The Plant                                  8000 Van Nuys Boulevard
    17 Cherry Creek Retirement Village                      14555 East Hampden Avenue
    18 Remington Heights Retirement Community               12606 West Dodge Road
    19 Charles River Center                                 245-259 Hartford Avenue
    24 Embarcadero Corporate Center                         2465-2483 East Bayshore Road
    25 Best Buy Plaza Shopping Center                       9250 North Central Expressway
    29 Sage Crossing Apartments                             3431 Oakdale Drive
    34 Ontario Plaza                                        920-1070 North Mountain Avenue
    43 Tower Plaza Retail Center                            NE Corner of 78th Street & Dodge Street
    59 333 Sam Houston Office Building                      333 North Sam Houston Parkway
    62 Willow Springs Shopping Center                       2701-2795 Iris Avenue
    63 Villa Shopping Center                                2825-2885 28th Street
    64 Crystal Gardens Shopping Center                      3307 South College Avenue
    67 Holiday Inn Express - City Center                    226 Aurora Avenue North
    78 Campus Hills Shopping Center                         Churchville Road & Campus Hills Drive
    84 929 Pearl Street                                     919-929 Pearl Street
    85 2005 Tenth Street                                    935-951 Pearl Street & 2005-2019 10th Street
   102 Glendale Medical Arts Center                         1030 South Glendale Avenue
   106 Pickwick Apartments                                  3580 Pall Mall Drive
   107 The Villas of Buena Vista Apartments                 3906-3910 Buena Vista Street
   108 The Parkview Apartments - TX                         4105 McKinney Avenue
   109 Madras Apartments                                    4220 Cole Avenue
   110 Alexandria Apartments - TX                           4408 Cole Avenue
   111 Sandia Park                                          4428 Cole Avenue
   112 4300 Travis Apartments                               4300 Travis Street
   113 Vista Quarters Condos                                4339 Buena Vista Street
   114 3131 Armstrong Condominiums                          3131 Armstrong Avenue
   115 The Essex                                            4418-4420 Cole Avenue
   116 4431 Travis Street Apartments                        4431 Travis Street
   117 4432 Buena Vista Apartments                          4432 Buena Vista Street
   118 The Annex Apartments                                 4226 Cole Avenue
   119 4319 Buena Vista Apartments                          4319 Buena Vista Street
   120 The Chase Apartments                                 4411 Buena Vista Street
   121 Avalon Apartments                                    4331 Buena Vista Street
   122 Point Breeze Apartments                              488 Lemont Drive
   123 Hidden Oaks Apartments                               333 South Mock Road
   131 McGehee Park Apartments                              3800 Governors Drive
   137 The Highlands Apartments                             4646 Nolensville Pike
   147 Capital Heights Shopping Center                      5355 Government Street
   149 NationsBank Office Building                          6625 Miami Lakes Drive
   150 Pecos Trail Office Compound, Phase III               1701 and 1751 Old Pecos Trail
   156 Best Western - San Mateo Los Prados Inn              2940 South Norfolk Street
   158 1600 Congress Street/343 Forest Avenue               1600 Congress Street/343 Forest Avenue
   160 Mustang Crossing Apartments                          1818 Mustang Drive
   161 Meadow Crossing Apartments                           8175 Meadow Road
   163 Daley Square                                         3755 Murphy Canyon Road
   170 Mont Michel Apartments                               688 Riddle Road
   181 135 Raritan Center Parkway                           135 Raritan Center Parkway
   188 Kirkland Business Center                             11807-11846 NE 112th Street & 11809 NE 116th Street
   195 Crystal Springs Apartments                           8502 North 67th Avenue
   196 Chateau Park Apartments                              83, 99 and 100 California Avenue
   197 Scottsdale Air Park                                  16039-16059 North 82nd Street
   200 Dale Terrace Apartments                              182 Dale Drive
   202 Virginia Dare Office Building                        10470 Foothill Boulevard
   205 Kessel Food Market - Flushing                        1542 East Pierson Road
   206 Kessel Food Market - Grand Blanc                     5186 Fenton Road
   207 178-188 Middle Street                                178-188 Middle Street
   208 350 Raritan Center Parkway                           350 Raritan Center Parkway
   212 Vagabond Apartments                                  35-38 Kimmig Avenue
   214 Mission Plaza                                        1512 North H Street
   222 Comfort Inn - San Jose                               2118 The Alameda
   224 Sandpiper Apartments                                 200-240 Croton Avenue
   226 Perimeter Plaza Shopping Center                      1245 East Spring Street
   227 Red Oak Apartments                                   2104 San Gabriel Street
   228 Diplomat Apartments                                  1911 San Gabriel Street
   229 Waterston Apartments                                 1814 Waterston Avenue
   230 Montage Apartments                                   2812 Rio Grande Street
   231 Melroy Apartments                                    3408 Speedway Boulevard
   232 Envoy Apartments                                     2108 San Gabriel Avenue
   236 Glenwood Apartments                                  9225 West Sam Houston Parkway South
   237 Georgian Court/Woodside Apartments                   2400 Oneida Street
   240 Regency Apartments                                   370 East 11th Avenue
   244 Dunshire Gardens Apartments                          7101-7107 Dunshire Way
   245 Alpine Gardens Apartments                            400-402 Essex Avenue
   246 Delvale Apartments                                   14-22 Court Pleasant
   247 The Northwest Medical Plaza Shopping Center          820 F.M. 1960 West
   250 Rutherford Place                                     1601 Rutherford Lane
   254 Spring Gardens Apartments                            1714 Wirt Road
   255 The Admiral Apartments & The Drake Apartments        3025 and 3060 North Meridian Street
   256 Heritage Apartments                                  412-424 Hudson Street
   257 Montgomery Village Executive Plaza Phase I           19630-19644 Club House Road
   258 Orchard Lake Mini-Storage                            4230 Orchard Lake Road
   259 Parker Road Retail                                   6500 North Freeway
   260 Smith Shopping Center                                4923-5000 West 95th Street
   263 Free Street Office Building                          22 Free Street
   264 Maple Valley Plaza                                   245 Maple Street
   265 Crestview Apartments                                 62 Treat Street
   266 Cedar Lakes Apartments                               1900 South Rock Road
   267 Rose Garden Apartments                               401-407 Passaic Street
   269 Edelweiss Apartments                                 845 U.S. Highway 81 West
   270 The Wachler Building                                 100 South Old Woodward Avenue
   273 Diversey & Sheffield Plaza                           933-949 West Diversey Parkway
   274 The Pinger Building                                  708 Walnut Street
   275 Elden Professional Building                          209 Elden Street
   276 Orangetree Apartments                                4220 East Almeria Road & 1707, 1713 and 1717 North 42nd Street
   277 Silver Cliff Apartments                              3375 McHenry Avenue
   278 Granada Plaza                                        362 Granada Boulevard
   279 Summitwood Village Apartments                        200, 254, 261, 276, 277, 285 and 290 Sam's Road
   281 All American Mini Storage                            1777 West 68th Avenue
   282 201 Commonwealth Court                               201 Commonwealth Court
   283 Olde Oaks Apartments                                 140 Lakeview Drive
   284 Bouganvillas Apartments                              1500-1650 NW 4th Avenue
   285 Martin Mobile Home Park                              4055 South Avenue
   286 Ellendale Place Apartments                           2659 Ellendale Place
   287 Kessel Food Market - Saginaw                         3430 State Street
   288 Talbot Center                                        1100 Commerce Drive
   290 Strawberry Hill Apartments                           1500 Strawberry Road
   291 McGeordan Apartments                                 247 North Main Street
   292 Camel Toe Plaza Shopping Center                      900 Camel Drive
   293 Washington Park Offices                              3700 Russell Street
   294 Denway Circle Apartments                             544 Denway Circle
   295 Oxford Village Apartments                            2911-2951 Seymour Lake Road
   296 Space Saver #8 Self-Storage Facility                 6333 South Loop East
   297 Food City Retail Center                              420 East Southen Avenue & 1119 South Mesa Drive
   298 Meadowood I Apartments                               5332 Buttercup Lane
   299 Windy Hill Apartments                                120, 130, 140, 160 and 162 Chalfont Drive
   300 Northgate Plaza                                      219-225 and 247-293 Academy Avenue
   302 Ogden Apartments                                     1274 Ogden Street & 1010 East 13th Avenue
   303 Oak Lawn Square                                      5701-5721 West 95th Street
   304 Flat Iron Building                                   20 Battery Park Avenue
   305 Baymar Apartments                                    94 Gaylord Street
   306 Texas City Medical Office Building                   6504 and 6518 Memorial Drive
   307 Hollyvale Apartments                                 423 and 427 Hollyvale Drive
   308 Grandin Village Apartments                           1720 Grandin Road
   309 Riverview Estates Mobile Home Park                   98 Teynor Estates
   310 Tree Top Apartments                                  4207 Bowser Avenue
   311 871 Islington Street                                 871 Islington Street
   312 Westwood Apartments                                  1-40 Westwood Drive
   313 Territorial Village                                  2460 Locust Drive
   314 Telshor Tower Plaza                                  755 Telshor Boulevard
   315 Congress Building                                    3525-35 Broadway
   316 Continental House Apartments                         5845 North Mesa
   317 Affordable Self Storage                              1239 Teasley Lane & 1029 Shady Oaks & 309 and 518 Smith Street
   318 Iroquois Apartments                                  946 SW 4th Street
   319 Bay Palm Apartments                                  2185 NE 123 Street
   320 969 & 971 Amsterdam Avenue                           969 & 971 Amsterdam Avenue
   321 59-15 55th Street                                    59-15 55th Street
   322 Chesterfield/Eula Apartments                         1216 Chesterfield Avenue
   323 Carillon Retail Center                               9200 North Lamar Boulevard
   324 Pine Street Apartments & Blossom Street Apartments   208 and 210 Pine Street & 18-20 and 22-24 Blossom Street
   325 Penn State Office Building                           7330 East Earll Drive
   326 Autumn Run Apartments                                505-515 Surrey Avenue
   327 Pullman Park Apartments                              406 East Elm Street
   328 Spanish Oaks Apartments                              407 East 45th Street
   329 Ballenger Manor Apartments                           809 South Ballenger Road
   330 Allen Avenue Apartments                              53-57 Allen Avenue
   331 Skyline Mall                                         380 Daniel Webster Highway
   332 James Road Medical Center                            407 James Road
   333 Rebecca Apartments                                   9707 Timberside Drive
   334 The Homestead Apartments                             809-811 East Armour Boulevard
   335 Corona Avenue Apartments                             110-50 and 110-52 Corona Avenue
   336 Sandstone Apartments                                 4945 Capitol Avenue
   337 Lynn Villa Apartments                                1310 School Road
   338 Savannah Apartments                                  1606 Avenue N
   339 Vienna Terrace Apartments                            150 South Main Street
   340 Alexandria Apartments - CO                           1465 Elm Street
   341 Boynton Vista Apartments                             419 Circle Drive & 420 NE 17th Avenue
   342 Navarro Crossing Apartments                          4115 West Highway 31
   343 Kordis Apartments                                    5642 Charles Street & 5647 James Street


       Property Name                                        City                       County                 State
       -------------                                        ----                       ------                 -----
     2 Arbor Lake Club Apartments                           Miami                      Dade                   FL
     3 The Parkview Apartments - FL                         Pembroke Pines             Broward                FL
     4 Heron's Cove Apartments                              Orlando                    Orange                 FL
     5 Horizons North Apartments                            North Miami                Dade                   FL
     6 Herald Center                                        New York                   New York               NY
     7 Sterling Point Apartments                            Houston                    Harris                 TX
     8 Sandridge Apartments                                 Pasadena                   Harris                 TX
     9 Woodscape Apartments                                 Houston                    Harris                 TX
    15 Center At The Plant                                  Van Nuys                   Los Angeles            CA
    17 Cherry Creek Retirement Village                      Aurora                     Arapahoe               CO
    18 Remington Heights Retirement Community               Omaha                      Douglas                NE
    19 Charles River Center                                 Bellingham                 Norfolk                MA
    24 Embarcadero Corporate Center                         Palo Alto                  Santa Clara            CA
    25 Best Buy Plaza Shopping Center                       Dallas                     Dallas                 TX
    29 Sage Crossing Apartments                             San Antonio                Bexar                  TX
    34 Ontario Plaza                                        Ontario                    San Bernardino         CA
    43 Tower Plaza Retail Center                            Omaha                      Douglas                NE
    59 333 Sam Houston Office Building                      Houston                    Harris                 TX
    62 Willow Springs Shopping Center                       Boulder                    Boulder                CO
    63 Villa Shopping Center                                Boulder                    Boulder                CO
    64 Crystal Gardens Shopping Center                      Ft. Collins                Larimer                CO
    67 Holiday Inn Express - City Center                    Seattle                    King                   WA
    78 Campus Hills Shopping Center                         Churchville                Hartford               MD
    84 929 Pearl Street                                     Boulder                    Boulder                CO
    85 2005 Tenth Street                                    Boulder                    Boulder                CO
   102 Glendale Medical Arts Center                         Glendale                   Los Angeles            CA
   106 Pickwick Apartments                                  Jacksonville               Duval                  FL
   107 The Villas of Buena Vista Apartments                 Dallas                     Dallas                 TX
   108 The Parkview Apartments - TX                         Dallas                     Dallas                 TX
   109 Madras Apartments                                    Dallas                     Dallas                 TX
   110 Alexandria Apartments - TX                           Dallas                     Dallas                 TX
   111 Sandia Park                                          Dallas                     Dallas                 TX
   112 4300 Travis Apartments                               Dallas                     Dallas                 TX
   113 Vista Quarters Condos                                Dallas                     Dallas                 TX
   114 3131 Armstrong Condominiums                          Dallas                     Dallas                 TX
   115 The Essex                                            Dallas                     Dallas                 TX
   116 4431 Travis Street Apartments                        Dallas                     Dallas                 TX
   117 4432 Buena Vista Apartments                          Dallas                     Dallas                 TX
   118 The Annex Apartments                                 Dallas                     Dallas                 TX
   119 4319 Buena Vista Apartments                          Dallas                     Dallas                 TX
   120 The Chase Apartments                                 Dallas                     Dallas                 TX
   121 Avalon Apartments                                    Dallas                     Dallas                 TX
   122 Point Breeze Apartments                              Nashville                  Davidson               TN
   123 Hidden Oaks Apartments                               Albany                     Dougherty              GA
   131 McGehee Park Apartments                              Montgomery                 Montgomery             AL
   137 The Highlands Apartments                             Nashville                  Davidson               TN
   147 Capital Heights Shopping Center                      Baton Rouge                East Baton Rouge       LA
   149 NationsBank Office Building                          Miami Lakes                Miami-Dade             FL
   150 Pecos Trail Office Compound, Phase III               Santa Fe                   Santa Fe               NM
   156 Best Western - San Mateo Los Prados Inn              San Mateo                  San Mateo              CA
   158 1600 Congress Street/343 Forest Avenue               Portland                   Cumberland             ME
   160 Mustang Crossing Apartments                          Richmond                   Fort Bend              TX
   161 Meadow Crossing Apartments                           Dallas                     Dallas                 TX
   163 Daley Square                                         San Diego                  San Diego              CA
   170 Mont Michel Apartments                               Cincinnati                 Hamilton               OH
   181 135 Raritan Center Parkway                           Edison                     Middlesex              NJ
   188 Kirkland Business Center                             Kirkland                   King                   WA
   195 Crystal Springs Apartments                           Glendale                   Maricopa               AZ
   196 Chateau Park Apartments                              St. Paul                   Ramsey                 MN
   197 Scottsdale Air Park                                  Scottsdale                 Maricopa               AZ
   200 Dale Terrace Apartments                              Kent                       Portage                OH
   202 Virginia Dare Office Building                        Rancho Cucamonga           San Bernardino         CA
   205 Kessel Food Market - Flushing                        Flushing                   Genesee                MI
   206 Kessel Food Market - Grand Blanc                     Grand Blanc                Genesee                MI
   207 178-188 Middle Street                                Portland                   Cumberland             ME
   208 350 Raritan Center Parkway                           Edison                     Middlesex              NJ
   212 Vagabond Apartments                                  Lodi                       Bergen                 NJ
   214 Mission Plaza                                        Lompoc                     Santa Barbara          CA
   222 Comfort Inn - San Jose                               San Jose                   Santa Clara            CA
   224 Sandpiper Apartments                                 Lantana                    Palm Beach             FL
   226 Perimeter Plaza Shopping Center                      Cookeville                 Putnam                 TN
   227 Red Oak Apartments                                   Austin                     Travis                 TX
   228 Diplomat Apartments                                  Austin                     Travis                 TX
   229 Waterston Apartments                                 Austin                     Travis                 TX
   230 Montage Apartments                                   Austin                     Travis                 TX
   231 Melroy Apartments                                    Austin                     Travis                 TX
   232 Envoy Apartments                                     Austin                     Travis                 TX
   236 Glenwood Apartments                                  Houston                    Harris                 TX
   237 Georgian Court/Woodside Apartments                   Utica                      Oneida                 NY
   240 Regency Apartments                                   Denver                     Denver                 CO
   244 Dunshire Gardens Apartments                          Dundalk                    Baltimore              MD
   245 Alpine Gardens Apartments                            Essex                      Baltimore              MD
   246 Delvale Apartments                                   Dundalk                    Baltimore              MD
   247 The Northwest Medical Plaza Shopping Center          Houston                    Harris                 TX
   250 Rutherford Place                                     Austin                     Travis                 TX
   254 Spring Gardens Apartments                            Houston                    Harris                 TX
   255 The Admiral Apartments & The Drake Apartments        Indianapolis               Marion                 IN
   256 Heritage Apartments                                  Hackensack                 Bergen                 NJ
   257 Montgomery Village Executive Plaza Phase I           Gaithersburg               Montgomery             MD
   258 Orchard Lake Mini-Storage                            Orchard Lake               Oakland                MI
   259 Parker Road Retail                                   Houston                    Harris                 TX
   260 Smith Shopping Center                                Oak Lawn                   Cook                   IL
   263 Free Street Office Building                          Portland                   Cumberland             ME
   264 Maple Valley Plaza                                   Manchester                 Hillsborough           NH
   265 Crestview Apartments                                 West Haven                 New Haven              CT
   266 Cedar Lakes Apartments                               Wichita                    Sedgwick               KS
   267 Rose Garden Apartments                               Hackensack                 Bergen                 NJ
   269 Edelweiss Apartments                                 New Braunfels              Comal                  TX
   270 The Wachler Building                                 Birmingham                 Oakland                MI
   273 Diversey & Sheffield Plaza                           Chicago                    Cook                   IL
   274 The Pinger Building                                  Cincinnati                 Hamilton               OH
   275 Elden Professional Building                          Herndon                    Fairfax                VA
   276 Orangetree Apartments                                Phoenix                    Maricopa               AZ
   277 Silver Cliff Apartments                              Cincinnati                 Hamilton               OH
   278 Granada Plaza                                        Ormond Beach               Volusia                FL
   279 Summitwood Village Apartments                        Meriden                    New Haven              CT
   281 All American Mini Storage                            Denver                     Adams                  CO
   282 201 Commonwealth Court                               Cary                       Wake                   NC
   283 Olde Oaks Apartments                                 Clute                      Brazoria               TX
   284 Bouganvillas Apartments                              Boca Raton                 Palm Beach             FL
   285 Martin Mobile Home Park                              Boardman                   Mahoning               OH
   286 Ellendale Place Apartments                           Los Angeles                Los Angeles            CA
   287 Kessel Food Market - Saginaw                         Saginaw                    Saginaw                MI
   288 Talbot Center                                        Peachtree City             Fayette                GA
   290 Strawberry Hill Apartments                           Pasadena                   Harris                 TX
   291 McGeordan Apartments                                 Wellsville                 Allegany               NY
   292 Camel Toe Plaza Shopping Center                      Gillette                   Campbell               WY
   293 Washington Park Offices                              Missoula                   Missoula               MT
   294 Denway Circle Apartments                             Kalamazoo                  Kalamazoo              MI
   295 Oxford Village Apartments                            Oxford Township            Oakland                MI
   296 Space Saver #8 Self-Storage Facility                 Houston                    Harris                 TX
   297 Food City Retail Center                              Mesa                       Maricopa               AZ
   298 Meadowood I Apartments                               Indianapolis               Marion                 IN
   299 Windy Hill Apartments                                Athens                     Clarke                 GA
   300 Northgate Plaza                                      Sanger                     Fresno                 CA
   302 Ogden Apartments                                     Denver                     Denver                 CO
   303 Oak Lawn Square                                      Oak Lawn                   Cook                   IL
   304 Flat Iron Building                                   Asheville                  Buncombe               NC
   305 Baymar Apartments                                    Bristol                    Hartford               CT
   306 Texas City Medical Office Building                   Texas City                 Galveston              TX
   307 Hollyvale Apartments                                 Houston                    Harris                 TX
   308 Grandin Village Apartments                           Roanoke                    Roanoke                VA
   309 Riverview Estates Mobile Home Park                   Bucyrus                    Crawford               OH
   310 Tree Top Apartments                                  Dallas                     Dallas                 TX
   311 871 Islington Street                                 Portsmouth                 Rockingham             NH
   312 Westwood Apartments                                  Plattsburgh                Clinton                NY
   313 Territorial Village                                  Las Cruces                 Dona Ana               NM
   314 Telshor Tower Plaza                                  Las Cruces                 Dona Ana               NM
   315 Congress Building                                    Kansas City                Jackson                MO
   316 Continental House Apartments                         El Paso                    El Paso                TX
   317 Affordable Self Storage                              Denton                     Denton                 TX
   318 Iroquois Apartments                                  Miami                      Dade                   FL
   319 Bay Palm Apartments                                  Miami                      Dade                   FL
   320 969 & 971 Amsterdam Avenue                           New York                   New York               NY
   321 59-15 55th Street                                    Maspeth                    Queens                 NY
   322 Chesterfield/Eula Apartments                         Lancaster                  Lancaster              SC
   323 Carillon Retail Center                               Austin                     Travis                 TX
   324 Pine Street Apartments & Blossom Street Apartments   Nashua                     Hillsborough           NH
   325 Penn State Office Building                           Scottsdale                 Maricopa               AZ
   326 Autumn Run Apartments                                Winslow                    Camden                 NJ
   327 Pullman Park Apartments                              Gatesville                 Coryell                TX
   328 Spanish Oaks Apartments                              Austin                     Travis                 TX
   329 Ballenger Manor Apartments                           Flint                      Genesee                MI
   330 Allen Avenue Apartments                              Portland                   Cumberland             ME
   331 Skyline Mall                                         Merrimack                  Hillsborough           NH
   332 James Road Medical Center                            Columbus                   Franklin               OH
   333 Rebecca Apartments                                   Houston                    Harris                 TX
   334 The Homestead Apartments                             Kansas City                Jackson                MO
   335 Corona Avenue Apartments                             Corona                     Queens                 NY
   336 Sandstone Apartments                                 Dallas                     Dallas                 TX
   337 Lynn Villa Apartments                                Carrollton                 Dallas                 TX
   338 Savannah Apartments                                  South Houston              Harris                 TX
   339 Vienna Terrace Apartments                            Euless                     Tarrant                TX
   340 Alexandria Apartments - CO                           Denver                     Denver                 CO
   341 Boynton Vista Apartments                             Boynton Beach              Palm Beach             FL
   342 Navarro Crossing Apartments                          Corsicana                  Navarro                TX
   343 Kordis Apartments                                    New Port Richey            Pasco                  FL



       Property Name                                        Zip Code    Originator   Original Loan Balance  Cut-Off Balance
       -------------                                        --------    ----------   ---------------------  ---------------
     2 Arbor Lake Club Apartments                              33172      Column          30,100,000         30,100,000
     3 The Parkview Apartments - FL                            33026      Column           9,550,000          9,550,000
     4 Heron's Cove Apartments                                 32822      Column           9,500,000          9,500,000
     5 Horizons North Apartments                               33179      Column           8,850,000          8,850,000
     6 Herald Center                                           10001      Column          50,000,000         49,975,508
     7 Sterling Point Apartments                               77081      Column          20,817,788         20,751,731
     8 Sandridge Apartments                                    77504      Column          15,147,959         15,099,893
     9 Woodscape Apartments                                    77071      Column          10,144,927         10,112,736
    15 Center At The Plant                                     91402      Column          32,000,000         31,961,668
    17 Cherry Creek Retirement Village                         80014      Column          16,750,000         16,729,883
    18 Remington Heights Retirement Community                  68154      Column           7,500,000          7,490,992
    19 Charles River Center                                    02019      Column          24,000,000         24,000,000
    24 Embarcadero Corporate Center                            94303      Column          22,500,000         22,500,000
    25 Best Buy Plaza Shopping Center                          75231      Column          21,300,000         21,288,630
    29 Sage Crossing Apartments                                78229      Column          15,250,000         15,230,469
    34 Ontario Plaza                                           91762      Column          13,600,000         13,558,185
    43 Tower Plaza Retail Center                               68114      Column          11,100,000         11,100,000
    59 333 Sam Houston Office Building                         77060      Column           9,400,000          9,400,000
    62 Willow Springs Shopping Center                          80304      Column           5,000,000          4,995,713
    63 Villa Shopping Center                                   80301      Column           2,600,000          2,597,771
    64 Crystal Gardens Shopping Center                         80525      Column           1,550,000          1,548,671
    67 Holiday Inn Express - City Center                       98109      Column           9,000,000          8,993,064
    78 Campus Hills Shopping Center                            21028      Column           8,100,000          8,100,000
    84 929 Pearl Street                                        80302      Column           4,250,000          4,247,835
    85 2005 Tenth Street                                       80302      Column           3,400,000          3,398,268
   102 Glendale Medical Arts Center                            91205      Column           6,000,000          5,997,057
   106 Pickwick Apartments                                     32257      Column           5,400,000          5,389,808
   107 The Villas of Buena Vista Apartments                    75204      Column             770,576            770,576
   108 The Parkview Apartments - TX                            75204      Column             545,300            545,300
   109 Madras Apartments                                       75205      Column             528,900            528,900
   110 Alexandria Apartments - TX                              75205      Column             506,300            506,300
   111 Sandia Park                                             75205      Column             459,000            459,000
   112 4300 Travis Apartments                                  75205      Column             428,000            428,000
   113 Vista Quarters Condos                                   75205      Column             373,500            373,500
   114 3131 Armstrong Condominiums                             75205      Column             365,200            365,200
   115 The Essex                                               75205      Column             350,000            350,000
   116 4431 Travis Street Apartments                           75205      Column             208,000            208,000
   117 4432 Buena Vista Apartments                             75205      Column             201,171            201,171
   118 The Annex Apartments                                    75205      Column             195,050            195,050
   119 4319 Buena Vista Apartments                             75205      Column             141,100            141,100
   120 The Chase Apartments                                    75205      Column             121,049            121,049
   121 Avalon Apartments                                       75205      Column             106,854            106,854
   122 Point Breeze Apartments                                 37216      Column           5,300,000          5,297,180
   123 Hidden Oaks Apartments                                  31705      Column           5,300,000          5,296,933
   131 McGehee Park Apartments                                 36111      Column           5,000,000          4,997,349
   137 The Highlands Apartments                                37211      Column           4,700,000          4,697,499
   147 Capital Heights Shopping Center                         70806      Column           3,900,000          3,900,000
   149 NationsBank Office Building                             33014      Column           3,800,000          3,800,000
   150 Pecos Trail Office Compound, Phase III                  87505      Column           3,800,000          3,798,136
   156 Best Western - San Mateo Los Prados Inn                 94403      Column           3,500,000          3,497,235
   158 1600 Congress Street/343 Forest Avenue                Various      Column           3,500,000          3,493,209
   160 Mustang Crossing Apartments                             77469      Column           3,400,000          3,398,262
   161 Meadow Crossing Apartments                              75231      Column           3,400,000          3,397,009
   163 Daley Square                                            92123      Column           3,300,000          3,300,000
   170 Mont Michel Apartments                                  45220      Column           3,200,000          3,196,067
   181 135 Raritan Center Parkway                              08837      Column           2,890,000          2,890,000
   188 Kirkland Business Center                                98033      Column           2,700,000          2,694,862
   195 Crystal Springs Apartments                              85302      Column           2,550,000          2,547,757
   196 Chateau Park Apartments                                 55117      Column           2,550,000          2,546,642
   197 Scottsdale Air Park                                     85260      Column           2,525,000          2,521,936
   200 Dale Terrace Apartments                                 44240      Column           2,475,000          2,470,616
   202 Virginia Dare Office Building                           91730      Column           2,450,000          2,450,000
   205 Kessel Food Market - Flushing                           48433      Column           1,324,000          1,320,086
   206 Kessel Food Market - Grand Blanc                        48430      Column           1,101,000          1,097,745
   207 178-188 Middle Street                                   04101      Column           2,400,000          2,400,000
   208 350 Raritan Center Parkway                              08837      Column           2,400,000          2,400,000
   212 Vagabond Apartments                                     07644      Column           2,325,000          2,320,687
   214 Mission Plaza                                           93436      Column           2,250,000          2,247,326
   222 Comfort Inn - San Jose                                  95126      Column           2,100,000          2,100,000
   224 Sandpiper Apartments                                    33462      Column           2,000,000          1,998,932
   226 Perimeter Plaza Shopping Center                         38501      Column           2,000,000          1,995,975
   227 Red Oak Apartments                                      78705      Column             675,000            673,100
   228 Diplomat Apartments                                     78705      Column             385,000            383,916
   229 Waterston Apartments                                    78703      Column             280,000            279,212
   230 Montage Apartments                                      78705      Column             264,000            263,257
   231 Melroy Apartments                                       78705      Column             215,000            214,395
   232 Envoy Apartments                                        78705      Column             175,000            174,507
   236 Glenwood Apartments                                     77099      Column           1,880,000          1,880,000
   237 Georgian Court/Woodside Apartments                      13501      Column           1,844,000          1,844,000
   240 Regency Apartments                                      80203      Column           1,830,000          1,830,000
   244 Dunshire Gardens Apartments                             21222      Column           1,060,000          1,057,999
   245 Alpine Gardens Apartments                               21221      Column             400,000            399,245
   246 Delvale Apartments                                      21222      Column             340,000            339,358
   247 The Northwest Medical Plaza Shopping Center             77090      Column           1,800,000          1,794,881
   250 Rutherford Place                                        78754      Column           1,725,000          1,724,217
   254 Spring Gardens Apartments                               77055      Column           1,600,000          1,600,000
   255 The Admiral Apartments & The Drake Apartments           46208      Column           1,550,000          1,548,349
   256 Heritage Apartments                                     07601      Column           1,525,000          1,522,171
   257 Montgomery Village Executive Plaza Phase I              20886      Column           1,530,000          1,521,952
   258 Orchard Lake Mini-Storage                               48323      Column           1,517,000          1,515,822
   259 Parker Road Retail                                      77076      Column           1,500,000          1,498,771
   260 Smith Shopping Center                                   60453      Column           1,480,000          1,473,931
   263 Free Street Office Building                             04101      Column           1,450,000          1,448,871
   264 Maple Valley Plaza                                      03103      Column           1,450,000          1,445,217
   265 Crestview Apartments                                    06516      Column           1,450,000          1,431,223
   266 Cedar Lakes Apartments                                  67207      Column           1,435,000          1,427,185
   267 Rose Garden Apartments                                  07601      Column           1,425,000          1,422,357
   269 Edelweiss Apartments                                    78130      Column           1,400,000          1,392,010
   270 The Wachler Building                                    48009      Column           1,400,000          1,382,555
   273 Diversey & Sheffield Plaza                              60614      Column           1,300,000          1,298,909
   274 The Pinger Building                                     45202      Column           1,300,000          1,291,517
   275 Elden Professional Building                             22070      Column           1,275,000          1,274,017
   276 Orangetree Apartments                                   85008      Column           1,280,000          1,273,404
   277 Silver Cliff Apartments                                 45225      Column           1,270,000          1,268,921
   278 Granada Plaza                                           32174      Column           1,250,000          1,249,046
   279 Summitwood Village Apartments                           06451      Column           1,240,000          1,235,453
   281 All American Mini Storage                               80221      Column           1,160,000          1,159,047
   282 201 Commonwealth Court                                  27511      Column           1,140,000          1,140,000
   283 Olde Oaks Apartments                                    77531      Column           1,100,000          1,097,943
   284 Bouganvillas Apartments                                 33432      Column           1,080,000          1,076,073
   285 Martin Mobile Home Park                                 44512      Column           1,070,000          1,070,000
   286 Ellendale Place Apartments                              90007      Column           1,060,000          1,060,000
   287 Kessel Food Market - Saginaw                            48602      Column           1,047,000          1,046,088
   288 Talbot Center                                           30269      Column           1,037,000          1,037,000
   290 Strawberry Hill Apartments                              77502      Column           1,000,000          1,000,000
   291 McGeordan Apartments                                    14895      Column           1,000,000            997,334
   292 Camel Toe Plaza Shopping Center                         82176      Column             975,000            974,276
   293 Washington Park Offices                                 59801      Column             975,000            970,603
   294 Denway Circle Apartments                                49008      Column             970,000            968,844
   295 Oxford Village Apartments                               48371      Column             950,000            948,938
   296 Space Saver #8 Self-Storage Facility                    77087      Column             950,000            948,390
   297 Food City Retail Center                                 85204      Column             940,000            937,462
   298 Meadowood I Apartments                                  46224      Column             935,000            935,000
   299 Windy Hill Apartments                                   30603      Column             930,000            930,000
   300 Northgate Plaza                                         93657      Column             900,000            900,000
   302 Ogden Apartments                                        80218      Column             900,000            900,000
   303 Oak Lawn Square                                         60453      Column             900,000            899,259
   304 Flat Iron Building                                      28801      Column             900,000            898,937
   305 Baymar Apartments                                       06010      Column             900,000            888,390
   306 Texas City Medical Office Building                      75591      Column             550,000            548,288
   307 Hollyvale Apartments                                    77060      Column             335,000            333,950
   308 Grandin Village Apartments                              24015      Column             880,000            880,000
   309 Riverview Estates Mobile Home Park                      44820      Column             850,000            847,676
   310 Tree Top Apartments                                     75219      Column             800,000            799,362
   311 871 Islington Street                                    03801      Column             800,000            797,794
   312 Westwood Apartments                                     12901      Column             800,000            796,059
   313 Territorial Village                                     88001      Column             510,000            506,800
   314 Telshor Tower Plaza                                     88001      Column             250,000            248,431
   315 Congress Building                                       26752      Column             715,000            713,746
   316 Continental House Apartments                            79912      Column             690,000            688,149
   317 Affordable Self Storage                                 76205      Column             675,000            675,000
   318 Iroquois Apartments                                     33130      Column             668,000            667,494
   319 Bay Palm Apartments                                     33181      Column             654,000            653,700
   320 969 & 971 Amsterdam Avenue                              10025      Column             650,000            649,551
   321 59-15 55th Street                                       11378      Column             650,000            648,399
   322 Chesterfield/Eula Apartments                            29720      Column             640,000            635,485
   323 Carillon Retail Center                                  75591      Column             635,000            634,523
   324 Pine Street Apartments & Blossom Street Apartments      03060      Column             625,000            625,000
   325 Penn State Office Building                              85251      Column             600,000            599,764
   326 Autumn Run Apartments                                   08009      Column             580,000            576,541
   327 Pullman Park Apartments                                 76528      Column             575,000            571,924
   328 Spanish Oaks Apartments                                 78751      Column             560,000            556,884
   329 Ballenger Manor Apartments                              48532      Column             552,000            551,542
   330 Allen Avenue Apartments                                 04103      Column             535,000            532,745
   331 Skyline Mall                                            03054      Column             535,000            531,407
   332 James Road Medical Center                               43215      Column             520,000            520,000
   333 Rebecca Apartments                                      77025      Column             525,000            516,867
   334 The Homestead Apartments                                64109      Column             500,000            500,000
   335 Corona Avenue Apartments                                11368      Column             498,000            497,360
   336 Sandstone Apartments                                    75206      Column             450,000            447,445
   337 Lynn Villa Apartments                                   75006      Column             415,000            414,286
   338 Savannah Apartments                                     77587      Column             395,000            394,304
   339 Vienna Terrace Apartments                               76040      Column             375,000            371,285
   340 Alexandria Apartments - CO                              80220      Column             315,000            314,444
   341 Boynton Vista Apartments                                33435      Column             300,000            298,486
   342 Navarro Crossing Apartments                             75110      Column             275,000            272,574
   343 Kordis Apartments                                       34652      Column             250,000            248,667



       Property Name                                        Monthly Payment      Mortgage Rate     Original Term
       -------------                                        ---------------      -------------     -------------
     2 Arbor Lake Club Apartments                              218,350.36            7.880%               120
     3 The Parkview Apartments - FL                             69,277.27            7.880%               120
     4 Heron's Cove Apartments                                  68,914.56            7.880%               120
     5 Horizons North Apartments                                64,199.36            7.880%               120
     6 Herald Center                                           358,344.34            7.754%               120
     7 Sterling Point Apartments                               141,590.65            7.220%               120
     8 Sandridge Apartments                                    103,027.73            7.220%               120
     9 Woodscape Apartments                                     68,999.98            7.220%               120
    15 Center At The Plant                                     229,473.09            7.760%               120
    17 Cherry Creek Retirement Village                         119,999.05            7.750%               120
    18 Remington Heights Retirement Community                   53,730.92            7.750%               120
    19 Charles River Center                                    173,933.37            7.870%               120
    24 Embarcadero Corporate Center                            159,176.21            7.620%               120
    25 Best Buy Plaza Shopping Center                          148,932.69            7.500%               120
    29 Sage Crossing Apartments                                106,630.21            7.500%                84
    34 Ontario Plaza                                            93,978.17            7.380%               120
    43 Tower Plaza Retail Center                                81,602.68            8.020%               120
    59 333 Sam Houston Office Building                          67,732.91            7.810%               120
    62 Willow Springs Shopping Center                           38,128.25            7.860%               120
    63 Villa Shopping Center                                    19,826.69            7.860%               120
    64 Crystal Gardens Shopping Center                          11,819.76            7.860%               120
    67 Holiday Inn Express - City Center                        71,261.48            8.300%               120
    78 Campus Hills Shopping Center                             59,265.62            7.970%               120
    84 929 Pearl Street                                         30,125.10            7.640%               120
    85 2005 Tenth Street                                        24,100.08            7.640%               120
   102 Glendale Medical Arts Center                             42,984.73            7.750%               120
   106 Pickwick Apartments                                      37,278.06            7.370%               120
   107 The Villas of Buena Vista Apartments                      5,891.39            7.890%               120
   108 The Parkview Apartments - TX                              4,169.06            7.890%               120
   109 Madras Apartments                                         4,043.67            7.890%               120
   110 Alexandria Apartments - TX                                3,870.88            7.890%               120
   111 Sandia Park                                               3,509.26            7.890%               120
   112 4300 Travis Apartments                                    3,272.25            7.890%               120
   113 Vista Quarters Condos                                     2,855.57            7.890%               120
   114 3131 Armstrong Condominiums                               2,792.11            7.890%               120
   115 The Essex                                                 2,675.90            7.890%               120
   116 4431 Travis Street Apartments                             1,590.25            7.890%               120
   117 4432 Buena Vista Apartments                               1,538.04            7.890%               120
   118 The Annex Apartments                                      1,491.24            7.890%               120
   119 4319 Buena Vista Apartments                               1,078.77            7.890%               120
   120 The Chase Apartments                                        925.47            7.890%               120
   121 Avalon Apartments                                           816.95            7.890%               120
   122 Point Breeze Apartments                                  37,094.67            7.510%               120
   123 Hidden Oaks Apartments                                   36,155.34            7.250%               120
   131 McGehee Park Apartments                                  35,029.23            7.520%               120
   137 The Highlands Apartments                                 32,895.27            7.510%               120
   147 Capital Heights Shopping Center                          27,162.62            7.460%               120
   149 NationsBank Office Building                              27,777.16            7.960%               120
   150 Pecos Trail Office Compound, Phase III                   27,223.67            7.750%               120
   156 Best Western - San Mateo Los Prados Inn                  27,478.91            8.200%                84
   158 1600 Congress Street/343 Forest Avenue                   26,689.77            7.860%               120
   160 Mustang Crossing Apartments                              24,076.68            7.630%               120
   161 Meadow Crossing Apartments                               25,681.18            7.750%               120
   163 Daley Square                                             24,375.46            8.070%               120
   170 Mont Michel Apartments                                   25,288.73            7.750%               120
   181 135 Raritan Center Parkway                               21,225.95            8.010%               120
   188 Kirkland Business Center                                 20,767.54            7.960%               120
   195 Crystal Springs Apartments                               19,260.88            7.750%               120
   196 Chateau Park Apartments                                  17,638.29            7.390%               120
   197 Scottsdale Air Park                                      18,019.66            7.710%               120
   200 Dale Terrace Apartments                                  17,475.35            7.600%               120
   202 Virginia Dare Office Building                            17,840.79            7.920%               120
   205 Kessel Food Market - Flushing                             9,879.17            7.610%               120
   206 Kessel Food Market - Grand Blanc                          8,215.24            7.610%               120
   207 178-188 Middle Street                                    19,051.28            8.330%               120
   208 350 Raritan Center Parkway                               18,539.49            8.010%               120
   212 Vagabond Apartments                                      18,083.56            8.090%               300
   214 Mission Plaza                                            16,181.51            7.790%               180
   222 Comfort Inn - San Jose                                   16,909.77            8.500%               120
   224 Sandpiper Apartments                                     13,984.29            7.500%               120
   226 Perimeter Plaza Shopping Center                          15,001.69            7.670%               120
   227 Red Oak Apartments                                        5,142.87            7.850%               120
   228 Diplomat Apartments                                       2,933.34            7.850%               120
   229 Waterston Apartments                                      2,133.34            7.850%               120
   230 Montage Apartments                                        2,011.43            7.850%               120
   231 Melroy Apartments                                         1,638.10            7.850%               120
   232 Envoy Apartments                                          1,333.34            7.850%               120
   236 Glenwood Apartments                                      13,520.55            7.790%               120
   237 Georgian Court/Woodside Apartments                       14,637.73            8.330%               120
   240 Regency Apartments                                       14,184.90            8.050%               120
   244 Dunshire Gardens Apartments                               8,181.25            8.000%               120
   245 Alpine Gardens Apartments                                 3,087.26            8.000%               120
   246 Delvale Apartments                                        2,624.18            8.000%               120
   247 The Northwest Medical Plaza Shopping Center              13,655.06            7.800%               120
   250 Rutherford Place                                         12,621.38            7.970%               120
   254 Spring Gardens Apartments                                12,190.50            7.850%               120
   255 The Admiral Apartments & The Drake Apartments            11,590.19            8.200%               120
   256 Heritage Apartments                                      11,861.26            8.090%               300
   257 Montgomery Village Executive Plaza Phase I               15,156.33            8.600%               180
   258 Orchard Lake Mini-Storage                                11,981.07            8.270%               120
   259 Parker Road Retail                                       11,626.97            8.050%               120
   260 Smith Shopping Center                                    10,348.37            7.500%               120
   263 Free Street Office Building                              11,442.22            8.260%               120
   264 Maple Valley Plaza                                       11,903.75            7.750%               120
   265 Crestview Apartments                                     11,416.56            7.200%               240
   266 Cedar Lakes Apartments                                    9,547.09            7.000%               120
   267 Rose Garden Apartments                                   11,083.48            8.090%               300
   269 Edelweiss Apartments                                     10,209.67            7.350%               120
   270 The Wachler Building                                     11,278.30            7.500%               120
   273 Diversey & Sheffield Plaza                                9,990.59            7.950%               120
   274 The Pinger Building                                       9,606.89            7.500%               120
   275 Elden Professional Building                              10,095.38            8.300%               120
   276 Orangetree Apartments                                     8,731.86            7.250%               120
   277 Silver Cliff Apartments                                   9,718.08            7.900%               120
   278 Granada Plaza                                             9,930.92            8.340%               120
   279 Summitwood Village Apartments                             8,543.25            7.350%               120
   281 All American Mini Storage                                 8,983.83            8.040%               120
   282 201 Commonwealth Court                                    8,813.81            8.020%               120
   283 Olde Oaks Apartments                                      8,526.45            8.050%               120
   284 Bouganvillas Apartments                                   7,470.34            7.390%               120
   285 Martin Mobile Home Park                                   8,379.29            8.170%               120
   286 Ellendale Place Apartments                                8,478.34            8.420%               300
   287 Kessel Food Market - Saginaw                              7,935.81            7.790%               120
   288 Talbot Center                                             8,084.13            8.650%               120
   290 Strawberry Hill Apartments                                7,904.56            8.280%               120
   291 McGeordan Apartments                                      7,791.17            8.110%               120
   292 Camel Toe Plaza Shopping Center                           7,818.14            8.450%               120
   293 Washington Park Offices                                   8,307.64            8.250%               240
   294 Denway Circle Apartments                                  6,969.32            7.780%               120
   295 Oxford Village Apartments                                 6,984.01            8.020%               120
   296 Space Saver #8 Self-Storage Facility                      7,675.28            8.540%               120
   297 Food City Retail Center                                   7,286.24            8.050%               120
   298 Meadowood I Apartments                                    6,841.15            7.970%               120
   299 Windy Hill Apartments                                     7,457.30            8.450%               120
   300 Northgate Plaza                                           7,478.95            8.880%               120
   302 Ogden Apartments                                          7,048.00            8.170%               120
   303 Oak Lawn Square                                           6,964.24            8.030%               120
   304 Flat Iron Building                                        8,277.83            9.310%               240
   305 Baymar Apartments                                         7,102.48            7.230%               240
   306 Texas City Medical Office Building                        4,655.34            8.160%               120
   307 Hollyvale Apartments                                      2,825.05            8.110%               120
   308 Grandin Village Apartments                                6,938.36            8.250%               120
   309 Riverview Estates Mobile Home Park                        6,554.81            7.990%               120
   310 Tree Top Apartments                                       6,259.56            8.160%               120
   311 871 Islington Street                                      6,148.06            7.950%               120
   312 Westwood Apartments                                       6,518.32            7.650%               120
   313 Territorial Village                                       3,842.14            7.720%               180
   314 Telshor Tower Plaza                                       1,883.40            7.720%               180
   315 Congress Building                                         5,694.87            8.370%               120
   316 Continental House Apartments                              5,362.15            8.080%               120
   317 Affordable Self Storage                                   5,439.83            8.510%               120
   318 Iroquois Apartments                                       5,320.52            8.370%               120
   319 Bay Palm Apartments                                       4,771.49            7.940%               120
   320 969 & 971 Amsterdam Avenue                                5,335.10            8.730%               120
   321 59-15 55th Street                                         5,225.22            8.480%               120
   322 Chesterfield/Eula Apartments                              5,265.92            7.780%               120
   323 Carillon Retail Center                                    5,070.47            8.400%               120
   324 Pine Street Apartments & Blossom Street Apartments        5,329.33            8.260%               120
   325 Penn State Office Building                                4,549.85            8.350%               120
   326 Autumn Run Apartments                                     4,476.53            8.000%               120
   327 Pullman Park Apartments                                   4,335.59            7.730%               120
   328 Spanish Oaks Apartments                                   4,138.35            7.500%               120
   329 Ballenger Manor Apartments                                4,260.43            8.000%               120
   330 Allen Avenue Apartments                                   4,150.50            8.060%               120
   331 Skyline Mall                                              4,535.07            8.180%               120
   332 James Road Medical Center                                 4,310.53            8.850%               120
   333 Rebecca Apartments                                        4,556.07            8.500%               240
   334 The Homestead Apartments                                  4,046.37            8.560%               120
   335 Corona Avenue Apartments                                  4,426.33            8.830%               240
   336 Sandstone Apartments                                      3,290.42            7.380%               120
   337 Lynn Villa Apartments                                     3,333.31            8.470%               120
   338 Savannah Apartments                                       3,140.82            8.350%               120
   339 Vienna Terrace Apartments                                 3,136.65            8.000%               120
   340 Alexandria Apartments - CO                                2,502.59            8.340%               120
   341 Boynton Vista Apartments                                  2,329.38            8.070%               120
   342 Navarro Crossing Apartments                               2,232.23            7.600%               120
   343 Kordis Apartments                                         1,888.32            7.750%               120


       Property Name                                        Remaining Term   Maturity Date   Original Amortization
       -------------                                        --------------   -------------   ---------------------
     2 Arbor Lake Club Apartments                                120          06/01/09              360
     3 The Parkview Apartments - FL                              120          06/01/09              360
     4 Heron's Cove Apartments                                   120          06/01/09              360
     5 Horizons North Apartments                                 120          06/01/09              360
     6 Herald Center                                             119          05/01/29              360
     7 Sterling Point Apartments                                 116          02/01/09              360
     8 Sandridge Apartments                                      116          02/01/09              360
     9 Woodscape Apartments                                      116          02/01/09              360
    15 Center At The Plant                                       118          04/01/09              360
    17 Cherry Creek Retirement Village                           118          04/01/09              360
    18 Remington Heights Retirement Community                    118          04/01/09              360
    19 Charles River Center                                      120          06/01/09              360
    24 Embarcadero Corporate Center                              120          06/01/09              360
    25 Best Buy Plaza Shopping Center                            119          05/01/09              360
    29 Sage Crossing Apartments                                   82          04/01/06              360
    34 Ontario Plaza                                             116          02/01/09              360
    43 Tower Plaza Retail Center                                 120          06/01/09              360
    59 333 Sam Houston Office Building                           120          06/01/09              360
    62 Willow Springs Shopping Center                            119          05/01/09              300
    63 Villa Shopping Center                                     119          05/01/09              300
    64 Crystal Gardens Shopping Center                           119          05/01/09              300
    67 Holiday Inn Express - City Center                         119          05/01/09              300
    78 Campus Hills Shopping Center                              120          06/01/09              360
    84 929 Pearl Street                                          119          05/01/09              360
    85 2005 Tenth Street                                         119          05/01/09              360
   102 Glendale Medical Arts Center                              119          05/01/09              360
   106 Pickwick Apartments                                       117          03/01/09              360
   107 The Villas of Buena Vista Apartments                      120          06/01/09              300
   108 The Parkview Apartments - TX                              120          06/01/09              300
   109 Madras Apartments                                         120          06/01/09              300
   110 Alexandria Apartments - TX                                120          06/01/09              300
   111 Sandia Park                                               120          06/01/09              300
   112 4300 Travis Apartments                                    120          06/01/09              300
   113 Vista Quarters Condos                                     120          06/01/09              300
   114 3131 Armstrong Condominiums                               120          06/01/09              300
   115 The Essex                                                 120          06/01/09              300
   116 4431 Travis Street Apartments                             120          06/01/09              300
   117 4432 Buena Vista Apartments                               120          06/01/09              300
   118 The Annex Apartments                                      120          06/01/09              300
   119 4319 Buena Vista Apartments                               120          06/01/09              300
   120 The Chase Apartments                                      120          06/01/09              300
   121 Avalon Apartments                                         120          06/01/09              300
   122 Point Breeze Apartments                                   119          05/01/09              360
   123 Hidden Oaks Apartments                                    119          05/01/09              360
   131 McGehee Park Apartments                                   119          05/01/09              360
   137 The Highlands Apartments                                  119          05/01/09              360
   147 Capital Heights Shopping Center                           119          05/01/09              360
   149 NationsBank Office Building                               120          06/01/09              360
   150 Pecos Trail Office Compound, Phase III                    119          05/01/09              360
   156 Best Western - San Mateo Los Prados Inn                    83          05/01/06              300
   158 1600 Congress Street/343 Forest Avenue                    118          04/01/09              300
   160 Mustang Crossing Apartments                               119          05/01/09              360
   161 Meadow Crossing Apartments                                119          05/01/09              300
   163 Daley Square                                              120          06/01/09              360
   170 Mont Michel Apartments                                    119          05/01/09              264
   181 135 Raritan Center Parkway                                120          06/01/09              360
   188 Kirkland Business Center                                  118          04/01/09              300
   195 Crystal Springs Apartments                                119          05/01/09              300
   196 Chateau Park Apartments                                   118          04/01/09              360
   197 Scottsdale Air Park                                       118          04/01/09              360
   200 Dale Terrace Apartments                                   117          03/01/09              360
   202 Virginia Dare Office Building                             120          06/01/09              360
   205 Kessel Food Market - Flushing                             117          03/01/09              300
   206 Kessel Food Market - Grand Blanc                          117          03/01/09              300
   207 178-188 Middle Street                                     120          06/01/09              300
   208 350 Raritan Center Parkway                                120          06/01/09              300
   212 Vagabond Apartments                                       298          04/01/24              300
   214 Mission Plaza                                             178          04/01/14              360
   222 Comfort Inn - San Jose                                    120          06/01/09              300
   224 Sandpiper Apartments                                      119          05/01/09              360
   226 Perimeter Plaza Shopping Center                           118          04/01/09              300
   227 Red Oak Apartments                                        117          03/01/09              300
   228 Diplomat Apartments                                       117          03/01/09              300
   229 Waterston Apartments                                      117          03/01/09              300
   230 Montage Apartments                                        117          03/01/09              300
   231 Melroy Apartments                                         117          03/01/09              300
   232 Envoy Apartments                                          117          03/01/09              300
   236 Glenwood Apartments                                       120          06/01/09              360
   237 Georgian Court/Woodside Apartments                        120          06/01/09              300
   240 Regency Apartments                                        120          06/01/09              300
   244 Dunshire Gardens Apartments                               118          04/01/09              300
   245 Alpine Gardens Apartments                                 118          04/01/09              300
   246 Delvale Apartments                                        118          04/01/09              300
   247 The Northwest Medical Plaza Shopping Center               117          03/01/09              300
   250 Rutherford Place                                          119          05/01/09              360
   254 Spring Gardens Apartments                                 120          06/01/09              300
   255 The Admiral Apartments & The Drake Apartments             118          04/01/09              360
   256 Heritage Apartments                                       298          04/01/24              300
   257 Montgomery Village Executive Plaza Phase I                178          04/01/14              180
   258 Orchard Lake Mini-Storage                                 119          05/01/09              300
   259 Parker Road Retail                                        119          05/01/09              300
   260 Smith Shopping Center                                     114          12/01/08              360
   263 Free Street Office Building                               119          05/01/09              300
   264 Maple Valley Plaza                                        118          04/01/09              240
   265 Crestview Apartments                                      233          11/01/18              240
   266 Cedar Lakes Apartments                                    113          11/01/08              360
   267 Rose Garden Apartments                                    298          04/01/24              300
   269 Edelweiss Apartments                                      115          01/01/09              300
   270 The Wachler Building                                      113          11/01/08              240
   273 Diversey & Sheffield Plaza                                119          05/01/09              300
   274 The Pinger Building                                       114          12/01/08              300
   275 Elden Professional Building                               119          05/01/09              300
   276 Orangetree Apartments                                     113          11/01/08              360
   277 Silver Cliff Apartments                                   119          05/01/09              300
   278 Granada Plaza                                             119          05/01/09              300
   279 Summitwood Village Apartments                             115          01/01/09              360
   281 All American Mini Storage                                 119          05/01/09              300
   282 201 Commonwealth Court                                    120          06/01/09              300
   283 Olde Oaks Apartments                                      118          04/01/09              300
   284 Bouganvillas Apartments                                   115          01/01/09              360
   285 Martin Mobile Home Park                                   120          06/01/09              300
   286 Ellendale Place Apartments                                300          06/01/24              300
   287 Kessel Food Market - Saginaw                              119          05/01/09              300
   288 Talbot Center                                             120          06/01/09              360
   290 Strawberry Hill Apartments                                120          06/01/09              300
   291 McGeordan Apartments                                      117          03/01/09              300
   292 Camel Toe Plaza Shopping Center                           119          05/01/09              300
   293 Washington Park Offices                                   237          03/01/19              240
   294 Denway Circle Apartments                                  118          04/01/09              360
   295 Oxford Village Apartments                                 118          04/01/09              360
   296 Space Saver #8 Self-Storage Facility                      118          04/01/09              300
   297 Food City Retail Center                                   117          03/01/09              300
   298 Meadowood I Apartments                                    120          06/01/09              360
   299 Windy Hill Apartments                                     120          06/01/09              300
   300 Northgate Plaza                                           120          06/01/09              300
   302 Ogden Apartments                                          120          06/01/09              300
   303 Oak Lawn Square                                           119          05/01/09              300
   304 Flat Iron Building                                        239          05/01/19              240
   305 Baymar Apartments                                         233          11/01/18              240
   306 Texas City Medical Office Building                        118          04/01/09              240
   307 Hollyvale Apartments                                      118          04/01/09              240
   308 Grandin Village Apartments                                120          06/01/09              300
   309 Riverview Estates Mobile Home Park                        117          03/01/09              300
   310 Tree Top Apartments                                       119          05/01/09              300
   311 871 Islington Street                                      117          03/01/09              300
   312 Westwood Apartments                                       117          03/01/09              240
   313 Territorial Village                                       174          12/01/13              300
   314 Telshor Tower Plaza                                       174          12/01/13              300
   315 Congress Building                                         118          04/01/09              300
   316 Continental House Apartments                              117          03/01/09              300
   317 Affordable Self Storage                                   120          06/01/09              300
   318 Iroquois Apartments                                       119          05/01/09              300
   319 Bay Palm Apartments                                       119          05/01/09              360
   320 969 & 971 Amsterdam Avenue                                119          05/01/09              300
   321 59-15 55th Street                                         117          03/01/09              300
   322 Chesterfield/Eula Apartments                              116          02/01/09              240
   323 Carillon Retail Center                                    119          05/01/09              300
   324 Pine Street Apartments & Blossom Street Apartments        120          06/01/09              240
   325 Penn State Office Building                                119          05/01/09              360
   326 Autumn Run Apartments                                     114          12/01/08              300
   327 Pullman Park Apartments                                   115          01/01/09              300
   328 Spanish Oaks Apartments                                   115          01/01/09              300
   329 Ballenger Manor Apartments                                119          05/01/09              300
   330 Allen Avenue Apartments                                   116          02/01/09              300
   331 Skyline Mall                                              116          02/01/09              240
   332 James Road Medical Center                                 120          06/01/09              300
   333 Rebecca Apartments                                        230          08/01/18              240
   334 The Homestead Apartments                                  120          06/01/09              300
   335 Corona Avenue Apartments                                  239          05/01/19              240
   336 Sandstone Apartments                                      115          01/01/09              300
   337 Lynn Villa Apartments                                     118          04/01/09              300
   338 Savannah Apartments                                       118          04/01/09              300
   339 Vienna Terrace Apartments                                 114          12/01/08              240
   340 Alexandria Apartments - CO                                118          04/01/09              300
   341 Boynton Vista Apartments                                  115          01/01/09              300
   342 Navarro Crossing Apartments                               115          01/01/09              240
   343 Kordis Apartments                                         115          01/01/09              300



       Property Name                                          Remaining Amortization   ARD Date      Prepayment Provision
       -------------                                          ----------------------   --------      --------------------
     2 Arbor Lake Club Apartments                                        360                         L (9.5), O (0.5)
     3 The Parkview Apartments - FL                                      360                         L (9.5), O (0.5)
     4 Heron's Cove Apartments                                           360                         L (9.5), O (0.5)
     5 Horizons North Apartments                                         360                         L (9.5), O (0.5)
     6 Herald Center                                                     359           05/01/09      L (9.5), O (0.5)
     7 Sterling Point Apartments                                         356                         L (9.5), O (0.5)
     8 Sandridge Apartments                                              356                         L (9.5), O (0.5)
     9 Woodscape Apartments                                              356                         L (9.5), O (0.5)
    15 Center At The Plant                                               358                         L (9.5), O (0.5)
    17 Cherry Creek Retirement Village                                   358                         L (9.5), O (0.5)
    18 Remington Heights Retirement Community                            358                         L (9.5), O (0.5)
    19 Charles River Center                                              360                         L (9.5), O (0.5)
    24 Embarcadero Corporate Center                                      360                         L (9.5), O (0.5)
    25 Best Buy Plaza Shopping Center                                    359                         L (9.5), O (0.5)
    29 Sage Crossing Apartments                                          358                         L (6.5), O (0.5)
    34 Ontario Plaza                                                     356                         L (9.5), O (0.5)
    43 Tower Plaza Retail Center                                         360                         L (9.5), O (0.5)
    59 333 Sam Houston Office Building                                   360                         L (9.5), O (0.5)
    62 Willow Springs Shopping Center                                    299                         L (9.5), O (0.5)
    63 Villa Shopping Center                                             299                         L (9.5), O (0.5)
    64 Crystal Gardens Shopping Center                                   299                         L (9.5), O (0.5)
    67 Holiday Inn Express - City Center                                 299                         L (9.5), O (0.5)
    78 Campus Hills Shopping Center                                      360                         L (9.5), O (0.5)
    84 929 Pearl Street                                                  359                         L (9.5), O (0.5)
    85 2005 Tenth Street                                                 359                         L (9.5), O (0.5)
   102 Glendale Medical Arts Center                                      359                         L (9.5), O (0.5)
   106 Pickwick Apartments                                               357                         L (9.5), O (0.5)
   107 The Villas of Buena Vista Apartments                              300                         L (9.5), O (0.5)
   108 The Parkview Apartments - TX                                      300                         L (9.5), O (0.5)
   109 Madras Apartments                                                 300                         L (9.5), O (0.5)
   110 Alexandria Apartments - TX                                        300                         L (9.5), O (0.5)
   111 Sandia Park                                                       300                         L (9.5), O (0.5)
   112 4300 Travis Apartments                                            300                         L (9.5), O (0.5)
   113 Vista Quarters Condos                                             300                         L (9.5), O (0.5)
   114 3131 Armstrong Condominiums                                       300                         L (9.5), O (0.5)
   115 The Essex                                                         300                         L (9.5), O (0.5)
   116 4431 Travis Street Apartments                                     300                         L (9.5), O (0.5)
   117 4432 Buena Vista Apartments                                       300                         L (9.5), O (0.5)
   118 The Annex Apartments                                              300                         L (9.5), O (0.5)
   119 4319 Buena Vista Apartments                                       300                         L (9.5), O (0.5)
   120 The Chase Apartments                                              300                         L (9.5), O (0.5)
   121 Avalon Apartments                                                 300                         L (9.5), O (0.5)
   122 Point Breeze Apartments                                           359                         L (9.5), O (0.5)
   123 Hidden Oaks Apartments                                            359                         L (9.5), O (0.5)
   131 McGehee Park Apartments                                           359                         L (9.5), O (0.5)
   137 The Highlands Apartments                                          359                         L (9.5), O (0.5)
   147 Capital Heights Shopping Center                                   359                         L (9.5), O (0.5)
   149 NationsBank Office Building                                       360                         L (9.5), O (0.5)
   150 Pecos Trail Office Compound, Phase III                            359                         L (9.5), O (0.5)
   156 Best Western - San Mateo Los Prados Inn                           299                         L (6.5), O (0.5)
   158 1600 Congress Street/343 Forest Avenue                            298                         L (9.5), O (0.5)
   160 Mustang Crossing Apartments                                       359                         L (9.5), O (0.5)
   161 Meadow Crossing Apartments                                        299                         L (9.5), O (0.5)
   163 Daley Square                                                      360                         L (9.5), O (0.5)
   170 Mont Michel Apartments                                            263                         L (9.5), O (0.5)
   181 135 Raritan Center Parkway                                        360                         L (9.5), O (0.5)
   188 Kirkland Business Center                                          298                         L (9.5), O (0.5)
   195 Crystal Springs Apartments                                        299                         L (9.5), O (0.5)
   196 Chateau Park Apartments                                           358                         L (9.5), O (0.5)
   197 Scottsdale Air Park                                               358                         L (9.5), O (0.5)
   200 Dale Terrace Apartments                                           357                         L (9.5), O (0.5)
   202 Virginia Dare Office Building                                     360                         L (9.5), O (0.5)
   205 Kessel Food Market - Flushing                                     297                         L (9.5), O (0.5)
   206 Kessel Food Market - Grand Blanc                                  297                         L (9.5), O (0.5)
   207 178-188 Middle Street                                             300                         L (9.5), O (0.5)
   208 350 Raritan Center Parkway                                        300                         L (9.5), O (0.5)
   212 Vagabond Apartments                                               298                         L (24.5), O (0.5)
   214 Mission Plaza                                                     358                         L (14.5), O (0.5)
   222 Comfort Inn - San Jose                                            300                         L (9.5), O (0.5)
   224 Sandpiper Apartments                                              359                         L (9.5), O (0.5)
   226 Perimeter Plaza Shopping Center                                   298                         L (9.5), O (0.5)
   227 Red Oak Apartments                                                297                         L (9.5), O (0.5)
   228 Diplomat Apartments                                               297                         L (9.5), O (0.5)
   229 Waterston Apartments                                              297                         L (9.5), O (0.5)
   230 Montage Apartments                                                297                         L (9.5), O (0.5)
   231 Melroy Apartments                                                 297                         L (9.5), O (0.5)
   232 Envoy Apartments                                                  297                         L (9.5), O (0.5)
   236 Glenwood Apartments                                               360                         L (9.5), O (0.5)
   237 Georgian Court/Woodside Apartments                                300                         L (9.5), O (0.5)
   240 Regency Apartments                                                300                         L (9.5), O (0.5)
   244 Dunshire Gardens Apartments                                       298                         L (9.5), O (0.5)
   245 Alpine Gardens Apartments                                         298                         L (9.5), O (0.5)
   246 Delvale Apartments                                                298                         L (9.5), O (0.5)
   247 The Northwest Medical Plaza Shopping Center                       297                         L (9.5), O (0.5)
   250 Rutherford Place                                                  359                         L (9.5), O (0.5)
   254 Spring Gardens Apartments                                         300                         L (9.5), O (0.5)
   255 The Admiral Apartments & The Drake Apartments                     358                         L (9.5), O (0.5)
   256 Heritage Apartments                                               298                         L (24.5), O (0.5)
   257 Montgomery Village Executive Plaza Phase I                        178                         L (14.5), O (0.5)
   258 Orchard Lake Mini-Storage                                         299                         L (9.5), O (0.5)
   259 Parker Road Retail                                                299                         L (9.5), O (0.5)
   260 Smith Shopping Center                                             354                         L (9.5), O (0.5)
   263 Free Street Office Building                                       299                         L (9.5), O (0.5)
   264 Maple Valley Plaza                                                238                         L (9.5), O (0.5)
   265 Crestview Apartments                                              233                         L (19.5), O (0.5)
   266 Cedar Lakes Apartments                                            353                         L (5), YM 1% (4.5), O (0.5)
   267 Rose Garden Apartments                                            298                         L (24.5), O (0.5)
   269 Edelweiss Apartments                                              295                         L (9.5), O (0.5)
   270 The Wachler Building                                              233                         L (9.5), O (0.5)
   273 Diversey & Sheffield Plaza                                        299                         L (9.5), O (0.5)
   274 The Pinger Building                                               294                         L (9.5), O (0.5)
   275 Elden Professional Building                                       299                         L (9.5), O (0.5)
   276 Orangetree Apartments                                             353                         L (9.5), O (0.5)
   277 Silver Cliff Apartments                                           299                         L (9.5), O (0.5)
   278 Granada Plaza                                                     299                         L (9.5), O (0.5)
   279 Summitwood Village Apartments                                     355                         L (9.5), O (0.5)
   281 All American Mini Storage                                         299                         L (9.5), O (0.5)
   282 201 Commonwealth Court                                            300                         L (9.5), O (0.5)
   283 Olde Oaks Apartments                                              298                         L (9.5), O (0.5)
   284 Bouganvillas Apartments                                           355                         L (9.5), O (0.5)
   285 Martin Mobile Home Park                                           300                         L (9.5), O (0.5)
   286 Ellendale Place Apartments                                        300                         L (24.5), O (0.5)
   287 Kessel Food Market - Saginaw                                      299                         L (9.5), O (0.5)
   288 Talbot Center                                                     360                         L (9.5), O (0.5)
   290 Strawberry Hill Apartments                                        300                         L (9.5), O (0.5)
   291 McGeordan Apartments                                              297                         L (9.5), O (0.5)
   292 Camel Toe Plaza Shopping Center                                   299                         L (9.5), O (0.5)
   293 Washington Park Offices                                           237                         L (19.5), O (0.5)
   294 Denway Circle Apartments                                          358                         L (9.5), O (0.5)
   295 Oxford Village Apartments                                         358                         L (9.5), O (0.5)
   296 Space Saver #8 Self-Storage Facility                              298                         L (9.5), O (0.5)
   297 Food City Retail Center                                           297                         L (9.5), O (0.5)
   298 Meadowood I Apartments                                            360                         L (9.5), O (0.5)
   299 Windy Hill Apartments                                             300                         L (9.5), O (0.5)
   300 Northgate Plaza                                                   300                         L (9.5), O (0.5)
   302 Ogden Apartments                                                  300                         L (9.5), O (0.5)
   303 Oak Lawn Square                                                   299                         L (9.5), O (0.5)
   304 Flat Iron Building                                                239                         L (19.5), O (0.5)
   305 Baymar Apartments                                                 233                         L (19.5), O (0.5)
   306 Texas City Medical Office Building                                238                         L (9.5), O (0.5)
   307 Hollyvale Apartments                                              238                         L (9.5), O (0.5)
   308 Grandin Village Apartments                                        300                         L (9.5), O (0.5)
   309 Riverview Estates Mobile Home Park                                297                         L (9.5), O (0.5)
   310 Tree Top Apartments                                               299                         L (9.5), O (0.5)
   311 871 Islington Street                                              297                         L (9.5), O (0.5)
   312 Westwood Apartments                                               237                         L (9.5), O (0.5)
   313 Territorial Village                                               294                         L (14.5), O (0.5)
   314 Telshor Tower Plaza                                               294                         L (14.5), O (0.5)
   315 Congress Building                                                 298                         L (9.5), O (0.5)
   316 Continental House Apartments                                      297                         L (9.5), O (0.5)
   317 Affordable Self Storage                                           300                         L (9.5), O (0.5)
   318 Iroquois Apartments                                               299                         L (9.5), O (0.5)
   319 Bay Palm Apartments                                               359                         L (9.5), O (0.5)
   320 969 & 971 Amsterdam Avenue                                        299                         L (9.5), O (0.5)
   321 59-15 55th Street                                                 297                         L (9.5), O (0.5)
   322 Chesterfield/Eula Apartments                                      236                         L (9.5), O (0.5)
   323 Carillon Retail Center                                            299                         L (9.5), O (0.5)
   324 Pine Street Apartments & Blossom Street Apartments                240                         L (9.5), O (0.5)
   325 Penn State Office Building                                        359                         L (9.5), O (0.5)
   326 Autumn Run Apartments                                             294                         L (9.5), O (0.5)
   327 Pullman Park Apartments                                           295                         L (9.5), O (0.5)
   328 Spanish Oaks Apartments                                           295                         L (9.5), O (0.5)
   329 Ballenger Manor Apartments                                        299                         L (9.5), O (0.5)
   330 Allen Avenue Apartments                                           296                         L (9.5), O (0.5)
   331 Skyline Mall                                                      236                         L (9.5), O (0.5)
   332 James Road Medical Center                                         300                         L (9.5), O (0.5)
   333 Rebecca Apartments                                                230                         L (3), YM 1% (6.5), O (10.5)
   334 The Homestead Apartments                                          300                         L (9.5), O (0.5)
   335 Corona Avenue Apartments                                          239                         L (19.5), O (0.5)
   336 Sandstone Apartments                                              295                         L (9.5), O (0.5)
   337 Lynn Villa Apartments                                             298                         L (9.5), O (0.5)
   338 Savannah Apartments                                               298                         L (9.5), O (0.5)
   339 Vienna Terrace Apartments                                         234                         L (9.5), O (0.5)
   340 Alexandria Apartments - CO                                        298                         L (9.5), O (0.5)
   341 Boynton Vista Apartments                                          295                         L (9.5), O (0.5)
   342 Navarro Crossing Apartments                                       235                         L (9.5), O (0.5)
   343 Kordis Apartments                                                 295                         L (9.5), O (0.5)




       Property Name                                         Defeasance (Yes/No/Both)        Fee/Leasehold    Interest Calculation
       -------------                                         ------------------------        -------------    --------------------
     2 Arbor Lake Club Apartments                            Yes                             Fee              Actual/360
     3 The Parkview Apartments - FL                          Yes                             Fee              Actual/360
     4 Heron's Cove Apartments                               Yes                             Fee              Actual/360
     5 Horizons North Apartments                             Yes                             Fee              Actual/360
     6 Herald Center                                         Yes                             Fee              Actual/360
     7 Sterling Point Apartments                             Yes                             Fee              Actual/360
     8 Sandridge Apartments                                  Yes                             Fee              Actual/360
     9 Woodscape Apartments                                  Yes                             Fee              Actual/360
    15 Center At The Plant                                   Yes                             Fee              Actual/360
    17 Cherry Creek Retirement Village                       Yes                             Fee              Actual/360
    18 Remington Heights Retirement Community                Yes                             Fee              Actual/360
    19 Charles River Center                                  Yes                             Fee              Actual/360
    24 Embarcadero Corporate Center                          Yes                             Fee              Actual/360
    25 Best Buy Plaza Shopping Center                        Yes                             Fee              Actual/360
    29 Sage Crossing Apartments                              Yes                             Fee              Actual/360
    34 Ontario Plaza                                         Yes                             Fee              Actual/360
    43 Tower Plaza Retail Center                             Yes                             Fee              Actual/360
    59 333 Sam Houston Office Building                       Yes                             Fee              Actual/360
    62 Willow Springs Shopping Center                        Yes                             Fee              Actual/360
    63 Villa Shopping Center                                 Yes                             Fee              Actual/360
    64 Crystal Gardens Shopping Center                       Yes                             Fee              Actual/360
    67 Holiday Inn Express - City Center                     Yes                             Fee              Actual/360
    78 Campus Hills Shopping Center                          Yes                             Fee              Actual/360
    84 929 Pearl Street                                      Yes                             Fee              Actual/360
    85 2005 Tenth Street                                     Yes                             Fee              Actual/360
   102 Glendale Medical Arts Center                          Yes                             Fee              Actual/360
   106 Pickwick Apartments                                   Yes                             Fee              Actual/360
   107 The Villas of Buena Vista Apartments                  Yes                             Fee              Actual/360
   108 The Parkview Apartments - TX                          Yes                             Fee              Actual/360
   109 Madras Apartments                                     Yes                             Fee              Actual/360
   110 Alexandria Apartments - TX                            Yes                             Fee              Actual/360
   111 Sandia Park                                           Yes                             Fee              Actual/360
   112 4300 Travis Apartments                                Yes                             Fee              Actual/360
   113 Vista Quarters Condos                                 Yes                             Fee              Actual/360
   114 3131 Armstrong Condominiums                           Yes                             Fee              Actual/360
   115 The Essex                                             Yes                             Fee              Actual/360
   116 4431 Travis Street Apartments                         Yes                             Fee              Actual/360
   117 4432 Buena Vista Apartments                           Yes                             Fee              Actual/360
   118 The Annex Apartments                                  Yes                             Fee              Actual/360
   119 4319 Buena Vista Apartments                           Yes                             Fee              Actual/360
   120 The Chase Apartments                                  Yes                             Fee              Actual/360
   121 Avalon Apartments                                     Yes                             Fee              Actual/360
   122 Point Breeze Apartments                               Yes                             Fee              Actual/360
   123 Hidden Oaks Apartments                                Yes                             Fee              Actual/360
   131 McGehee Park Apartments                               Yes                             Fee              Actual/360
   137 The Highlands Apartments                              Yes                             Fee              Actual/360
   147 Capital Heights Shopping Center                       Yes                             Fee              Actual/360
   149 NationsBank Office Building                           Yes                             Fee              Actual/360
   150 Pecos Trail Office Compound, Phase III                Yes                             Fee              Actual/360
   156 Best Western - San Mateo Los Prados Inn               Yes                             Fee              Actual/360
   158 1600 Congress Street/343 Forest Avenue                Yes                             Fee/Leasehold    Actual/360
   160 Mustang Crossing Apartments                           Yes                             Fee              Actual/360
   161 Meadow Crossing Apartments                            Yes                             Fee              Actual/360
   163 Daley Square                                          Yes                             Fee              Actual/360
   170 Mont Michel Apartments                                Yes                             Fee              Actual/360
   181 135 Raritan Center Parkway                            Yes                             Fee              Actual/360
   188 Kirkland Business Center                              Yes                             Fee              Actual/360
   195 Crystal Springs Apartments                            Yes                             Fee              Actual/360
   196 Chateau Park Apartments                               Yes                             Fee              Actual/360
   197 Scottsdale Air Park                                   Yes                             Fee              Actual/360
   200 Dale Terrace Apartments                               Yes                             Fee              Actual/360
   202 Virginia Dare Office Building                         Yes                             Fee              Actual/360
   205 Kessel Food Market - Flushing                         Yes                             Fee              Actual/360
   206 Kessel Food Market - Grand Blanc                      Yes                             Fee              Actual/360
   207 178-188 Middle Street                                 Yes                             Fee              Actual/360
   208 350 Raritan Center Parkway                            Yes                             Fee              Actual/360
   212 Vagabond Apartments                                   Yes                             Fee              Actual/360
   214 Mission Plaza                                         Yes                             Fee              Actual/360
   222 Comfort Inn - San Jose                                Yes                             Fee              Actual/360
   224 Sandpiper Apartments                                  Yes                             Fee              Actual/360
   226 Perimeter Plaza Shopping Center                       Yes                             Fee              Actual/360
   227 Red Oak Apartments                                    Yes                             Fee              Actual/360
   228 Diplomat Apartments                                   Yes                             Fee              Actual/360
   229 Waterston Apartments                                  Yes                             Fee              Actual/360
   230 Montage Apartments                                    Yes                             Fee              Actual/360
   231 Melroy Apartments                                     Yes                             Fee              Actual/360
   232 Envoy Apartments                                      Yes                             Fee              Actual/360
   236 Glenwood Apartments                                   Yes                             Fee              Actual/360
   237 Georgian Court/Woodside Apartments                    Yes                             Fee              Actual/360
   240 Regency Apartments                                    Yes                             Fee              Actual/360
   244 Dunshire Gardens Apartments                           Yes                             Fee              Actual/360
   245 Alpine Gardens Apartments                             Yes                             Fee              Actual/360
   246 Delvale Apartments                                    Yes                             Fee              Actual/360
   247 The Northwest Medical Plaza Shopping Center           Yes                             Fee              Actual/360
   250 Rutherford Place                                      Yes                             Fee              Actual/360
   254 Spring Gardens Apartments                             Yes                             Fee              Actual/360
   255 The Admiral Apartments & The Drake Apartments         Yes                             Fee              Actual/360
   256 Heritage Apartments                                   Yes                             Fee              Actual/360
   257 Montgomery Village Executive Plaza Phase I            Yes                             Fee              Actual/360
   258 Orchard Lake Mini-Storage                             Yes                             Fee              Actual/360
   259 Parker Road Retail                                    Yes                             Fee              Actual/360
   260 Smith Shopping Center                                 Yes                             Fee              Actual/360
   263 Free Street Office Building                           Yes                             Fee              Actual/360
   264 Maple Valley Plaza                                    Yes                             FEE              Actual/360
   265 Crestview Apartments                                  Yes                             Fee              Actual/360
   266 Cedar Lakes Apartments                                No                              Fee              Actual/360
   267 Rose Garden Apartments                                Yes                             Fee              Actual/360
   269 Edelweiss Apartments                                  Yes                             Fee              Actual/360
   270 The Wachler Building                                  Yes                             Fee              Actual/360
   273 Diversey & Sheffield Plaza                            Yes                             Fee              Actual/360
   274 The Pinger Building                                   Yes                             Fee              Actual/360
   275 Elden Professional Building                           Yes                             Fee              Actual/360
   276 Orangetree Apartments                                 Yes                             Fee              Actual/360
   277 Silver Cliff Apartments                               Yes                             Fee              Actual/360
   278 Granada Plaza                                         Yes                             Fee              Actual/360
   279 Summitwood Village Apartments                         Yes                             Fee              Actual/360
   281 All American Mini Storage                             Yes                             Fee              Actual/360
   282 201 Commonwealth Court                                Yes                             Fee              Actual/360
   283 Olde Oaks Apartments                                  Yes                             Fee              Actual/360
   284 Bouganvillas Apartments                               Yes                             Fee              Actual/360
   285 Martin Mobile Home Park                               Yes                             Fee              Actual/360
   286 Ellendale Place Apartments                            Yes                             Fee              Actual/360
   287 Kessel Food Market - Saginaw                          Yes                             Fee              Actual/360
   288 Talbot Center                                         Yes                             Fee              Actual/360
   290 Strawberry Hill Apartments                            Yes                             Fee              Actual/360
   291 McGeordan Apartments                                  Yes                             Fee              Actual/360
   292 Camel Toe Plaza Shopping Center                       Yes                             Fee              Actual/360
   293 Washington Park Offices                               Yes                             Fee              Actual/360
   294 Denway Circle Apartments                              Yes                             Fee              Actual/360
   295 Oxford Village Apartments                             Yes                             Fee              Actual/360
   296 Space Saver #8 Self-Storage Facility                  Yes                             Fee              Actual/360
   297 Food City Retail Center                               Yes                             Fee              Actual/360
   298 Meadowood I Apartments                                Yes                             Fee              Actual/360
   299 Windy Hill Apartments                                 Yes                             Fee              Actual/360
   300 Northgate Plaza                                       Yes                             Fee              Actual/360
   302 Ogden Apartments                                      Yes                             Fee              Actual/360
   303 Oak Lawn Square                                       Yes                             Fee              Actual/360
   304 Flat Iron Building                                    Yes                             Fee              Actual/360
   305 Baymar Apartments                                     Yes                             Fee              Actual/360
   306 Texas City Medical Office Building                    Yes                             Fee              Actual/360
   307 Hollyvale Apartments                                  Yes                             Fee              Actual/360
   308 Grandin Village Apartments                            Yes                             Fee              Actual/360
   309 Riverview Estates Mobile Home Park                    Yes                             Fee              Actual/360
   310 Tree Top Apartments                                   Yes                             Fee              Actual/360
   311 871 Islington Street                                  Yes                             Fee              Actual/360
   312 Westwood Apartments                                   Yes                             Fee              Actual/360
   313 Territorial Village                                   Yes                             Fee              Actual/360
   314 Telshor Tower Plaza                                   Yes                             Fee              Actual/360
   315 Congress Building                                     Yes                             Fee              Actual/360
   316 Continental House Apartments                          Yes                             Fee              Actual/360
   317 Affordable Self Storage                               Yes                             Fee              Actual/360
   318 Iroquois Apartments                                   Yes                             Fee              Actual/360
   319 Bay Palm Apartments                                   Yes                             Fee              Actual/360
   320 969 & 971 Amsterdam Avenue                            Yes                             Fee              Actual/360
   321 59-15 55th Street                                     Yes                             Fee              Actual/360
   322 Chesterfield/Eula Apartments                          Yes                             Fee              Actual/360
   323 Carillon Retail Center                                Yes                             Fee              Actual/360
   324 Pine Street Apartments & Blossom Street Apartments    Yes                             Fee              Actual/360
   325 Penn State Office Building                            Yes                             Fee              Actual/360
   326 Autumn Run Apartments                                 Yes                             Fee              Actual/360
   327 Pullman Park Apartments                               Yes                             Fee              Actual/360
   328 Spanish Oaks Apartments                               Yes                             Fee              Actual/360
   329 Ballenger Manor Apartments                            Yes                             Fee              Actual/360
   330 Allen Avenue Apartments                               Yes                             Fee              Actual/360
   331 Skyline Mall                                          Yes                             Fee              Actual/360
   332 James Road Medical Center                             Yes                             Fee              Actual/360
   333 Rebecca Apartments                                    No                              Fee              Actual/360
   334 The Homestead Apartments                              Yes                             Fee              Actual/360
   335 Corona Avenue Apartments                              Yes                             Fee              Actual/360
   336 Sandstone Apartments                                  Yes                             Fee              Actual/360
   337 Lynn Villa Apartments                                 Yes                             Fee              Actual/360
   338 Savannah Apartments                                   Yes                             Fee              Actual/360
   339 Vienna Terrace Apartments                             Yes                             Fee              Actual/360
   340 Alexandria Apartments - CO                            Yes                             Fee              Actual/360
   341 Boynton Vista Apartments                              Yes                             Fee              Actual/360
   342 Navarro Crossing Apartments                           Yes                             Fee              Actual/360
   343 Kordis Apartments                                     Yes                             Fee              Actual/360

                                EXHIBIT B-1B

                       SCHEDULE OF GECA MORTGAGE LOANS






















                                    B-1B-1

      Property Name                                                                   Address
    1 Oakwood Plaza                                                                   Oakwood Boulevard
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage        200 Martin Luther King Boulevard & 130
                                                                                        West 10th Street
   11 Stone Fort Land - The Krystal Office Building                                   100 Martin Luther King Boulevard
   12 Stone Fort Land - Riverside Center                                              1501 Riverside Drive
   13 Stone Fort Land - Harrison Direct Warehouse                                     2505 East 43rd Street
   14 Stone Fort Land - Tennessee American Water Company Office Building              1101 Broad Street
   16 The Boardwalk                                                                   3770 Flora Vista Avenue
   20 Fox Run Shopping Center                                                         Route 40 & Wrangle Hill Road
   26 Highland Falls Apartments                                                       2560 Delk Road
   27 Rancho Ocaso                                                                    3900 East Sunset Road
   28 The Court at Deptford II                                                        1535-75 Almonesson Road
   32 Sundance Village Apartments                                                     11251 NW 7th Street
   33 Lake Mead Pavilion Shopping Center                                              7301-7399 West Lake Mead Boulevard
   35 Cole Spring Plaza                                                               1001 Spring Street
   36 Penney's Plaza                                                                  5548 Springdale Avenue
   37 Pines of Westbury                                                               12500 - 12600 Dunlap
   39 River Haven Mobile Home Park                                                    14546 Mercury Drive
   40 Knollwood Estates Mobile Home Park                                              4595 Knollwood Drive
   41 Colesville Towers                                                               8811 Colesville Road
   42 North Pointe Apartments                                                         336 Blackhawk Road
   45 The Mosby Building & Apartments                                                 10560 Main Street
   48 U-Haul - Rusfield                                                               15 Rusfield Street
   49 U-Haul - San Clemente                                                           310 Avenida Pico
   50 U-Haul - East Colonial                                                          4001 East Colonial Boulevard
   51 U-Haul - MacArthur Park                                                         6500 NW Expressway
   52 Park Knolls Apartments                                                          1100 Pedras Road
   54 U-Haul - Dublin                                                                 6265 Scarlett Court
   55 U-Haul - Northridge                                                             18160 Parthenia Street
   56 U-Haul - Orange Park                                                            701 Blanding Boulevard
   57 U-Haul - Tulsa                                                                  5140 South 103 East Avenue
   58 Cherry Knolls Shopping Center                                                   6900 South University Boulevard
   65 Hazelcrest Place                                                                100 Hazelcrest Place
   66 BJ's Plaza Shopping Center                                                      3447-3469 University Drive
   68 U-Haul - Margate                                                                1700 North State Road 7
   69 U-Haul - Copperfield                                                            8330 Highway 6 North
   70 U-Haul - Hampton                                                                1023 West Mercury Boulevard
   71 U-Haul - Lodi                                                                   450 North Cherokee Lane
   72 Fashion Outlet Center                                                           501 Elizabeth Street
   73 Tivoli Apartments                                                               2841 SW 13th Street
   75 1384-1450 Park Avenue                                                           1384-1450 Park Avenue
   76 Rojacks Supermarket/CVS Pharmacy                                                1475 Newman Avenue
   77 Trucchi's Supermarket                                                           2941 Acushnet Avenue
   79 Carrollton Place Apartments                                                     1205 Maple Street
   80 Welshwood Apartments                                                            2661 Willits Road
   83 294-306A Harvard Street                                                         294-306A Harvard Street
   87 Mesa Dunes Mobile Home Park                                                     7807 East Apache Trail
   88 Pleasant Hill Executive Park                                                    391-399 Taylor Boulevard
   89 Best Western - Stratford Inn                                                    624-710 Camino Del Mar
   91 Country Corners Apartments                                                      5045 Dierker Road
   92 Bell Palm Plaza                                                                 6201-6391 Atlantic Avenue
   93 Pleasant Run Apartments                                                         2525 West Pleasant Run Road
   94 Chalet Apartments & Commercial Plaza                                            3816 North 109th Plaza
   96 Hampton Inn - Anchorage                                                         4301 Credit Union Drive
   97 Pacific Isle Apartments                                                         1829 East Workman Avenue
   98 Sunset Crest Apartments                                                         745 North Sunset Avenue
  100 Hampton Inn & Suites - Annapolis                                                124 Womack Drive
  101 Carlisle Commerce Center                                                        2100 White Street
  104 Village Green Plaza Shopping Center                                             18500 Kuykendahl Road
  105 South Bank Riverwalk Retail                                                     111 West Crockett Street
  126 The Plaza Apartments                                                            2315-2335 East Tahquitz Canyon Way
  130 Westridge Marketplace                                                           901 Smokey Park Highway
  132 Cypress Center                                                                  6847 - 6947 Katella Avenue
  133 Best Western - Miramar                                                          9310 Kearny Mesa Road
  134 Garden City Tower                                                               6120 Middlebelt Road
  138 8800 Roswell Road Office Park                                                   8800 Roswell Road
  139 Turf Mobile Manor                                                               15601 North 19th Avenue
  140 Oakwood Village Apartments                                                      1521 37th Street
  143 Comfort Inn - Augusta                                                           281 Civic Center Drive
  144 220 Jackson Street                                                              220 Jackson Street
  146 75 Canton Office Park                                                           1335-1343 Canton Road
  148 Emerald Center                                                                  1965 Foothill Boulevard
  152 Hampton Inn - Louisville                                                        912 Dillon Road
  153 Holiday Inn - Augusta                                                           110 Community Road
  154 Nassau Bay Village Apartments                                                   18290 Upper Bay Road
  159 Scenic View Apartments                                                          755 East Virginia Way
  162 Owens Corning Manufacturing Warehouse                                           1851 South Seguin Avenue
  167 3005 Peachtree Road                                                             3005 Peachtree Road
  168 Hampton Inn - Columbus East                                                     1890 Winderly Lane
  169 Newport Towers                                                                  2 28th Street
  171 Soniat House Hotel                                                              1130 & 1133 Rue Chartres
  172 Fairview Market                                                                 655 Fairview Road
  174 Embassy Building                                                                1424 16th Street, NW
  175 Park Terrace Apartments                                                         12351 Marshall Avenue
  176 Westheimer Plaza Shopping Center                                                5757 Westheimer Road
  178 Woodspear/Vista Flores Apartments                                               240 & 258 Las Flores Drive
  179 Clarendon CVS                                                                   2900 North 10th Street
  180 A Storage Place Phases I & II                                                   2523 NW 6th Street & 101-127 NW 25th Avenue
  183 Crescent View Apartments                                                        2924 Lucas Street
  184 Comfort Suites Intercontinental Plaza                                           15555 JFK Boulevard
  186 Blue Bell Shopping Center                                                       Grovers Avenue & 70th Street
  187 Sun Plaza                                                                       9116-9126 West Bowles Avenue
  190 Kmart - Columbus                                                                5436 Westerville Road
  191 Briarwood Mobile Home Park                                                      134 Ferne Lane
  193 Forest Edge Apartments                                                          4098 Fox Glove Lane
  194 Sonora Crossroads                                                               1191-1281 Sanguinetti Road
  198 Preston Royal Office Park                                                       5924 & 5952 Royal Lane
  203 Rustic Ridge Apartments                                                         4284 Vineshire Drive
  204 Heritage Square Retail Center                                                   3300 East Tulare Avenue
  210 Meadowood Apartments                                                            634 East Alosta Avenue
  211 Country Club Corner Retail Center                                               1612-1642 North College Avenue
  213 Esprit Office Building                                                          515 Capital of Texas Highway
  216 Another Attic Self Storage                                                      4600 Bell Street
  217 Raintree Apartments                                                             5670 Raintree Place
  220 Preston Plaza                                                                   19129 Preston Road
  221 U.S. Storage Centers                                                            550 South Richfield Road
  223 A-1 Mini Storage                                                                4918 West First Street
  225 Plantation Xtra Storage                                                         8459 NW 17th Court
  233 Sixth & Gass Office Building                                                    732 South 6th Street
  234 Rancho Los Amigos                                                               600 West Orange Grove Road
  235 Savemart Shopping Center                                                        2931 Harbor Street
  238 Everhart Place Apartments                                                       5855 Everhart Road
  239 West 34th Self Storage                                                          7409 West 34th Avenue
  242 North American/Lazy "R" Manufactured Housing Communities                        1801 South Jefferson Road/1602 East
                                                                                        2nd Avenue
  249 OfficeMax                                                                       2255 South MacArthur Drive
  251 The Woods II Office Buildings                                                   8500 North MoPac Expressway
  252 Greenville Avenue B & G                                                         2815-2831 Greenville Avenue
  253 Boulder Ridge Apartments                                                        78 50th Street
  261 Rivermont Park                                                                  350-600 Rivermont Drive
  262 SecurCare of Colorado Springs                                                   1545 South Nevada Avenue &
                                                                                        320 East St. Elmo Avenue
  268 Kmart - Charleston                                                              6531 MacCorkle Avenue SE
  272 Autumn Ridge Apartments                                                         501 Massey Tompkins Road

      Property Name                                                              City                       County
    1 Oakwood Plaza                                                              Hollywood                  Broward
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage   Chattanooga                Hamilton
   11 Stone Fort Land - The Krystal Office Building                              Chattanooga                Hamilton
   12 Stone Fort Land - Riverside Center                                         Chattanooga                Hamilton
   13 Stone Fort Land - Harrison Direct Warehouse                                Chattanooga                Hamilton
   14 Stone Fort Land - Tennessee American Water Company Office Building         Chattanooga                Hamilton
   16 The Boardwalk                                                              Santa Clara                Santa Clara
   20 Fox Run Shopping Center                                                    Bear                       New Castle
   26 Highland Falls Apartments                                                  Marietta                   Cobb
   27 Rancho Ocaso                                                               Las Vegas                  Clark
   28 The Court at Deptford II                                                   Deptford                   Gloucester
   32 Sundance Village Apartments                                                Miami                      Dade
   33 Lake Mead Pavilion Shopping Center                                         Las Vegas                  Clark
   35 Cole Spring Plaza                                                          Silver Spring              Montgomery
   36 Penney's Plaza                                                             Pleasanton                 Alameda
   37 Pines of Westbury                                                          Houston                    Harris
   39 River Haven Mobile Home Park                                               Grand Haven                Ottawa
   40 Knollwood Estates Mobile Home Park                                         Allendale                  Ottawa
   41 Colesville Towers                                                          Silver Spring              Montgomery
   42 North Pointe Apartments                                                    Charlotte                  Mecklenburg
   45 The Mosby Building & Apartments                                            Fairfax                    Fairfax
   48 U-Haul - Rusfield                                                          Boston                     Suffolk
   49 U-Haul - San Clemente                                                      San Clemente               Orange
   50 U-Haul - East Colonial                                                     Orlando                    Orange
   51 U-Haul - MacArthur Park                                                    Oklahoma City              Oklahoma
   52 Park Knolls Apartments                                                     Turlock                    Stanislaus
   54 U-Haul - Dublin                                                            Dublin                     Alameda
   55 U-Haul - Northridge                                                        Northridge                 Los Angeles
   56 U-Haul - Orange Park                                                       Orange Park                Clay
   57 U-Haul - Tulsa                                                             Tulsa                      Tulsa
   58 Cherry Knolls Shopping Center                                              Littleton                  Arapahoe
   65 Hazelcrest Place                                                           Hazel Park                 Oakland
   66 BJ's Plaza Shopping Center                                                 Sunrise                    Broward
   68 U-Haul - Margate                                                           Margate                    Broward
   69 U-Haul - Copperfield                                                       Houston                    Harris
   70 U-Haul - Hampton                                                           Hampton                    Hampton City
   71 U-Haul - Lodi                                                              Lodi                       San Joaquin
   72 Fashion Outlet Center                                                      Boaz                       Marshall
   73 Tivoli Apartments                                                          Gainesville                Alachua
   75 1384-1450 Park Avenue                                                      Woonsocket                 Providence
   76 Rojacks Supermarket/CVS Pharmacy                                           Seekonk                    Bristol
   77 Trucchi's Supermarket                                                      New Bedford                Bristol
   79 Carrollton Place Apartments                                                Carrollton                 Carroll
   80 Welshwood Apartments                                                       Philadelphia               Philadelphia
   83 294-306A Harvard Street                                                    Brookline                  Norfolk
   87 Mesa Dunes Mobile Home Park                                                Mesa                       Maricopa
   88 Pleasant Hill Executive Park                                               Pleasant Hill              Contra Costa
   89 Best Western - Stratford Inn                                               Del Mar                    San Diego
   91 Country Corners Apartments                                                 Columbus                   Franklin
   92 Bell Palm Plaza                                                            Bell                       Los Angeles
   93 Pleasant Run Apartments                                                    Lancaster                  Dallas
   94 Chalet Apartments & Commercial Plaza                                       Omaha                      Douglas
   96 Hampton Inn - Anchorage                                                    Anchorage                  Anchorage
   97 Pacific Isle Apartments                                                    West Covina                Los Angeles
   98 Sunset Crest Apartments                                                    West Covina                Los Angeles
  100 Hampton Inn & Suites - Annapolis                                           Annapolis                  Anne Arundel
  101 Carlisle Commerce Center                                                   York                       York
  104 Village Green Plaza Shopping Center                                        Spring                     Harris
  105 South Bank Riverwalk Retail                                                San Antonio                Bexar
  126 The Plaza Apartments                                                       Palm Springs               Riverside
  130 Westridge Marketplace                                                      Candler                    Buncombe
  132 Cypress Center                                                             Cypress                    Orange
  133 Best Western - Miramar                                                     San Diego                  San Diego
  134 Garden City Tower                                                          Garden City                Wayne
  138 8800 Roswell Road Office Park                                              Atlanta                    Fulton
  139 Turf Mobile Manor                                                          Phoenix                    Maricopa
  140 Oakwood Village Apartments                                                 Orange                     Orange
  143 Comfort Inn - Augusta                                                      Augusta                    Kennebec
  144 220 Jackson Street                                                         San Francisco              San Francisco
  146 75 Canton Office Park                                                      Marietta                   Cobb
  148 Emerald Center                                                             La Verne                   Los Angeles
  152 Hampton Inn - Louisville                                                   Louisville                 Boulder
  153 Holiday Inn - Augusta                                                      Augusta                    Kennebec
  154 Nassau Bay Village Apartments                                              Houston                    Harris
  159 Scenic View Apartments                                                     Barstow                    San Bernardino
  162 Owens Corning Manufacturing Warehouse                                      New Braunfels              Comal
  167 3005 Peachtree Road                                                        Atlanta                    Fulton
  168 Hampton Inn - Columbus East                                                Pickerington               Fairfield
  169 Newport Towers                                                             Newport News               None
  171 Soniat House Hotel                                                         New Orleans                Orleans
  172 Fairview Market                                                            Simpsonville               Greenville
  174 Embassy Building                                                           Washington                 District of Columbia
  175 Park Terrace Apartments                                                    Chino                      San Bernardino
  176 Westheimer Plaza Shopping Center                                           Houston                    Harris
  178 Woodspear/Vista Flores Apartments                                          San Marcos                 San Diego
  179 Clarendon CVS                                                              Arlington                  Arlington
  180 A Storage Place Phases I & II                                              Ft. Lauderdale             Broward
  183 Crescent View Apartments                                                   Dallas                     Dallas
  184 Comfort Suites Intercontinental Plaza                                      Houston                    Harris
  186 Blue Bell Shopping Center                                                  Philadelphia               Philadelphia
  187 Sun Plaza                                                                  Littleton                  Jefferson
  190 Kmart - Columbus                                                           Columbus                   Franklin
  191 Briarwood Mobile Home Park                                                 Lake Worth                 Palm Beach
  193 Forest Edge Apartments                                                     Columbus                   Franklin
  194 Sonora Crossroads                                                          Sonora                     Tuolumne
  198 Preston Royal Office Park                                                  Dallas                     Dallas
  203 Rustic Ridge Apartments                                                    Columbus                   Franklin
  204 Heritage Square Retail Center                                              Fresno                     Fresno
  210 Meadowood Apartments                                                       Glendora                   Los Angeles
  211 Country Club Corner Retail Center                                          Fort Collins               Larimer
  213 Esprit Office Building                                                     Austin                     Travis
  216 Another Attic Self Storage                                                 Amarillo                   Randall
  217 Raintree Apartments                                                        Columbus                   Franklin
  220 Preston Plaza                                                              Dallas                     Dallas
  221 U.S. Storage Centers                                                       Placentia                  Orange
  223 A-1 Mini Storage                                                           Santa Ana                  Orange
  225 Plantation Xtra Storage                                                    Plantation                 Broward
  233 Sixth & Gass Office Building                                               Las Vegas                  Clark
  234 Rancho Los Amigos                                                          Tucson                     Pima
  235 Savemart Shopping Center                                                   Pittsburg                  Contra Costa
  238 Everhart Place Apartments                                                  Corpus Christi             Nueces
  239 West 34th Self Storage                                                     Amarillo                   Randall
  242 North American/Lazy "R" Manufactured Housing Communities                   Indianola                  Warren
  249 OfficeMax                                                                  Alexandria                 Rapides
  251 The Woods II Office Buildings                                              Austin                     Travis
  252 Greenville Avenue B & G                                                    Dallas                     Dallas
  253 Boulder Ridge Apartments                                                   Wyoming                    Kent
  261 Rivermont Park                                                             Columbia                   Richland
  262 SecurCare of Colorado Springs                                              Colorado Springs           El Paso
  268 Kmart - Charleston                                                         Charleston                 Kanawha
  272 Autumn Ridge Apartments                                                    Baytown                    Harris


                                                                                            Zip                     Original
      Property Name                                                             State       Code  Originator       Loan Balance
    1 Oakwood Plaza                                                             FL          33020 GECA             68,123,000
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  TN          37402 GECA             13,356,952
   11 Stone Fort Land - The Krystal Office Building                             TN          37402 GECA              9,258,048
   12 Stone Fort Land - Riverside Center                                        TN          37406 GECA              8,514,000
   13 Stone Fort Land - Harrison Direct Warehouse                               TN          37407 GECA              3,680,000
   14 Stone Fort Land - Tennessee American Water Company Office Building        TN          37402 GECA              1,326,000
   16 The Boardwalk                                                             CA          95051 GECA             24,917,000
   20 Fox Run Shopping Center                                                   DE          19804 GECA             24,000,000
   26 Highland Falls Apartments                                                 GA          30067 GECA             21,300,000
   27 Rancho Ocaso                                                              NV          89120 GECA             15,600,000
   28 The Court at Deptford II                                                  NJ          08096 GECA             15,406,000
   32 Sundance Village Apartments                                               FL          33172 GECA             14,000,000
   33 Lake Mead Pavilion Shopping Center                                        NV          89128 GECA             13,650,000
   35 Cole Spring Plaza                                                         MD          20910 GECA             13,208,421
   36 Penney's Plaza                                                            CA          94588 GECA             12,961,000
   37 Pines of Westbury                                                         TX          77035 GECA             13,000,000
   39 River Haven Mobile Home Park                                              MI          49417 GECA              9,939,020
   40 Knollwood Estates Mobile Home Park                                        MI          49401 GECA              2,760,980
   41 Colesville Towers                                                         MD          20910 GECA             12,609,573
   42 North Pointe Apartments                                                   NC          28213 GECA             11,324,000
   45 The Mosby Building & Apartments                                           VA          22030 GECA             10,877,000
   48 U-Haul - Rusfield                                                         MA          02118 GECA              4,360,058
   49 U-Haul - San Clemente                                                     CA          92672 GECA              2,837,732
   50 U-Haul - East Colonial                                                    FL          32803 GECA              1,891,822
   51 U-Haul - MacArthur Park                                                   OK          73132 GECA              1,182,388
   52 Park Knolls Apartments                                                    CA          95382 GECA             10,200,000
   54 U-Haul - Dublin                                                           CA          94566 GECA              3,217,246
   55 U-Haul - Northridge                                                       CA          91325 GECA              2,618,838
   56 U-Haul - Orange Park                                                      FL          32065 GECA              1,898,175
   57 U-Haul - Tulsa                                                            OK          74146 GECA              1,891,741
   58 Cherry Knolls Shopping Center                                             CO          80122 GECA              9,636,000
   65 Hazelcrest Place                                                          MI          48030 GECA              9,120,000
   66 BJ's Plaza Shopping Center                                                FL          33351 GECA              9,100,000
   68 U-Haul - Margate                                                          FL          33063 GECA              3,365,312
   69 U-Haul - Copperfield                                                      TX          77095 GECA              1,945,150
   70 U-Haul - Hampton                                                          VA          23666 GECA              1,817,269
   71 U-Haul - Lodi                                                             CA          95240 GECA              1,817,269
   72 Fashion Outlet Center                                                     AL          35957 GECA              8,650,000
   73 Tivoli Apartments                                                         FL          32608 GECA              8,200,000
   75 1384-1450 Park Avenue                                                     RI          02895 GECA              4,183,511
   76 Rojacks Supermarket/CVS Pharmacy                                          MA          02771 GECA              2,290,592
   77 Trucchi's Supermarket                                                     MA          02741 GECA              1,725,897
   79 Carrollton Place Apartments                                               GA          30117 GECA              8,000,000
   80 Welshwood Apartments                                                      PA          19114 GECA              7,944,000
   83 294-306A Harvard Street                                                   MA          02146 GECA              7,820,000
   87 Mesa Dunes Mobile Home Park                                               AZ          85207 GECA              7,600,000
   88 Pleasant Hill Executive Park                                              CA          94523 GECA              7,524,000
   89 Best Western - Stratford Inn                                              CA          92014 GECA              7,140,000
   91 Country Corners Apartments                                                OH          43220 GECA              7,125,000
   92 Bell Palm Plaza                                                           CA          90201 GECA              7,006,000
   93 Pleasant Run Apartments                                                   TX          75146 GECA              6,880,000
   94 Chalet Apartments & Commercial Plaza                                      NE          68164 GECA              6,900,000
   96 Hampton Inn - Anchorage                                                   AK          99503 GECA              6,500,000
   97 Pacific Isle Apartments                                                   CA          91791 GECA              6,450,000
   98 Sunset Crest Apartments                                                   CA          91790 GECA              6,450,000
  100 Hampton Inn & Suites - Annapolis                                          MD          20401 GECA              6,400,000
  101 Carlisle Commerce Center                                                  PA          17404 GECA              6,383,000
  104 Village Green Plaza Shopping Center                                       TX          77379 GECA              6,000,000
  105 South Bank Riverwalk Retail                                               TX          78205 GECA              6,000,000
  126 The Plaza Apartments                                                      CA          92262 GECA              5,161,000
  130 Westridge Marketplace                                                     NC          28715 GECA              5,040,000
  132 Cypress Center                                                            CA          90630 GECA              5,000,000
  133 Best Western - Miramar                                                    CA          92126 GECA              4,900,000
  134 Garden City Tower                                                         MI          48135 GECA              4,900,000
  138 8800 Roswell Road Office Park                                             GA          30350 GECA              4,403,000
  139 Turf Mobile Manor                                                         AZ          85023 GECA              4,320,000
  140 Oakwood Village Apartments                                                TX          77630 GECA              4,240,000
  143 Comfort Inn - Augusta                                                     ME          04330 GECA              4,009,000
  144 220 Jackson Street                                                        CA          94111 GECA              3,995,000
  146 75 Canton Office Park                                                     GA          30066 GECA              3,961,000
  148 Emerald Center                                                            CA          91750 GECA              3,805,000
  152 Hampton Inn - Louisville                                                  CO          80027 GECA              3,600,000
  153 Holiday Inn - Augusta                                                     ME          04330 GECA              3,596,000
  154 Nassau Bay Village Apartments                                             TX          77058 GECA              3,577,832
  159 Scenic View Apartments                                                    CA          92311 GECA              3,467,000
  162 Owens Corning Manufacturing Warehouse                                     TX          78130 GECA              3,500,000
  167 3005 Peachtree Road                                                       GA          30305 GECA              3,227,000
  168 Hampton Inn - Columbus East                                               OH          43147 GECA              3,224,000
  169 Newport Towers                                                            VA          23607 GECA              3,200,000
  171 Soniat House Hotel                                                        LA          70116 GECA              3,200,000
  172 Fairview Market                                                           SC          29680 GECA              3,200,000
  174 Embassy Building                                                          DC          20036 GECA              3,100,000
  175 Park Terrace Apartments                                                   CA          91710 GECA              3,080,000
  176 Westheimer Plaza Shopping Center                                          TX          77057 GECA              3,077,000
  178 Woodspear/Vista Flores Apartments                                         CA          92069 GECA              3,000,000
  179 Clarendon CVS                                                             VA          22201 GECA              3,000,000
  180 A Storage Place Phases I & II                                             FL          33311 GECA              2,925,000
  183 Crescent View Apartments                                                  TX          75219 GECA              2,809,000
  184 Comfort Suites Intercontinental Plaza                                     TX          77032 GECA              2,800,000
  186 Blue Bell Shopping Center                                                 PA          19153 GECA              2,720,000
  187 Sun Plaza                                                                 CO          80123 GECA              2,715,000
  190 Kmart - Columbus                                                          OH          43081 GECA              2,660,000
  191 Briarwood Mobile Home Park                                                FL          33467 GECA              2,652,000
  193 Forest Edge Apartments                                                    OH          43230 GECA              2,642,000
  194 Sonora Crossroads                                                         CA          95370 GECA              2,567,000
  198 Preston Royal Office Park                                                 TX          75230 GECA              2,500,000
  203 Rustic Ridge Apartments                                                   OH          43227 GECA              2,460,000
  204 Heritage Square Retail Center                                             CA          93701 GECA              2,433,000
  210 Meadowood Apartments                                                      CA          91740 GECA              2,368,000
  211 Country Club Corner Retail Center                                         CO          80524 GECA              2,350,000
  213 Esprit Office Building                                                    TX          78746 GECA              2,323,000
  216 Another Attic Self Storage                                                TX          79109 GECA              2,240,000
  217 Raintree Apartments                                                       OH          43229 GECA              2,200,000
  220 Preston Plaza                                                             TX          75252 GECA              2,125,000
  221 U.S. Storage Centers                                                      CA          92870 GECA              2,122,000
  223 A-1 Mini Storage                                                          CA          92703 GECA              2,000,000
  225 Plantation Xtra Storage                                                   FL          33322 GECA              2,000,000
  233 Sixth & Gass Office Building                                              NV          89101 GECA              1,969,000
  234 Rancho Los Amigos                                                         AZ          85704 GECA              1,920,000
  235 Savemart Shopping Center                                                  CA          94565 GECA              1,903,000
  238 Everhart Place Apartments                                                 TX          78413 GECA              1,840,000
  239 West 34th Self Storage                                                    TX          79109 GECA              1,837,000
  242 North American/Lazy "R" Manufactured Housing Communities                  IA          50125 GECA              1,800,000
  249 OfficeMax                                                                 LA          71301 GECA              1,800,000
  251 The Woods II Office Buildings                                             TX          78759 GECA              1,700,000
  252 Greenville Avenue B & G                                                   TX          75246 GECA              1,655,000
  253 Boulder Ridge Apartments                                                  MI          49548 GECA              1,628,000
  261 Rivermont Park                                                            SC          29210 GECA              1,500,000
  262 SecurCare of Colorado Springs                                             CO          80906 GECA              1,462,000
  268 Kmart - Charleston                                                        WV          25304 GECA              1,409,000
  272 Autumn Ridge Apartments                                                   TX          77521 GECA              1,350,000

                                                                                     Cut-Off         Monthly          Mortgage
      Property Name                                                                  Balance         Payment            Ratio
    1 Oakwood Plaza                                                                 67,944,452      508,436.85          8.180%
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage      13,356,952       93,119.51          7.470%
   11 Stone Fort Land - The Krystal Office Building                                  9,258,048       64,543.54          7.470%
   12 Stone Fort Land - Riverside Center                                             8,514,000       59,356.32          7.470%
   13 Stone Fort Land - Harrison Direct Warehouse                                    3,680,000       25,655.54          7.470%
   14 Stone Fort Land - Tennessee American Water Company Office Building             1,326,000        9,244.36          7.470%
   16 The Boardwalk                                                                 24,917,000      175,077.17          7.550%
   20 Fox Run Shopping Center                                                       24,000,000      168,798.62          7.560%
   26 Highland Falls Apartments                                                     21,259,030      146,026.61          7.300%
   27 Rancho Ocaso                                                                  15,591,171      107,161.18          7.320%
   28 The Court at Deptford II                                                      15,387,641      110,690.02          7.780%
   32 Sundance Village Apartments                                                   13,799,510       98,859.80          6.990%
   33 Lake Mead Pavilion Shopping Center                                            13,623,886       93,766.03          7.320%
   35 Cole Spring Plaza                                                             13,054,552       88,943.01          7.120%
   36 Penney's Plaza                                                                12,961,000       90,004.75          7.430%
   37 Pines of Westbury                                                             12,940,243       86,489.32          7.000%
   39 River Haven Mobile Home Park                                                   9,939,020       68,544.76          7.360%
   40 Knollwood Estates Mobile Home Park                                             2,760,980       19,041.19          7.360%
   41 Colesville Towers                                                             12,457,514       83,384.31          6.940%
   42 North Pointe Apartments                                                       11,209,320       74,352.79          6.870%
   45 The Mosby Building & Apartments                                               10,864,106       78,300.31          7.800%
   48 U-Haul - Rusfield                                                              4,360,058       33,074.67          7.940%
   49 U-Haul - San Clemente                                                          2,837,732       21,526.57          7.940%
   50 U-Haul - East Colonial                                                         1,891,822       14,351.05          7.940%
   51 U-Haul - MacArthur Park                                                        1,182,388        8,969.40          7.940%
   52 Park Knolls Apartments                                                        10,193,814       68,547.26          7.100%
   54 U-Haul - Dublin                                                                3,217,246       24,405.49          7.940%
   55 U-Haul - Northridge                                                            2,618,838       19,866.07          7.940%
   56 U-Haul - Orange Park                                                           1,898,175       14,399.24          7.940%
   57 U-Haul - Tulsa                                                                 1,891,741       14,350.43          7.940%
   58 Cherry Knolls Shopping Center                                                  9,624,215       68,567.95          7.680%
   65 Hazelcrest Place                                                               9,063,117       60,064.33          6.900%
   66 BJ's Plaza Shopping Center                                                     9,030,538       60,481.42          6.990%
   68 U-Haul - Margate                                                               3,365,312       25,528.70          7.940%
   69 U-Haul - Copperfield                                                           1,945,150       14,755.59          7.940%
   70 U-Haul - Hampton                                                               1,817,269       13,785.50          7.940%
   71 U-Haul - Lodi                                                                  1,817,269       13,785.50          7.940%
   72 Fashion Outlet Center                                                          8,636,259       63,350.08          7.980%
   73 Tivoli Apartments                                                              8,195,550       57,055.10          7.450%
   75 1384-1450 Park Avenue                                                          4,148,631       27,748.77          6.970%
   76 Rojacks Supermarket/CVS Pharmacy                                               2,271,495       15,193.24          6.970%
   77 Trucchi's Supermarket                                                          1,711,508       11,447.68          6.970%
   79 Carrollton Place Apartments                                                    7,990,665       57,922.28          7.860%
   80 Welshwood Apartments                                                           7,934,876       57,847.84          7.920%
   83 294-306A Harvard Street                                                        7,811,042       56,999.25          7.930%
   87 Mesa Dunes Mobile Home Park                                                    7,585,381       52,103.39          7.300%
   88 Pleasant Hill Executive Park                                                   7,515,312       54,684.84          7.900%
   89 Best Western - Stratford Inn                                                   7,140,000       55,866.59          8.160%
   91 Country Corners Apartments                                                     7,033,257       47,116.04          6.940%
   92 Bell Palm Plaza                                                                6,997,910       50,919.99          7.900%
   93 Pleasant Run Apartments                                                        6,880,000       47,682.67          7.410%
   94 Chalet Apartments & Commercial Plaza                                           6,829,146       45,028.81          6.810%
   96 Hampton Inn - Anchorage                                                        6,478,558       53,361.66          7.750%
   97 Pacific Isle Apartments                                                        6,450,000       44,922.80          7.460%
   98 Sunset Crest Apartments                                                        6,450,000       44,702.51          7.410%
  100 Hampton Inn & Suites - Annapolis                                               6,400,000       49,353.85          7.990%
  101 Carlisle Commerce Center                                                       6,379,880       45,772.71          7.760%
  104 Village Green Plaza Shopping Center                                            5,930,478       42,944.11          7.140%
  105 South Bank Riverwalk Retail                                                    5,888,781       45,088.32          6.600%
  126 The Plaza Apartments                                                           5,154,834       37,045.39          7.770%
  130 Westridge Marketplace                                                          5,033,708       35,586.17          7.600%
  132 Cypress Center                                                                 4,962,517       37,471.49          7.660%
  133 Best Western - Miramar                                                         4,896,024       38,111.60          8.090%
  134 Garden City Tower                                                              4,869,438       32,271.41          6.900%
  138 8800 Roswell Road Office Park                                                  4,397,545       31,179.30          7.630%
  139 Turf Mobile Manor                                                              4,314,730       30,770.09          7.690%
  140 Oakwood Village Apartments                                                     4,237,646       29,299.08          7.380%
  143 Comfort Inn - Augusta                                                          4,001,738       31,501.88          8.210%
  144 220 Jackson Street                                                             3,990,264       28,758.83          7.800%
  146 75 Canton Office Park                                                          3,956,093       28,049.34          7.630%
  148 Emerald Center                                                                 3,800,958       28,478.77          8.210%
  152 Hampton Inn - Louisville                                                       3,596,040       27,984.53          7.750%
  153 Holiday Inn - Augusta                                                          3,589,486       28,256.61          8.210%
  154 Nassau Bay Village Apartments                                                  3,553,801       22,900.70          6.610%
  159 Scenic View Apartments                                                         3,462,847       24,861.97          7.760%
  162 Owens Corning Manufacturing Warehouse                                          3,348,357       34,460.57          7.120%
  167 3005 Peachtree Road                                                            3,223,458       23,881.36          8.090%
  168 Hampton Inn - Columbus East                                                    3,213,732       26,966.83          8.000%
  169 Newport Towers                                                                 3,198,419       22,880.98          7.730%
  171 Soniat House Hotel                                                             3,194,261       25,251.79          8.260%
  172 Fairview Market                                                                3,168,561       21,289.68          7.000%
  174 Embassy Building                                                               3,094,676       22,123.15          7.710%
  175 Park Terrace Apartments                                                        3,080,000       21,346.31          7.410%
  176 Westheimer Plaza Shopping Center                                               3,072,169       22,620.85          8.020%
  178 Woodspear/Vista Flores Apartments                                              3,000,000       20,689.59          7.360%
  179 Clarendon CVS                                                                  2,996,600       21,950.23          7.970%
  180 A Storage Place Phases I & II                                                  2,922,415       22,054.97          7.730%
  183 Crescent View Apartments                                                       2,807,555       19,852.95          7.610%
  184 Comfort Suites Intercontinental Plaza                                          2,800,000       22,580.29          8.200%
  186 Blue Bell Shopping Center                                                      2,716,665       19,336.26          7.670%
  187 Sun Plaza                                                                      2,713,737       19,732.77          7.900%
  190 Kmart - Columbus                                                               2,658,819       19,573.80          8.030%
  191 Briarwood Mobile Home Park                                                     2,652,000       18,779.81          7.630%
  193 Forest Edge Apartments                                                         2,637,527       18,945.87          7.760%
  194 Sonora Crossroads                                                              2,562,934       18,817.84          7.990%
  198 Preston Royal Office Park                                                      2,497,373       18,781.67          8.250%
  203 Rustic Ridge Apartments                                                        2,433,802       17,496.77          7.070%
  204 Heritage Square Retail Center                                                  2,429,359       18,158.73          8.180%
  210 Meadowood Apartments                                                           2,368,000       16,411.71          7.410%
  211 Country Club Corner Retail Center                                              2,346,145       17,030.98          7.870%
  213 Esprit Office Building                                                         2,319,033       16,610.16          7.730%
  216 Another Attic Self Storage                                                     2,240,000       17,081.46          7.860%
  217 Raintree Apartments                                                            2,176,570       15,647.52          7.070%
  220 Preston Plaza                                                                  2,122,687       15,770.63          8.120%
  221 U.S. Storage Centers                                                           2,121,009       15,408.07          7.890%
  223 A-1 Mini Storage                                                               2,000,000       15,119.71          7.760%
  225 Plantation Xtra Storage                                                        1,996,209       15,409.84          7.980%
  233 Sixth & Gass Office Building                                                   1,966,720       14,297.12          7.890%
  234 Rancho Los Amigos                                                              1,916,522       13,451.22          7.520%
  235 Savemart Shopping Center                                                       1,902,152       13,990.08          8.020%
  238 Everhart Place Apartments                                                      1,839,060       13,029.73          7.630%
  239 West 34th Self Storage                                                         1,837,000       14,008.32          7.860%
  242 North American/Lazy "R" Manufactured Housing Communities                       1,797,547       13,132.55          7.940%
  249 OfficeMax                                                                      1,761,049       14,390.81          7.400%
  251 The Woods II Office Buildings                                                  1,699,212       12,367.50          7.910%
  252 Greenville Avenue B & G                                                        1,650,879       13,248.53          8.430%
  253 Boulder Ridge Apartments                                                       1,610,052       11,946.19          7.420%
  261 Rivermont Park                                                                 1,468,887       11,629.48          7.000%
  262 SecurCare of Colorado Springs                                                  1,460,438       10,921.91          8.190%
  268 Kmart - Charleston                                                             1,408,375       10,368.23          8.030%
  272 Autumn Ridge Apartments                                                        1,323,711       10,859.00          7.480%

                                                                                           Original       Remaining        Maturity
      Property Name                                                                          Term            Term            Date
    1 Oakwood Plaza                                                                           120            116          02/01/29
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage                120            120          06/01/09
   11 Stone Fort Land - The Krystal Office Building                                           120            120          06/01/09
   12 Stone Fort Land - Riverside Center                                                      120            120          06/01/09
   13 Stone Fort Land - Harrison Direct Warehouse                                             120            120          06/01/09
   14 Stone Fort Land - Tennessee American Water Company Office Building                      120            120          06/01/09
   16 The Boardwalk                                                                           120            120          06/01/09
   20 Fox Run Shopping Center                                                                 120            120          06/01/09
   26 Highland Falls Apartments                                                               120            117          03/01/09
   27 Rancho Ocaso                                                                            120            119          05/01/09
   28 The Court at Deptford II                                                                120            118          04/01/09
   32 Sundance Village Apartments                                                             300            288          06/01/23
   33 Lake Mead Pavilion Shopping Center                                                      120            117          03/01/09
   35 Cole Spring Plaza                                                                       144            130          04/01/28
   36 Penney's Plaza                                                                          120            120          06/01/09
   37 Pines of Westbury                                                                       120            114          12/01/28
   39 River Haven Mobile Home Park                                                            120            120          06/01/09
   40 Knollwood Estates Mobile Home Park                                                      120            120          06/01/09
   41 Colesville Towers                                                                       120            106          04/01/28
   42 North Pointe Apartments                                                                 180            167          05/01/28
   45 The Mosby Building & Apartments                                                         120            118          04/01/09
   48 U-Haul - Rusfield                                                                       120            120          06/01/09
   49 U-Haul - San Clemente                                                                   120            120          06/01/09
   50 U-Haul - East Colonial                                                                  120            120          06/01/09
   51 U-Haul - MacArthur Park                                                                 120            120          06/01/09
   52 Park Knolls Apartments                                                                  120            119          05/01/09
   54 U-Haul - Dublin                                                                         120            120          06/01/09
   55 U-Haul - Northridge                                                                     120            120          06/01/09
   56 U-Haul - Orange Park                                                                    120            120          06/01/09
   57 U-Haul - Tulsa                                                                          120            120          06/01/09
   58 Cherry Knolls Shopping Center                                                           120            118          04/01/09
   65 Hazelcrest Place                                                                        240            232          10/01/28
   66 BJ's Plaza Shopping Center                                                              180            170          08/01/28
   68 U-Haul - Margate                                                                        120            120          06/01/09
   69 U-Haul - Copperfield                                                                    120            120          06/01/09
   70 U-Haul - Hampton                                                                        120            120          06/01/09
   71 U-Haul - Lodi                                                                           120            120          06/01/09
   72 Fashion Outlet Center                                                                   120            117          03/01/09
   73 Tivoli Apartments                                                                       120            119          05/01/09
   75 1384-1450 Park Avenue                                                                   180            169          07/01/28
   76 Rojacks Supermarket/CVS Pharmacy                                                        180            169          07/01/28
   77 Trucchi's Supermarket                                                                   180            169          07/01/28
   79 Carrollton Place Apartments                                                             120            118          04/01/09
   80 Welshwood Apartments                                                                    120            118          04/01/09
   83 294-306A Harvard Street                                                                 120            118          04/01/09
   87 Mesa Dunes Mobile Home Park                                                             120            117          03/01/09
   88 Pleasant Hill Executive Park                                                            120            118          04/01/09
   89 Best Western - Stratford Inn                                                            120            120          06/01/09
   91 Country Corners Apartments                                                              120            104          02/01/28
   92 Bell Palm Plaza                                                                         120            118          04/01/09
   93 Pleasant Run Apartments                                                                 120            120          06/01/09
   94 Chalet Apartments & Commercial Plaza                                                    180            167          05/01/28
   96 Hampton Inn - Anchorage                                                                 120            118          04/01/09
   97 Pacific Isle Apartments                                                                 120            120          06/01/09
   98 Sunset Crest Apartments                                                                 120            120          06/01/09
  100 Hampton Inn & Suites - Annapolis                                                        120            120          06/01/09
  101 Carlisle Commerce Center                                                                 84             83          05/01/06
  104 Village Green Plaza Shopping Center                                                     156            146          08/01/23
  105 South Bank Riverwalk Retail                                                             240            231          09/01/18
  126 The Plaza Apartments                                                                    120            118          04/01/09
  130 Westridge Marketplace                                                                   120            118          04/01/09
  132 Cypress Center                                                                          180            173          11/01/13
  133 Best Western - Miramar                                                                  120            119          05/01/09
  134 Garden City Tower                                                                       240            232          10/01/28
  138 8800 Roswell Road Office Park                                                           120            118          04/01/09
  139 Turf Mobile Manor                                                                       120            118          04/01/09
  140 Oakwood Village Apartments                                                               84             83          05/01/06
  143 Comfort Inn - Augusta                                                                   120            118          04/01/09
  144 220 Jackson Street                                                                      120            118          04/01/09
  146 75 Canton Office Park                                                                   120            118          04/01/09
  148 Emerald Center                                                                          120            118          04/01/09
  152 Hampton Inn - Louisville                                                                120            119          05/01/09
  153 Holiday Inn - Augusta                                                                   120            118          04/01/09
  154 Nassau Bay Village Apartments                                                            60             52          10/01/28
  159 Scenic View Apartments                                                                  120            118          04/01/09
  162 Owens Corning Manufacturing Warehouse                                                   137            126          12/01/09
  167 3005 Peachtree Road                                                                     120            118          04/01/09
  168 Hampton Inn - Columbus East                                                             120            118          04/01/09
  169 Newport Towers                                                                          120            119          05/01/09
  171 Soniat House Hotel                                                                      120            118          04/01/09
  172 Fairview Market                                                                         240            227          05/01/28
  174 Embassy Building                                                                        120            117          03/01/09
  175 Park Terrace Apartments                                                                 120            120          06/01/09
  176 Westheimer Plaza Shopping Center                                                        120            117          03/01/09
  178 Woodspear/Vista Flores Apartments                                                       120            120          06/01/09
  179 Clarendon CVS                                                                           120            118          04/01/09
  180 A Storage Place Phases I & II                                                           120            119          05/01/09
  183 Crescent View Apartments                                                                120            119          05/01/09
  184 Comfort Suites Intercontinental Plaza                                                   120            120          06/01/09
  186 Blue Bell Shopping Center                                                               120            118          04/01/09
  187 Sun Plaza                                                                               120            119          05/01/09
  190 Kmart - Columbus                                                                        120            119          05/01/09
  191 Briarwood Mobile Home Park                                                              120            120          06/01/09
  193 Forest Edge Apartments                                                                  120            117          03/01/09
  194 Sonora Crossroads                                                                       120            117          03/01/09
  198 Preston Royal Office Park                                                               120            118          04/01/09
  203 Rustic Ridge Apartments                                                                 180            171          09/01/23
  204 Heritage Square Retail Center                                                           120            117          03/01/09
  210 Meadowood Apartments                                                                    120            120          06/01/09
  211 Country Club Corner Retail Center                                                       120            117          03/01/09
  213 Esprit Office Building                                                                  120            117          03/01/09
  216 Another Attic Self Storage                                                              120            120          06/01/09
  217 Raintree Apartments                                                                     180            171          09/01/23
  220 Preston Plaza                                                                           120            118          04/01/09
  221 U.S. Storage Centers                                                                    120            119          05/01/09
  223 A-1 Mini Storage                                                                        120            120          06/01/09
  225 Plantation Xtra Storage                                                                 120            118          04/01/09
  233 Sixth & Gass Office Building                                                            120            118          04/01/09
  234 Rancho Los Amigos                                                                       120            117          03/01/09
  235 Savemart Shopping Center                                                                120            119          05/01/09
  238 Everhart Place Apartments                                                               120            119          05/01/09
  239 West 34th Self Storage                                                                  120            120          06/01/09
  242 North American/Lazy "R" Manufactured Housing Communities                                120            118          04/01/09
  249 OfficeMax                                                                               180            168          06/01/18
  251 The Woods II Office Buildings                                                           120            119          05/01/09
  252 Greenville Avenue B & G                                                                 120            117          03/01/09
  253 Boulder Ridge Apartments                                                                180            170          08/01/23
  261 Rivermont Park                                                                          120            109          07/01/18
  262 SecurCare of Colorado Springs                                                            84             82          04/01/06
  268 Kmart - Charleston                                                                      120            119          05/01/09
  272 Autumn Ridge Apartments                                                                 240            229          07/01/18

                                                                                   Original            Remaining
      Property Name                                                               Amortization        Amortization      ARD Date
    1 Oakwood Plaza                                                                    360                356           02/01/09
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage         360                360
   11 Stone Fort Land - The Krystal Office Building                                    360                360
   12 Stone Fort Land - Riverside Center                                               360                360
   13 Stone Fort Land - Harrison Direct Warehouse                                      360                360
   14 Stone Fort Land - Tennessee American Water Company Office Building               360                360
   16 The Boardwalk                                                                    360                360
   20 Fox Run Shopping Center                                                          360                360
   26 Highland Falls Apartments                                                        360                357
   27 Rancho Ocaso                                                                     360                359
   28 The Court at Deptford II                                                         360                358
   32 Sundance Village Apartments                                                      300                288
   33 Lake Mead Pavilion Shopping Center                                               360                357
   35 Cole Spring Plaza                                                                360                346           04/01/10
   36 Penney's Plaza                                                                   360                360
   37 Pines of Westbury                                                                360                354           12/01/08
   39 River Haven Mobile Home Park                                                     360                360
   40 Knollwood Estates Mobile Home Park                                               360                360
   41 Colesville Towers                                                                360                346           04/01/08
   42 North Pointe Apartments                                                          360                347           05/01/13
   45 The Mosby Building & Apartments                                                  360                358
   48 U-Haul - Rusfield                                                                312                312
   49 U-Haul - San Clemente                                                            312                312
   50 U-Haul - East Colonial                                                           312                312
   51 U-Haul - MacArthur Park                                                          312                312
   52 Park Knolls Apartments                                                           360                359
   54 U-Haul - Dublin                                                                  312                312
   55 U-Haul - Northridge                                                              312                312
   56 U-Haul - Orange Park                                                             312                312
   57 U-Haul - Tulsa                                                                   312                312
   58 Cherry Knolls Shopping Center                                                    360                358
   65 Hazelcrest Place                                                                 360                352           10/01/18
   66 BJ's Plaza Shopping Center                                                       360                350           08/01/13
   68 U-Haul - Margate                                                                 312                312
   69 U-Haul - Copperfield                                                             312                312
   70 U-Haul - Hampton                                                                 312                312
   71 U-Haul - Lodi                                                                    312                312
   72 Fashion Outlet Center                                                            360                357
   73 Tivoli Apartments                                                                360                359
   75 1384-1450 Park Avenue                                                            360                349           07/01/13
   76 Rojacks Supermarket/CVS Pharmacy                                                 360                349           07/01/13
   77 Trucchi's Supermarket                                                            360                349           07/01/13
   79 Carrollton Place Apartments                                                      360                358
   80 Welshwood Apartments                                                             360                358
   83 294-306A Harvard Street                                                          360                358
   87 Mesa Dunes Mobile Home Park                                                      360                357
   88 Pleasant Hill Executive Park                                                     360                358
   89 Best Western - Stratford Inn                                                     300                300
   91 Country Corners Apartments                                                       360                344           02/01/08
   92 Bell Palm Plaza                                                                  360                358
   93 Pleasant Run Apartments                                                          360                360
   94 Chalet Apartments & Commercial Plaza                                             360                347           05/01/13
   96 Hampton Inn - Anchorage                                                          240                238
   97 Pacific Isle Apartments                                                          360                360
   98 Sunset Crest Apartments                                                          360                360
  100 Hampton Inn & Suites - Annapolis                                                 300                300
  101 Carlisle Commerce Center                                                         360                359
  104 Village Green Plaza Shopping Center                                              300                290           08/01/11
  105 South Bank Riverwalk Retail                                                      240                231
  126 The Plaza Apartments                                                             360                358
  130 Westridge Marketplace                                                            360                358
  132 Cypress Center                                                                   300                293
  133 Best Western - Miramar                                                           300                299
  134 Garden City Tower                                                                360                352           10/01/18
  138 8800 Roswell Road Office Park                                                    360                358
  139 Turf Mobile Manor                                                                360                358
  140 Oakwood Village Apartments                                                       360                359
  143 Comfort Inn - Augusta                                                            300                298
  144 220 Jackson Street                                                               360                358
  146 75 Canton Office Park                                                            360                358
  148 Emerald Center                                                                   360                358
  152 Hampton Inn - Louisville                                                         276                275
  153 Holiday Inn - Augusta                                                            300                298
  154 Nassau Bay Village Apartments                                                    360                352           10/01/03
  159 Scenic View Apartments                                                           360                358
  162 Owens Corning Manufacturing Warehouse                                            156                145
  167 3005 Peachtree Road                                                              360                358
  168 Hampton Inn - Columbus East                                                      240                238
  169 Newport Towers                                                                   360                359
  171 Soniat House Hotel                                                               300                298
  172 Fairview Market                                                                  360                347           05/01/18
  174 Embassy Building                                                                 360                357
  175 Park Terrace Apartments                                                          360                360
  176 Westheimer Plaza Shopping Center                                                 360                357
  178 Woodspear/Vista Flores Apartments                                                360                360
  179 Clarendon CVS                                                                    360                358
  180 A Storage Place Phases I & II                                                    300                299
  183 Crescent View Apartments                                                         360                359
  184 Comfort Suites Intercontinental Plaza                                            276                276
  186 Blue Bell Shopping Center                                                        360                358
  187 Sun Plaza                                                                        360                359
  190 Kmart - Columbus                                                                 360                359
  191 Briarwood Mobile Home Park                                                       360                360
  193 Forest Edge Apartments                                                           360                357
  194 Sonora Crossroads                                                                360                357
  198 Preston Royal Office Park                                                        360                358
  203 Rustic Ridge Apartments                                                          300                291           09/01/13
  204 Heritage Square Retail Center                                                    360                357
  210 Meadowood Apartments                                                             360                360
  211 Country Club Corner Retail Center                                                360                357
  213 Esprit Office Building                                                           360                357
  216 Another Attic Self Storage                                                       300                300
  217 Raintree Apartments                                                              300                291           09/01/13
  220 Preston Plaza                                                                    360                358
  221 U.S. Storage Centers                                                             360                359
  223 A-1 Mini Storage                                                                 300                300
  225 Plantation Xtra Storage                                                          300                298
  233 Sixth & Gass Office Building                                                     360                358
  234 Rancho Los Amigos                                                                360                357
  235 Savemart Shopping Center                                                         360                359
  238 Everhart Place Apartments                                                        360                359
  239 West 34th Self Storage                                                           300                300
  242 North American/Lazy "R" Manufactured Housing Communities                         360                358
  249 OfficeMax                                                                        240                228           06/01/13
  251 The Woods II Office Buildings                                                    360                359
  252 Greenville Avenue B & G                                                          300                297
  253 Boulder Ridge Apartments                                                         300                290           08/01/13
  261 Rivermont Park                                                                   240                229           07/01/08
  262 SecurCare of Colorado Springs                                                    360                358
  268 Kmart - Charleston                                                               360                359
  272 Autumn Ridge Apartments                                                          240                229


      Property Name                                                             Prepayment Provision
    1 Oakwood Plaza                                                             L (9.75), O (0.25)
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  L (9.75), O (0.25)
   11 Stone Fort Land - The Krystal Office Building                             L (9.75), O (0.25)
   12 Stone Fort Land - Riverside Center                                        L (9.75), O (0.25)
   13 Stone Fort Land - Harrison Direct Warehouse                               L (9.75), O (0.25)
   14 Stone Fort Land - Tennessee American Water Company Office Building        L (9.75), O (0.25)
   16 The Boardwalk                                                             L (9.75), O (0.25)
   20 Fox Run Shopping Center                                                   L (9.75), O (0.25)
   26 Highland Falls Apartments                                                 L (9.67), O (0.33)
   27 Rancho Ocaso                                                              L (9.75), O (0.25)
   28 The Court at Deptford II                                                  L (9.75), O (0.25)
   32 Sundance Village Apartments                                               L (7.83), YM 1% (16.92), O (0.25)
   33 Lake Mead Pavilion Shopping Center                                        L (9.75), O (0.25)
   35 Cole Spring Plaza                                                         L (6), YM 1% (5.75), O (0.25)
   36 Penney's Plaza                                                            L (9.75), O (0.25)
   37 Pines of Westbury                                                         L (9.75), O (0.25)
   39 River Haven Mobile Home Park                                              L (9.75), O (0.25)
   40 Knollwood Estates Mobile Home Park                                        L (9.75), O (0.25)
   41 Colesville Towers                                                         L (8), YM 1% (1.75), O (0.25)
   42 North Pointe Apartments                                                   L (4.92), YM 1% (9.83), O (0.25)
   45 The Mosby Building & Apartments                                           L (9.75), O (0.25)
   48 U-Haul - Rusfield                                                         L (9.75), O (0.25)
   49 U-Haul - San Clemente                                                     L (9.75), O (0.25)
   50 U-Haul - East Colonial                                                    L (9.75), O (0.25)
   51 U-Haul - MacArthur Park                                                   L (9.75), O (0.25)
   52 Park Knolls Apartments                                                    L (9.75), O (0.25)
   54 U-Haul - Dublin                                                           L (9.75), O (0.25)
   55 U-Haul - Northridge                                                       L (9.75), O (0.25)
   56 U-Haul - Orange Park                                                      L (9.75), O (0.25)
   57 U-Haul - Tulsa                                                            L (9.75), O (0.25)
   58 Cherry Knolls Shopping Center                                             L (9.75), O (0.25)
   65 Hazelcrest Place                                                          L (19.75), O (0.25)
   66 BJ's Plaza Shopping Center                                                L (14.67), O (0.33)
   68 U-Haul - Margate                                                          L (9.75), O (0.25)
   69 U-Haul - Copperfield                                                      L (9.75), O (0.25)
   70 U-Haul - Hampton                                                          L (9.75), O (0.25)
   71 U-Haul - Lodi                                                             L (9.75), O (0.25)
   72 Fashion Outlet Center                                                     L (9.75), O (0.25)
   73 Tivoli Apartments                                                         L (9.75), O (0.25)
   75 1384-1450 Park Avenue                                                     L (4.92), YM 1% (9.83), O (0.25)
   76 Rojacks Supermarket/CVS Pharmacy                                          L (4.92), YM 1% (9.83), O (0.25)
   77 Trucchi's Supermarket                                                     L (4.92), YM 1% (9.83), O (0.25)
   79 Carrollton Place Apartments                                               L (9.67), O (0.33)
   80 Welshwood Apartments                                                      L (9.75), O (0.25)
   83 294-306A Harvard Street                                                   L (9.75), O (0.25)
   87 Mesa Dunes Mobile Home Park                                               L (9.75), O (0.25)
   88 Pleasant Hill Executive Park                                              L (9.5), O (0.5)
   89 Best Western - Stratford Inn                                              L (9.75), O (0.25)
   91 Country Corners Apartments                                                L (9.75), O (0.25)
   92 Bell Palm Plaza                                                           L (9.75), O (0.25)
   93 Pleasant Run Apartments                                                   L (9.75), O (0.25)
   94 Chalet Apartments & Commercial Plaza                                      L (14.5), O (0.5)
   96 Hampton Inn - Anchorage                                                   L (9.5), O (0.5)
   97 Pacific Isle Apartments                                                   L (9.5), O (0.5)
   98 Sunset Crest Apartments                                                   L (9.5), O (0.5)
  100 Hampton Inn & Suites - Annapolis                                          L (9.75), O (0.25)
  101 Carlisle Commerce Center                                                  L (6.75), O (0.25)
  104 Village Green Plaza Shopping Center                                       L (12.75), O (0.25)
  105 South Bank Riverwalk Retail                                               L (3), YM 1% (16.75), O (0.25)
  126 The Plaza Apartments                                                      L (9.75), O (0.25)
  130 Westridge Marketplace                                                     L (9.75), O (0.25)
  132 Cypress Center                                                            L (3), YM 1% (11.75), O (0.25)
  133 Best Western - Miramar                                                    L (9.75), O (0.25)
  134 Garden City Tower                                                         L (19.75), O (0.25)
  138 8800 Roswell Road Office Park                                             L (9.75), O (0.25)
  139 Turf Mobile Manor                                                         L (9.75), O (0.25)
  140 Oakwood Village Apartments                                                L (4), YM 1% (2.5), O (0.5)
  143 Comfort Inn - Augusta                                                     L (9.75), O (0.25)
  144 220 Jackson Street                                                        L (9.75), O (0.25)
  146 75 Canton Office Park                                                     L (9.75), O (0.25)
  148 Emerald Center                                                            L (9.75), O (0.25)
  152 Hampton Inn - Louisville                                                  L (9.5), O (0.5)
  153 Holiday Inn - Augusta                                                     L (9.75), O (0.25)
  154 Nassau Bay Village Apartments                                             L (4.75), O (0.25)
  159 Scenic View Apartments                                                    L (9.75), O (0.25)
  162 Owens Corning Manufacturing Warehouse                                     L (11.17), O (0.25)
  167 3005 Peachtree Road                                                       L (9.75), O (0.25)
  168 Hampton Inn - Columbus East                                               L (9.75), O (0.25)
  169 Newport Towers                                                            L (9.75), O (0.25)
  171 Soniat House Hotel                                                        L (9.75), O (0.25)
  172 Fairview Market                                                           L (19.75), O (0.25)
  174 Embassy Building                                                          L (9.75), O (0.25)
  175 Park Terrace Apartments                                                   L (9.5), O (0.5)
  176 Westheimer Plaza Shopping Center                                          L (9.75), O (0.25)
  178 Woodspear/Vista Flores Apartments                                         L (9.75), O (0.25)
  179 Clarendon CVS                                                             L (9.75), O (0.25)
  180 A Storage Place Phases I & II                                             L (9.75), O (0.25)
  183 Crescent View Apartments                                                  L (9.5), O (0.5)
  184 Comfort Suites Intercontinental Plaza                                     L (9.75), O (0.25)
  186 Blue Bell Shopping Center                                                 L (9.67), O (0.33)
  187 Sun Plaza                                                                 L (9.75), O (0.25)
  190 Kmart - Columbus                                                          L (9.75), O (0.25)
  191 Briarwood Mobile Home Park                                                L (9.25), O (0.75)
  193 Forest Edge Apartments                                                    L (9.75), O (0.25)
  194 Sonora Crossroads                                                         L (9.75), O (0.25)
  198 Preston Royal Office Park                                                 L (9.75), O (0.25)
  203 Rustic Ridge Apartments                                                   L (14.75), O (0.25)
  204 Heritage Square Retail Center                                             L (9.75), O (0.25)
  210 Meadowood Apartments                                                      L (9.5), O (0.5)
  211 Country Club Corner Retail Center                                         L (9.75), O (0.25)
  213 Esprit Office Building                                                    L (9.75), O (0.25)
  216 Another Attic Self Storage                                                L (9.75), O (0.25)
  217 Raintree Apartments                                                       L (14.75), O (0.25)
  220 Preston Plaza                                                             L (9.75), O (0.25)
  221 U.S. Storage Centers                                                      L (9.75), O (0.25)
  223 A-1 Mini Storage                                                          L (9.5), O (0.5)
  225 Plantation Xtra Storage                                                   L (9.75), O (0.25)
  233 Sixth & Gass Office Building                                              L (9.75), O (0.25)
  234 Rancho Los Amigos                                                         L (9.75), O (0.25)
  235 Savemart Shopping Center                                                  L (9.75), O (0.25)
  238 Everhart Place Apartments                                                 L (9.75), O (0.25)
  239 West 34th Self Storage                                                    L (9.75), O (0.25)
  242 North American/Lazy "R" Manufactured Housing Communities                  L (9.25), O (0.75)
  249 OfficeMax                                                                 L (14.75), O (0.25)
  251 The Woods II Office Buildings                                             L (9.75), O (0.25)
  252 Greenville Avenue B & G                                                   L (9.75), O (0.25)
  253 Boulder Ridge Apartments                                                  L (14.67), O (0.33)
  261 Rivermont Park                                                            L (9.75), O (0.25)
  262 SecurCare of Colorado Springs                                             L (6.75), O (0.25)
  268 Kmart - Charleston                                                        L (9.75), O (0.25)
  272 Autumn Ridge Apartments                                                   L (19.75), O (0.25)

                                                                                 Defeasance       Fee/       Interest
      Property Name       (Yes/No/Both)    Leasehold           Calculation
    1 Oakwood Plaza                                                             Yes               Fee              Actual/360
   10 Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  Yes               Fee              Actual/360
   11 Stone Fort Land - The Krystal Office Building                             Yes               Fee              Actual/360
   12 Stone Fort Land - Riverside Center                                        Yes               Fee              Actual/360
   13 Stone Fort Land - Harrison Direct Warehouse                               Yes               Fee              Actual/360
   14 Stone Fort Land - Tennessee American Water Company Office Building        Yes               Fee              Actual/360
   16 The Boardwalk                                                             Yes               Fee              Actual/360
   20 Fox Run Shopping Center                                                   Yes               Fee              Actual/360
   26 Highland Falls Apartments                                                 Yes               Fee              Actual/360
   27 Rancho Ocaso                                                              Yes               Fee              Actual/360
   28 The Court at Deptford II                                                  Yes               Fee/Leasehold    Actual/360
   32 Sundance Village Apartments                                               No                Fee              Actual/360
   33 Lake Mead Pavilion Shopping Center                                        Yes               Fee              Actual/360
   35 Cole Spring Plaza                                                         No                Fee              30/360
   36 Penney's Plaza                                                            Yes               Fee              Actual/360
   37 Pines of Westbury                                                         Yes               Fee              Actual/360
   39 River Haven Mobile Home Park                                              Yes               Fee              Actual/360
   40 Knollwood Estates Mobile Home Park                                        Yes               Fee              Actual/360
   41 Colesville Towers                                                         No                Fee              30/360
   42 North Pointe Apartments                                                   No                Fee              Actual/360
   45 The Mosby Building & Apartments                                           Yes               Fee              Actual/360
   48 U-Haul - Rusfield                                                         Yes               Fee              Actual/360
   49 U-Haul - San Clemente                                                     Yes               Fee              Actual/360
   50 U-Haul - East Colonial                                                    Yes               Fee              Actual/360
   51 U-Haul - MacArthur Park                                                   Yes               Fee              Actual/360
   52 Park Knolls Apartments                                                    Yes               Fee              Actual/360
   54 U-Haul - Dublin                                                           Yes               Fee              Actual/360
   55 U-Haul - Northridge                                                       Yes               Fee              Actual/360
   56 U-Haul - Orange Park                                                      Yes               Fee              Actual/360
   57 U-Haul - Tulsa                                                            Yes               Fee              Actual/360
   58 Cherry Knolls Shopping Center                                             Yes               Fee              Actual/360
   65 Hazelcrest Place                                                          Yes               Fee              Actual/360
   66 BJ's Plaza Shopping Center                                                Yes               Fee              Actual/360
   68 U-Haul - Margate                                                          Yes               Fee              Actual/360
   69 U-Haul - Copperfield                                                      Yes               Fee              Actual/360
   70 U-Haul - Hampton                                                          Yes               Fee              Actual/360
   71 U-Haul - Lodi                                                             Yes               Fee              Actual/360
   72 Fashion Outlet Center                                                     Yes               Fee              Actual/360
   73 Tivoli Apartments                                                         Yes               Fee              Actual/360
   75 1384-1450 Park Avenue                                                     No                Fee              Actual/360
   76 Rojacks Supermarket/CVS Pharmacy                                          No                Fee              Actual/360
   77 Trucchi's Supermarket                                                     No                Fee              Actual/360
   79 Carrollton Place Apartments                                               Yes               Fee              Actual/360
   80 Welshwood Apartments                                                      Yes               Fee              Actual/360
   83 294-306A Harvard Street                                                   Yes               Fee              Actual/360
   87 Mesa Dunes Mobile Home Park                                               Yes               Fee              Actual/360
   88 Pleasant Hill Executive Park                                              Yes               Fee              Actual/360
   89 Best Western - Stratford Inn                                              Yes               Fee              Actual/360
   91 Country Corners Apartments                                                Yes               Fee              Actual/360
   92 Bell Palm Plaza                                                           Yes               Fee              Actual/360
   93 Pleasant Run Apartments                                                   Yes               Fee              Actual/360
   94 Chalet Apartments & Commercial Plaza                                      Yes               Fee              Actual/360
   96 Hampton Inn - Anchorage                                                   Yes               Fee              Actual/360
   97 Pacific Isle Apartments                                                   Yes               Fee              30/360
   98 Sunset Crest Apartments                                                   Yes               Fee              30/360
  100 Hampton Inn & Suites - Annapolis                                          Yes               Fee              Actual/360
  101 Carlisle Commerce Center                                                  Yes               Fee              Actual/360
  104 Village Green Plaza Shopping Center                                       Yes               Fee              Actual/360
  105 South Bank Riverwalk Retail                                               No                Fee              30/360
  126 The Plaza Apartments                                                      Yes               Fee              Actual/360
  130 Westridge Marketplace                                                     Yes               Fee              Actual/360
  132 Cypress Center                                                            No                Fee              Actual/360
  133 Best Western - Miramar                                                    Yes               Fee              Actual/360
  134 Garden City Tower                                                         Yes               Fee              Actual/360
  138 8800 Roswell Road Office Park                                             Yes               Fee              Actual/360
  139 Turf Mobile Manor                                                         Yes               Fee              Actual/360
  140 Oakwood Village Apartments                                                No                Fee              Actual/360
  143 Comfort Inn - Augusta                                                     Yes               Fee              Actual/360
  144 220 Jackson Street                                                        Yes               Fee              Actual/360
  146 75 Canton Office Park                                                     Yes               Fee              Actual/360
  148 Emerald Center                                                            Yes               Fee              Actual/360
  152 Hampton Inn - Louisville                                                  Yes               Fee              Actual/360
  153 Holiday Inn - Augusta                                                     Yes               Fee              Actual/360
  154 Nassau Bay Village Apartments                                             Yes               Fee              Actual/360
  159 Scenic View Apartments                                                    Yes               Fee              Actual/360
  162 Owens Corning Manufacturing Warehouse                                     Yes               Fee              Actual/360
  167 3005 Peachtree Road                                                       Yes               Fee              Actual/360
  168 Hampton Inn - Columbus East                                               Yes               Fee              Actual/360
  169 Newport Towers                                                            Yes               Fee              Actual/360
  171 Soniat House Hotel                                                        Yes               Fee              Actual/360
  172 Fairview Market                                                           Yes               Fee              Actual/360
  174 Embassy Building                                                          Yes               Fee              Actual/360
  175 Park Terrace Apartments                                                   Yes               Fee              30/360
  176 Westheimer Plaza Shopping Center                                          Yes               Fee              Actual/360
  178 Woodspear/Vista Flores Apartments                                         Yes               Fee              Actual/360
  179 Clarendon CVS                                                             Yes               Fee              Actual/360
  180 A Storage Place Phases I & II                                             Yes               Fee              Actual/360
  183 Crescent View Apartments                                                  Yes               Fee              Actual/360
  184 Comfort Suites Intercontinental Plaza                                     Yes               Fee              Actual/360
  186 Blue Bell Shopping Center                                                 Yes               Fee              Actual/360
  187 Sun Plaza                                                                 Yes               Fee              Actual/360
  190 Kmart - Columbus                                                          Yes               Fee              Actual/360
  191 Briarwood Mobile Home Park                                                Yes               Fee              Actual/360
  193 Forest Edge Apartments                                                    Yes               Fee              Actual/360
  194 Sonora Crossroads                                                         Yes               Fee              Actual/360
  198 Preston Royal Office Park                                                 Yes               Leasehold        Actual/360
  203 Rustic Ridge Apartments                                                   Yes               Fee              Actual/360
  204 Heritage Square Retail Center                                             Yes               Fee              Actual/360
  210 Meadowood Apartments                                                      Yes               Leasehold        30/360
  211 Country Club Corner Retail Center                                         Yes               Fee              Actual/360
  213 Esprit Office Building                                                    Yes               Fee              Actual/360
  216 Another Attic Self Storage                                                Yes               Fee              Actual/360
  217 Raintree Apartments                                                       Yes               Fee              Actual/360
  220 Preston Plaza                                                             Yes               Fee              Actual/360
  221 U.S. Storage Centers                                                      Yes               Fee              Actual/360
  223 A-1 Mini Storage                                                          Yes               Fee              30/360
  225 Plantation Xtra Storage                                                   Yes               Fee              Actual/360
  233 Sixth & Gass Office Building                                              Yes               Fee              Actual/360
  234 Rancho Los Amigos                                                         Yes               Fee              Actual/360
  235 Savemart Shopping Center                                                  Yes               Fee              Actual/360
  238 Everhart Place Apartments                                                 Yes               Fee              Actual/360
  239 West 34th Self Storage                                                    Yes               Fee              Actual/360
  242 North American/Lazy "R" Manufactured Housing Communities                  Yes               Fee              30/360
  249 OfficeMax                                                                 Yes               Fee              Actual/360
  251 The Woods II Office Buildings                                             Yes               Fee              Actual/360
  252 Greenville Avenue B & G                                                   Yes               Fee              Actual/360
  253 Boulder Ridge Apartments                                                  Yes               Fee              Actual/360
  261 Rivermont Park                                                            Yes               Fee              Actual/360
  262 SecurCare of Colorado Springs                                             Yes               Fee              Actual/360
  268 Kmart - Charleston                                                        Yes               Leasehold        Actual/360
  272 Autumn Ridge Apartments                                                   Yes               Fee              Actual/360

                                  EXHIBIT B-1C

                        SCHEDULE OF GSMC MORTGAGE LOANS

















                                     B-1C-1


      Property Name                                 Address                                               City
      -------------                                 -------                                               ----
   21 Two University Plaza                          180 Temple Avenue                                     Hackensack
   22 800-900 Lanidex Plaza                         800-900 Lanidex Plaza                                 Parsippany-Troy Hills
   23 140 Littleton Road                            140 Littleton Road                                    Parsippany-Troy Hills
   30 Crossroads at Buckland Hills                  430 Buckland Hills Drive & 110 Slater Street          Manchester
   31 Deerbrook Crossing Shopping Center            122-262 FM 1960                                       Humble
   38 Bell Run Plaza                                1218-1230 Welsh Road                                  Montgomery Township
   44 Mountain View Mobile Home Park                24303 Woolsey Canyon Road                             Canoga Park
   46 211 South Gulph Road                          211 South Gulph Road                                  King of Prussia
   47 Pinewood Apartments                           3600 Swenson Avenue                                   Las Vegas
   53 Diamond Bar Towne Center                      1100-1188 Diamond Bar Boulevard                       Diamond Bar
   60 The Shadowbrook Apartments                    3851 South Wynn Road                                  Las Vegas
   61 Delta Fair Shopping Center                    2710-3040 Delta Fair Boulevard                        Antioch
   74 Tetra - Chase Texas Bank Center               25025 Interstate Highway 45 North                     The Woodlands
   81 Summit Square Shopping Center                 3203-3243 SW Freeway                                  Houston
   82 Park Ridge Apartments                         2501 Park Ridge Court                                 Fort Worth
   86 Industrial Warehouse                          4240 West 190th Street                                Torrance
   90 Silverside-Carr Corporate Center              409 Silverside Road                                   Wilmington
   95 West Ashley Shoppes Shopping Center           946 Orleans Road                                      Charleston
   99 Skyline Apartments                            4700 Wimbelton Way                                    Dallas
  103 Batavia Wood Medical Center                   845 West La Veta Avenue                               Orange
  124 El Monte Shopping Center                      Dunlap & North 19th Avenue                            Phoenix
  125 Casa Real Apartments                          3816 North 83rd Avenue                                Phoenix
  128 Beechnut Village Shopping Center              8145 Highway 6 South                                  Houston
  135 Tradewinds Apartments                         1245 Palm Bay Road                                    Melbourne
  141 La Salle Crossing Apartments                  1600 La Salle Drive                                   Sherman
  142 Wynnewood Greens Apartments                   2415 Allenbrook Drive                                 Allentown
  145 Weis Plaza                                    P.A. Route 222 & South Kemp Road                      Kutztown
  151 HealthSouth Medical Plaza                     10615 Montgomery Road                                 Cincinnati
  155 West Knoll Apartments                         260 Elkton Road                                       Newark
  157 Parkway Shopping Center                       400 North Park Avenue                                 Breckenridge
  164 Old Florida Plaza                             4505-4579 Pine Island Road                            Sunrise
  165 Arrowhead Creekside Center                    7200 West Bell Road                                   Glendale
  166 Holiday Inn - Clovis                          2700 East Mabry Drive                                 Clovis
  177 129-133 West 29th Street                      129-133 West 29th Street                              New York
  182 The Treasury Center                           10 Crested Butte Way                                  Mt. Crested Butte
  185 Cottonwood Medical & Dental Center            4301 North MacArthur Boulevard                        Irving
  189 Colima Plaza                                  20627 Golden Springs Drive                            Diamond Bar
  192 Ohio Valley Nursing Home                      146 Nicolette Road                                    Parkersburg
  199 Regent Place Office Building                  1304 West Walnut Hill Lane                            Irving
  201 Woodside Apartments                           13660 C.F. Hawn Freeway                               Dallas
  215 Broussard Village Shopping Center             LA Highway 182 & La Neuville Road                     Broussard
  218 Jeffco Plaza                                  1661 and 1671 South Research Loop                     Tucson
  219 Ramada Inn - Chatsworth                       21340 Devonshire Street                               Chatsworth
  241 Corona Industrial Center                      226-232 North Sherman Avenue                          Corona
  248 Kingsley Business Center                      2714-2734 West Kingsley Road                          Garland
  271 CTC II Building                               382 South Arthur Avenue                               Louisville


      Property Name                                  County               State   Zip Code   Originator    Original Loan Balance
      -------------                                  ------               -----   --------   ----------    ---------------------
   21 Two University Plaza                           Bergen                 NJ      07601      GSMC                   12,001,734
   22 800-900 Lanidex Plaza                          Morris                 NJ      07054      GSMC                    9,637,272
   23 140 Littleton Road                             Morris                 NJ      07054      GSMC                    1,760,994
   30 Crossroads at Buckland Hills                   Hartford               CT      06040      GSMC                   14,800,000
   31 Deerbrook Crossing Shopping Center             Harris                 TX      77073      GSMC                   14,150,000
   38 Bell Run Plaza                                 Montgomery             PA      19454      GSMC                   12,800,000
   44 Mountain View Mobile Home Park                 Los Angeles            CA      91304      GSMC                   11,000,000
   46 211 South Gulph Road                           Montgomery             PA      19406      GSMC                   10,850,000
   47 Pinewood Apartments                            Clark                  NV      89109      GSMC                   10,600,000
   53 Diamond Bar Towne Center                       Los Angeles            CA      91765      GSMC                    9,700,000
   60 The Shadowbrook Apartments                     Clark                  NV      89109      GSMC                    9,480,000
   61 Delta Fair Shopping Center                     Contra Costa           CA      94509      GSMC                    9,200,000
   74 Tetra - Chase Texas Bank Center                Montgomery             TX      77380      GSMC                    8,185,000
   81 Summit Square Shopping Center                  Harris                 TX      77027      GSMC                    8,000,000
   82 Park Ridge Apartments                          Tarrant                TX      76110      GSMC                    7,846,481
   86 Industrial Warehouse                           Los Angeles            CA      90503      GSMC                    7,600,000
   90 Silverside-Carr Corporate Center               New Castle             DE      19809      GSMC                    7,140,000
   95 West Ashley Shoppes Shopping Center            Charleston             SC      29407      GSMC                    6,700,000
   99 Skyline Apartments                             Dallas                 TX      75227      GSMC                    6,500,000
  103 Batavia Wood Medical Center                    Orange                 CA      92868      GSMC                    5,950,000
  124 El Monte Shopping Center                       Maricopa               AZ      85021      GSMC                    5,250,000
  125 Casa Real Apartments                           Maricopa               AZ      85033      GSMC                    5,250,000
  128 Beechnut Village Shopping Center               Harris                 TX      77083      GSMC                    5,075,000
  135 Tradewinds Apartments                          Brevard                FL      32905      GSMC                    4,800,000
  141 La Salle Crossing Apartments                   Grayson                TX      75090      GSMC                    4,258,000
  142 Wynnewood Greens Apartments                    Lehigh                 PA      18103      GSMC                    4,150,000
  145 Weis Plaza                                     Berks                  PA      19530      GSMC                    4,000,000
  151 HealthSouth Medical Plaza                      Hamilton               OH      45242      GSMC                    3,791,000
  155 West Knoll Apartments                          New Castle             DE      19711      GSMC                    3,550,000
  157 Parkway Shopping Center                        Summit                 CO      80424      GSMC                    3,500,000
  164 Old Florida Plaza                              Broward                FL      33351      GSMC                    3,300,000
  165 Arrowhead Creekside Center                     Maricopa               AZ      85308      GSMC                    3,300,000
  166 Holiday Inn - Clovis                           Curry                  NM      88101      GSMC                    3,300,000
  177 129-133 West 29th Street                       Manhattan              NY      10001      GSMC                    3,000,000
  182 The Treasury Center                            Gunnison               CO      81225      GSMC                    2,850,000
  185 Cottonwood Medical & Dental Center             Dallas                 TX      75038      GSMC                    2,800,000
  189 Colima Plaza                                   Los Angeles            CA      91789      GSMC                    2,700,000
  192 Ohio Valley Nursing Home                       Wood                   WV      26101      GSMC                    2,652,000
  199 Regent Place Office Building                   Dallas                 TX      75038      GSMC                    2,500,000
  201 Woodside Apartments                            Dallas                 TX      75253      GSMC                    2,483,000
  215 Broussard Village Shopping Center              Lafayette              LA      70518      GSMC                    2,245,000
  218 Jeffco Plaza                                   Pima                   AZ      85710      GSMC                    2,150,000
  219 Ramada Inn - Chatsworth                        Los Angeles            CA      91311      GSMC                    2,150,000
  241 Corona Industrial Center                       Riverside              CA      91720      GSMC                    1,800,000
  248 Kingsley Business Center                       Dallas                 TX      75041      GSMC                    1,770,000
  271 CTC II Building                                Boulder                CO      80027      GSMC                    1,350,000


      Property Name                         Cut-Off Balance    Monthly Payment    Mortgage Rate    Original Term    Remaining Term
      -------------                         ---------------    ---------------    -------------    -------------    --------------
   21 Two University Plaza                       12,001,734          87,897.20           7.980%          120              120
   22 800-900 Lanidex Plaza                       9,637,272          70,580.57           7.980%          120              120
   23 140 Littleton Road                          1,760,994          12,897.01           7.980%          120              120
   30 Crossroads at Buckland Hills               14,800,000         107,156.22           7.860%          120              120
   31 Deerbrook Crossing Shopping Center         14,150,000         102,941.29           7.910%          120              120
   38 Bell Run Plaza                             12,754,463          89,411.83           7.490%          120              115
   44 Mountain View Mobile Home Park             10,965,978          75,786.93           7.350%          120              116
   46 211 South Gulph Road                       10,831,786          78,030.86           7.790%          120              117
   47 Pinewood Apartments                        10,516,842          69,599.04           6.870%          120              110
   53 Diamond Bar Towne Center                    9,688,947          70,837.35           7.950%          120              118
   60 The Shadowbrook Apartments                  9,397,777          61,802.51           6.800%          120              109
   61 Delta Fair Shopping Center                  9,189,628          67,442.21           7.990%          120              118
   74 Tetra - Chase Texas Bank Center             8,175,323          58,978.07           7.810%          120              118
   81 Summit Square Shopping Center               7,856,262          61,779.65           6.850%          240              231
   82 Park Ridge Apartments                       7,846,481          56,131.00           7.650%          109              109
   86 Industrial Warehouse                        7,596,362          54,815.43           7.820%          120              119
   90 Silverside-Carr Corporate Center            7,131,086          50,413.73           7.600%          120              118
   95 West Ashley Shoppes Shopping Center         6,700,000          48,463.44           7.850%          120              120
   99 Skyline Apartments                          6,449,163          44,297.38           7.240%          120              109
  103 Batavia Wood Medical Center                 5,943,783          44,784.05           8.270%          120              118
  124 El Monte Shopping Center                    5,246,806          35,246.28           7.090%          120              119
  125 Casa Real Apartments                        5,211,823          34,226.07           6.800%          120              111
  128 Beechnut Village Shopping Center            5,075,000          37,806.16           8.160%          120              120
  135 Tradewinds Apartments                       4,797,522          33,891.59           7.600%          120              119
  141 La Salle Crossing Apartments                4,224,857          29,075.95           7.260%          120              109
  142 Wynnewood Greens Apartments                 4,137,687          29,188.10           7.560%          120              116
  145 Weis Plaza                                  3,985,770          27,941.20           7.490%          120              115
  151 HealthSouth Medical Plaza                   3,789,173          27,290.29           7.800%          120              119
  155 West Knoll Apartments                       3,539,842          26,860.80           7.770%          120              117
  157 Parkway Shopping Center                     3,496,484          25,095.65           7.160%          120              119
  164 Old Florida Plaza                           3,298,443          23,892.94           7.860%          120              119
  165 Arrowhead Creekside Center                  3,296,149          23,892.94           7.860%          120              118
  166 Holiday Inn - Clovis                        3,294,731          27,310.33           8.830%          120              118
  177 129-133 West 29th Street                    3,000,000          23,253.94           8.050%          120              120
  182 The Treasury Center                         2,847,836          22,680.72           8.360%          120              119
  185 Cottonwood Medical & Dental Center          2,796,894          20,643.09           8.050%          120              118
  189 Colima Plaza                                2,685,530          20,340.73           7.720%          120              115
  192 Ohio Valley Nursing Home                    2,641,125          20,874.27           8.230%          120              116
  199 Regent Place Office Building                2,497,315          18,641.25           8.170%          120              118
  201 Woodside Apartments                         2,463,812          17,005.86           7.290%          120              109
  215 Broussard Village Shopping Center           2,243,880          16,005.96           7.700%          120              119
  218 Jeffco Plaza                                2,142,990          16,455.50           8.450%          120              114
  219 Ramada Inn - Chatsworth                     2,139,190          16,722.44           8.090%          120              115
  241 Corona Industrial Center                    1,799,171          13,120.03           7.930%          120              119
  248 Kingsley Business Center                    1,763,753          13,148.40           8.130%          120              114
  271 CTC II Building                             1,348,498           9,943.49           8.040%          120              118


                                                                         Original         Remaining
      Property Name                                 Maturity Date       Amortization     Amortization     ARD Date
      -------------                                 -------------       ------------     ------------     --------
   21 Two University Plaza                             06/01/09             360                360
   22 800-900 Lanidex Plaza                            06/01/09             360                360
   23 140 Littleton Road                               06/01/09             360                360
   30 Crossroads at Buckland Hills                     06/01/09             360                360
   31 Deerbrook Crossing Shopping Center               06/01/09             360                360
   38 Bell Run Plaza                                   01/01/09             360                355
   44 Mountain View Mobile Home Park                   02/01/09             360                356
   46 211 South Gulph Road                             03/01/09             360                357
   47 Pinewood Apartments                              08/01/08             360                350
   53 Diamond Bar Towne Center                         04/01/09             360                358
   60 The Shadowbrook Apartments                       07/01/08             360                349
   61 Delta Fair Shopping Center                       04/01/09             360                358
   74 Tetra - Chase Texas Bank Center                  04/01/09             360                358
   81 Summit Square Shopping Center                    09/01/18             240                231
   82 Park Ridge Apartments                            07/01/08             349                349
   86 Industrial Warehouse                             05/01/09             360                359
   90 Silverside-Carr Corporate Center                 04/01/09             360                358
   95 West Ashley Shoppes Shopping Center              06/01/09             360                360
   99 Skyline Apartments                               07/01/08             360                349
  103 Batavia Wood Medical Center                      04/01/09             360                358
  124 El Monte Shopping Center                         05/01/09             360                359
  125 Casa Real Apartments                             09/01/08             360                351
  128 Beechnut Village Shopping Center                 06/01/09             360                360
  135 Tradewinds Apartments                            05/01/09             360                359
  141 La Salle Crossing Apartments                     07/01/08             360                349
  142 Wynnewood Greens Apartments                      02/01/09             360                356
  145 Weis Plaza                                       01/01/09             360                355
  151 HealthSouth Medical Plaza                        05/01/09             360                359
  155 West Knoll Apartments                            03/01/09             300                297
  157 Parkway Shopping Center                          05/01/09             300                299
  164 Old Florida Plaza                                05/01/09             360                359
  165 Arrowhead Creekside Center                       04/01/09             360                358
  166 Holiday Inn - Clovis                             04/01/09             300                298
  177 129-133 West 29th Street                         06/01/09             300                300
  182 The Treasury Center                              05/01/09             300                299
  185 Cottonwood Medical & Dental Center               04/01/09             360                358
  189 Colima Plaza                                     01/01/09             300                295
  192 Ohio Valley Nursing Home                         02/01/09             300                296
  199 Regent Place Office Building                     04/01/09             360                358
  201 Woodside Apartments                              07/01/08             360                349
  215 Broussard Village Shopping Center                05/01/09             360                359
  218 Jeffco Plaza                                     12/01/08             360                354
  219 Ramada Inn - Chatsworth                          01/01/09             300                295
  241 Corona Industrial Center                         05/01/09             360                359
  248 Kingsley Business Center                         12/01/08             360                354
  271 CTC II Building                                  04/01/09             360                358


      Property Name                               Prepayment Provision                Defeasance (Yes/No/Both)      Fee/Leasehold
      -------------                               --------------------                ------------------------      -------------
   21 Two University Plaza                          L (9.67), O (0.33)                  Yes                           Fee
   22 800-900 Lanidex Plaza                         L (9.67), O (0.33)                  Yes                           Fee
   23 140 Littleton Road                            L (9.67), O (0.33)                  Yes                           Fee
   30 Crossroads at Buckland Hills                  L (9.67), O (0.33)                  Yes                           Fee
   31 Deerbrook Crossing Shopping Center            L (9.67), O (0.33)                  Yes                           Fee
   38 Bell Run Plaza                                L (9.67), O (0.33)                  Yes                           Fee
   44 Mountain View Mobile Home Park                L (9.67), O (0.33)                  Yes                           Fee
   46 211 South Gulph Road                          L (9.67), O (0.33)                  Yes                           Fee
   47 Pinewood Apartments                           L (3.92), YM 1% (5.5), O (0.58)     Both                          Fee
   53 Diamond Bar Towne Center                      L (9.67), O (0.33)                  Yes                           Fee
   60 The Shadowbrook Apartments                    L (3.92), YM 1% (5), O (1.08)       Both                          Fee
   61 Delta Fair Shopping Center                    L (9.67), O (0.33)                  Yes                           Fee
   74 Tetra - Chase Texas Bank Center               L (9.67), O (0.33)                  Yes                           Fee
   81 Summit Square Shopping Center                 L (19.67), O (0.33)                 Yes                           Fee
   82 Park Ridge Apartments                         L (8.92), O (0.17)                  Yes                           Fee
   86 Industrial Warehouse                          L (9.67), O (0.33)                  Yes                           Fee
   90 Silverside-Carr Corporate Center              L (9.67), O (0.33)                  Yes                           Fee
   95 West Ashley Shoppes Shopping Center           L (9.67), O (0.33)                  Yes                           Fee
   99 Skyline Apartments                            L (9.83), O (0.17)                  Yes                           Fee
  103 Batavia Wood Medical Center                   L (9.67), O (0.33)                  Yes                           Fee
  124 El Monte Shopping Center                      L (9.67), O (0.33)                  Yes                           Fee
  125 Casa Real Apartments                          L (3.92), YM 1% (5.5), O (0.58)     Both                          Fee
  128 Beechnut Village Shopping Center              L (9.67), O (0.33)                  Yes                           Fee
  135 Tradewinds Apartments                         L (9.67), O (0.33)                  Yes                           Fee
  141 La Salle Crossing Apartments                  L (9.83), O (0.17)                  Yes                           Fee
  142 Wynnewood Greens Apartments                   L (9.67), O (0.33)                  Yes                           Fee
  145 Weis Plaza                                    L (9.67), O (0.33)                  Yes                           Fee
  151 HealthSouth Medical Plaza                     L (9.67), O (0.33)                  Yes                           Leasehold
  155 West Knoll Apartments                         L (9.67), O (0.33)                  Yes                           Fee
  157 Parkway Shopping Center                       L (9.67), O (0.33)                  Yes                           Fee
  164 Old Florida Plaza                             L (9.67), O (0.33)                  Yes                           Fee
  165 Arrowhead Creekside Center                    L (9.67), O (0.33)                  Yes                           Fee
  166 Holiday Inn - Clovis                          L (9.67), O (0.33)                  Yes                           Fee
  177 129-133 West 29th Street                      L (9.67), O (0.33)                  Yes                           Fee
  182 The Treasury Center                           L (9.67), O (0.33)                  Yes                           Fee
  185 Cottonwood Medical & Dental Center            L (9.67), O (0.33)                  Yes                           Fee
  189 Colima Plaza                                  L (9.67), O (0.33)                  Yes                           Fee
  192 Ohio Valley Nursing Home                      L (9.67), O (0.33)                  Yes                           Fee
  199 Regent Place Office Building                  L (9.67), O (0.33)                  Yes                           Fee
  201 Woodside Apartments                           L (9.67), O (0.33)                  Yes                           Fee
  215 Broussard Village Shopping Center             L (9.67), O (0.33)                  Yes                           Fee
  218 Jeffco Plaza                                  L (9.42), O (0.58)                  Yes                           Fee
  219 Ramada Inn - Chatsworth                       L (9.67), O (0.33)                  Yes                           Fee
  241 Corona Industrial Center                      L (9.67), O (0.33)                  Yes                           Fee
  248 Kingsley Business Center                      L (9.67), O (0.33)                  Yes                           Fee
  271 CTC II Building                               L (9.67), O (0.33)                  Yes                           Fee


      Property Name                                    Interest Calculation
      -------------                                    --------------------
   21 Two University Plaza                                 Actual/360
   22 800-900 Lanidex Plaza                                Actual/360
   23 140 Littleton Road                                   Actual/360
   30 Crossroads at Buckland Hills                         Actual/360
   31 Deerbrook Crossing Shopping Center                   Actual/360
   38 Bell Run Plaza                                       Actual/360
   44 Mountain View Mobile Home Park                       Actual/360
   46 211 South Gulph Road                                 Actual/360
   47 Pinewood Apartments                                  Actual/360
   53 Diamond Bar Towne Center                             Actual/360
   60 The Shadowbrook Apartments                           Actual/360
   61 Delta Fair Shopping Center                           Actual/360
   74 Tetra - Chase Texas Bank Center                      Actual/360
   81 Summit Square Shopping Center                        Actual/360
   82 Park Ridge Apartments                                Actual/360
   86 Industrial Warehouse                                 Actual/360
   90 Silverside-Carr Corporate Center                     Actual/360
   95 West Ashley Shoppes Shopping Center                  Actual/360
   99 Skyline Apartments                                   Actual/360
  103 Batavia Wood Medical Center                          Actual/360
  124 El Monte Shopping Center                             Actual/360
  125 Casa Real Apartments                                 Actual/360
  128 Beechnut Village Shopping Center                     Actual/360
  135 Tradewinds Apartments                                Actual/360
  141 La Salle Crossing Apartments                         Actual/360
  142 Wynnewood Greens Apartments                          Actual/360
  145 Weis Plaza                                           Actual/360
  151 HealthSouth Medical Plaza                            Actual/360
  155 West Knoll Apartments                                Actual/360
  157 Parkway Shopping Center                              Actual/360
  164 Old Florida Plaza                                    Actual/360
  165 Arrowhead Creekside Center                           Actual/360
  166 Holiday Inn - Clovis                                 Actual/360
  177 129-133 West 29th Street                             Actual/360
  182 The Treasury Center                                  Actual/360
  185 Cottonwood Medical & Dental Center                   Actual/360
  189 Colima Plaza                                         Actual/360
  192 Ohio Valley Nursing Home                             Actual/360
  199 Regent Place Office Building                         Actual/360
  201 Woodside Apartments                                  Actual/360
  215 Broussard Village Shopping Center                    Actual/360
  218 Jeffco Plaza                                         Actual/360
  219 Ramada Inn - Chatsworth                              Actual/360
  241 Corona Industrial Center                             Actual/360
  248 Kingsley Business Center                             Actual/360
  271 CTC II Building                                      Actual/360


                                   EXHIBIT B-2

                            SCHEDULE OF EXCEPTIONS TO

                             MORTGAGE FILE DELIVERY

              Property Name                Loan Seller     Doc Type                      Comment
              -------------                -----------     --------                      -------
Oakwood Plaza                                  GECA          Note     Endorsement(s) is missing/incorrect
Herald Center                                 Column         Note     Endorsement(s) is missing/incorrect
211 South Gulph Road                           GSMC          Note     Endorsement(s) is missing/incorrect
West Knoll Apartments                          GSMC          Note     Endorsement(s) is missing/incorrect
Kessel Food Market-Flushing                   Column         Note     Endorsement(s) is missing/incorrect
Texas City Medical Office Building            Column         Note     Endorsement(s) is missing/incorrect
Hollyvale Apartments                          Column         Note     Endorsement(s) is missing/incorrect
Iroquois Apartments                           Column         Note     Endorsement(s) is missing/incorrect

                                      B-2-1

                                  EXHIBIT B-3

                        FORM OF CUSTODIAL CERTIFICATION


                                                            [date]


Column Financial Inc.                        DLJ Commercial Mortgage Corp.
3414 Peachtree Road, N.E.                    277 Park Avenue
Suite 1140                                   New York, New York 10172
Atlanta, Georgia 30326-1113
                                             GE Capital Loan Services, Inc.
Donaldson, Lufkin & Jenrette                 363 North Sam Houston Parkway East,
  Securities Corporation                     Suite 1200
277 Park Avenue                              Houston, Texas 77060
New York, New York 10172
                                             GE Capital Access, Inc.
Goldman, Sachs & Co.                         125 Park Avenue, 10th Floor
85 Broad Street                              New York, New York 10017
New York, New York 10004

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Re: DLJ Commercial Mortgage Corp, Commercial Mortgage Pass-Through Certificates, Series 1999-CG2

Ladies and Gentlemen:

                  Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of June 1, 1999 and related to the above-referenced Certificates (the "Agreement"), Norwest Bank Minnesota, National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause
(i) of the definition of "Mortgage File" in the Agreement, the original or certified copy of each recorded document specified in clauses (ii) through (v) of the definition of "Mortgage File" in the Agreement, the original or copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File" in the Agreement and each document specified in clause (viii) of the definition of "Mortgage File" in the Agreement (without regard to the parenthetical in such clause (viii)), is in its possession or the possession of a Custodian on its behalf; (ii) if the date of this report is after January 1, 2000, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by

                                     B-3-1
the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Agreement and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) and (vi)(B) of the definition of "Mortgage Loan Schedule" in the Agreement accurately reflects the information set forth in the Mortgage File.

                  Pursuant to Section 2.02(c) of the Agreement, neither the Trustee nor the Custodian is under any obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                                 Respectfully,

                                                 NORWEST BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION
                                                 as Trustee

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                     B-3-2

                                    EXHIBIT C

                   LETTER OF REPRESENTATIONS AMONG DEPOSITOR,
                         TRUSTEE AND INITIAL DEPOSITORY

                                     [LOGO]

           BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                        (WITHOUT OWNER OPTION TO REDEEM)
           OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES

                            Letter of Representations
                      [To be Completed by Issuer and Agent]

                          DLJ Commercial Mortgage Corp.
                                [Name of Issuer]



                  Norwest Bank Minnesota, National Association
                                 [Name of Agent]



                                                                  June 21, 1999
                                                                         [Date]

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099


         Re: DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class S, Class A-lA, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2
                                  [Issue Description]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities pursuant to the Pooling and Servicing Agreement, or other such document dated June 1, 1999 (the "Document"). DLJSC(1) and Goldman, Sachs & Co. is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on June 22, 1999, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., or for each


----------
(1) Donaldson, Lufkin & Jenrette Securities Corporation stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

     4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding. the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                          Manager; Call Notification Department
                          The Depository Trust Company
                          711 Stewart Avenue
                          Garden City, NY 11530-4719

     5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifing the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                         Manager; Reorganization Department
                         Reorganization Window
                         The Depository Trust Company
                         7 Hanover Square, 23rd Floor
                         New York, NY 10004-2695

     6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     7. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                         Manager; Announcements
                         Dividend Department
                         The Depository Trust Company
                         7 Hanover Square, 22nd Floor
                         New York, NY 10004-2695

     8. [Note: Issuer must represent one of the following, and cross out the other:] [The interest accrual period is record date to record date.]

     9. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission is not available, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                         Manager, Announcements
                         Dividend Department
                         The Depository Trust Company
                         7 Hanover Square; 22nd Floor
                         New York, NY 10004-2695

     10. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar and cent amount of the payment for each issue to DTC, no later than noon (Eastern Time) on the payment date.

     11. lnterest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern
Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                         The Chase Manhattan Bank
                         ABA # 021 000 021
                         For credit to a/c Cede & Co.
                         c/o The Depository Trust Company
                         Dividend Deposit Account # 066-026776

     12. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                         The Chase Manhattan Bank
                         ABA # 021 000 021
                         For credit to a/c Cede & Co.
                         c/o The Depository Trust Company
                         Redemption Deposit Account # 066-027306

     13. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the first payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                         The Chase Manhattan Bank
                         ABA # 021 000 021
                         For credit to a/c Cede & Co.
                         c/o The Depository Trust Company
                         Reorganization Deposit Account # 066-027608

     14. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

     21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

     Rider Amending DTC Letter of Representations, ERISA Rider and "DWAC" Rider.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------



Notes:                                       Very truly yours,

A. If there is an Agent (as defined in
this Letter of Representations), Agent       DLJ Commercial Mortgage Corp.
as well as Issuer must sign this             --------------------------------
Letter. If there is no Agent, in                        (Issuer)
signing this Letter Issuer itself
undertakes to perform all of the          By: /s/ N. Dante LaRocca
obligations set forth herein.                --------------------------------
                                             (Authorized Officer's Signature)
B. Schedule B contains statements that
DTC believes accurately describe DTC,        Norwest Bank Minnesota,
the method of effecting book entry           National Association
transfers of securities distributed          --------------------------------
through DTC, and certain related                         (Agent)
matters.

                                          By: /s/ Leslie Gaskill
                                             --------------------------------
                                             (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: /s/ Richard B. Jesson
   -----------------------------

cc: Underwriter
    Underwriter's Counsel

                                                                      SCHEDULE A


                         DLJ COMMERCIAL MORTGAGE CORP.,
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG1





                   CUSIP            Principal         Maturity        Interest
Class              Number            Amount             Date(1)          Rate(2)
-----              ------            ------             ----            ----
Class S-1         23322BFC7      $ 200,000,000       June 10, 2024     0.4577
Class S-2         23322BFC7      $ 200,000,000       June 10, 2024     0.4577
Class S-3         23322BFC7      $ 200,000,000       June 10, 2024     0.4577
Class S-4         23322BFC7      $ 200,000,000       June 10, 2024     0.4577
Class S-5         23322BFC7      $ 200,000,000       June 10, 2024     0.4577
Class S-6         23322BFC7      $ 200,000,000       June 10, 2024     0.4577
Class S-7         23322BFC7      $ 200,000,000       June 10, 2024     0.4577
Class S-8         23322BFC7      $ 150,429,606       June 10, 2024     0.4577
Class A-1A-1      23322BFD5      $ 200,000,000       June 10, 2008     6.8800
Class A-1A-2      23322BFD5      $  41,610,000       June 10, 2008     6.8800
Class A-1B-1      23322BFE3      $ 200,000,000       June 10, 2009     7.3000
Class A-1B-2      23322BFE3      $ 200,000,000       June 10, 2009     7.3000
Class A-1B-3      23322BFE3      $ 200,000,000       June 10, 2009     7.3000
Class A-1B-4      23322BFE3      $ 200,000,000       June 10, 2009     7.3000
Class A-1B-5      23322BFE3      $  90,203,000       June 10, 2009     7.3000
Class A-2         23322BFF0      $  69,769,000       June 10, 2009     7.4500
Class A-3         23322BFG8      $  81,398,000       June 10, 2009     7.6067
Class A-4         23322BFH6      $  19,380,000       June 10, 2009     7.6067
Class B-1         23322BFJ2      $  58,141,000       June 10, 2009     7.6067
Class B-2         23322BFK9      $  23,257,000       June 10, 2009     7.6067

----------
(1) If the stated date is not a business day, the maturity date is the business day immediately following the stated date.

(2) Approximate. The interest rates shown are the approximate rates applicable for distributions in April, 1999. The interest rates are variable or otherwise subject to change.

                                                                      SCHEDULE B


                       SAMPLE OFFICIAL STATEMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (Prepared by DTC--bracketed material may be applicable only to certain issues)


     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co's consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Agent [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Agent [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Agent [or Tender/Remarketing Agent's] DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

  Rider Amending DTC Letter of Representations -- BEO Collateralized Mortgage Obligations (CMO) Without Owner Option to Redeem/Other Asset-Backed Securities
                        /and Pass-Through Certificates


DTC's Reorganization and Dividend Departments have relocated to 55 Water Street. Following are revisions to the Letter of Representations, including current addresses, telephone numbers, and telecopy numbers.


Paragraph 3 of the Letter of Representations:

Old Telecopier Numbers:                Current Telecopier Numbers:
(212) 709-6896 and (212) 709-6897      (212) 855-5181 and 855-5182

The confirmation number (formerly (212) 709-6870) is now (212) 855-5202.


Paragraph 5 of the Letter of Representations:

Old Telecopier Numbers:                Current Telecopier Numbers:
(212) 709-1093 and (212) 709-1094      (212) 855-5278

The confirmation number (formerly (212) 709-6884) is now (212) 855-5280.

The current address is:                Manager; Reorganization Department
                                       Reorganization Window
                                       The Depository Trust Company
                                       55 Water Street 50th Floor
                                       New York, NY 10041-0099


Paragraph 7 of the Letter of Representations:

Old Telecopier Numbers:                Current Telecopier Numbers:
(212) 709-1723                         (212) 855-4555

The current address is:                Manager; Announcements
                                       Dividend Department
                                       The Depository Trust Company
                                       55 Water Street  25th Floor
                                       New York, NY 10041-0099


Paragraph 9 of the Letter of Representations:

Old Telecopier Numbers:                Current Telecopier Numbers:
(212) 709-1723 and (212) 709-1686      (212) 855-4555 and (212) 855-4556

The confirmation number (formerly (212) 709-1270) is now (212) 855-4550.

The current address for Paragraph 9 is the same as that listed above, for Paragraph 7.

The following additional text relates to Paragraph 10 of the Letter of
Representations:

Such information shall be conveyed by automated notification. If the circumstances prevent the funds being paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET, Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation may be provided by automated means or in written format.

The following additional text relates to Paragraph 11 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.


The following additional text relates to Paragraph 12 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.


The following additional text relates to Paragraph 13 of the Letter of
Representations:

Issuer must remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver CUSIP-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

               REPRESENTATIONS FOR ERISA-RESTRICTED SECURITIES
                to be included in DTC Letter of Representatios

     Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain whether a transfer of Securities could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974 or under
Section 4975 of the Internal Revenue Code of 1986. Issuer and Agent acknowledge that: a) so long as Cede & Co. is the sole record owner of the Securities, it shall be entitled to all voting rights in respect thereof and to receive the full amount of all principal, premium, if any, and interest payable with respect thereto; and b) DTC shall treat any DTC Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities even if the crediting of such Securities to the DTC accounts of such Participant results from transfers or failures to transfer in violation of such laws. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of DTC Participants shall not affect the rights of Issuer or purchasers, sellers, or holders of Securities against any DTC Participant.)

     REPRESENTATIONS FOR DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC") to be included in DTC Letter of Representations

     The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's acount by a specified number of shares, units, or obligations (a "Deposit Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of shares, units, or obilgations (a "Withdrawal Instruction"), Agent shall, at or before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated security on registration of transfer to the name of Cede & Co. for the quantity of securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

                                  EXHIBIT D-1

                  FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                              [Date]

Norwest Bank Minnesota, National Association
1015 10th Avenue, S.E.
Minneapolis, MN 55414
Attention:  Mortgage Document Custody (CMBS)

Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2

                  In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor, the undersigned as master servicer (in such capacity, the "Master Servicer"), Banc One Mortgage Capital Markets, LLC as special servicer, you as trustee (in such capacity, the "Trustee") and REMIC administrator, the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______            1.       Mortgage Loan paid in full.

                           The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______            2.       Other.  (Describe)

                                     D-1-1

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                                GE CAPITAL LOAN SERVICES, INC.
                                                as Master Servicer


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                                      D-1-2

                                  EXHIBIT D-2

                 FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                              [Date]

Norwest Bank Minnesota, National Association
1015 10th Avenue, S.E.
Minneapolis, MN  55414
Attention:  Mortgage Document Custody (CMBS)

Re: DLJ Commercial Mortgage Corp., Commercial Pass-Through Certificates, Series 1999-CG2

                  In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor, GE Capital Loan Services, Inc. as master servicer, the undersigned as special servicer (the "Special Servicer"), you as trustee (in such capacity, the "Trustee") and REMIC administrator, the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______            1.       The Mortgage Loan is being foreclosed.

______            2.       Other.  (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                                     D-2-1

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                      BANC ONE MORTGAGE CAPITAL
                                        MARKETS, LLC
                                      as Special Servicer


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                     D-2-2

                                 EXHIBIT E-1


                            FORM OF TRUSTEE REPORT

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

--------------------------------------------------------------------------------

                                 TRUSTEE REPORT

                                Table of Contents

==================================================================


STATEMENT SECTIONS                                   PAGE(s)
-----------------                                    -------

Certificate Distribution Detail                         2
Certificate Factor Detail                               3
Reconciliation Detail                                   4
Other Required Information                              5
Ratings Detail                                          6
Current Mortgage Loan and Property
 Stratification Tables                                 7-9
Mortgage Loan Detail                                    10
Principal Prepayment Detail                             11
Historical Detail                                       12
Delinquency Loan Detail                                 13
Specially Serviced Loan Detail                        14-15
Modified Loan Detail                                    16
Liquidated Loan Detail                                  17

==================================================================

        Underwriter                         Servicer                             Servicer                       Special Servicer
============================    =================================    ====================================    =======================
Donaldson, Lufkin & Jenrette    Goldman, Sachs & Co.                 GE Capital Loan Services Inc.           Banc One Mortgage
Securities Corporation          85 Broad Street                      363 North Sam Houston Parkway, East     Capital Markets, LLC
277 Park Avenue                 New York, New York 10004             Suite 1200                              1717 Main Street,
New York, NY 10172                                                   Houston, TX 77060                       14th Floor
                                                                                                             Dallas, TX 75201
Contact:  N. Dante LaRocca      Contact:      Dan Sparks             Contact:      Shelly Shrimpton          Contact: Paul G. Smyth
Phone Number: (212) 892-3000    Phone Number: (212) 902-2914         Phone Number: (281) 405-7087            Phone Number:
                                                                                                             (214) 237-2010
============================    =================================    ====================================    =======================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 1 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

                         Certificate Distribution Detail

=========================================================================================================================
                                 Pass-Through         Original          Beginning         Principal           Interest
  Class            CUSIP             Rate             Balance            Balance         Distribution       Distribution
=========================================================================================================================
   A-1A                            0.000000%             0.00               0.00             0.00               0.00
   A-1B                            0.000000%             0.00               0.00             0.00               0.00
   A-2                             0.000000%             0.00               0.00             0.00               0.00
   A-3                             0.000000%             0.00               0.00             0.00               0.00
   A-4                             0.000000%             0.00               0.00             0.00               0.00
   B-1                             0.000000%             0.00               0.00             0.00               0.00
   B-2                             0.000000%             0.00               0.00             0.00               0.00
   B-3                             0.000000%             0.00               0.00             0.00               0.00
   B-4                             0.000000%             0.00               0.00             0.00               0.00
   B-5                             0.000000%             0.00               0.00             0.00               0.00
   B-6                             0.000000%             0.00               0.00             0.00               0.00
   B-7                             0.000000%             0.00               0.00             0.00               0.00
   B-8                             0.000000%             0.00               0.00             0.00               0.00
    C                              0.000000%             0.00               0.00             0.00               0.00
   D-1                             0.000000%             0.00               0.00             0.00               0.00
   D-2                             0.000000%             0.00               0.00             0.00               0.00
   R-I                             0.000000%             0.00               0.00             0.00               0.00
   R-II                            0.000000%             0.00               0.00             0.00               0.00
  R-III                            0.000000%             0.00               0.00             0.00               0.00
=========================================================================================================================
  Totals                                                 0.00               0.00             0.00               0.00
=========================================================================================================================

===========================================================================================================
                                    Realized Loss/                                              Current
                 Prepayment        Additional Trust          Total             Ending        Subordination
  Class           Penalties         Fund Expenses        Distribution         Balance          Level (1)
===========================================================================================================
   A-1A              0.00                0.00                0.00              0.00              0.00%
   A-1B              0.00                0.00                0.00              0.00              0.00%
   A-2               0.00                0.00                0.00              0.00              0.00%
   A-3               0.00                0.00                0.00              0.00              0.00%
   A-4               0.00                0.00                0.00              0.00              0.00%
   B-1               0.00                0.00                0.00              0.00              0.00%
   B-2               0.00                0.00                0.00              0.00              0.00%
   B-3               0.00                0.00                0.00              0.00              0.00%
   B-4               0.00                0.00                0.00              0.00              0.00%
   B-5               0.00                0.00                0.00              0.00              0.00%
   B-6               0.00                0.00                0.00              0.00              0.00%
   B-7               0.00                0.00                0.00              0.00              0.00%
   B-8               0.00                0.00                0.00              0.00              0.00%
    C                0.00                0.00                0.00              0.00              0.00%
   D-1               0.00                0.00                0.00              0.00              0.00%
   D-2               0.00                0.00                0.00              0.00              0.00%
   R-I               0.00                0.00                0.00              0.00              0.00%
   R-II              0.00                0.00                0.00              0.00              0.00%
  R-III              0.00                0.00                0.00              0.00              0.00%
===========================================================================================================
  Totals             0.00                0.00                0.00              0.00
===========================================================================================================

====================================================================================================================================
                                          Original      Beginning                                                      Ending
                         Pass-Through     Notional      Notional       Interest      Prepayment        Total          Notional
  Class        CUSIP         Rate          Amount        Amount      Distribution     Penalties    Distribution        Amount
====================================================================================================================================
    S                      0.000000%        0.00          0.00           0.00           0.00           0.00               0.00
====================================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

--------------------------------------------------------------------------------

                           Certificate Factor Detail

====================================================================================================================
                                                                                   Realized Loss/
                         Beginning      Principal     Interest     Prepayment     Additional Trust       Ending
   Class     CUSIP        Balance      Distribution  Distribution   Penalties      Fund Expenses        Balance
====================================================================================================================
   A-1A                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   A-1B                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-4                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-4                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-5                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-6                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-7                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-8                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
     C                 0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    R-I                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-II                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-III               0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
====================================================================================================================

===============================================================================
                         Beginning                                     Ending
   Class     CUSIP       National        Interest     Prepayment       Notional
                          Amount       Distribution   Penalties         Amount
===============================================================================

    S                  0.00000000      0.00000000     0.00000000     0.00000000
===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 3 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                              Reconciliation Detail

              Advance Summary                                               Servicing Fee Breakdowns

P & I Advances Outstanding                   0.00           Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding               0.00           Less Delinquent Master Servicing Fees                              0.00
                                                            Less Reductions to Master Servicing Fees                           0.00
Reimbursement for Interest on Advances       0.00           Plus Master Servicing Fees for Delinquent Payments Received        0.00
Paid from general collections                               Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                            Total Master Servicing Fees Collected                              0.00



Certificate Interest Reconciliation

====================================================================================================================================
             Accrued      Net Aggregate    Distributable      Distributable        Additional                    Remaining Unpaid
           Certificate     Prepayment       Certificate    Certificate Interest    Trust Fund     Interest        Distributable
  Class     Interest   Interest Shortfall    Interest           Adjustment          Expenses    Distribution   Certificate Interest
====================================================================================================================================
    S        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1A      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1B      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-4       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-4       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-5       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-6       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-7       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-8       0.00             0.00              0.00                0.00               0.00          0.00               0.00
    C        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================
   Total     0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                           Other Required Information

Available Distribution Amount                  0.00             Cumulative Realized Losses
                                                                Class A-1A                                         0.00
                                                                Class A-1B                                         0.00
Original Number of Outstanding Loans              0             Class A-2                                          0.00
                                                                Class A-3                                          0.00
                                                                Class A-4                                          0.00
Aggregate Number of Outstanding Loans             0             Class B-1                                          0.00
                                                                Class B-2                                          0.00
Aggregate Stated Principal Balance of Loans    0.00             Class B-3                                          0.00
                                                                Class B-4                                          0.00
Aggregate Unpaid Principal Balance of Loans    0.00             Class B-5                                          0.00
                                                                Class B-6                                          0.00
                                                                Class B-7                                          0.00
                                                                Class B-8                                          0.00
Aggregate Amount of Master Servicing Fee       0.00             Class C                                            0.00

Aggregate Amount of Special Servicing Fee      0.00             Appraised Reduction Amount

Aggregate Amount of Trustee Fee                0.00             ============================================================
                                                                                           Appraisal        Date Appraisal
Aggregate Trust Fund Expenses                  0.00                     Loan               Reduction          Reduction
                                                                       Number               Amount             Effected
Interest Reserve Deposit                       0.00             ============================================================



Specially Serviced Loans not Delinquent

         Number of Outstanding Loans              0

         Aggregate Unpaid Principal Balance    0.00                    Total
                                                                ============================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                                 Ratings Detail

====================================================================================================================
                                        Original Ratings                                 Current Ratings (1)
  Class       CUSIP           -----------------------------------               -----------------------------------
                              DCR     Fitch     Moody's     S & P               DCR     Fitch     Moody's     S & P
====================================================================================================================
    S
   A-1A
   A-1B
   A-2
   A-3
   A-4
   B-1
   B-2
   B-3
   B-4
   B-5
   B-6
   B-7
   B-8
    C
   D-1
   D-2
====================================================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.    Fitch IBCA, Inc.              Moody's Investors Service     Standard & Poor's Rating Services
55 East Monroe Street              One State Street Plaza        99 Church Street              26 Broadway
Chicago, Illinois 60603            New York, New York 10004      New York, New York 10007      New York, New York 10004
(312) 368-3100                     (212) 908-0500                (212) 553-0300                (212) 208-8000


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999




               Current Mortgage Loan and Property Stratification Tables

                        Scheduled Balance                                                     State(3)
=================================================================    =============================================================
                                   % of                                                          % of
Scheduled    # of     Scheduled    Agg.   WAM          Weighted              # of   Scheduled    Agg.    WAM           Weighted
 Balance     Loans     Balance     Bal.   (2)   WAC   Avg DSCR(1)    State   Props.  Balance     Bal.    (2)    WAC   Avg DSCR(1)
=================================================================    =============================================================




















=================================================================    ============================================================
  Totals                                                               Totals
=================================================================    ============================================================



See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999






            Current Mortgage Loan and Property Stratification Tables



                       Debt Service Coverage Ratio
================================================================================
                                          % of
  Debt Service     # of     Scheduled     Agg.     WAM             Weighted
 Coverage Ratio    Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                              Property Type(3)
================================================================================
                                          % of
  Property         # of     Scheduled     Agg.     WAM             Weighted
    Type           Props.    Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                                Note Rate
================================================================================
                                          % of
    Note           # of     Scheduled     Agg.     WAM             Weighted
    Rate           Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================











                                Seasoning
================================================================================
                                          % of
                   # of     Scheduled     Agg.     WAM             Weighted
   Seasoning       Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================





See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


            Current Mortgage Loan and Property Stratification Tables

                            Anticipated Remaining Term (ARD and Balloon Loans)
==========================================================================================================
                                                           % of
Anticipated Remaining         # of        Scheduled        Agg.        WAM                     Weighted
     Term(2)                 Loans         Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                              Remaining Stated Term (Fully Amortizing Loans)
==========================================================================================================
                                                          % of
  Remaining Stated           # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                           Remaining Amortization Term (ARD and Balloon Loans)
==========================================================================================================
                                                          % of
Remaining Amortization       # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC        Avg DSCR (1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                                          Age of Most Recent NOI
==========================================================================================================
                                                          % of
     Age of Most             # of        Scheduled        Agg.        WAM                     Weighted
     Recent NOI              Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
          Standard Information Package.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                              Mortgage Loan Detail

===========================================================================================================================
                                                                                                 Anticipated
  Loan                   Property                             Interest    Principal    Gross      Repayment       Maturity
 Number        ODCR       Type(1)      City        State      Payment      Payment     Coupon       Date            Date
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================


===========================================================================================================================
                 Neg.        Beginning      Ending         Paid         Appraisal     Appraisal       Res.           Mod.
  Loan          Amount       Scheduled     Scheduled       Thru         Reduction     Reduction       Strat.         Code
 Number         (Y/N)         Balance       Balance        Date           Date         Amount          (2)           (3)
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================



         (1) Property Type Code                            (2) Resolution Strategy Code                  (3) Modification Code
         ----------------------                            ----------------------------                  ---------------------
MF - Multi-Family          OF - Office                1 - Modification       7 - REO                     1 - Maturity Date Extension
RT - Retail                MU - Mixed Use             2 - Foreclosure        8 - Resolved                2 - Amortization Change
HC - Health Care           LO - Lodging               3 - Bankruptcy         9 - Pending Return          3 - Principal Write-Off
IN - Industrial            SS - Self Storage          4 - Extension              to Master Servicer      4 - Combination
WH - Warehouse             OT - Other                 5 - Note Sale         10 - Deed in Lieu Of
MH - Mobile Home Park                                 6 - DPO                    Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999



                          Principal Prepayment Detail

============================================================================================================================
                                         Principal Prepayment Amount                       Prepayment Penalities
                 Offering Document   -----------------------------------     -----------------------------------------------
Loan Number       Cross-Reference    Payoff Amount    Curtailment Amount     Prepayment Premium    Yield Maintenance Premium
============================================================================================================================













============================================================================================================================
   Totals
============================================================================================================================






Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999




                               Historical Detail



====================================================================================================================================
                              Delinquencies                                                  Prepayments      Rate and Maturities
----------------------------------------------------------------------------------------- ------------------- ----------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure    REO   Modifications Curtailments Payoff  Next Weighted Avg.
    Date      #  Balance   # Balance     # Balance      # Balance  # Balance  # Balance     # Amount   Amount  Coupon  Remit     WAM
====================================================================================================================================



























Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

                            Delinquency Loan Detail

=====================================================================================================================
               Offering         # of                     Current     Outstanding       Status of    Resolution
  Loan         Document        Months    Paid Through     P & I         P & I          Mortgage      Strategy
 Number     Cross-Reference    Delinq.      Date         Advances     Advances          Loan(1)       Code(2)
=====================================================================================================================







=====================================================================================================================
 Totals
=====================================================================================================================

=====================================================================================================================
                                                       Current      Outstanding
  Loan             Servicing          Foreclosure     Servicing      Servicing                             REO
 Number          Transfer Date           Date         Advances       Advances         Bankruptcy Date      Date
=====================================================================================================================





=====================================================================================================================
 Totals
=====================================================================================================================

                  (1) Status of Mortgage Loan                                   (2) Resolution Strategy Code
                  ---------------------------                                   ----------------------------
A - Payment Not Received        2 - Two Months Delinquent                1 - Modification       7 - REO
    But Still in Grace Period   3 - Three Or More Months Delinquent      2 - Foreclosure        8 - Resolved
B - Late Payment But Less       4 - Assumed Scheduled Payment            3 - Bankruptcy         9 - Pending Return
    Than 1 Month Delinquent         (Performing Matured Balloon)         4 - Extension              to Master Servicer
0 - Current                     7 - Foreclosure                          5 - Note Sale         10 - Deed in Lieu Of
1 - One Month Delinquent        9 - REO                                  6 - DPO                    Foreclosure

**Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                    Specially Serviced Loan Detail - Part 1

==================================================================================================================================
                                  Offering       Servicing    Resolution
Distribution         Loan         Document       Transfer      Strategy      Scheduled      Property                     Interest
   Date             Number    Cross-Reference      Date         Code(1)       Balance        Type(2)        State          Rate
==================================================================================================================================







==================================================================================================================================


==================================================================================================================================
                                    Net                                                                    Remaining
Distribution        Actual       Operating        NOI                          Note        Maturity      Amortization
   Date             Balance        Income         Date          DSCR           Date          Date            Term
==================================================================================================================================







==================================================================================================================================




            (1) Resolution Strategy Code                                             (2) Property Type Code
            ----------------------------                                             ----------------------
1 - Modification                  7 - REO                                 MF - Multi-Family                OF - Office
2 - Foreclosure                   8 - Resolved                            RT - Retail                      MU - Mixed Use
3 - Bankruptcy                    9 - Pending Return                      HC - Health Care                 LO - Lodging
4 - Extension                         to Master Servicer                  IN - Industrial                  SS - Self Storage
5 - Note Sale                    10 - Deed in Lieu Of                     WH - Warehouse                   OT - Other
6 - DPO                               Foreclosure                         MH - Mobile Home Park


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                                          Offering            Resolution            Site
 Distribution            Loan             Document             Strategy          Inspection
     Date               Number         Cross-Reference          Code(1)             Date                          Comment
===================================================================================================================================











===================================================================================================================================


===================================================================================================================================
 Distribution                            Appraisal           Appraisal              Other REO
     Date            Phase 1 Date           Date               Value            Property Revenue                  Comment
===================================================================================================================================











===================================================================================================================================





                        (1) Resolution Strategy Code
                        ----------------------------

            1 - Modification                   7 - REO
            2 - Foreclosure                    8 - Resolved
            3 - Bankruptcy                     9 - Pending Return
            4 - Extension                          to Master Servicer
            5 - Note Sale                     10 - Deed in Lieu Of
            6 - DPO                                Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                              Modified Loan Detail

===================================================================================================================================
                     Offering
    Loan             Document            Pre-Modification         Modification
   Number         Cross-Reference            Balance                  Date                        Modification Description
===================================================================================================================================













===================================================================================================================================
   Total
===================================================================================================================================





Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999



                            Liquidated Loan Detail

=====================================================================================================================
            Final Recovery      Offering                                                            Gross Proceeds
  Loan      Determination       Docuument        Appraisal    Appraisal     Actual     Gross           as a % of
 Number         Date         Cross-Reference        Date        Value      Balance    Proceeds       Actual Balance
=====================================================================================================================









=====================================================================================================================
  Current Total
=====================================================================================================================
Cumulative Total
=====================================================================================================================

===========================================================================================
                Aggregate         Net         Net Proceeds                    Repurchased
  Loan         Liquidation     Liquidation     as a % of          Realized     by Seller
 Number         Expenses*       Proceeds      Actual Balance       Loss         (Y/N)
===========================================================================================










===========================================================================================
  Current Total
===========================================================================================
Cumulative Total
===========================================================================================




* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                                 EXHIBIT E-2A

                    FORM OF CSSA LOAN PERIODIC UPDATE FILE





                                    E-2A-1

      Commercial Real Estate Secondary Market Securitization Association
                       CSSA "Loan Periodic" Update File
                             (Data Record Layout)

-----------------------------------------------------------------------------------------------------------------------------------
             Specification                                           Description/Comments
-----------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types                    Magnetic Tape, Diskette, Electronic Transfer
Character Set                             ASCII
Field Delineation                         Comma
Density (Bytes-Per-Inch)                  1600 or 6250
Magnetic Tape Label                       None (unlabeled)
Magnetic Tape Blocking Factor             10285 (17 records per block)
Physical Media Label                      Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                           Factor; Record Length
Return Address Label                      Required for return of physical media (magnetic tape or diskette)

-----------------------------------------------------------------------------------------------------------------------------------
                                           Field                Format
              Field Name                  Number    Type        Example                                Description/Comments
-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id                               1       AN        XXX97001       Unique Issue Identification Mnemonic
Group Id                                     2       AN        XXX9701A       Unique Identification Number Assigned To Each Loan
                                                                               Group Within An Issue
Loan Id                                      3       AN     00000000012345    Unique Identification Number Assigned To Each
                                                                               Collateral Item In A Pool
Prospectus Id                                4       AN           123         Unique Identification Number Assigned To Each
                                                                               Collateral Item In The Prospectus
Distribution Date                            5       AN        YYYYMMDD       Date Payments  Made To Certificateholders
Current Beginning Scheduled Balance          6    Numeric      100000.00      Outstanding Sched Prin Bal at Beginning of current
                                                                               period that is part of the trust
Current Ending Scheduled  Balance            7    Numeric      100000.00      Outstanding Sched Prin Bal at End of current period
                                                                               that is part of the trust
Paid To Date                                 8       AN        YYYYMMDD       Date the loan is paid through. One month less than
                                                                               the date the loan is due for next payment
Current Index Rate                           9    Numeric        0.09         Index Rate Used In The Determination Of The Current
                                                                               Period Gross Interest Rate
Current Note Rate                           10    Numeric        0.09         Annualized Gross Rate Applicable To Calculate The
                                                                               Current Period Scheduled Interest
Maturity Date                               11       AN        YYYYMMDD       Date Collateral Is Scheduled To Make Its Final Payment
Servicer and Trustee Fee Rate               12    Numeric       0.00025       Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                       13    Numeric       0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                               Rate = Net Rate
Fee Rate/Strip Rate 2                       14    Numeric       0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                               Rate = Net Rate
Fee Rate/Strip Rate 3                       15    Numeric       0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                               Rate = Net Rate
Fee Rate/Strip Rate 4                       16    Numeric       0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                               Rate = Net Rate
Fee Rate/Strip Rate 5                       17    Numeric       0.00001       Annualized Fee/Strip Netted Against Current Note
                                                                               Rate = Net Rate
Net Rate                                    18    Numeric       0.0897        Annualized Interest Rate Applicable To Calculate The
                                                                               Current Period Remittance Int.
Next Index Rate                             19    Numeric        0.09         Index Rate Used In The Determination Of The Next
                                                                               Period Gross Interest Rate
Next Note Rate                              20    Numeric        0.09         Annualized Gross Interest Rate Applicable To Calc Of
                                                                               The Next Period Sch. Interest
Next Rate Adjustment Date                   21       AN        YYYYMMDD       Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                22       AN        YYYYMMDD       Date Scheduled P&I Amount Is Next Scheduled To Change
-----------------------------------------------------------------------------------------------------------------------------------

      Commercial Real Estate Secondary Market Securitization Association
                       CSSA "Loan Periodic" Update File
                             (Data Record Layout)

-----------------------------------------------------------------------------------------------------------------------------------
                                           Field                Format
              Field Name                  Number    Type        Example                                Description/Comments
-----------------------------------------------------------------------------------------------------------------------------------
Scheduled Interest Amount                   23    Numeric       1000.00       Scheduled Gross Interest Payment Due For The Current
                                                                               Period that goes to the trust
Scheduled Principal Amount                  24    Numeric       1000.00       Scheduled Principal Payment Due For The Current
                                                                               Period that goes to the trust
Total Scheduled P&I Due                     25    Numeric       1000.00       Scheduled Principal & Interest Payment Due For
                                                                               Current Period for the trust
Neg am/Deferred Interest Amount             26    Numeric       1000.00       Negative Amortization/Deferred Interest Amount Due
                                                                               For The Current Period
Unscheduled Principal Collections           27    Numeric       1000.00       Unscheduled Payments Of Principal Received During
                                                                               The Related Collection Period
Other Principal Adjustments                 28    Numeric       1000.00       Unscheduled Principal Adjustments For The Related
                                                                               Collection Period
Liquidation/Prepayment Date                 29       AN        YYYYMMDD       Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd          30    Numeric       1000.00       Additional Payment Req'd From Borrower Due To
                                                                               Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)      31    Numeric       1000.00       Scheduled Gross Interest Applicable To The
                                                                               Prepayment Amount
Liquidation/Prepayment Code                 32    Numeric          1          See Liquidation/Prepayment Codes Legend
Most Recent ASER $                          33    Numeric       1000.00       Excess Of The Principal Balance Over The Defined
                                                                               Appraisal Percentage
Most Recent ASER Date                       34       AN        YYYYMMDD       Date ASER Amount Applied To Loan
Cumulative ASER $                           35    Numeric       1000.00       Cumulative ASER Amount
Actual Balance                              36    Numeric      100000.00      Outstanding Actual Principal Balance At The End Of
                                                                               The Current Period
Total P&I Advance Outstanding               37    Numeric       1000.00       Outstanding P&I Advances At The End Of The Current
                                                                               Period
Total T&I Advance Outstanding               38    Numeric       1000.00       Outstanding Taxes & Insurance Advances At The End Of
                                                                               The Current Period
Other Expense Advance Outstanding           39    Numeric       1000.00       Other Outstanding Advances At The End Of The Current
                                                                               Period
Status of Loan                              40       AN            1          See Status Of Loan Legend
In Bankruptcy                               41       AN            Y          Bankruptcy Status Of Loan (If In Bankruptcy
                                                                               "Y", Else "N")
Foreclosure Date                            42       AN        YYYYMMDD       Date Of Foreclosure (Multi-properties leave blank
                                                                               unless all the same)
REO Date                                    43       AN        YYYYMMDD       Date Of REO (Multi-properties leave blank unless all
                                                                               the same)
Bankruptcy Date                             44       AN        YYYYMMDD       Date Of Bankruptcy
Net Proceeds Received on Liquidation        45    Numeric      100000.00      Net Proceeds Rec'd On Liquidation To Be Remitted To
                                                                               The Tr Per The Tr Doc'n
Liquidation Expense                         46    Numeric      100000.00      Expenses Associated With The Liq'n To Be Netted From
                                                                               The Tr Per The Tr Doc'n
Realized Loss to Trust                      47    Numeric      10000.00       Liquidation Balance Less Net Liquidation Proceeds
                                                                               Received
Date of Last Modification                   48       AN        YYYYMMDD       Date Loan Was Modified
Modification Code                           49    Numeric          1          See Modification Codes Legend
Modified Note Rate                          50    Numeric        0.09         Note Rate Loan Modified To
Modified Payment Rate                       51    Numeric        0.09         Payment Rate Loan Modified To
Preceding Fiscal Year Revenue               52    Numeric       1000.00       Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses              53    Numeric       1000.00       Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                   54    Numeric       1000.00       Preceding Fiscal Year Net Op Income
Preceding Fiscal Year Debt Svc Amt.         55    Numeric       1000.00       Preceding Fiscal Year Debt Svc Amount
Preceding Fiscal Year DSCR (NOI)            56    Numeric        2.55         Preceding Fiscal Yr Debt Svc Cvrge Ratio using NOI

                                                                              All Financial Update Fields Are
                                                                              Calculated and/or Presented In
                                                                              The Manner Described In The
                                                                              Associated Trust Documentation.
-----------------------------------------------------------------------------------------------------------------------------------


      Commercial Real Estate Secondary Market Securitization Association
                       CSSA "Loan Periodic" Update File
                             (Data Record Layout)

-----------------------------------------------------------------------------------------------------------------------------------
                                           Field                Format
              Field Name                  Number    Type        Example                    Description/Comments
-----------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Yr Physical Occ'y          57    Numeric        0.85         Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date           58       AN        YYYYMMDD       Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                 59    Numeric       1000.00       Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                60    Numeric       1000.00       Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                     61    Numeric       1000.00       Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service            62    Numeric       1000.00       Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR (NOI)              63    Numeric        2.55         Second Preceding Fiscal Year Debt Svc Cvrge Ratio
                                                                               using NOI
Sec Preceding FY Physical Occ'y             64    Numeric        0.85         Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Fin'l As of Date           65       AN        YYYYMMDD       Second Preceding Fiscal Year Financial As Of Date
Most Recent Revenue                         66    Numeric       1000.00       Most Recent Revenue
Most Recent Expenses                        67    Numeric       1000.00       Most Recent Expenses
Most Recent NOI                             68    Numeric       1000.00       Most Recent Net Operating Income
Most Recent Debt Service                    69    Numeric       1000.00       Most Recent Debt Service
Most Recent DSCR (NOI)                      70    Numeric        2.55         Most Recent Debt Service Coverage Ratio using NOI
Most Recent Phys. Occ.                      71    Numeric        0.85         Most Recent Physical Occupancy
Most Recent Start Date                      72       AN        YYYYMMDD       Most Recent Start Date
Most Recent End Date                        73       AN        YYYYMMDD       Most Recent End Date
Most Recent Appraisal Date                  74       AN        YYYYMMDD       The Date Of The Latest Available Appraisal For The
                                                                               Property
Most Recent Appraisal Value                 75    Numeric      100000.00      The Latest Available Appraisal Value For The Property
Workout Strategy Code                       76    Numeric          1          See Workout Strategy Codes Legend
Most Recent Spec Svc Transfer Date          77       AN        YYYYMMDD       Date Transferred To The Special Servicer
Most Recent Master Svc Return Date          78       AN        YYYYMMDD       Date Returned To The Master Servicer or Sub-Servicer
Date Asset Expected to Be Resolved or FCL   79       AN        YYYYMMDD       If in FCL Expected Date of FCL and If REO Expected
                                                                               REO date (Multi-prop leave blank)
Blank                                       80       AN          Blank        Left blank on purpose

                                                                              Most Recent Figures Are From The Last
                                                                              Financials Processed By the Servicer
                                                                              Pursuant to the terms Of The Trust
                                                                              Document, And Cover The Period From The
                                                                              Start Date To The End Date.

New Fields to be added:

Current hyper amortizing Date               81       AN        YYYYMMDD       Date will be the same as setup file unless the loan
                                                                               is modified and a new date assigned
Most Recent Financial Indicator Trailing    82 YTD   AN         T or Y        T= Trailing 12 months Y = Year to Date, Check Start
 12 or YT                                                                      & End Date Applies to field 66 to 73
Last Setup Change Date                      83       AN        YYYYMMDD       Distribution Date that information changed last in
                                                                               the setup file
Last Loan Contribution Date                 84       AN        YYYYMMDD       Date the loan was contributed
Last Property Contribution Date             85       AN        YYYYMMDD       Date the latest property or properties were
                                                                               contributed
Number of Properties                        86    Numeric         13          Number of properties currently attached to the loan
Preceding Year DSCR Roll up indicator       87       AN          Text         Flag used to explain how the DSCR was calculated
                                                                               when there are multiple properties
Second Preceding Year DSCR Roll up          88       AN          Text         Flag used to explain how the DSCR was calculated
  indicator                                                                    when there are multiple properties
Most Recent DSCR Roll up indicator          89       AN          Text         Flag used to explain how the DSCR was calculated
                                                                               when there are multiple properties
NOI/NCF Indicator                           90       AN          Text         Indicates how NOI or Net Cash Flow was calculated
                                                                               should be the same for each year
Date of assumption                          91       AN        YYYYMMDD       Date the loan last assumed by a new borrower- blank
                                                                               if never assumed
Preceding Fiscal Year NCF                   92    Numeric       1000.00       Preceding Fiscal Year Net Cash Flow
Preceding Fiscal Year DSCR (NCF)            93    Numeric        2.55         Preceding Fiscal Yr Debt Service Coverage Ratio
                                                                               using NCF
Second Preceding FY NCF                     94    Numeric       1000.00       Second Preceding Fiscal Year Net Cash Flow
Second Preceding FY DSCR (NCF)              95    Numeric        2.55         Second Preceding Fiscal Year Debt Service Coverage
                                                                               Ratio using Net Cash Flow
Most Recent NCF                             96    Numeric       1000.00       Most Recent Net Operating Income
Most Recent DSCR (NCF)                      97    Numeric       1000.00       Most Recent Debt Service Coverage Ratio using Net
                                                                               Cash Flow
-----------------------------------------------------------------------------------------------------------------------------------

      Commercial Real Estate Secondary Market Securitization Association
                       CSSA "Loan Periodic" Update File
                             (Data Record Layout)

-----------------------------------------------------------------------------
               Liquidation/Prepayment Code
                         Legend
-----------------------------------------------------------------------------
     1                    Partial Liq'n (Curtailment)
     2                    Payoff Prior To Maturity
     3                    Disposition
     4                    Repurchase/ Substitution
     5                    Full Payoff At Maturity
     6                    DPO
     7                    Liquidation
     8                    Payoff w/ penalty
     9                    Payoff w/ yield Maintenance
    10                    Curtailment w/ Penalty
    11                    Curtailment w/ Yield Maintenance
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                             Modification Code
                                 Legend
-----------------------------------------------------------------------------
            1             Maturity Date Extension
            2             Amortization Change
            3             Principal Write-Off
            4             Combination
-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                DSCR Indicator*
                                    Legend
-----------------------------------------------------------------------------
            P             Partial but reporting to zero
            A             Average
            F             All Statements Collected
            W             Worst Case
            N             None Collected
            C             Consolidated
-----------------------------------------------------------------------------
                          *Fields defined in detail in glossary


-----------------------------------------------------------------------------
                          Status of Mortgage Loan
                                   Legend
-----------------------------------------------------------------------------
  A       Payment Not Received But Still In Grace Period
  B       Late Payment But Less Than 1 Month Delinquent
  0       Current
  1       30-59 Days Delinquent
  2       60-89 Days Delinquent
  3       90+ Days Delinquent
  4       Assumed Sched Payment (Performing Matured Ball'n)
  5       Defeasance
  7       Foreclosure
  9       REO
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                           Workout Strategy Code
                                   Legend
-----------------------------------------------------------------------------
     1    Modification
     2    Foreclosure
     3    Bankruptcy
     4    Extension
     5    Note Sale
     6    DPO
     7    REO
     8    Resolved
     9    Pending Return to Master Servicer
    10    Deed In Lieu Of Foreclosure
    11    Full Payoff
    12    Reps and warranties
    13    Other or TBD
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 NOI/NCF Indicator
                                      Legend
-----------------------------------------------------------------------------
CSSA      Calculated using CSSA standard
PSA       Calculated using a defination given in the PSA
U/W       Calculated using the underwriting method
-----------------------------------------------------------------------------

                                  EXHIBIT E-2B

                           FORM OF CSSA PROPERTY FILE




                                     E-2B-1

        Commercial Real Estate Secondary Market Contribution Association
                              CSSA "Property" File
                              (Data Record Layout)

-----------------------------------------   --------------------------------
                                             Field              Format
               Field Name                    Number  Type       Example
-----------------------------------------   --------------------------------
Transaction ID                                 1      AN       XXX97001
Loan ID                                        2      AN       XXX9701A
Prospectus Loan ID                             3      AN    00000000012345
Property ID                                    4      AN       1001-001
Distribution Date                              5      AN       YYYYMMDD
Cross-Collateralized Loan Grouping             6      AN         Text
Property Name                                  7      AN         Text
Property Address                               8      AN         Text
Property City                                  9      AN         Text
Property State                                10      AN          FL
Property Zip Code                             11      AN         30303
Property County                               12      AN         Text
Property Type Code                            13      AN          MF
Year Built                                    14      AN         YYYY
Year Last Renovated                           15      AN         YYYY
Net Square Feet At Contribution               16    Numeric      25000
# Of Units/Beds/Rooms At Contribution         17    Numeric       75
Property Status                               18      AN           1
Allocated Percentage of Loan at Contribution  19    Numeric      0.75
Current Allocated Percentage                  20    Numeric      0.75
Current Allocated Sched Loan Amount           21    Numeric     5900900
Ground Lease (Y/S/N)                          22      AN           N
Total Reserve Balance                         23    Numeric      25000
Most Recent Appraisal Date                    24      AN       YYYYMMDD
Most Recent Appraisal Value                   25    Numeric     1000000
Date Asset is Expected to Be Resolved         26      AN       YYYYMMDD
-----------------------------------------   --------------------------------

-----------------------------------------    ----------------------------------------------------------------------------------

               Field Name                                                  Description/Comments
-----------------------------------------    ----------------------------------------------------------------------------------
Transaction ID
Loan ID
Prospectus Loan ID                           From Offering Document
Property ID                                  Should contain Prospectus ID and property identifier, e.g., 1001-001, 1000-002
Distribution Date
Cross-Collateralized Loan Grouping           All Loans With The Same Value Are Crossed
Property Name
Property Address
Property City
Property State
Property Zip Code
Property County
Property Type Code
Year Built
Year Last Renovated
Net Square Feet At Contribution              RT, IN, WH, OF, MU, SS, OT = SF
# Of Units/Beds/Rooms At Contribution        MF, MHP, LO, HC = Units
Property Status                              1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5=Released, 6=Same as at Contribution
Allocated Percentage of Loan at Contribution Issuer to allocate loan % attributable to property for multi-property loans
Current Allocated Percentage                 Calculation based on Current Allocated Loan Amount and Current SPB for associated loan.
Current Allocated Sched Loan Amount          Maintained by servicer. If not given use U/W NOI or NCF to calculate
Ground Lease (Y/S/N)                         Either Y=Yes, S=Subordinate, N=No ground lease
Total Reserve Balance                        For Maintenance, Repairs, & Environmental. (Excludes Tax & Insurance Escrows)
Most Recent Appraisal Date
Most Recent Appraisal Value
Date Asset is Expected to Be Resolved        Could be different dates for different properties if foreclosing
-----------------------------------------    ----------------------------------------------------------------------------------

-----------------------------------------    ------------
                                                CSSA
               Field Name                       Loan
-----------------------------------------    ------------
Transaction ID                                  S1,P1
Loan ID                                         S3,P3
Prospectus Loan ID                              S4,P4
Property ID
Distribution Date                                P5
Cross-Collateralized Loan Grouping               S75
Property Name                                    S55
Property Address                                 S56
Property City                                    S57
Property State                                   S58
Property Zip Code                                S59
Property County                                  S60
Property Type Code                               S61
Year Built                                       S64
Year Last Renovated
Net Square Feet At Contribution                  S62
# Of Units/Beds/Rooms At Contribution            S63
Property Status
Allocated Percentage of Loan at Contribution
Current Allocated Percentage
Current Allocated Sched Loan Amount              P7
Ground Lease (Y/S/N)                             S74
Total Reserve Balance                            S77
Most Recent Appraisal Date                       P74
Most Recent Appraisal Value                      P75
Date Asset is Expected to Be Resolved            P79
-----------------------------------------    ------------

        Commercial Real Estate Secondary Market Contribution Association
                              CSSA "Property" File
                              (Data Record Layout)

-----------------------------------------   --------------------------------
                                            Field               Format
               Field Name                   Number   Type       Example
-----------------------------------------   --------------------------------
Foreclosure Date                              27      AN       YYYYMMDD
REO Date                                      28      AN       YYYYMMDD
Occupancy %                                   29    Numeric      0.75
Occupancy Date                                30      AN       YYYYMMDD
Date Lease Rollover Review                    31      AN       YYYYMMDD
% Sq. Feet expiring 1-12 months               32    Numeric      0.20
% Sq. Feet expiring 13-24 months              33    Numeric      0.20
% Sq. Feet expiring 25-36 months              34    Numeric      0.20
% Sq. Feet expiring 37-48 months              35    Numeric      0.20
% Sq. Feet expiring 49-60 months              36    Numeric      0.20
Largest Tenant                                37      AN         Text
Square Feet of Largest Tenant                 38    Numeric      15000
2nd Largest Tenant                            39      AN         Text
Square Feet of 2nd Largest Tenant             40    Numeric      15000
3rd Largest Tenant                            41      AN         Text
Square Feet of 3rd Largest Tenant             42    Numeric      15000
Fiscal Year End Month                         43    Numeric       12
Contribution Financials As Of Date            44      AN       YYYYMMDD
Revenue At Contribution                       45    Numeric     1000000
Operating Expenses At Contribution            46    Numeric     1000000
NOI At Contribution                           47    Numeric     1000000
DSCR (NOI) At Contribution                    48    Numeric       1.5
Appraisal Value At Contribution               49    Numeric     1000000
Appraisal Date At Contribution                50      AN       YYYYMMDD
Physical Occupancy At Contribution            51    Numeric      0.90
Date of Last Inspection                       52      AN       YYYYMMDD
-----------------------------------------   --------------------------------

-----------------------------------------   ----------------------------------------------------------------------------------

               Field Name                                                 Description/Comments
-----------------------------------------   ----------------------------------------------------------------------------------
Foreclosure Date
REO Date
Occupancy %                                 Map to "Most Recent Phys. Occ." in CSSA
Occupancy Date                              No corresponding field in CSSA loan periodic file.
Date Lease Rollover Review                  Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months
% Sq. Feet expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet expiring 37-48 months
% Sq. Feet expiring 49-60 months
Largest Tenant                              For Office, WH, Retail, Industrial *Only if disclosed in the offering document
Square Feet of Largest Tenant
2nd Largest Tenant                          For Office, WH, Retail, Industrial *Only if disclosed in the offering document
Square Feet of 2nd Largest Tenant
3rd Largest Tenant                          For Office, WH, Retail, Industrial *Only if disclosed in the offering document
Square Feet of 3rd Largest Tenant
Fiscal Year End Month                       Needed to indicate month ending for borrower's Fiscal Year
Contribution Financials As Of Date
Revenue At Contribution
Operating Expenses At Contribution
NOI At Contribution
DSCR (NOI) At Contribution
Appraisal Value At Contribution
Appraisal Date At Contribution
Physical Occupancy At Contribution
Date of Last Inspection                     Date of last physical site inspection
-----------------------------------------   ----------------------------------------------------------------------------------

-----------------------------------------  ------------
                                              CSSA
               Field Name                     Loan
-----------------------------------------  ------------
Foreclosure Date                               P42
REO Date                                       P43
Occupancy %                                    P71
Occupancy Date
Date Lease Rollover Review
% Sq. Feet expiring 1-12 months
% Sq. Feet expiring 13-24 months
% Sq. Feet expiring 25-36 months
% Sq. Feet expiring 37-48 months
% Sq. Feet expiring 49-60 months
Largest Tenant
Square Feet of Largest Tenant
2nd Largest Tenant
Square Feet of 2nd Largest Tenant
3rd Largest Tenant
Square Feet of 3rd Largest Tenant
Fiscal Year End Month
Contribution Financials As Of Date             S72
Revenue At Contribution                        S70
Operating Expenses At Contribution             S71
NOI At Contribution                            S65
DSCR (NOI) At Contribution                     S66
Appraisal Value At Contribution                S67
Appraisal Date At Contribution                 S68
Physical Occupancy At Contribution             S69
Date of Last Inspection
-----------------------------------------  ------------

        Commercial Real Estate Secondary Market Contribution Association
                              CSSA "Property" File
                              (Data Record Layout)

-----------------------------------------   --------------------------------
                                             Field              Format
               Field Name                   Number   Type       Example
-----------------------------------------   --------------------------------
Preceding FY Financial As of Date             53      AN       YYYYMMDD
Preceding Fiscal Year Revenue                 54    Numeric     1000000
Preceding Fiscal Year Expenses                55    Numeric     1000000
Preceding Fiscal Year NOI                     56    Numeric     1000000
Preceding Fiscal Yr Debt Service Amt.         57    Numeric     1000000
Preceding Fiscal Year DSCR (NOI)              58    Numeric      1.30
Preceding Fiscal Year Physical Occupancy      59    Numeric      0.90
Sec Preceding FY Financial As of Date         60      AN       YYYYMMDD
Second Preceding FY Revenue                   61    Numeric     1000000
Second Preceding FY Expenses                  62    Numeric     1000000
Second Preceding FY NOI                       63    Numeric     1000000
Snd Preceding FY Debt Service Amt.            64    Numeric     1000000
Snd Preceding FY DSCR (NOI)                   65    Numeric      1.30
Sec Preceding FY Physical Occupancy           66    Numeric      0.90
-----------------------------------------   --------------------------------

New fields to be added:

Contribution Date                             67      AN       YYYYMMDD
-----------------                             --      --       --------
Most Recent Revenue                           68    Numeric      1000
-------------------                           --    -------      ----
Most Recent Expenses                          69    Numeric      1000
--------------------                          --    -------      ----
Most Recent NOI                               70    Numeric      1000
---------------                               --    -------      ----
Most Recent Debt Service Amt.                 71    Numeric      1000
-----------------------------                 --    -------      ----
Most Recent DSCR (NOI)                        72    Numeric      2.55
----------------------                        --    -------      ----
Most Recent Phys. Occ.                        73    Numeric      0.85
----------------------                        --    -------      ----
Most Recent Start Date                        74      AN       YYYYMMDD
----------------------                        --      --       --------
Most Recent End Date                          75      AN       YYYYMMDD
--------------------                          --      --       --------
Most Recent Financial Indicator               76      AN         Text
-------------------------------               --      --         ----
NCF At Contribution                           77    Numeric     1000000
-------------------                           --    -------     -------
DSCR (NCF) At Contribution                    78    Numeric       1.5
--------------------------                    --    -------       ---
Preceding Fiscal Year NCF                     79    Numeric     1000000
-------------------------                     --    -------     -------
Preceding Fiscal Year DSCR (NCF)              80    Numeric      2.55
--------------------------------              --    -------      ----
Second Preceding FY NCF                       81    Numeric     1000.00
-----------------------                       --    -------     -------
Second Preceding FY DSCR (NCF)                82    Numeric      2.55
------------------------------                --    -------      ----
Most Recent NCF                               83    Numeric     1000.00
---------------                               --    -------     -------
Most Recent DSCR (NCF)                        84    Numeric     1000.00
----------------------                        --    -------     -------

-----------------------------------------   ----------------------------------------------------------------------------------

               Field Name                                                 Description/Comments
-----------------------------------------   ----------------------------------------------------------------------------------
Preceding FY Financial As of Date
Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI
Preceding Fiscal Yr Debt Service Amt.       Calculate using P20(percentage) to get the allocated amount for each property
Preceding Fiscal Year DSCR (NOI)            Uses the property NOI and the allocated debt service amount
Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Financial As of Date
Second Preceding FY Revenue
Second Preceding FY Expenses
Second Preceding FY NOI
Snd Preceding FY Debt Service Amt.          Calculate using P20(percentage) to get the allocated amount for each property
Snd Preceding FY DSCR (NOI)                 Uses the property NOI and the allocated debt service amount
Sec Preceding FY Physical Occupancy
-----------------------------------------   ----------------------------------------------------------------------------------

New fields to be added:

Contribution Date                           Property Substitution Date
-----------------                           --------------------------
Most Recent Revenue                         Most Recent Revenue
-------------------                         -------------------
Most Recent Expenses                        Most Recent Expenses
--------------------                        --------------------
Most Recent NOI                             Most Recent Net Operating Income
---------------                             --------------------------------
Most Recent Debt Service Amt.               Calculate using P20(percentage) to get the allocated amount for each property
-----------------------------               -----------------------------------------------------------------------------
Most Recent DSCR (NOI)                      Uses the property NOI and the allocated debt service amount
----------------------                      -----------------------------------------------------------
Most Recent Phys. Occ.                      Most Recent Physical Occupancy
----------------------                      ------------------------------
Most Recent Start Date                      Start date used to calculate Most Recent information either YTD or trailing 12 months
----------------------                      -------------------------------------------------------------------------------------
Most Recent End Date                        End date used to calculate Most Recent information either YTD or trailing 12 months
--------------------                        -----------------------------------------------------------------------------------
Most Recent Financial Indicator             T12=Trailing 12 or YTD=Year to Date
-------------------------------             -----------------------------------
NCF At Contribution                         Net Cash Flow At Contribution
-------------------                         -----------------------------
DSCR (NCF) At Contribution                  DSCR At Contribution using NCF to calculate
--------------------------                  -------------------------------------------
Preceding Fiscal Year NCF                   Preceding Fiscal Year Net Cash Flow
-------------------------                   -----------------------------------
Preceding Fiscal Year DSCR (NCF)            Preceding Fiscal Yr Debt Service Coverage Ratio using NCF
--------------------------------            ---------------------------------------------------------
Second Preceding FY NCF                     Second Preceding Fiscal Year Net Cash Flow
-----------------------                     ------------------------------------------
Second Preceding FY DSCR (NCF)              Second Preceding Fiscal Year Debt Service Coverage Ratio using Net Cash Flow
------------------------------              ----------------------------------------------------------------------------
Most Recent NCF                             Most Recent Net Operating Income
---------------                             --------------------------------
Most Recent DSCR (NCF)                      Most Recent Debt Service Coverage Ratio using Net Cash Flow
----------------------                      -----------------------------------------------------------

-----------------------------------------     ------------
                                                 CSSA
               Field Name                        Loan
-----------------------------------------     ------------
Preceding FY Financial As of Date                 P58
Preceding Fiscal Year Revenue                     P52
Preceding Fiscal Year Expenses                    P53
Preceding Fiscal Year NOI                         P54
Preceding Fiscal Yr Debt Service Amt.             P55
Preceding Fiscal Year DSCR (NOI)                  P56
Preceding Fiscal Year Physical Occupancy          P57
Sec Preceding FY Financial As of Date             P65
Second Preceding FY Revenue                       P59
Second Preceding FY Expenses                      P60
Second Preceding FY NOI                           P61
Snd Preceding FY Debt Service Amt.                P62
Snd Preceding FY DSCR (NOI)                       P63
Sec Preceding FY Physical Occupancy               P64
-----------------------------------------     ------------

New fields to be added:

Contribution Date                                 P66
-----------------                                 ---
Most Recent Revenue                               P67
-------------------                               ---
Most Recent Expenses                              P68
--------------------                              ---
Most Recent NOI                                   P69
---------------                                   ---
Most Recent Debt Service Amt.                     P70
-----------------------------                     ---
Most Recent DSCR (NOI)                            P71
----------------------                            ---
Most Recent Phys. Occ.                            P72
----------------------                            ---
Most Recent Start Date                            P73
----------------------                            ---
Most Recent End Date                              P74
--------------------                              ---
Most Recent Financial Indicator                   P82
-------------------------------                   ---
NCF At Contribution
-------------------
DSCR (NCF) At Contribution
--------------------------
Preceding Fiscal Year NCF
-------------------------
Preceding Fiscal Year DSCR (NCF)                  P92
--------------------------------                  ---
Second Preceding FY NCF                           P93
-----------------------                           ---
Second Preceding FY DSCR (NCF)                    P94
------------------------------                    ---
Most Recent NCF                                   P95
---------------                                   ---
Most Recent DSCR (NCF)                            P96
----------------------                            ---


        Commercial Real Estate Secondary Market Contribution Association
                              CSSA "Property" File
                              (Data Record Layout)

-----------------------------------------    ------   -----------------------------------------------------------------------------
                                             Field
               Field Name                    Number                          Relationship to Corresponding CSSA Loan File
-----------------------------------------    ------   -----------------------------------------------------------------------------
Transaction ID                                 1      Same as CSSA Loan File
Loan ID                                        2      Same as CSSA Loan File
Prospectus Loan ID                             3      Same as CSSA Loan File
Property ID                                    4
Distribution Date                              5      Same as CSSA Loan File
Cross-Collateralized Loan Grouping             6
Property Name                                  7      If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
Property Address                               8      If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
Property City                                  9      If Multi-Prop, and all same then populate S57 with City, otherwise, "Various".
                                                        Missing info= "incomplete"
Property State                                10      If Multi-Prop, and all same then populate S58 with State, otherwise,
                                                        "Various". Missing info= "incomplete"
Property Zip Code                             11      If Multi-Prop, and all same then populate S59 with Zip, otherwise, "Various".
                                                        Missing info= "incomplete"
Property County                               12      If Multi-Prop, and all same then populate S60 with County, otherwise,
                                                        "Various". Missing info= "incomplete"
Property Type Code                            13      If Multi-Prop and all same then populate S61 with property type otherwise "Various". Missing Info ="incomplete"
Year Built                                    14      If Multi-Prop, and all same then populate S64 with year otherwise, "0"
Year Last Renovated                           15      If Multi-Prop, and all same then populate P80 with year otherwise, "00000000".
Net Square Feet At Contribution               16      Roll-up to loan file if populated & all the same property type. If missing one or more than populate with "0"
# Of Units/Beds/Rooms At Contribution         17      Roll-up to loan file if populated & all the same property type. If missing one or more than populate with "0"
Property Status                               18      If multi-prop and all same than populate CSSA Loan file with property, status, otherwise various.
Allocated Percentage of Loan at Contribution  19      No field needed in Cssa Loan file
Current Allocated Percentage                  20      No field needed in Cssa Loan file
Current Allocated Sched Loan Amount           21      Roll-up to Current Ending SPB (P7)
Ground Lease (Y/S/N)                          22      If any property is Y, or S then S74=Y
Total Reserve Balance                         23      If any property populated, then S77=Y
Most Recent Appraisal Date                    24      If Multi-Prop, and all same then populate P74 with date, otherwise,
                                                        "00000000".
Most Recent Appraisal Value                   25      Roll-up to CSSA Loan File if populated. If missing any appraisal value, than populate P75 with "00000000)
Date Asset is Expected to Be Resolved         26      If Multi-Prop, latest date from affiliated properties for P79.
-----------------------------------------    ------   ------------------------------------------------------------------------------

        Commercial Real Estate Secondary Market Contribution Association
                              CSSA "Property" File
                              (Data Record Layout)

-----------------------------------------   --------  ------------------------------------------------------------------------------
                                            Field
               Field Name                   Number                 Relationship to Corresponding CSSA Loan File
-----------------------------------------   --------  ------------------------------------------------------------------------------
Foreclosure Date                              27      If Multi-Prop, and all same then populate P42 with date, otherwise,
                                                        "00000000".
REO Date                                      28      If Multi-Prop, and all same then populate P43 with date, otherwise,
                                                        "00000000".
Occupancy %                                   29      [Wgt Avg]  =Sum((Curr. Allocated % Prop A) *(Occ Prop A)...(Curr. Allocated %
                                                        Prop Z) * (Occ Prop Z)).  If missing one, then, "0"
Occupancy Date                                30      If Multi-Prop, and all same then populate with date, otherwise, "various".
Date Lease Rollover Review                    31      No Roll up to the CSSA loan format.
% Sq. Feet expiring 1-12 months               32      No Roll up to the CSSA loan format.
% Sq. Feet  expiring 13-24 months             33      No Roll up to the CSSA loan format.
% Sq. Feet expiring 25-36 months              34      No Roll up to the CSSA loan format.
% Sq. Feet  expiring 37-48 months             35      No Roll up to the CSSA loan format.
% Sq. Feet  expiring 49-60 months             36      No Roll up to the CSSA loan format.
Largest Tenant                                37      No Roll up to the CSSA loan format.
Square Feet of Largest Tenant                 38      No Roll up to the CSSA loan format.
2nd Largest Tenant                            39      No Roll up to the CSSA loan format.
Square Feet of 2nd Largest Tenant             40      No Roll up to the CSSA loan format.
3rd Largest Tenant                            41      No Roll up to the CSSA loan format.
Square Feet of 3rd Largest Tenant             42      No Roll up to the CSSA loan format.
Fiscal Year End Month                         43      No Roll up to the CSSA loan format.
Contribution Financials As Of Date            44      If Multi-Prop, and all same then populate S72 with date, otherwise,
                                                        "00000000".
Revenue At Contribution                       45      Roll up to "CSSA Setup File" total revenue on all properties if given on all properties (should match the prospectus) if missing any input 0
Operating Expenses At Contribution            46      Roll up to "CSSA Setup File" total expenses on all properties if received on all properties (should match the prospectus) if missing any input 0
NOI At Contribution                           47      Roll up to "CSSA Setup file" total NOI or Net Cash Flow on all props if received on all properties (should match the prospectus) if missing any input 0
DSCR (NOI) At Contribution                    48      The DSCR that is used in the "CSSA Setup file" Should match the prospectus
Appraisal Value At Contribution               49      Roll up to the "CSSA Setup File", if missing any properties populate S70 with "0"
Appraisal Date At Contribution                50      If Multi-Prop, and all same then populate S68 with date, otherwise,
                                                        "00000000".
Physical Occupancy At Contribution            51      Use a weighted average of all properties if received on all properties otherwise "0"
Date of Last Inspection                       52
-----------------------------------------   --------  ------------------------------------------------------------------------------

        Commercial Real Estate Secondary Market Contribution Association
                              CSSA "Property" File
                              (Data Record Layout)

-----------------------------------------   --------  ------------------------------------------------------------------------------
                                             Field
               Field Name                    Number                   Relationship to Corresponding CSSA Loan File
-----------------------------------------   --------  ------------------------------------------------------------------------------
Preceding FY Financial As of Date             53      If all information on all properties is received roll up giving the date as of otherwise, "00000000"
Preceding Fiscal Year Revenue                 54      Roll up total revenue on all properties if received on all properties, if missing any input 0
Preceding Fiscal Year Expenses                55      Roll up total expenses on all properties if received on all properties, if missing any input 0
Preceding Fiscal Year NOI                     56      Roll up total NOI or Net Cash Flow on all properties if received on all properties, if missing any input 0
Preceding Fiscal Yr Debt Service Amt.         57      Disclose total debt service owed for the preceding year as calculated by the servicer.
Preceding Fiscal Year DSCR (NOI)              58      Roll up DSCR and indicate the method used in the Loan Periodic using the
                                                        "Preceding Year DSCR Roll up indicator"
Preceding Fiscal Year Physical Occupancy      59      Use a weighted average of all properties if received on all properties otherwise "0"
Sec Preceding FY Financial As of Date         60      If all information on all properties is received roll up giving the date as of otherwise, "00000000"
Second Preceding FY Expenses                  62      Roll up total expenses on all properties if received on all properties, if missing any input 0
Second Preceding FY NOI                       63      Roll up total NOI or Net Cash Flow on all properties if received on all properties, if missing any input 0
Snd Preceding FY Debt Service Amt.            64      Disclose total debt service owed for the preceding year as calculated by the servicer
Snd Preceding FY DSCR (NOI)                   65      Roll up DSCR and indicate the method used in the Loan Periodic using the
                                                        "Preceding Year DSCR Roll up indicator"
Sec Preceding FY Physical Occupancy           66      Use a weighted average of all properties if received on all properties
-----------------------------------------   --------  ------------------------------------------------------------------------------

New fields to be added:

Contribution Date                             67      Roll up the latest date a property was substituted
-----------------                             --      --------------------------------------------------
Most Recent Revenue                           68      Roll up total revenue on all properties if received on all properties
-------------------                           --      ---------------------------------------------------------------------
Most Recent Expenses                          69      Roll up total expenses on all properties if received on all properties
--------------------                          --      ----------------------------------------------------------------------
Most Recent NOI                               70      Roll up total NOI on all properties if received on all properties
---------------                               --      -----------------------------------------------------------------
Most Recent Debt Service Amt.                 71      Disclose total debt service owed for the preceding year as calculated by the
-----------------------------                 --      -----------------------------------------------------------------------------
                                                        servicer
                                                        --------
Most Recent DSCR (NOI)                        72      Roll up DSCR and indicate the method used in the Loan Periodic using the
----------------------                        --      ------------------------------------------------------------------------
                                                        "Preceding Year DSCR Roll up indicator" P88
                                                        -------------------------------------------
Most Recent Phys. Occ.                        73      Use a weighted average occupancy for all properties if received on all
----------------------                        --      ----------------------------------------------------------------------
                                                        properties
                                                        ----------
Most Recent Start Date                        74      If all properties do not have the same start and end date roll up "00000000"
----------------------                        --      ----------------------------------------------------------------------------
Most Recent End Date                          75      If all properties do not have the same start and end date roll up "00000000"
--------------------                          --      ----------------------------------------------------------------------------
Most Recent Financial Indicator               76
--------------------------------              --
NCF At Contribution                           77      Roll up to "CSSA Setup file" total Net Cash Flow on all props if received on
-------------------                           --      ----------------------------------------------------------------------------
                                                        all properties (should match the prospectus) if missing any input 0
                                                        -------------------------------------------------------------------
DSCR (NCF) At Contribution                    78      The DSCR that is used in the "CSSA Setup file" Should match the prospectus
--------------------------                    --      --------------------------------------------------------------------------
Preceding Fiscal Year NCF                     79      Roll up total Net Cash Flow on all properties if received on all properties,
-------------------------                     --      ----------------------------------------------------------------------------
                                                        if missing any input 0
                                                        ----------------------
Preceding Fiscal Year DSCR (NCF)              80      Disclose total debt service owed for the preceding year as calculated by the
--------------------------------              --      ----------------------------------------------------------------------------
                                                        servicer using NCF
                                                        ------------------
Second Preceding FY NCF                       81      Roll up total Net Cash Flow on all properties if received on all properties,
-----------------------                       --      ----------------------------------------------------------------------------
                                                        if missing any input 0
                                                        ----------------------
Second Preceding FY DSCR (NCF)                82      Disclose total debt service owed for the preceding year as calculated by the
------------------------------                --      ----------------------------------------------------------------------------
                                                        servicer using NCF
                                                        ------------------
Most Recent NCF                               83      Roll up total Net Cash Flow on all properties if received on all properties,
---------------                               --      ----------------------------------------------------------------------------
                                                        if missing any input 0
                                                        ----------------------
Most Recent DSCR (NCF)                        84      Disclose total debt service owed for the preceding year as calculated by the
----------------------                        --      ----------------------------------------------------------------------------
                                                        servicer using NCF
                                                        ------------------

                                 EXHIBIT E-2C

                         FORM OF CSSA LOAN SET-UP FILE







                                    E-2C-1

      Commercial Real Estate Secondary Market Securitization Association
                            CSSA "Loan Setup" File
                             (Date Record Layout)

-----------------------------------------------------------------------------------------------------------------------------------

                Specification                                 Description/Comments
-----------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types           Magnetic Tape, Diskette, Electronic Transfer
Character Set                    ASCII
Field Delineation                Comma
Density (Bytes-Per-Inch)         1600 or 6250
Magnetic Tape Label              None (unlabeled)
Magnetic Tape Blocking Factor    10285 (17 records per block)
Physical Media Label             Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch);
                                  Blocking Factor; Record Length
Return Address Label             Required for return of physical media (magnetic tape or diskette)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                               Field                      Format
                 Field Name    Number     Type            Example                        Description/Comments
-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id                   1         AN            XXX97001     Unique Issue Identification Mnemonic
Group Id                         2         AN            XXX9701A     Unique Indentification Number Assigned To Each Loan Group
                                                                       Within An Issue
Loan Id                          3         AN         00000000012345  Unique Indentification Number Assigned To Each Collateral
                                                                       Item In A Pool
Offering Document Loan Id        4         AN               123       Unique Indentification Number Assigned To Each Collateral
                                                                       Item In The Prospectus
Original Note Amount             5      Numeric         1000000.00    The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan            6      Numeric             240       Original Number Of Months Until Maturity Of Loan
Original Amortization Term       7      Numeric             360       Original Number Of Months Loan Amortized Over
Original Note Rate               8      Numeric            0.095      The Note Rate At Inception Of The Note
Original Payment Rate            9      Numeric            0.095      Original Rate Payment Calculated On
First Loan Payment Due Date      10        AN            YYYYMMDD     First Payment Date On The Mortgage Loan
Grace Days Allowed               11     Numeric             10        Number Of Days From Due Date Borrower Is Permitted To
                                                                       Remit Payment
Interest Only (Y/N)              12        AN                Y        Y=Yes,  N=No
Balloon (Y/N)                    13        AN                Y        Y=Yes,  N=No
Interest Rate Type               14     Numeric              1        1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code     15     Numeric              1        1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                       5=Actual/366, 6=Simple, 7=78'S
Interest in Arrears (Y/N)        16        AN                Y        Y=Yes,  N=No
Payment Type Code                17     Numeric              1        See Payment Type Code Legend
Prepayment Lock-out End Date     18        AN            YYYYMMDD     Date After Which Loan Can Be Prepaid
Yield Maintenance End Date       19        AN            YYYYMMDD     Date After Which Loan Can Be Prepaid Without Yield
                                                                       Maintenance
Prepayment Premium End Date      20        AN            YYYYMMDD     Date After Which Loan Can Be Prepaid Without Penalty
-----------------------------------------------------------------------------------------------------------------------------------

      Commercial Real Estate Secondary Market Securitization Association
                            CSSA "Loan Setup" File
                             (Date Record Layout)

------------------------------------------------------------------------------------------------------------------------------------
                                      Field                Format
                 Field Name           Number     Type      Example                    Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Terms Description            21        AN        Text      Should reflect the information in Annex A or use
                                                                       LO(36), YM(28), 7(12), Open(3)
ARM Index Code                          22        AN          A       See Arm Index Code Legend
First Rate Adjustment Date              23        AN      YYYYMMDD    Date Note Rate Originally Changed
First Payment Adjustment Date           24        AN      YYYYMMDD    Date Payment Originally Changed
ARM Margin                              25     Numeric      0.025     Rate Added To Index Used In The Determination Of The Gross
                                                                       Interest Rate
Lifetime Rate Cap                       26     Numeric      0.15      Maximum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                       The Loan Agreement
Lifetime Rate Floor                     27     Numeric      0.05      Minimum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                       The Loan Agreement
Periodic Rate Increase Limit            28     Numeric      0.02      Maximum Periodic Increase To The Note Rate Allowed Per
                                                                       The Loan Agreement
Periodic Rate Decrease Limit            29     Numeric      0.02      Minimum Periodic Increase To The Note Rate Allowed Per
                                                                       The Loan Agreement
Periodic Pay Adjustment Max-%           30     Numeric      0.03      Max Periodic % Increase To The P&I Payment Allowed Per
                                                                       The Loan Agreement
Periodic Pay Adjustment Max-$           31     Numeric     5000.00    Max Periodic Dollar Increase To The P&I Payment Allowed
                                                                       Per The Loan Agreement
Payment Frequency                       32     Numeric        1       1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rate Reset Frequency                    33     Numeric        1       1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                       365=Daily
Pay Reset Frequency                     34     Numeric        1       1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                       365=Daily
Rounding Code                           35     Numeric        1       Rounding Method For Sum Of Index Plus Margin (See Rounding
                                                                       Code Legend)
Rounding Increment                      36     Numeric     0.00125    Used In Conjunction With Rounding Code
Index Look Back In Days                 37     Numeric       45       Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization Allowed (Y/N)     38        AN          Y       Y=Yes,  N=No
Max Neg Allowed (% Of Orig Bal)         39     Numeric      0.075     Max Lifetime % Increase To The Original Balance Allowed Per
                                                                       The Loan Agreement
Maximum Negate Allowed ($)              40     Numeric    25000.00    Max Lifetime Dollar Increase To The Original Balance
                                                                       Allowed Per The Loan Agreement
Remaining Term At Contribution          41     Numeric       240      Remaining Number Of Months Until Maturity Of Loan At Cutoff
Remaining Amor-Tm At Securitiz'n        42     Numeric       360      Remaining Number Of Months Loan Amortized Over At Cutoff
Maturity Date At Contribution           43        AN      YYYYMMDD    The Scheduled Maturity Date Of The Mortgage Loan
                                                                       At Contribution
Sched Prin Bal At Contribution          44     Numeric   1000000.00   The Scheduled Principal Balance Of The Mortgage Loan At
                                                                       Contribution
Note Rate At Contribution               45     Numeric      0.095     Cutoff Annualized Gross Interest Rate Applicable To The
                                                                       Calculation Of Scheduled Interest
Servicer And Trustee Fee Rate           46     Numeric     0.00025    Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1                 47     Numeric     0.00001    Cutoff Annualized Fee/Strip Netted Against Current Note
                                                                       Rate To Determine the
Fee Rate / Strip Rate 2                 48     Numeric     0.00001    Net Rate
Fee Rate / Strip Rate 3                 49     Numeric     0.00001    (Same Description for Field 47 to 51)
Fee Rate / Strip Rate 4                 50     Numeric     0.00001
Fee Rate / Strip Rate 5                 51     Numeric     0.00001
Net Rate At Contribution                52     Numeric     0.0947     Cutoff Annualized Interest Rate Applicable To The Calculation
                                                                       Of Remittance Interest
Periodic P&I Payment At Contribution    53     Numeric     3000.00    The Periodic Scheduled Principal & Interest Payment
-----------------------------------------------------------------------------------------------------------------------------------

      Commercial Real Estate Secondary Market Securitization Association
                            CSSA "Loan Setup" File
                             (Date Record Layout)


-----------------------------------------------------------------------------------------------------------------------------------
                                       Field                Format
                 Field Name            Number     Type      Example                           Description/Comments
----------------------------------------------------------------------------------------------------------------------------------
# Of Properties at Contribution          54     Numeric       13       The Number Of Properties Underlying The Mortgage Loan
Property Name                            55        AN        Text      Single Property use P7 If Multi-Prop, no rollup to CSSA
                                                                        Loan File. "Various."
Property Address                         56        AN        Text      Single Property use P8 If Multi-Prop, no rollup to CSSA
                                                                        Loan File. "Various."
Property City                            57        AN        Text      If Multi-Prop, all the same then P9 (City), otherwise,
                                                                        "Various". Missing info= "incomplete"
Property State                           58        AN        Text      If Multi-Prop all the same then P10 (State), otherwise,
                                                                        "Various". Missing info= "incomplete"
Property Zip Code                        59        AN        Text      If Multi-Prop all the same then P11 (zip code), otherwise,
                                                                        "Various". Missing info= "incomplete"
Property County                          60        AN        Text      If Multi-Prop all the same then P12 (county), otherwise,
                                                                        "Various". Missing info= "incomplete"
Property Type Code                       61        AN         MF       If Multi-Prop all the same then P13(Prop Type) otherwise
                                                                        "Various" (See Prop Type Code Legend)
Net Square Feet At Contribution          62     Numeric      25000     Use P16 to rollup if populated. If missing 1 or more or
                                                                        multi-prop with different property types then "0"
# Of Units/Beds/Rms At Contribution      63     Numeric       75       Use P17 to rollup if populated. If missing 1 or more or
                                                                        multi-prop with different property types then "0"
Year Built                               64        AN        1990      If Multi-Prop, and all same then populate with P14(year
                                                                        built) otherwise, "0"
NOI At Contribution                      65     Numeric    100000.00   Net Operating Income At Contribution
DSCR (NOI) At Contribution               66     Numeric      2.11      DSCR At Contribution
Appraisal Value At Contribution          67     Numeric   1000000.00   Appraisal Value At Contribution
Appraisal Date At Contribution           68        AN      YYYYMMDD    Appraisal Date At Contribution
Physical Occupancy At Contribution       69     Numeric      0.88      Physical Occupancy At Contribution
Revenue At Contribution                  70     Numeric    100000.00   Revenue At Contribution
Operating Expenses At Contribution       71     Numeric    100000.00   Expenses At Contribution
Contribution Financials As Of Date       72        AN      YYYYMMDD    Contribution Financials As Of Date
Recourse (Y/N)                           73        AN          Y       Y=Yes,  N=No
Ground Lease (Y/S/N)                     74        AN          Y       Y=Yes, S=Subordinate, N= No ground lease, If any property
                                                                        is Y or S rollup from prop file "Y"
Cross-Collateralized Loan Grouping       75        AN        Text      All Loans With The Same Value Are Crossed
Collection Of Escrows (Y/N)              76        AN          Y       Y=Yes,  N=No
Collection Of Other Reserves (Y/N)       77        AN          Y       Y=Yes,  N=No
Lien Position At Contribution            78     Numeric        1       1=First, 2=Second...
-----------------------------------------------------------------------------------------------------------------------------------

New Fields to be added:
Hyper Amortizing Begin Date              79        AN      YYYYMMDD    Date used to track ARD Loans
Defeasance Option Start Date             80        AN      YYYYMMDD    Date loan can start defeasance
Defeasance Option End Date               81        AN      YYYYMMDD    Date that defeasance ends
Last Change to Loan Date                 82        AN      YYYYMMDD    Date the information was updated because of a change to
                                                                        the information
NCF At Contribution                      83     Numeric     100000     Net Cash Flow At Contribution
DSCR (NCF) AT Contribution               84     Numeric       2.11     DSCR At Contribution NCF to Calculate


      Commercial Real Estate Secondary Market Securitization Association
                            CSSA "Loan Setup" File
                             (Date Record Layout)

---------------------------------------------------
                Payment Type Code
                      Legend
---------------------------------------------------
     1            Fully Amortizing
     2            Amortizing Balloon
     3            Interest Only / Balloon
     4            Interest Only / Amortizing
     5            Interest Only / Amortizing / Balloon
     6            Principal Only
     7            Hyper-Amortization
     9            Other
---------------------------------------------------


-----------------------------------------------------
                   ARM Index Code
                       Legend
-----------------------------------------------------
      A        11 FHLB COFI  (1 Month)
      B        11 FHLB COFI  (6 Month)
      C        1 Year CMT Weekly Average Treasury
      D        3 Year CMT Weekly Average Treasury
      E        5 Year CMT Weekly Average Treasury
      F        Wall Street Journal Prime Rate
      G        1 Month LIBOR
      H        3 Month LIBOR
      I        6 Month LIBOR
      J        National Mortgage Index Rate
               All Others Use Short Text Description
-----------------------------------------------------


-----------------------------------------------------
                Property Types Code
                       Legend
-----------------------------------------------------
      MF       Multifamily
      RT       Retail
      HC       Health Care
      IN       Industrial
      WH       Warehouse
      MH       Mobile Home Park
      OF       Office
      MU       Mixed Use
      LO       Lodging
      SS       Self Storage
      OT       Other
-----------------------------------------------------


----------------------------------------------------
                   Rounding Code
                      Legend
----------------------------------------------------
    1        Unrounded
    2        Nearest Percentage Increment
    3        Up To Nearest Percentage Increment
    4        Down To Nearest Percentage Increment




----------------------------------------------------

                                  EXHIBIT E-3

                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT














                                     E-3-1


                                                Comparative Financial Status Report
                                                               as of


-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Last
                                                                     Property                            Paid          Annual
Prospectus                                                          Inspection        Scheduled          Thru           Debt
    ID            Name              City             State             Date          Loan Balance        Date          Service
-----------------------------------------------------------------------------------------------------------------------------------



Total:
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
             Original Underwriting Information                                      2nd Preceding Annual Operating Information

             Basis Year                                                 as of

               Financial                                                  Financial
Prospectus     Info as of        %          Total       $                 Info as of        %          Total         $
    ID            Date        Occupied     Revenue     NOI     DSCR        Date        Occupied       Revenue       NOI     DSCR
-----------------------------------------------------------------------------------------------------------------------------------



Total:
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                     Preceding Annual Operating Information                    Trailing Financial or YTD Information

             as of                                   Normalized                                                    Actual

               Financial
Prospectus     Info as of        %          Total        $                   FS Start      FS End       Total         $
    ID            Date        Occupied     Revenue      NOI       DSCR         Date         Date       Revenue       NOI     DSCR
-----------------------------------------------------------------------------------------------------------------------------------



Total:
-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------
                          Net Change

                       Preceding & Basis

                                     %
Prospectus          %              Total
    ID           Occupied         Revenue         DSCR
------------------------------------------------------------



Total:
------------------------------------------------------------


                                 EXHIBIT E-4

                    FORM OF DELINQUENT LOAN STATUS REPORT











                                    E-4-1

-------------------------------------------------------------------------------------------------------------------------
                                                                                                            Scheduled
                                      Property                                Sq. Ft. or     Paid Thru        Loan
    Prospectus ID          Name         Type         City         State          Units         Date          Balance
-------------------------------------------------------------------------------------------------------------------------


90+ Days Delinquent







60+ Days Delinquent







30+ Days Delinquent







Current & Special Servicer




                                                         Other
                          Total P&I        Total        Advances
                         Advances to    Expenses to     (Taxes &        Total         Current         Current        Maturity
    Prospectus ID           Date           Date         Escrow)       Exposure      Monthly P&I    Interest Rate       Date
----------------------------------------------------------------------------------------------------------------------------------


90+ Days Delinquent







60+ Days Delinquent







30+ Days Delinquent







Current & Special Servicer



                                                                                                                     Appraisal
                                                                                      Value using                      BPO or
                          LTM NOI                                   *** Cap Rate       NOI & Cap       Valuation      Internal
    Prospectus ID          Date         LTM NOI       LTM DSCR        Assigned            Rate           Date         Value**
----------------------------------------------------------------------------------------------------------------------------------


90+ Days Delinquent







60+ Days Delinquent







30+ Days Delinquent







Current & Special Servicer



                                                                Total
                           Loss using                         Appraisal
                          90% Appr. or       Estimated        Reduction      Transfer      Resolution      FCL Start
    Prospectus ID             BPO            Recovery %       Realized         Date           Date            Date
-------------------------------------------------------------------------------------------------------------------------


90+ Days Delinquent







60+ Days Delinquent







30+ Days Delinquent







Current & Special Servicer





                                 Expected
                                 FCL Sale      Workout
    Prospectus ID                  Date        Strategy       Comments
-------------------------------------------------------------------------


90+ Days Delinquent







60+ Days Delinquent







30+ Days Delinquent







Current & Special Servicer






FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan TBD - To Be Determined
    It is possible to combine the status codes if the loan is going in more than one direction. (ie. FCL/MOD, BK/MOD, BK/FCL/DPO)
**  App - Appraisal, BPO - Broker Opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and Servicers - to be provided by third party.

                                  EXHIBIT E-5

                  FORM OF HISTORICAL LOAN MODIFICATION REPORT













                                     E-5-1


                                                Historical Loan Modification Report
                                                               as of

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Balance
                                            MOD/                      When Sent          Balance at the                   # Mths
Prospectus                                Extension    Effective      to Special        Effective Date of                for Rate
    ID            City        State         Flag         Date          Servicer          Rehabilitation     Old Rate      Change
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total#                        (2) Est.
                                                                             Mths for    (1) Realized       Future
Prospectus    New                                 Old              New       Change of      Loss to      Interest Loss
    ID        Rate      Old P&I    New P&I      Maturity         Maturity      MOD           Trust          to Trust        Comment
------------------------------------------------------------------------------------------------------------------------------------






--------------------------------------------------------------------------------
Total for All Loans:

Total For Loans in Current Month:
                                         # of Loans             $ Balance
Modifications:                                    0                       0.00
Maturity Date Extensions:                         0                       0.00
                                       ---------------------------------------
Total:                                            0                       0.00


(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate at the time of the modification.
--------------------------------------------------------------------------------

                                   EXHIBIT E-6

                     FORM OF HISTORICAL LOSS ESTIMATE REPORT












                                      E-6-1


               Hist. Loss Estimate Report(REO-Sold or Disc. Payoff)
                                       as of

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Last
                                                                      %         Appraisal or    Effect                    Net Amt
Prospectus                  Property                               Received       Brokers       Date of                   Received
    ID           Name         Type         City          State     From Sale      Opinion         Sale     Sales Price    from Sale
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:       $0.00

Current Month Only:    $0.00
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Date Loss
Prospectus    Scheduled    Total P&I       Total     Servicing Fees                    Actual Losses     Passed     Minor Adj to
    ID         Balance      Advanced      Expenses      Expenses       Net Proceeds     Passed Thru       Thru         Trust
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:       $0.00

Current Month Only:    $0.00
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    Minor Adj                               Loss % of
Prospectus           Passed         Total Loss with         Scheduled
    ID                Thru            Adjustments            Balance
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
Total all Loans:       $0.00

Current Month Only:    $0.00
--------------------------------------------------------------------------------


                                  EXHIBIT E-7

                        FORM OF NO1 ADJUSTMENT WORKSHEET










                                     E-7-1

PROPERTY OVERVIEW
Prospectus Number
GE Loan Number
Asset Name
Property Type:
Property  Address:
    #REF!
Year Built/ Year Renovated:

Occupancy Rate *
Average Rental Income                                  Borrower                         Adjustment                      Normalized

INCOME:                                            * Occupancy rates are year end or the ending date of the financial statement for
Number of Months Annualized                           the period.

Rental Income                                            1998
Percentage Rents                                       Borrower
Expense Recoveries                                      Actual                          Adjustment                      Normalized
Other Income                                                     $0                                 $0                         $0
     Less:  Vacancies                                            $0                                 $0                         $0
                                                                 $0                                 $0                         $0
Effective Gross Income                                           $0                                 $0                         $0
                                                                 $0                                 $0                         $0

                                                                 $0                                 $0                         $0

OPERATING EXPENSES:                                Normalized - Full year financial statements that have been reviewed by the
Real Estate Taxes                                  underwriter or the Servicer
Property Insurance                                 **  Servicer will not be expected to "Normalize" these YTD numbers
Utilities

General & Administration                                         $0                                 $0                         $0
Repairs and Maintenance                                          $0                                 $0                         $0
Management Fees                                                  $0                                 $0                         $0
Payroll & Benefits Expense                                       $0                                 $0                         $0
Advertising & Marketing                                          $0                                 $0                         $0
Professional Fees                                                $0                                 $0                         $0
Other Expenses                                                   $0                                 $0                         $0
Ground Rent                                                      $0                                 $0                         $0
Total Operating Expenses                                         $0                                 $0                         $0
                                                                 $0                                 $0                         $0
Operating Expense Ratio                                          $0                                 $0                         $0
                                                                 $0                                 $0                         $0
Net Operating Income

Leasing Commissions
Tenant Improvements                                              $0                                 $0                         $0
Replacement Reserve
Total Capital Items                                              $0                                 $0                         $0
                                                                 $0                                 $0                         $0
N.O.I. After Capital Items                                       $0                                 $0                         $0
                                                                 $0                                 $0                         $0
Debt Service (per Servicer)
Cash Flow after Debt Service                                     $0                                 $0                         $0

DSCR: (NOI/Debt Service)                                         $0                                 $0                         $0
                                                                 $0                                 $0                         $0
DSCR: (after Reserves\Capital EXP.)

Source of Financial Data:
                                                   (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers

Income:
Expense:
Capital Items:

                                  EXHIBIT E-8

                  FORM OF OPERATING STATEMENT ANALYSIS REPORT


                                    E-8-1

                         OPERATING STATEMENT ANALYSIS


PROPERTY OVERVIEW
Prospectus Number
GE Loan Number
Property Name
Property Type:
Property Address, City, State:
Net Rentable Square Feet or # of Units:
Year Built/ Year Renovated:
Year of Operations                          Underwriting                                       1998                 YTD
Occupancy Rate *
Average Rental Income



                                          ----------------------------------------------------------------------------------
                                          * Occupancy rates are year end or the ending date of the financial statement for the period.


INCOME:                                                                                                        No. of Mos.
                                                                                                               -----------
Number of Months                                    3rd Prior Year  2nd Prior Year  Prior Year  Current Year       0
                                          ----------------------------------------------------------------------------------

Period Ended                              Underwriting                                          1998
Statement Classification                   Base Line   Normalized  Normalized  Normalized   Normalized
                                          ----------------------------------------------------------------------------------
Rental Income                                    $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Percentage Rents                                 $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Expense Recoveries                               $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Other Income                                     $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
     Less:  Vacancies                            $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                           $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
                                          -------------------
                                           Current   Current
Period Ended                               to Base   to prior
Statement Classification                   Variance  Variance
                                          -------------------
Rental Income
                                          -------------------
Percentage Rents
                                          -------------------
Expense Recoveries
                                          -------------------
Other Income
                                          -------------------
     Less:  Vacancies
                                          -------------------
EFFECTIVE GROSS INCOME
                                          -------------------

                                          Normalized - Full year financial statements that have been reviewed by the underwriter or the Servicer
                                          ** Servicer will not be expected to "Normalize" these YTD numbers

OPERATING EXPENSES:

                                          ----------------------------------------------------------------------------------
Real Estate Taxes                                $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Property Insurance                               $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Utilities                                        $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
General & Administation                          $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Repairs and Maintenance                          $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Management Fees                                  $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Payroll & Benefits Expense                       $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Advertising & Marketing                          $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Professional Fees                                $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Other Expenses                                   $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Ground Rent                                      $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                         $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
OPERATING EXPENSE RATIO

                                          ----------------------------------------------------------------------------------
NET OPERATING INCOME                             $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Leasing Commissions                              $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Tenant Improvements                              $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
Replacement Reserve                              $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS                              $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
N.O.I. AFTER CAPITAL ITEMS                       $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                      $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                     $0         $0          $0         $0            $0               $0
                                          ----------------------------------------------------------------------------------
DSCR: (NOI/DEBT SERVICE)
                                          ---------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAPITAL EXP.)
                                          ---------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                          ---------------------------------------------------------------------------

                                          OPERATING EXPENSES:

                                          -------------------
Real Estate Taxes
                                          -------------------
Property Insurance
                                          -------------------
Utilities
                                          -------------------
General & Administation
                                          -------------------
Repairs and Maintenance
                                          -------------------
Management Fees
                                          -------------------
Payroll & Benefits Expense
                                          -------------------
Advertising & Marketing
                                          -------------------
Professional Fees
                                          -------------------
Other Expenses
                                          -------------------
Ground Rent
                                          -------------------
TOTAL OPERATING EXPENSES
                                          -------------------
OPERATING EXPENSE RATIO

                                          -------------------
NET OPERATING INCOME
                                          -------------------
Leasing Commissions
                                          -------------------
Tenant Improvements
                                          -------------------
Replacement Reserve
                                          -------------------
TOTAL CAPITAL ITEMS
                                          -------------------
N.O.I. AFTER CAPITAL ITEMS
                                          -------------------
DEBT SERVICE (PER SERVICER)
                                          -------------------
CASH FLOW AFTER DEBT SERVICE
                                          -------------------
DSCR: (NOI/DEBT SERVICE)

DSCR: (AFTER RESERVES\CAPITAL EXP.)

SOURCE OF FINANCIAL DATA:

(ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:

--------------------------------------------------------------------------------
The years shown above will roll always showing a three year history. @ Base line operating information is YTD as of:
INCOME:
EXPENSE:
CAPITAL ITEMS:

                                 EXHIBIT E-9


                          FORM OF REO STATUS REPORT












                                   E-9-1

                                                      REO Status Report
                                                            as of

------------------------------------------------------------------------------------------------------------------------------------
                                          Property                                                 Sq. Ft. or         Paid Thru
    Prospectus ID         Name              Type              City              State                Units              Date
------------------------------------------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------------------------------------
                                                                           Other
                        Scheduled        Total P&I          Total         Advances                     Current
                          Loan          Advances to        Expenses       (Taxes &        Total        Monthly      Maturity
   Prospectus ID         Balance            Date           To Date        Escrow)       Exposure         P&I          Date
-------------------------------------------------------------------------------------------------------------------------------






















------------------------------------------------------------------------------------------------------------------------------------
                                                                        Value        Appraisal
                       LTM      LTM      Cap Rate                     using NOI       BPO or        Loss using
                       NOI      NOI/     Assign       Valuation        & Cap        Internal       92% Appr.        Estimated
   Prospectus ID       Date     DSC        ***           Date           Rate         Value**         or BPO         Recovery %
------------------------------------------------------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------------------------------------
                          Total
                        Appraisal                       REO            Pending
                        Reduction      Transfer     Acquisition       Resolution
   Prospectus ID        Realized         Date           Date             Date                  Comments
--------------------------------------------------------------------------------------------------------------------














App. - Appraisal, BPO - Brokers Opinion, Int - Internal

***  How to determine the cap rate is agreed upon by Underwriting and servicers
     - to be provided by third party.

                                 EXHIBIT E-10


                              FORM OF WATCH LIST









                                    E-10-1

                          Servicer Watch List Report
                                    as of


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Paid
                                        Property                                 Scheduled              Thru              Maturity
     Prospectus ID         Name           Type           City        State      Loan Balance            Date                Date
-----------------------------------------------------------------------------------------------------------------------------------













--------------------------------------------------------------------------------
    Prospectus ID           LTM* DSCR      Comment/Reason on Watch List
--------------------------------------------------------------------------------








Total

* LTM - Last 12 months either trailing or last annual.


                          Exhibit E-10 Watchlist

                                 EXHIBIT F-1A

                       FORM I OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                                              [Date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

                  Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class ______ Certificates having an initial aggregate Certificate Principal Balance as of June 22, 1999 (the "Closing Date") of $__________ [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1999, among DLJ Commercial Mortgage Corp., as Depositor, GE Capital Loan Services, Inc. as Master Servicer, Banc One Mortgage Capital Markets, LLC, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred

                                    F-1A-1

Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                  3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

         ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___      (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred
  Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

                                    F-1A-2

                  ___ (e) Other. (Please specify brief description of method)
                      ________________________________________________________
                      ________________________________________________________
                      ________________________________________________________
                      ________________________________________________________

                  4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

         (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

         (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

         (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

                  5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.


                                    F-1A-3

                  6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                       Very truly yours,


                                       _____________________________________
                                       (Transferor)


                                       By:  ________________________________
                                       Name: _______________________________
                                       Title: ______________________________


                                    F-1A-4

                                 EXHIBIT F-1B

                       FORM II OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES




                                                              [Date]


Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)


[OR OTHER CERTIFICATE REGISTRAR]

         Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class ______ Certificates having an initial aggregate Certificate Principal Balance as of June 22, 1999 (the "Closing Date") of $__________ [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates, (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1999, among DLJ Commercial Mortgage Corp., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, Banc One Mortgage Capital Markets, LLC, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.


                                    F-1B-1

                  2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                       Very truly yours,


                                       ____________________________________
                                       (Transferor)


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                    F-1B-2

                                 EXHIBIT F-2A

                       FORM I OF TRANSFEREE CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES



                                                              [Date]


Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-0113
Attention: Corporate Trust Services (CMBS)

                  Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class ______ Certificates having an initial aggregate Certificate Principal Balance as of June 22, 1999 (the "Closing Date") of $__________ [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1999, among DLJ Commercial Mortgage Corp., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, Banc One Mortgage Capital Markets, LLC, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                                    F-2A-1

                  2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

                  3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                       Very truly yours,


                                       ____________________________________
                                       (Transferee)

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                    F-2A-2

                            Nominee Acknowledgment
                            ----------------------


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                       ____________________________________
                                       (Nominee)

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                    F-2A-1

                                                        ANNEX 1 TO EXHIBIT F-2A
                                                        -----------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                  (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

--------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                    F-2A-2

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) ________________
                  ____________________________________________________________
                  ____________________________________________________________
                  ____________________________________________________________



                                    F-2A-3

                  3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___               Will the Transferee be purchasing the
         Yes      No                Transferred Certificates only for the
                                    Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                    F-2A-4

                  8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                       ___________________________________
                                       Print Name of Transferee


                                       By: _______________________________
                                       Name: _____________________________
                                       Title: ____________________________

                                       Date: _____________________________

                                    F-2A-5

                                                        ANNEX 2 TO EXHIBIT F-2A
                                                        -----------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                    F-2A-6

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
(vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                  ____     ____             Will the Transferee be purchasing
                   Yes      No              the Transferred Certificates only
                                            for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                    F-2A-7

                  8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                       _____________________________________
                                       Print Name of Transferee or Adviser

                                       By: _________________________________
                                       Name:
                                       Title:

                                       IF AN ADVISER:


                                       _____________________________________
                                       Print Name of Transferee


                                       Date: _______________________________

                                    F-2A-8

                                 EXHIBIT F-2B

                       FORM II OF TRANSFEREE CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                                              [Date]


Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)



            Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class ___ Certificates having an initial aggregate Certificate Principal Balance as of June 22, 1999 (the "Closing Date") of $__________ [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to
_______________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1999, among DLJ Commercial Mortgage Corp., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, Banc One Mortgage Capital Markets, LLC, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.


                                    F-2B-1

                  2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or
(ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement; and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

                  3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
         (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                    F-2B-2

         THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS.

                  4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                    F-2B-3

                  7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.



                                          Very truly yours,


                                          ___________________________________
                                          (Transferee)

                                          By: _______________________________
                                          Name: _____________________________
                                          Title: ____________________________
                                          Date: _____________________________

                                    F-2B-4

                            Nominee Acknowledgment


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                          __________________________________
                                          (Nominee)

                                          By: ______________________________
                                            Name: __________________________
                                            Title: _________________________


                                    F-2B-5

                                   EXHIBIT G

                        FORM OF TRANSFEREE CERTIFICATE
                           IN CONNECTION WITH ERISA
                    (DEFINITIVE SUBORDINATED CERTIFICATES)



                                                              [Date]

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)



            Re: DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class ______ Certificates [having an initial Certificate Principal Balance as of June 22, 1999 (the "Closing Date") of $________] [evidencing a _____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1999, among DLJ Commercial Mortgage Corp., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, Banc One Mortgage Capital Markets, LLC, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor
         (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.


                                          Very truly yours,


                                          _________________________________
                                          (Transferee)


                                          By: ______________________________
                                          Name:
                                          Title:

                                  EXHIBIT H-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                FOR TRANSFERS OF RESIDUAL INTEREST CERTIFICATES


STATE OF                         )
                                 ) ss:
COUNTY OF                        )


                  ____________________, being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of
____________________ (the prospective transferee (the "Transferee") of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class [R-I] [R-II] [R-III], evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of
____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and
(ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "Disqualified Organization" or a "non-United States Person", but in addition, if such Person is classified as a partnership under the Code, such Person can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons. For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income. A "non-United States Person" is any Person other than a "United States Person". A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

                                     H-1-1

                  3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E- 1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false. In addition, the Transferee is aware the Certificate Registrar will not register any transfer of the Residual Interest Certificates to an entity classified as a partnership under the Code unless at the time of transfer, all of the beneficial owners of such entity are "United States Persons".

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
_________________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.


                                     H-1-2

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Interest Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Interest Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed Transferee (or its current beneficial owners if such Transferee is classified as a partnership under the
Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.



                                     H-1-3

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of
______________.

                                          [NAME OF TRANSFEREE]


                                          By: ______________________________
                                              [Name of Officer]
                                              [Title of Officer]

[Corporate Seal]

ATTEST:


_______________________________
[Assistant] Secretary


                  Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ______ day of ___________
________.



                                          _____________________________
                                          NOTARY PUBLIC

                                          COUNTY OF _______________
                                          STATE OF ________________
                                          My Commission expires the
                                          _________ day of
                                          ___________, 19__.

                                     H-1-4

                                  EXHIBIT H-2

                FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                        RESIDUAL INTEREST CERTIFICATES


                                                              [Date]


Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-0113
Attention:  Corporate Trust Services (CMBS)

            Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through
                Certificates, Series 1999-CG2, Class [R-I] [R-II] [R-III] Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp., as Depositor, GE Capital Loan Services, Inc., as Master Servicer, Banc One Mortgage Capital Markets, LLC, as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee and REMIC Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.


                                     H-2-1

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,


                                          __________________________________
                                          (Transferor)

                                          By: ______________________________
                                          Name: ____________________________
                                          Title: ___________________________

                                     H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER


                                                              [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Attention:        Commercial MBS Monitoring Department
                       [Facsimile No. (212) 553-0300]

Fitch IBCA, Inc.
One State Street Plaza--31st Floor
New York, NY  10004


     Re: DLJ Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-CG2

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of June 1, 1999, and relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

                  Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated Banc One Mortgage Capital Markets, LLC to serve as the Special Servicer under the Agreement.

                  The designation of Banc One Mortgage Capital Markets, LLC as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to Norwest Bank Minnesota, National Association, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                      I-1-1

                  Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                             Very truly yours,

                                             NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION
                                             as Trustee


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.


By:
   --------------------------------------------------
Name:
Title:
Date:


FITCH IBCA, INC.


By:
   --------------------------------------------------
Name:
Title:
Date:

                                      I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                                              [Date]
[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]
[REMIC ADMINISTRATOR]

         Re: DLJ Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 1999-CG2

Ladies and Gentlemen:

                  Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of June 1, 1999, relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:
____________________.

                                               ---------------------------------




                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                      I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

Debtor:

DLJ Commercial Mortgage Corp.
277 Park Avenue
New York, NY 10172


Secured Party:

Norwest Bank Minnesota, National Association
3 New York Plaza
New York, New York  10004


Text:

See Exhibit 1 Attached Hereto

                                      J-1-1

                                                          EXHIBIT 1 to EXHIBIT J


                  This Exhibit 1 is attached to and incorporated in a financing statement pertaining to DLJ Commercial Mortgage Corp. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and Norwest Bank Minnesota, National Association as trustee for the holders of the Series 1999-CG2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee and REMIC administrator, GE Capital Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer") and Banc One Mortgage Capital Markets, LLC, as special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (collectively, the "Series 1999-CG2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

                  1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, which Mortgage Loan Schedule is attached hereto as Exhibit A;

                  2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

                  3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

                  4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and
                           (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  5.       All REO Property;

                                      J-1-2

                  6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

                  8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account,
                           (c) the investments of any such funds consisting of securities, instruments or other obligations, and
                           (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

                  10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE

                                      J-1-3

MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                      J-1-4

                                                                       Exhibit A


                            MORTGAGE LOAN SCHEDULE


                                      J-1-5

                                   EXHIBIT K

                      CALCULATION OF NET OPERATING INCOME


                  With respect to any Mortgaged Property, "Net Operating Income" shall mean for each fiscal year or portion thereof, (i) the related Operating Income allocable to such period, less (ii) the related Operating Expenses allocable to such period, and less (iii) any Contractual Recurring Replacement Reserve for such Mortgaged Property as indicated in the Prospectus Supplement dated June 11, 1999 relating to DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the amounts described in this clause (iii) to be prorated if "Net Operating Income" is being calculated for less than a full fiscal year).

                  With respect to any Mortgaged Property "Operating Income" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Operating Income but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof.

                  With respect to any Mortgaged Property "Operating Expenses" shall mean, for each fiscal year or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, impositions, insurance premiums, management fees, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and actually paid for by the Mortgagor. Operating Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

                                  EXHIBIT L-1

                  INFORMATION REQUEST FROM CERTIFICATEHOLDER
                             OR CERTIFICATE OWNER


                                                         [Date]


Norwest Bank Minnesota, National Association
3 New York Plaza, 15th Floor
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)


              Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2

                  In accordance with Section [4.02(a)] [8.12(b)] of the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), GE Capital Loan Services, Inc., as master servicer, Banc One Mortgage Capital Markets, LLC, as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee") and REMIC administrator, with respect to the DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a beneficial holder of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

                  2. The undersigned is requesting [access to the information on the Trustee's Internet Website pursuant to Section 4.02(a)] -or- [the information identified on the schedule attached hereto pursuant to Section 8.12(b)] of the Pooling and Servicing Agreement (the "Information").

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the
                           "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest

                                      L-1-1
                           therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.


                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                           -------------------------------------
                                           [BENEFICIAL HOLDER OF A
                                           CERTIFICATE]


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:


                                      L-1-2

                                  EXHIBIT L-2

                 INFORMATION REQUEST FROM PROSPECTIVE INVESTOR


                                                                       [Date]


Norwest Bank Minnesota, National Association
3 New York Plaza, 15th Floor
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)

         Re: DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2

                  In accordance with Section [4.02(a)] [8.12(b)] of the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among DLJ Commercial Mortgage Corp. as depositor (the "Depositor"), GE Capital Loan Services, Inc., as master servicer, Banc One Mortgage Capital Markets, LLC, as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee") and REMIC administrator, with respect to the DLJ Commercial Mortgage Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class ____ Certificates.

                  2. The undersigned is requesting [access to the information on the Trustee's Internet Website pursuant to Section 4.02(a)] -or- [the information identified on the schedule attached hereto pursuant to Section 8.12(b)] of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and
                           2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity

                                      L-2-1
                           confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.


                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                                --------------------------------
                                                [PROSPECTIVE PURCHASER]


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

                                      L-2-2

                                   EXHIBIT M-1

                      FORM OF COLUMN MORTGAGE LOAN PURCHASE
                               AND SALE AGREEMENT



                                      M-1-1

                   MORTGAGE LOAN PURCHASE AND SALE AGREEMENT


                  This Mortgage Loan Purchase and Sale Agreement, dated as of June 11, 1999 (this "Agreement"), is between DLJ Commercial Mortgage Corp., a Delaware corporation (the "Purchaser"), and Column Financial, Inc., a Delaware corporation (the "Seller").

                  The Seller intends to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, subject to the terms and conditions set forth below, certain multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified and more particularly described on Schedule 1 attached hereto (the "Mortgage Loan Schedule"). Unless otherwise indicated on the Mortgage Loan Schedule, the Mortgage Loans were originated by the Seller. With respect to those Mortgage Loans, if any, identified on the Mortgage Loan Schedule as having been originated by a party other than the Seller (any such other party, a "Third Party Originator"; and any such Mortgage Loan, a "Third Party Mortgage Loan"), the Seller is the beneficiary, either directly or by way of assignment, of certain representations and warranties made by the Third Party Originator(s) with respect to its (their) respective Third Party Mortgage Loan(s) pursuant to the agreement(s) identified on Schedule 2 hereto (each agreement so identified, a "Third Party Originator Agreement"). The Seller also intends to assign to the Purchaser all of its right, title and interest in, to and under each Third Party Originator Agreement, as and to the extent set forth in Section 2 below.

                  Reference is made to the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, GE Capital Loan Services, Inc. as master servicer (the "Master Servicer") Banc One Mortgage Capital Markets, LLC, as special servicer (the "Special Servicer"), and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee") and as REMIC administrator (in such capacity, the "REMIC Administrator"), relating to the issuance of the Purchaser's Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined below). The Seller acknowledges that the Purchaser intends to transfer the Mortgage Loans, together with certain other multifamily and commercial mortgage loans (the "Other Loans") acquired from certain other loan sellers (the "Other Loan Sellers") to the Trustee in exchange for the Certificates. The Purchaser has entered into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and Goldman, Sachs & Co. ("Goldman Sachs"; and, together with DLJSC in such capacity, the "Underwriters"), pursuant to which the Purchaser will sell to the Underwriters all of the Certificates that are to be registered under the Securities Act of 1933, as amended (the "Securities Act"; and such Certificates, the "Registered Certificates"). The Purchaser has also entered into a Certificate Purchase Agreement, dated the date hereof (the

                                      M-1-2

"Certificate Purchase Agreement"), with DLJSC and Goldman Sachs (together in such capacity, the "Initial Non-Registered Certificate Purchasers"), whereby the Purchaser will sell to the Initial Purchasers all of the remaining Certificates (the "Non-Registered Certificates").

                  1. Agreement to Purchase. Subject to the terms and conditions set forth herein, the Seller agrees to sell, assign, transfer, set over and otherwise convey (without recourse), and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on June 22, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The Mortgage Loans will have an aggregate Cut-off Date Balance of approximately $552,068,611.55 (the "Aggregate Cut-off Date Balance"). The purchase price for the Mortgage Loans shall be equal to 100% of the Aggregate Cut-off Date Balance, plus accrued interest thereon at the weighted average of the Mortgage Rates for the Mortgage Loans from June 1, 1999 (the "Cut-off Date") to but not including the Closing Date (net of related Master Servicing Fees and Trustee's Fees), and such purchase price shall be paid to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

                  2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 above, the Seller does hereby sell, assign, transfer, set over and otherwise convey (without recourse) to the Purchaser all the Seller's right, title and interest in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off
Date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, and all of the Seller's right, title and interest in, to and under the Third Party Originator Agreements; provided, however, that the Seller's rights under the Third Party Originator Agreements, as assignee, and the rights the Seller is conveying hereunder, do not include any rights of its assignor to indemnification under Section 4 of any such agreement. On the Closing Date, the Seller shall transfer or cause to be transferred to the Master Servicer the funds in such escrow, reserve or other comparable accounts related to the Mortgage Loans, together with an amount equal to all collections on the Mortgage Loans received prior to the Closing Date that represent scheduled payments of principal and interest due and principal prepayments received after the Cut-off Date.

                  (b) In connection with such transfer and assignment, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Trustee (or a custodian appointed thereby (a "Custodian")) the documents and/or instruments described on Exhibit A hereto with respect to each Mortgage Loan (collectively as to each Mortgage Loan, the "Mortgage File"); provided that if, as to any Mortgage Loan, the related lender's title insurance policy has not yet been issued, the Seller agrees that its delivery obligation shall be deemed to be satisfied as to such missing title insurance policy, and such missing title insurance policy shall be deemed to have been included in the related Mortgage File, so long as (i) the Seller delivers to the Trustee on or before the Closing Date a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, (ii) the

                                      M-1-3

Seller delivers to the Trustee, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof), and
(iii) as of the date that is 180 days following the Closing Date, the Seller has delivered to the Trustee the original related lender's title insurance policy. In addition, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Master Servicer all of the documents and other items referred to in Section 2.01(f) of the Pooling and Servicing Agreement with respect to the Mortgage Loans (collectively as to each Mortgage Loan, the "Servicing File"), together with any and all unapplied escrows and reserves in respect of the Mortgage Loans.

                  If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance described on Exhibit A solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, the Trustee and, if applicable, the Custodian in writing of such delay and shall deliver such documents to the Trustee or Custodian, as the case may be, promptly upon the Seller's receipt thereof.

                  3. Representations and Warranties.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit B.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit C.

                  (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Purchaser and the Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

                  (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 4(a) hereof), whether by the Seller pursuant to Section 4(a) or by a Third Party Originator pursuant to the related Third Party Originator Agreement, each of the representations and warranties set forth in Exhibit B and Exhibit C (other than, in the case of a Replacement Mortgage Loan substituted by a Third Party Originator, the representations and warranties set forth in Paragraph (d) of Exhibit B and Paragraph 2 of Exhibit C). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

                                      M-1-4

                  4. Notice of Breach; Cure, Repurchase and Substitution.

                  (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a breach of any of the representations and warranties set forth in Exhibit B or Exhibit C and made by the Seller pursuant to Section 3(a), Section 3(b) or Section 3(d), as the case may be, which breach materially and adversely affects the value of any Mortgage Loan or the interests of the legal and/or beneficial owner(s) thereof (any such breach, a "Material Breach"), the Seller shall, subject to subsection (b) below, (i) cure such Material Breach in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the directions of the owner(s) of such Defective Mortgage Loan(s); provided that if (i) such Material Breach does not relate to whether the Defective Mortgage Loan was, as of the Closing Date, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach within such 90-day period, and (iv) the Seller shall have delivered to the owner(s) of the Defective Mortgage Loan a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach will be cured within an additional period not to exceed 90 more days, then the Seller (except with respect to Third Party Mortgage Loans as provided in Section 4(b)) shall have up to an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (a) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (b) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement (or, if the Defective Mortgage Loan is no longer subject thereto, in accordance with the reasonable instructions of the owner(s) thereof). Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach, but if the Seller discovers a Material Breach with respect to a Mortgage Loan, it will notify the Purchaser.

                  Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 4(a), the Seller (i) shall deliver the related Mortgage File for each such substitute mortgage loan to the owner(s) of the Defective Mortgage Loan, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and
(iii) send such certification to such owner(s). No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 4(a) if the

                                      M-1-5

Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date and on or prior to the related date of repurchase or substitution, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or substitution, shall belong to the Seller (or, in the case of a Defective Mortgage Loan that is repurchased or replaced by a Third Party Originator, to such Third Party Originator).

                  If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 4(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the owner(s) of such Defective Mortgage Loan.

                  Except as set forth in Section 8, it is understood and agreed that the obligations of the Seller set forth in this Section 4(a) to cure a Material Breach or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser or any assignee respecting a breach of the representations and warranties set forth on Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively.

                  (b) It is hereby acknowledged that with respect to the Third Party Mortgage Loans, if any, the rights of the Seller in respect of those certain representations and warranties made by the Third Party Originators pursuant to the Third Party Originator Agreements and assigned by the Seller to the Purchaser pursuant hereto will, in turn, be assigned by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders. Accordingly, it is hereby agreed that if, with respect to any such Third Party Mortgage Loan, there exists a breach of any of the related Third Party Originator's representations and warranties for which such Third Party Originator could be required to repurchase or (at its option, to the extent of its substitution rights and subject to the Seller's right to approve any Replacement Mortgage Loan delivered thereunder) replace such Third Party Mortgage Loan, then notwithstanding that such Third Party Mortgage Loan may also constitute a Defective Mortgage Loan for purposes of
Section 4(a) by reason of a Material Breach of any of the Seller's representations and warranties set forth in Exhibits B and C made pursuant to Sections 3(a), 3(b) and 3(d), respectively, the Seller shall be deemed not to have notice of such Material Breach (and, correspondingly, not to be obligated to proceed with the cure of such Material Breach or the repurchase of or substitution for such Third Party Mortgage Loan) unless and until the related Third Party Originator shall have failed to cure such Material Breach or repurchase or replace such Third Party Mortgage Loan during the cure period for the breach of its representations and warranties set forth in the related Third Party Originator Agreement; provided that this sentence shall not apply in the event of a Material Breach that relates to whether the Defective Mortgage Loan was, as of the Closing Date, a Qualified Mortgage; and, provided, further, that, if, as a result of the failure of a Third Party Originator to cure a Material Breach on the part of the Seller with respect to a Third Party Mortgage Loan or repurchase or replace such Third Party Mortgage Loan during the applicable cure period, the Seller is obligated to cure such Material Breach on its part or repurchase or replace such Third Party

                                      M-1-6

Mortgage Loan, the Seller shall be obligated to do so within 90 days following the end of the cure/repurchase/substitution period for the related Third Party Originator and the Seller shall not be entitled to the additional 90-day cure period that is provided for in Section 4(a) with respect to Mortgage Loans that are not Third Party Mortgage Loans. In addition, if the price at which any Third Party Mortgage Loan is required to be repurchased by the related Third Party Originator, or the additional cash amount to be paid together with the delivery of one or more Replacement Mortgage Loans substituted by the related Third Party Originator for any Third Party Mortgage Loan, in either case in connection with a breach of such Third Party Originator's representations and warranties as contemplated above, is less than the applicable Purchase Price or Substitution Shortfall Amount, as the case may be, the Seller shall make-up the difference out of its own funds (payment of such difference to be made in accordance with the directions of the owner(s) of such Third Party Mortgage Loan at the time it is repurchased or replaced by such Third Party Originator).

                  (c) It shall be a condition to any repurchase of or substitution for a Defective Mortgage Loan by the Seller pursuant to Section 4(a) that the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller (i) the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Trustee under the Pooling and Servicing Agreement, and (ii) in the case of a Third Party Mortgage Loan, the rights in respect of such Third Party Mortgage Loan under the related Third Party Originator Agreement that were assigned to the Trustee under the Pooling and Servicing Agreement.

                  (d) The Seller hereby acknowledges and consents to the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of (i) the representations and warranties set forth in Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively, (ii) the obligation of the Seller to repurchase or replace a Defective Mortgage Loan in connection with a Material Breach pursuant to Section 4(a), and (iii) the obligation of the Seller to deliver certain documentation, funds and other assets relating to the Mortgage Loans pursuant to Section 2. The Trustee or its designee may enforce such obligations as provided in Section 11(a) hereof or as assignee.

                  5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time (or at such other place and time as may be determined by the Purchaser), on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller made pursuant to Section 3 of this Agreement shall be true and correct as of the Closing Date;

                                      M-1-7

                  (ii) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee or a Custodian and to the Master Servicer, respectively, all documents, funds and other assets required to be delivered thereto pursuant to
                           Section 2 of this Agreement;

                  (iv) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                  (v) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

                  Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  6. Closing Documents. The Closing Documents shall consist of the following:

                  (i) This Agreement duly executed by the Purchaser and the Seller;

                  (ii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by an executive officer of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, DLJSC, Goldman Sachs, the Trustee and the Certificateholders (collectively, for purposes of this Section 6, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the certificate of incorporation and by-laws of the Seller;

                  (iii) A certificate of good standing of the Seller issued by the Secretary of State of the State of Delaware not earlier than 10 days prior to the Closing Date, and upon which the Interested Parties may rely;

                  (iv) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                                      M-1-8

                  (v) A written opinion of Long Aldridge & Norman, counsel for the Seller, substantially in the form of Exhibit D-3 hereto, with any modifications required by any rating agency (each, a "Rating Agency") identified in the Prospectus Supplement or the Memorandum (each as defined in Section 8), --------- dated the Closing Date and addressed to the Purchaser, DLJSC, Goldman Sachs, the Trustee and, if requested thereby, each Rating Agency, together with such other written opinions as may be required by any Rating Agency; and

                  (vi) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  7. Costs. All costs and expenses incidental to the transactions contemplated by this Agreement, including without limitation, any recording fees or fees for title policy endorsements and continuations and fees and expenses of its counsel, shall be paid and payable in accordance with the Term Sheet for the Joint Conduit Securitization dated as of April 26, 1999 (the "Term Sheet"), among DLJSC, GE Capital Access, Inc. and Goldman Sachs Mortgage Company.

                  8. Indemnification.

                  (a) The Seller shall indemnify and hold harmless the Purchaser, DLJSC, Goldman Sachs, GE Capital Access, Inc. ("GECA"), their respective officers and directors, and each person, if any, who controls the Purchaser, DLJSC, Goldman Sachs or GECA within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the Purchaser, DLJSC, Goldman Sachs, GECA, their respective officers and directors and any such controlling persons, collectively, for purposes of this Section 8, the "Indemnified Parties"), against any and all losses, claims, damages, liabilities, costs and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette) or any preliminary version thereof (any such preliminary version thereof, a "Preliminary Prospectus Supplement"), the Memorandum (including, without limitation, the Prospectus Supplement as attached as Exhibit A thereto) or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing documents, or (B) any items similar to Computational Materials and/or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (ii) arise out of or are based upon the omission or alleged omission (in the case of an omission or alleged omission in the ABS Term Sheets and the Computational Materials relating to the Registered Certificates, when read in conjunction with the Prospectus and, in the case of an omission or alleged omission in items similar to Computational Materials and ABS Term Sheets furnished to prospective investors in the Non-Registered Certificates, when read in conjunction with the Memorandum and, in the case of an omission or alleged omission in the Memorandum, when read

                                      M-1-9
together with other information made available for review by investors in the Non-Registered Certificates) to state in any of the printed materials described in the immediately preceding clause (i) (collectively, the "Disclosure Documents") a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, in the case of clauses (i) and (ii), only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (I) arises out of or is based upon an untrue statement or omission with respect to the information regarding the Mortgage Loans, the related Borrowers or the related Mortgaged Properties contained in the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette) and any Preliminary Prospectus Supplement, the Memorandum, the Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Disclosure Documents in reliance upon and in conformity with any other information concerning the characteristics of the Mortgage Loans, the related Borrowers or the related Mortgaged Properties furnished to the Company or the Underwriters by the Seller, (III) is contained in the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller set forth in the Prospectus Supplement, any Preliminary Prospectus Supplement and the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Properties", "Risk Factors" and "Description of the Mortgage Pool" or on Exhibit A-1 to the Prospectus Supplement or on the Diskette, or (IV) arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to
Section 3 (such representations and warranties, together with the information described in the preceding clauses (I), (II) and (III), the "Seller Information"); provided that the indemnification provided by this Section 8 shall not apply to the extent that such untrue statement or omission was made as a result of an error in (x) the manipulation of, or (y) any calculations based upon, or (z) any aggregation (other than an aggregation made in the Master Tape by the Seller) of, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller, including without limitation the aggregation of such information with comparable information relating to the Other Loans; and, provided, further, that the provisions of this Section 8 shall not apply for the purposes of indemnifying or holding harmless any Indemnified Party (other than the Purchaser) for any liability (through an obligation to indemnify or otherwise) that such party might have to the Other Loan Sellers or their respective officers, directors and affiliates. Notwithstanding the foregoing, the indemnity provided for in the preceding sentence with respect to any loss, claim, damage, liability, cost or expense referred to therein and arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus Supplement, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates or any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or any revision or amendment of or supplement to any such document, shall not inure to the benefit of any Underwriter or Initial Non-Registered Certificate Purchaser (or any officer, director or controlling person in respect thereof) from whom the person asserting such loss, claim, damage, liability, cost or expense purchased the Certificates which are the subject thereof if: (i) in the case of any Preliminary Prospectus Supplement (or any revision or amendment thereof or supplement thereto), such Underwriter did not deliver to such person a copy of the Prospectus Supplement (or the Prospectus

                                     M-1-10

Supplement as most recently amended or supplemented) at or prior to the confirmation of the sale of the subject Certificates to such person in any case where such delivery is required by the Securities Act, the Purchaser has previously furnished to such Underwriter copies thereof in sufficient quantity and the untrue statement or alleged untrue statement or omission or alleged omission made in such Preliminary Prospectus Supplement was corrected in the Prospectus Supplement (or the Prospectus Supplement as most recently amended or supplemented) and such correction would have cured the defect giving rise to any such loss, claim, damage, liability, cost or expense; and (ii) in the case of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates or any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates (or any revision or amendment of or supplement to any such document), the Seller notified such Underwriter or Initial Non-Registered Certificate Purchaser, as the case may be, in writing of the Collateral Error that gave rise to the untrue statement or alleged untrue statement or omission or alleged omission or provided in written or electronic format information superseding or correcting such Collateral Error prior to the time of confirmation of sale of the subject Certificates to such person, and such Underwriter or Initial Non-Registered Certificate Purchaser, as the case may be, failed to deliver to such person corrected materials (or, if the superseding or correcting information was contained in the Prospectus Supplement or Memorandum, failed to deliver to such person the Prospectus Supplement or Memorandum, as the case may be) at or prior to confirmation of such sale to such person.

                  The Seller acknowledges that the Purchaser, DLJSC and Goldman Sachs will enter into the Underwriting Agreement and Certificate Purchase Agreement, and the Purchaser and GECA will enter into a mortgage loan purchase and sale agreement, in each case in reliance upon the indemnity agreement of the Seller provided for in the preceding paragraph. Such indemnity agreement will be in addition to any liability which the Seller may otherwise have.

                  For purposes of this Agreement, "Registration Statement" shall mean the registration statement No. 333-59167 filed by the Purchaser on Form S-3, including, without limitation, all exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated June 3, 1999, as supplemented by the prospectus supplement dated June 11, 1999 (the "Prospectus Supplement"), relating to the Registered Certificates, including, without limitation, all annexes and exhibits thereto and the Diskette; "Memorandum" shall mean the private placement memorandum dated June 11, 1999, relating to certain classes of the Non-Registered Certificates, including, without limitation, all annexes and exhibits thereto; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters"); "Diskette" shall mean the diskette attached to the Prospectus Supplement, any Preliminary Prospectus Supplement and the Memorandum; "Master Tape" shall mean the compilation of underlying information and data regarding the Mortgage Loans and the Other Loans covered by the Independent

                                     M-1-11

Accountants Report on Applying Agreed Upon Procedures dated June 3, 1999, as supplemented to the Closing Date, and rendered by Arthur Andersen LLP; and "Collateral Error" shall mean any error in the information regarding the Seller, the Mortgage Loans, the related Mortgaged Properties or the related Borrowers contained in the Master Tape or any other information supplied by the Seller to the Purchaser, DLJSC or Goldman Sachs or any breach of the representations and warranties made by the Seller in or pursuant to Section 3.

                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party, the Indemnified Party shall promptly notify the Seller in writing, and the Seller, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any other Indemnified Parties the Seller may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any Indemnified Party shall have the right to select its own counsel, and the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Seller and such Indemnified Party shall have mutually agreed to the retention of such separate counsel, (ii) the named parties to any such proceeding (including, without limitation, any impleaded parties) include both the Seller and such Indemnified Party, and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests or differing or additional defenses between or among them, or (iii) the Seller shall have failed within a reasonable period to retain counsel reasonably satisfactory to the Indemnified Party in accordance with the preceding sentence. It is understood that the Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the legal fees and disbursements of more than one legal counsel for all the Indemnified Parties. The Seller may, at its option, at any time upon written notice to the Indemnified Party assume the defense of any proceeding and may designate counsel satisfactory to the Indemnified Party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the Seller shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Seller agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. If the Seller assumes the defense of any proceeding, the Seller shall be entitled to settle such proceeding with the written consent of the Indemnified Party in connection with all claims which have been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, and the Seller shall be entitled to settle such proceeding without the written consent of the Indemnified Party, provided that the Indemnified Party receives a full and unconditional release of all claims asserted against such Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and such release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

                  (c) If the indemnification provided for in Section 8(a) is unavailable to an Indemnified Party or insufficient to hold it harmless in respect of any losses, claims, damages, liabilities, costs or expenses referred to in and intended to be covered under Section 8(a), then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses, in such proportion as is appropriate to reflect

                                     M-1-12
the relative fault of the Seller and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party and the Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

                  (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 8(c) above were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, costs or expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (except where the Indemnified Party is required to bear such expenses pursuant to this Section
8), which expenses the Seller shall pay as and when incurred, at the request of the Indemnified Party, and to the extent that the Seller will be ultimately obligated to pay such expenses. If and to the extent that any expenses so paid by the Seller are subsequently determined to not be required to be borne by the Seller hereunder, the Indemnified Party which received such payment shall promptly refund the amount so paid to the Seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the Indemnified Parties, and (iii) acceptance of and payment for the Mortgage Loans.

                  9. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be sent by regular prepaid U.S. Mail or prepaid reputable overnight courier or delivered by hand and confirmed to it at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or such other address as may be designated by the Purchaser to the Seller and DLJ Mortgage Capital, Inc. (the Additional Party") in writing, or, if sent to the Seller, will be sent by regular prepaid U.S. Mail or prepaid reliable overnight courier or delivered by hand and confirmed to it at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: President, or such other address as may be designated by the Seller to the Purchaser in writing, or, if sent to the Additional Party, will be sent by regular prepaid U.S. Mail or prepaid reputable overnight courier or delivered by hand and confirmed to it at 277 Park Avenue, New York, New York 10172, Attention: N. Dante LaRocca, or such other address as may be designated by the Additional Party to the Purchaser in writing.

                                     M-1-13

                  10. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of the Certificates without the prior written consent of the Trustee. This Agreement also may not be changed in any manner which would have a material adverse effect on any other third party beneficiary hereof without the prior written consent of that person. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 11 hereof.

                  11.      Third Party Beneficiaries.

                  (a) The Trustee and the Certificateholders are intended third party beneficiaries of the representations, warranties and covenants made by the Seller in Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent relevant to the foregoing, in Sections 9, 10, 13, 14, 15, 16, 17 and
19) of this Agreement. It is acknowledged that such representations, warranties and covenants of the Seller may be enforced by the Trustee against the Seller, on behalf of itself and the Certificateholders, to the same extent as if they were parties hereto.

                  (b) Each of DLJSC and Goldman Sachs is an intended third party beneficiary of the representations, warranties and covenants of the Seller set forth in Sections 3(a), 5, 6 and 8 and the covenants of the Additional Party set forth in Section 20 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15, 16 and 17) of this Agreement. It is acknowledged and agreed that such representations, warranties and covenants may be enforced by or on behalf of either DLJSC or Goldman Sachs against the Seller and, with respect to Section 20, the Additional Party to the same extent as if it was a party hereto.

                  (c) GECA and each of the officers, directors and controlling persons of each of the Purchaser, DLJSC, Goldman Sachs and GECA referred to in Sections 8 and 20 hereof is an intended third party beneficiary of the representations, warranties, covenants and indemnities of the Seller set forth in Section 8 and the covenants of the Additional Party set forth in Section 20 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15, 16 and 17) of this Agreement. It is acknowledged and agreed that such representations, warranties, covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller and, with respect to
Section 20, the Additional Party to the same extent as if such person or entity was a party hereto.

                  12. Characterization. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. Furthermore, it is not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then: (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer

                                    M-1-14
of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cutoff Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignments by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 4(d) hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Georgia Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee), notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

                  14. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  15. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Seller hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of

                                     M-1-15
or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                  17. Successors and Assigns. The rights and obligations of the Seller and the Additional Party under this Agreement shall not be assigned by the Seller or the Additional Party, as the case may be, without the prior written consent of the Purchaser, except that any person into which the Seller or the Additional Party, as the case may be, may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Additional Party, as the case may be, is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller or the Additional Party, as the case may be, hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as contemplated by Section 4(d) or as may otherwise be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.

                  18. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

                  19. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), evidenced by a single mortgage note and secured by mortgages, deeds of trust and/or deeds to secure debt on all the Mortgaged Properties identified on the Mortgage Loan Schedule as corresponding to such Cross-Collateralized Group. Each such Mortgage Loan actually represents a portion of the entire indebtedness evidenced by the related mortgage note that has been allocated to the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding to such Mortgage Loan. Each of the Mortgage Loans constituting each such Cross-Collateralized Group shall be deemed to be a separate Mortgage Loan that is (a) evidenced by a mortgage note identical to the mortgage note that evidences such Cross-Collateralized Group (but in a principal amount equal to the principal balance allocated to such Mortgage Loan) and (b) cross-defaulted and cross-collateralized with each other Mortgage Loan in such Cross-Collateralized Group. In addition, it is hereby acknowledged that certain other groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, also a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized.

                                     M-1-16

For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 19 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 19. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                  20. Obligations of the Additional Party. The Additional Party agrees, in consideration of and as an inducement to the Purchaser's purchase of the Mortgage Loans from the Seller, to indemnify and hold harmless the Purchaser, DLJSC, Goldman Sachs, GECA, their respective officers and directors, and any person who controls any of the Purchaser, DLJSC, Goldman Sachs or GECA within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any failure by the Seller to perform any of its obligations under Section 8 hereof (as they relate to the indemnity agreement of the Seller in Section 8(a) and the corresponding contribution obligations in Section 8(c) (the "Covered Obligations")), promptly after receipt from any Indemnified Party of written notice of any such failure. The Additional Party hereby waives notice of acceptance of its obligations hereunder and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by any party hereto against, and any other notice to, the Additional Party. The Additional Party's obligations hereunder shall not be affected by any events, occurrences or circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, and such obligations will only be discharged by full, complete and final payment of the Covered Obligations.

                                     M-1-17

                  IN WITNESS WHEREOF, the Purchaser, the Seller and the Additional Party have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                         COLUMN FINANCIAL, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         DLJ COMMERCIAL MORTGAGE CORP.


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         DLJ MORTGAGE CAPITAL, INC.**


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

--------
** DLJ Mortgage Capital, Inc. is executing this Agreement solely with respect to its obligations set forth in Section 20 and with respect to the matters set forth in Sections 9, 10, 11, 13, 14, 15 and 17 .

                                     M-1-18

                                   Exhibit A


               Certain Documents to be Delivered by the Seller
                      with Respect to the Mortgage Loans


                  The documents and instruments to be delivered to the Trustee (or a Custodian on behalf of the Trustee) in respect of each Mortgage Loan pursuant to Section 2(a) of this Agreement are, subject to Section 19, as follows:

                  (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Norwest Bank Minnesota, National Association as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series
                           1999-CG2, without recourse";

                  (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment of the Mortgage, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, in recordable form;

                  (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, in recordable form;

                  (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

                  (vii) the original or a copy of the policy of lender's title insurance;

                  (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2;

                  (ix) any environmental indemnity agreement, power of attorney, guaranty, property management agreement, Ground Lease, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

                  (x) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral; and

                  (xi) any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the Seller.

                                   Exhibit B


          Representations and Warranties with respect to the Seller


                  The Seller hereby represents and warrants that, as of the Closing Date:

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is possessed of all licenses necessary to carry on its business and is qualified and in good standing and in compliance with the laws of each State in which any Mortgaged Property securing a Mortgage Loan is located to the extent necessary to ensure the enforceability of such Mortgage Loan as contemplated by the terms of this Agreement and the Pooling and Servicing Agreement.

                  (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not (i) violate the Seller's organizational documents, (ii) violate any law or regulation or any administrative decree or order to which the Seller is subject or (iii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets.

                  (c) The Seller has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

                  (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

                  (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

                  (h) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (i) The principal place of business and chief executive office of the Seller is located in Atlanta, Georgia.

                  (j) The Seller is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc.

                  (k) The Seller is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                                   Exhibit C


      Representations and Warranties with respect to the Mortgage Loans


                  For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Seller regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein).

                  The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 19 of this Agreement:

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

                  2. Ownership of Mortgage Loans. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Upon completion of the conveyance contemplated hereby, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest created by or through the Seller. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. As of the Closing Date, no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due, and no Mortgage Loan has been 30 days or more delinquent in the twelve-month period immediately preceding the Closing Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a proforma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or such proforma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants to remain (whether under ground leases or space leases) at the Mortgaged Property following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

                  5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in the property and rights described therein; and each assignor thereunder has the full right to assign the same. The related assignment of such Assignment of Leases executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee. To the Seller's knowledge, no person owns any interest in any payments due under the related leases that is superior to the lien created by such Assignment of Leases, if any.

                  6. Mortgage Status; Waivers and Modifications. No Mortgage related to a Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases related to a Mortgage Loan have been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File.

                  7. Condition of Property; Condemnation. Each Mortgaged Property securing a Mortgage Loan is, to the Seller's knowledge, based on its review of the most recent inspection report (which, if prepared by a servicer of such Mortgage Loan, was so prepared in accordance with the related servicing agreement), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge, as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property.

                  8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of such Mortgage Loan after all advances of principal insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder (and the Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located, and such Title Policy contains no exclusion for, or it affirmatively insures, (a) access to a public road, (b) that there are no material encroachments of any part of the improvements on the related Mortgaged Property over easements, which encroachments could reasonably be expected to materially interfere with the use of the related Mortgaged Property (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) and (c) that the area shown on the survey conducted in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

                  9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made but a portion thereof is being held back pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Paragraph 13 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof.

                  12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in material violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or
(ii) a sufficient escrow of funds exists for purposes of effecting such remediation, or (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, or (iv) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions. To the Seller's knowledge, there are no circumstances or conditions with respect to such Mortgaged Property not revealed in such Environmental Report that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage encumbering each Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

                  13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. Except in certain cases, where tenants (having a net worth of at least $50,000,000 or an investment grade credit rating) with the obligation to maintain the insurance described in this paragraph are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured against loss by hazards of extended coverage in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption insurance policy providing coverage for at least six (6) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income). If any portion of the improvements on a Mortgaged Property securing any

Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee and all premiums payable thereon as of the Closing Date, whether annual or otherwise, have been paid. Each Mortgaged Property securing a Mortgage Loan is also covered by comprehensive general liability insurance in an amount at least equal to $1 million per occurrence. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. No notice of termination, cancellation or reduction has been received by the Seller with respect to any such hazard, flood or liability insurance policy. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property and payment of amounts due under the Mortgage Loan; and provided further that if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below).

                  15. Taxes and Assessments. To the Seller's knowledge, there are no delinquent taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan which are a lien of priority equal to or higher than the lien of the related Mortgage that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

                  16. Borrower Bankruptcy. No Borrower under a Mortgage Loan is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  17. Local Law Compliance. To the Seller's knowledge, based on due diligence customarily undertaken by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply or does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property.

                  18. Leasehold Estate Only. If such Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

                  (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                  (b) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

                  (c) The Borrower's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld) and, (except as described on Schedule C-1) in the event that it is so assigned, is further assignable to the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

                  (d) At the date of origination of the Mortgage Loan, such Ground Lease was in full force and effect, and the Seller has not received as of the Closing Date actual notice that any material default has occurred under such Ground Lease;

                  (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee (provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease;

                  (f) Either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the Mortgagee or (ii) the mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Such Ground Lease either (i) has an original term which extends not less than ten (10) years beyond the Stated Maturity Date of the related Mortgage Loan or (ii) has an original term which does not end prior to the third anniversary of the Stated Maturity Date of the related Mortgage Loan and has extension options that, if exercised, would cause the term of such Ground Lease to extend not less than ten (10) years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

                  19. Leasehold Estate and Fee Interest. If any Mortgage Loan is secured in whole or in part by the interest of the related Borrower under a Ground Lease and by the related Fee Interest:

                  (a) Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

                  (b) Upon occurrence of a default under the terms of the related Mortgage by the Borrower, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

                  20. Escrow Deposits. With respect to escrow deposits and payments relating to any Mortgage Loan, all such payments have been delivered or will be delivered in accordance with the terms of the Pooling and Servicing Agreement to the Master Servicer.

                  21. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  22. Advancement of Funds. No holder of a Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), directly or indirectly, for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

                  23. Equity Interest. No Mortgage Loan is automatically convertible into an equity ownership interest in the related Mortgaged Property or the related Borrower.

                  24. Legal Proceedings. To the Seller's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

                  25. Other Mortgage Liens. Except as otherwise described under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Additional and Other Financing" in the Prospectus Supplement, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. To the Seller's knowledge, except as otherwise specified under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Additional and Other Financing" in the Prospectus Supplement, and except for cases involving other Mortgage Loans, the Mortgaged Properties are not encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgages.

                  26. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for or affirmatively covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage unless insured against under the related Title Policy. The Seller has not received notice with respect to any Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded or escrowed for or affirmatively covered by title insurance.

                  27. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

                  28. Licenses and Permits. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, (i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership of the related Mortgaged Property and (ii) all such licenses, permits and authorizations were valid and in full force and effect.

                  29. Servicing Practices. The servicing and collection practices used with respect to the Mortgage Loans have in all material respects been legal and met customary standards utilized by prudent institutional commercial and multifamily mortgage loan servicers with respect to "whole loans".

                  30. Cross-collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

                  31. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon
(i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or, in the case of a Cross-Collateralized Group, the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements and (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that certain Cross-Collateralized Groups of Mortgage Loans may permit the related Borrower to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates. Each Mortgage loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date, (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) and
(iii) to the Seller's knowledge, only for the purpose of facilitating the disposition of mortgaged real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  32. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provide for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that during the period commencing on or about the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (i) additional interest shall accrue and be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (ii) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

                  33. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                  34. Inspection. In connection with the origination of each Mortgage Loan (other than the Third Party Mortgage Loans), the Seller inspected, or caused the inspection of, the related Mortgaged Property.

                  35. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the Mortgage Note or Mortgage for any Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in any of Paragraphs 3, 7, 12, 14, 15, 16, 17, 20, 24, 25, 26 and 28 of this Exhibit C.

                  36. Due-on-Sale. Subject to exceptions set forth in the related Mortgage, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

                  37. Single Purpose Entity. The Borrower on each Mortgage Loan that, individually or together with the Mortgage Loans of affiliated Borrowers, represented 5% or more of the Initial Pool Balance, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

                  38. Delivery of Mortgage File. The Seller has delivered to the Trustee or a Custodian appointed thereby, with respect to each Mortgage Loan, in accordance with Section 2 of this Agreement, a complete Mortgage File.

                  39. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

                  40. No Waivers. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, except by a written instrument contained in the Mortgage File, which instrument has been taken into account by the Seller when giving the representations and warranties set forth herein.

                  41. Tax Parcels. Except as described on Schedule C-1, each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

                  42. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate").

                  43. Security Interests. In connection with the operation of a Mortgaged Property as either (i) a hospitality property or (ii) an independent/assisted living or healthcare facility, the security agreements, financing statements or other instruments, if any, related to each Mortgage Loan establish and create a valid security interest in all items of personal property owned by the related Borrower material to the conduct in the ordinary course of the Borrower's business conducted on the related Mortgaged Property, subject only to purchase money security interests and security interests to secure revolving lines of credit and similar financing. The related assignment of such security interest executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

                                 Exhibit C-1


                            Tax Parcel Exceptions

                                 Exhibit D-1

                   Certificate of an Officer of the Seller


         CERTIFICATE OF ASSISTANT SECRETARY OF COLUMN FINANCIAL, INC.


                  I, Marjorie S. White, hereby certify that I am a duly appointed Assistant Secretary of Column Financial, Inc., a Delaware Corporation ("Column"), and further certify as follows:

                  1. Attached hereto as Attachment A are true, correct and complete copies of the Articles of Incorporation and By-Laws of Column, which are in full force and effect on the date hereof.

                  2. Attached hereto as Attachment B are the resolutions of the board of directors of Column authorizing and approving Column's execution, delivery and performance of the Mortgage Loan Purchase and Sale Agreement, dated as of June 11, 1999 (the "Mortgage Loan Purchase and Sale Agreement"), between DLJ Commercial Mortgage Corp. as purchaser and Column as seller.

                  3. Attached hereto as Attachment C is a certificate of good standing of Column issued by the Secretary of State of the State of Delaware issued within 10 days of the date hereof and no event (including, without limitation, any act or omission on the part of Column) has occurred since the date thereof which has affected the good standing of Column under the laws of the State of Delaware.

                  4. Each person who, as an officer or representative of Column, signed the Mortgage Loan Purchase and Sale Agreement or any other document or certificate delivered by or on behalf of Column prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase and Sale Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such persons appearing on such documents are their genuine signatures.

                  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase and Sale Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of June __, 1999.



                                       By:__________________________________
                                       Name:   Marjorie S. White
                                       Title:  Secretary

                                  Exhibit D-2


                           Certificate of the Seller

                         DLJ COMMERCIAL MORTGAGE CORP.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG2

                     Certificate of Column Financial, Inc.
                     -------------------------------------

                  In connection with the execution and delivery by Column Financial, Inc. ("Column") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase and Sale Agreement (the "Agreement"), dated as of June 11, 1999, between DLJ Commercial Mortgage Corp., as purchaser, and Column, as seller, the undersigned hereby certifies that (i) the representations and warranties of Column in the Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) Column has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

                  Certified this __ day of June, 1999.

                                       COLUMN FINANCIAL, INC.


                                       By: __________________________
                                         Name:
                                         Title:

                                  Exhibit D-3


                       Opinion of Counsel to the Seller

                                  Schedule 1


                            Mortgage Loan Schedule

                                  Schedule 2


                       Third Party Originator Agreements



THIRD PARTY ORIGINATOR                 THIRD PARTY ORIGINATOR AGREEMENT

1.  Union Capital Investments, LLC     Seller's Warranty Certificate dated as of
       ("Union Capital")               June 11, 1999 from Union Capital in
                                       favor of Column Financial, Inc.

                                  EXHIBIT M-2

                      FORM OF GECA MORTGAGE LOAN PURCHASE
                              AND SALE AGREEMENT




                                     M-2-1

                   MORTGAGE LOAN PURCHASE AND SALE AGREEMENT


                  This Mortgage Loan Purchase and Sale Agreement, dated as of June 11, 1999 (this "Agreement"), is between DLJ Commercial Mortgage Corp., a Delaware corporation (the "Purchaser"), and GE Capital Access, Inc., a Delaware corporation (the "Seller").

                  The Seller intends to sell, assign, transfer, set over and otherwise convey to the Purchaser, subject to the terms and conditions set forth below, certain mortgage loans (collectively, the "Mortgage Loans") identified and more particularly described on Schedule 1 attached hereto (the "Mortgage Loan Schedule"), together with the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest (each as defined in the Pooling and Servicing Agreement referred to below). Unless otherwise indicated on the Mortgage Loan Schedule, the Mortgage Loans were originated by the Seller.

                  Reference is made to the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, GE Capital Loan Services, Inc., as master servicer (in such capacity, the "Master Servicer"), Banc One Mortgage Capital Markets, LLC, as special servicer (in such capacity, the "Special Servicer"), and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee") and as REMIC administrator (in such capacity, the "REMIC Administrator"), relating to the issuance of the Purchaser's Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined below). The Seller acknowledges that the Purchaser intends to transfer the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest, together with certain other commercial and multifamily mortgage loans (the "Other Loans"), to the Trustee in exchange for the Certificates. The Purchaser has acquired or will acquire the Other Loans from Column Financial, Inc. ("Column") pursuant to a Mortgage Loan Purchase and Sale Agreement dated as of the date hereof (the "Column Mortgage Loan Purchase Agreement"), between the Purchaser and Column, and from Goldman Sachs Mortgage Company ("GSMC"), pursuant to a Mortgage Loan Purchase Agreement dated as of the date hereof (the "GSMC Mortgage Loan Purchase Agreement"), between the Purchaser and GSMC (Column and GSMC sometimes referred to herein as the "Other Loan Sellers"). In addition, the Purchaser has entered into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), and Goldman, Sachs & Co. ("Goldman Sachs"; and, together with DLJSC, in such capacity, the "Underwriters"), whereby the Purchaser will sell to the Underwriters all of the Certificates that are to be registered under the Securities Act of 1933, as amended (the "Securities Act"; and such Certificates, the "Registered Certificates"). The Purchaser has also entered into a Certificate Purchase Agreement, dated the date hereof (the "Certificate Purchase Agreement"), with DLJSC and Goldman Sachs (together, in such capacity, the "Initial Non-Registered Certificate Purchasers"), whereby the Purchaser will sell to the Initial Non-Registered Certificate Purchasers all of the remaining Certificates (the "Non-Registered Certificates").

                                    M-2-2

                  1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest shall take place on June 22, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The Mortgage Loans will have an aggregate Cut-off Date Balance of approximately $705,829,185.18 (the "Initial Pool Balance"). The purchase price for the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest shall be determined in accordance with the letter agreement between the Purchaser and the Seller including accrued interest thereon from June 1, 1999 (the "Cutoff Date") to but not including the Closing Date. Such purchase price shall be paid to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

                  2.       Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 above, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all the Seller's right, title and interest in and to the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest, including all interest and principal received on or with respect to the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans (including letters of credit representing reserves or escrows). On the Closing Date, the Seller shall transfer or cause to be transferred to the Master Servicer the funds in such escrow, reserve or other comparable accounts related to the Mortgage Loans, together with an amount equal to all collections on the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest received prior to the Closing Date that represent scheduled payments of principal and interest due and principal prepayments received after the Cut-off Date.

                  (b) In connection with such transfer and assignment, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Trustee (or a custodian appointed thereby (a "Custodian")) the documents and/or instruments described on Exhibit A hereto with respect to each Mortgage Loan (collectively as to each Mortgage Loan, the "Mortgage File"). The Seller shall also cause (at its own expense) any letter of credit or similar instrument delivered by a Borrower and included in the Mortgage File to be transferred to and for the benefit of the Trustee, including changing the beneficiary thereof, as necessary. In addition, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Master Servicer all of the documents and other items referred to in Section 2.01(f) of the Pooling and Servicing Agreement with respect to the Mortgage Loans (collectively as to each Mortgage Loan, the "Servicing File"), together with any and all unapplied escrows and reserves in respect of the Mortgage Loans.


                                    M-2-3

                  If the Seller cannot deliver on the Closing Date any original or certified recorded document or original title insurance policy described on Exhibit A, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original title insurance policy has not yet been issued, then the Seller shall notify the Trustee and, if applicable, the Custodian in writing of such delay and shall deliver such documents to the Trustee or Custodian, as the case may be, promptly upon the Seller's receipt thereof. In any event, if the Seller fails to deliver any original or certified recorded document described on Exhibit A or any original title policy described on Exhibit A to the Trustee or Custodian within 180 days following the Closing Date, such failure shall be deemed to constitute a breach of the representation set forth in Item 38 of Exhibit C hereto with respect to the related Mortgage Loan.

                  3.       Representations and Warranties.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit B.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit C.

                  (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Purchaser and the Underwriters) who may be entitled to any commission or compensation payable by the Purchaser or the Underwriters in connection with the sale to the Purchaser of the Mortgage Loans.

                  (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 4(a) hereof), each of the representations and warranties set forth in Exhibit B and Exhibit C. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

                  4.       Notice of Breach; Cure, Repurchase and Substitution.

                  (a) Within ninety (90) days of the earlier of discovery or receipt of notice by the Seller that there has been a breach of any of the representations and warranties set forth in Exhibit B or Exhibit C and made by the Seller pursuant to Section 3(a), Section 3(b) or Section 3(d), as the case may be, which breach materially and adversely affects the value of any Mortgage Loan or the interests of the legal and/or beneficial owner(s) thereof (any such breach, a "Material Breach"), the Seller shall (i) cure such Material Breach in all material respects or (ii) repurchase each affected

                                    M-2-4

Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price (as defined in the Pooling and Servicing Agreement, but without giving effect to any amendment thereto unless approved in writing by Seller) in accordance with the directions of the owner(s) of such Defective Mortgage Loan(s); provided that if (i) such Material Breach does not relate to whether the Defective Mortgage Loan was, as of the Closing Date, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach within such 90-day period, and (iv) the Seller shall have delivered to the owner(s) of the Defective Mortgage Loan a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach will be cured within an additional period not to exceed 90 more days, then the Seller shall have up to an additional 90 days to complete such cure, in which event the Seller shall continue to proceed diligently to effect such cure as early as practicable within such 90-day period, or failing such cure, to repurchase the Defective Mortgage Loan; and provided, further, that if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach arises within the three-month period commencing on the Closing Date (with respect to the OfficeMax Mortgage Loan, the startup date of the OfficeMax Loan REMIC) (or within the two-year period commencing on the Closing Date (with respect to the OfficeMax Mortgage Loan, the startup date of the OfficeMax Loan REMIC) if the Defective Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (x) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (y) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement (or, if the Defective Mortgage Loan is no longer subject thereto, in accordance with the reasonable instructions of the owner(s) thereof). Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach, but if Seller discovers a Material Breach with respect to a Mortgage Loan, it will notify Purchaser.

                  Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 4(a), the Seller (i) shall deliver the related Mortgage File for each such substitute mortgage loan to the owner(s) of the Defective Mortgage Loan, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and
(iii) send such certification to such owner(s). No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 4(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date and on or prior to the related date of repurchase or substitution, shall belong to the

                                    M-2-5

Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or substitution, shall belong to the Seller.

                  If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 4(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the owner(s) of such Defective Mortgage Loan.

                  Except as contemplated by Section 8, it is understood and agreed that the obligations of the Seller set forth in this Section 4(a) to cure a Material Breach or repurchase or replace the related Defective Mortgage Loan(s) constitute the sole remedies available to the Purchaser or any assignee respecting a breach of the representations and warranties set forth on Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively.

                  (b) It shall be a condition to any repurchase of or substitution for a Defective Mortgage Loan by the Seller pursuant to Section 4(a) that the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Trustee under the Pooling and Servicing Agreement.

                  (c) The Seller hereby acknowledges and consents to the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of (i) the representations and warranties set forth in Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively, (ii) the obligation of the Seller to repurchase or replace a Defective Mortgage Loan in connection with a Material Breach pursuant to Section 4(a) and (iii) the obligation of the Seller to deliver certain documentation, funds and other assets relating to the Mortgage Loans pursuant to Section 2. The Trustee or its designee may enforce such obligations as provided in Section 11(a) hereof or as assignee.

                  5. Closing. The closing of the sale of the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time (or at such other place and time as may be determined by the Purchaser), on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                           (i) All of the representations and warranties of the Seller made pursuant to Section 3 of this Agreement shall be true and correct as of the Closing Date;


                                    M-2-6

                           (ii) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                           (iii)    The Seller shall have delivered and
                                    released to the Trustee or a Custodian and to the Master Servicer, respectively, all documents, funds and other assets required to be delivered thereto pursuant to
                                    Section 2 of this Agreement;

                           (iv) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                           (v) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

                  Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  6. Closing Documents. The Closing Documents shall consist of the following:

                           (i)      This Agreement duly executed by the
                                    Purchaser and the Seller;

                           (ii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by an executive officer of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, DLJSC, Goldman Sachs, GSMC, Column, their respective affiliates, the Trustee and the Certificateholders (collectively, for purposes of this Section 6, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement and (B) the certificate of incorporation and by-laws of the Seller;

                           (iii) A certificate of good standing of the Seller issued by the Secretary of State of the State of Delaware not earlier than ten
                                    (10) days prior to the Closing Date, and upon which the Interested Parties may rely;

                           (iv) A certificate of the Seller substantially in the form of Exhibit D-2 hereto; executed by an authorized signatory of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                                     M-2-7

                           (v) Written opinions of Kevin Korsh, Esq., in-house counsel for the Seller and GECC (as defined below) and Andrews & Kurth L.L.P., counsel for the Seller and GECC, substantially in the forms of Exhibit D-3A and Exhibit D-3B hereto with any modifications required by any rating agency (each, a "Rating Agency") identified in the Prospectus Supplement or the Memorandum (each as defined in Section 8), dated the Closing Date and addressed to the Purchaser, the Underwriters, the Trustee and, if requested thereby, each Rating Agency, together with such other written opinions as may be required by any Rating Agency, including a written opinion of Cadwalader, Wickersham & Taft, counsel for the Seller and GECC with respect to the characterization of the transfer of the Mortgage Loans by the Seller to the Purchaser as a "true sale"; and

                           (vi) A written letter of Cadwalader, Wickersham & Taft, counsel for the Seller, and Andrews & Kurth LLP, counsel for the Seller, each in form and substance acceptable to the Purchaser and the Underwriters, dated the Closing Date and addressed to the Purchaser and the Underwriters relating to the Prospectus Supplement and the Memorandum;

                           (vii) With respect to any Mortgage Loan for which the Seller has made an election to treat such Mortgage Loan as a separate Real Estate Mortgage Investment Conduit ("REMIC") within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 in effect on the date hereof (the "REMIC Provisions") (such Mortgage Loan herein called a "Loan REMIC") (A) a copy of the related REMIC declaration, and (B) the written opinion of Cadwalader, Wickersham & Taft, counsel to the Seller, addressed to the Interested Parties and the Rating Agencies, to the effect that the Loan REMIC will qualify as a REMIC;

                           (viii)   A letter or letters obtained by the
                                    Purchaser and the Seller, among others, from Arthur Andersen LLP, certified public accountants, dated the dates of the Prospectus Supplement and the Memorandum, to the effect that they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement and the Memorandum under the captions "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Properties," "Description of the Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans", Exhibit A-1 to the Prospectus Supplement and the Diskette (as defined below) agrees with the records of the Seller; and


                                           M-2-8

                           (ix) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  7. Costs. All expenses incidental to the performance of this Agreement shall be paid and allocated in accordance with the Term Sheet for the Joint Conduit Securitization entered into between Donaldson, Lufkin & Jenrette Securities Corporation, GE Capital Access, Inc. and Goldman Sachs Mortgage Company.

                  8.       Indemnification.

                  (a) The Seller shall indemnify and hold harmless each of the Purchaser, DLJSC, GSMC, Goldman Sachs, Column, their respective officers and directors, and each person, if any, who controls the Purchaser, DLJSC, Goldman Sachs, GSMC or Column within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages, liabilities, costs and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other similar federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette) or the preliminary version thereof dated June 3, 1999 (the "Preliminary Prospectus Supplement") or the Memorandum (including, without limitation, the Prospectus Supplement as attached as Exhibit A thereto) or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing or (B) any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (ii) arise out of or are based upon the omission or alleged omission (in the case of an omission or alleged omission in the ABS Term Sheets and the Computational Materials relating to the Registered Certificates, when read in conjunction with the Prospectus and, in the case of an omission or alleged omission in items similar to Computational Materials and ABS Term Sheets furnished to prospective investors in the Non-Registered Certificates, when read in conjunction with the Memorandum and, in the case of an omission or alleged omission in the Memorandum, when read together with other information made available for review by investors in the Non-Registered Certificates) to state in the printed materials described in the immediately preceding clause (i)(A) and (B) (collectively, the "Disclosure Documents") a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, in the case of clauses (i) and (ii), only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (I) arises out of or is based upon an untrue statement or omission with respect to the information regarding the Mortgage Loans, the related Borrowers or the related Mortgaged Properties contained in the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette), the Preliminary Prospectus Supplement,

                                     M-2-9
the Memorandum, the Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Disclosure Documents in reliance upon and in conformity with any other information concerning the characteristics of the Mortgage Loans, the related Borrowers or the related Mortgaged Properties furnished in writing to the Purchaser, DLJSC or Goldman Sachs by the Seller, (III) is contained in the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller set forth in the Prospectus Supplement, the Preliminary Prospectus Supplement and the Memorandum under the headings "Summary of Prospectus Supplement -- The Mortgage Loans and the Mortgaged Properties", "Risk Factors" and "Description of the Mortgage Pool" or on Exhibit A-1 to the Prospectus Supplement or on the Diskette; provided that the foregoing were provided to the Seller for its review, or (IV) arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 (such representations and warranties, together with the information described in the preceding clauses (I), (II) and
(III), the "Seller Information"); provided that the indemnification provided by this Section 8 shall not apply to the extent that such untrue statement or omission was made as a result of an error in (x) the manipulation of, or (y) any calculations based upon, or (z) any aggregation (other than an aggregation made in the Master Tape by the Seller) of, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller, including without limitation the aggregation of such information with comparable information relating to the Other Loans; and, provided, further, that the provisions of this Section 8 shall not apply for the purposes of indemnifying or holding harmless any indemnified party for any liability (through an obligation to indemnify or otherwise) that such party might have to the Other Loan Sellers or their respective officers, directors and affiliates. Notwithstanding the forgoing, the indemnity provided for in the preceding sentence with respect to any loss, claim, damage, liability, cost or expense referred to therein and arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus Supplement, any Computational Materials or ABS Term Sheets, with respect to the Registered Certificates or any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or any revision or amendment of or supplement to any such document, shall not inure to the benefit of any of the indemnified parties or Initial Non-Registered Certificate Purchaser (or any officer, director or controlling person in respect thereof) if: (i) in the case of the Preliminary Prospectus Supplement (or any revision or amendment thereof or supplement thereto), the Underwriters did not deliver to the person asserting such loss, claim, damage, liability, cost or expense a copy of the Prospectus Supplement (or the Prospectus Supplement as most recently amended or supplemented) at or prior to the confirmation of the sale of the subject Certificates to such person in any case where such delivery is required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission made in such Preliminary Prospectus Supplement was corrected in the Prospectus Supplement (or the Prospectus Supplement as most recently amended or supplemented) and such correction would have cured the defect giving rise to any such loss, claim, damage, liability, cost or expense; and (ii) in the case of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates or any items similar to

                                    M-2-10

Computational Materials or ABS Term Sheets forwarded to prospective investors in the NonRegistered Certificates (or any revision or amendment of or supplement to any such document), the Seller notified the Underwriters or Initial Non-Registered Certificate Purchasers, as the case may be, in writing of the Collateral Error that gave rise to the untrue statement or alleged untrue statement or omission or alleged omission or provided in written or electronic format information superseding or correcting such Collateral Error prior to the time of confirmation of sale of the subject Certificates to such person, and the Underwriters or Initial Non-Registered Certificate Purchasers, as the case may be, failed to deliver to such person corrected materials (or, if the superseding or correcting information was contained in the Prospectus Supplement or Memorandum, failed to deliver to such person the Prospectus Supplement or Memorandum, as the case may be) at or prior to confirmation of such sale to such person. The Seller acknowledges that the Purchaser, DLJSC and Goldman Sachs will enter into the Underwriting Agreement and the Certificate Purchase Agreement, that the Purchaser and Column will enter into the Column Mortgage Loan Purchase Agreement, and that the Purchaser and GSMC will enter into the GSMC Mortgage Loan Purchase Agreement, in each case in reliance upon this indemnity agreement of Seller. This indemnity agreement will be in addition to any liability which the Seller may otherwise have. The obligation to indemnify does not include or incorporate herein the cure or repurchase obligations of Seller in Section 4.

                  For purposes of this Agreement, "Registration Statement" shall mean the registration statement No. 333-59167 filed by the Purchaser on Form S-3, including, without limitation, all exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated June 3, 1999, as supplemented by the prospectus supplement dated June 11, 1999 (the "Prospectus Supplement"), relating to the Registered Certificates, including, without limitation, all annexes and exhibits thereto; "Memorandum" shall mean the private placement memorandum dated June 11, 1999, relating to certain classes of the Non-Registered Certificates, including, without limitation, all annexes and exhibits thereto; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder letters, the "No-Action Letters"); "Diskette" shall mean the diskette attached to each of the Prospectus, the Preliminary Prospectus Supplement and the Memorandum; and "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Independent Accountants Report on Applying Agreed Upon Procedures dated June 3, 1999, as supplemented to the Closing Date, and rendered by Arthur Anderson LLP; and "Collateral Error" shall mean any error in the information regarding the Seller, the Mortgage Loans, the related Mortgaged Properties or the related Borrowers contained in the Master Tape or any other information supplied by the Seller directly in writing or email to the Purchaser, DLJSC or Goldman Sachs or any breach of the representations and warranties made by Seller in or pursuant to
Section 3.


                                    M-2-11

                  (b) The Purchaser shall indemnify and hold harmless the Seller, its directors, officers, employees and agents, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, to the same extent as the indemnity from the Purchaser to each of DLJSC and Goldman Sachs in Section 8(a) of the Underwriting Agreement and
Section 8(a) of the Certificate Purchase Agreement (in each case, as in effect on the Closing Date). In addition, the Purchaser shall indemnify and hold harmless the Seller, its directors, officers, employees and agents, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Preliminary Prospectus Supplement and the Memorandum (including all exhibits and annexes to each such document, but excluding any information included in any such document solely as a result of incorporation by reference), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made as a result of an error in (x) the manipulation of, or (y) any calculations based upon, or (z) any aggregation (other than an aggregation made in the Master Tape by the Seller) of, the information regarding the Mortgage Loans and/or the Other Loans, the related Mortgaged Properties, the related Borrowers or the Seller. This indemnity will be in addition to any liability which the Purchaser may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 8, except to the extent that the indemnifying party has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this
Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to

                                    M-2-12
select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel as described in the preceding sentence, the indemnifying party will not be liable to such indemnified party for legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause
(i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or parties in connection with all claims which have been asserted against the indemnified party or parties in such proceeding by the other parties to such settlement, and shall be entitled to settle such proceeding without the consent of the indemnified party or parties so long as such settlement (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in subsection (a) or
(b) of this Section 8 shall for any reason be unavailable in accordance with its terms to an indemnified party or insufficient to hold it harmless in respect of any losses, claims, damages, liabilities, costs or expenses referred to in and intended to be covered under such subsection (a) or (b), as the case may be, of this Section 8, then the indemnifying party and the indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities, costs or expenses referred to in such subsection (a) or (b), as the case may be, of this Section 8, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statement or omission that resulted in such losses, claims, damages, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d)

                                    M-2-13
were determined by per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, costs or expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim which is the subject of this subsection (d), subject to the limitations therein provided under subsection (c). The indemnifying party shall pay such expenses as and when incurred, at the request of the indemnified party, and to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If and to the extent that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the indemnified party which received such payment shall promptly refund the amount so paid to the indemnifying party. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the indemnified parties, and (iii) acceptance of and payment for the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest.

                  (f) The Purchaser will cause the Seller to be a third party beneficiary of the indemnity and contribution agreements of Column in Section 8 of the Column Mortgage Loan Purchase Agreement and of GSMC in Section 8 of the GSMC Mortgage Loan Purchase Agreement.

                  9. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be sent by regular prepaid U.S. Mail or prepaid reputable overnight courier or delivered by hand and confirmed to it at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or such other address as may be designated by the Purchaser to the Seller in writing, or, if sent to the Seller or GECC, will be sent by regular prepaid U.S. Mail or prepaid reliable overnight courier or delivered by hand and confirmed to the Seller or GECC, as applicable, at 292 Long Ridge Rd., Stamford, Connecticut 06927, Attention:
Kathy A. Cassidy, fax no. 203/357-6364, or such other address as may be designated by the Seller or GECC to the Purchaser in writing.

                  10. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of the Certificates without the prior written consent of the Trustee. This Agreement also may not be changed in any manner which would have a material adverse effect on any other third party beneficiary hereof without the prior written consent of that person. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an

                                    M-2-14
original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in
Section 11 hereof.

                  11.      Third Party Beneficiaries.

                  (a) The Trustee and the Certificateholders are intended third party beneficiaries of the representations, warranties and covenants made by the Seller in Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent relevant to the foregoing, in Sections 9, 10, 12, 13, 14, 15, 16 and 19 and the first sentence of Section 17) of this Agreement. It is acknowledged that such representations, warranties and covenants of the Seller may be enforced by the Trustee against the Seller, on behalf of itself and the Certificateholders, to the same extent as if they were parties hereto.

                  (b) DLJSC and Goldman Sachs are each an intended third party beneficiary of the representations, warranties and covenants of the Seller set forth in Sections 3 (a), 5, 6, and 8 and the covenants of GECC set forth in
Section 20 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15, 16 and 17) of this Agreement. It is acknowledged and agreed that such representations, warranties and covenants may be enforced by or on behalf of an Underwriter against the Seller and, with respect to Section 20, GECC to the same extent as if it was a party hereto.

                  (c) Column, GSMC and each of the officers, directors, employees, agents, controlling persons and affiliates of the Purchaser, DLJSC, Goldman Sachs, GSMC and Column referred to in Section 8 hereof is an intended third party beneficiary of the representations, warranties, covenants and indemnities of the Seller set forth in Section 8 and the covenants of GECC set forth in Section 20 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15, 16 and 17) of this Agreement. It is acknowledged and agreed that such representations, warranties, covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller and, with respect to Section 20, GECC to the same extent as if such person or entity was a party hereto.

                  (d) Each of the officers, directors, employees, agents, controlling persons and affiliates of the Seller referred to in Section 8 hereof is an intended third party beneficiary of the representations, warranties, covenants and indemnities of the Purchaser set forth in Section 8 and the covenants of DLJ Mortgage Capital, Inc. ("DLJMC") set forth in Section 20 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15 and 16) of this Agreement. It is acknowledged and agreed that such representations, warranties, covenants and indemnities may be enforced by or on behalf of any such person or entity against the Purchaser and, with respect to Section 20, DLJMC to the same extent as if such person or entity was a party hereto.

                  12. Characterization. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the

                                    M-2-15

Seller of all the Seller's right, title and interest in and to the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest. Furthermore, it is not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest by the Seller to secure a debt or other obligation of the Seller.

                  13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans, the OfficeMax REMIC Regular Interest and the OfficeMax REMIC Residual Interest by the Seller to the Purchaser (and by the Purchaser to the Trustee), notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

                  14. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  15. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state. The Seller hereby irrevocably (i) submits to the jurisdiction of any federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement (or, if federal jurisdiction does not apply, then New York State courts); (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.


                                    M-2-16

                  17. Successors and Assigns. The rights and obligations of the Seller and GECC under this Agreement shall not be assigned by the Seller or GECC, as the case may be, without the prior written consent of the Purchaser, except that any person into which the Seller or GECC, as the case may be, may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or GECC, as the case may be, is a party, or any person succeeding to all or substantially all of the business of the Seller or GECC, as the case may be, shall be the successor to the Seller or GECC, as the case may be, hereunder. The Purchaser has the right to assign its interest under this Agreement (other than Sections 8 and 20), in whole or in part, as contemplated by Section 4(c) or as may otherwise be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.

                  18. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document, and shall verify the accuracy thereof.

                  19. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), evidenced by a single mortgage note and secured by mortgages, deeds of trust and/or deeds to secure debt on all the Mortgaged Properties identified on the Mortgage Loan Schedule as corresponding to such Cross-Collateralized Group. Each such Mortgage Loan actually represents a portion of the entire indebtedness evidenced by the related mortgage note that has been allocated to the Mortgaged Property identified on the Mortgage Loan Schedule as corresponding to such Mortgage Loan. Each of the Mortgage Loans constituting each such Cross-Collateralized Group shall be deemed to be a separate Mortgage Loan that is (a) evidenced by a mortgage note identical to the mortgage note that evidences such Cross-Collateralized Group (but in a principal amount equal to the principal balance allocated to such Mortgage Loan) and (b) cross-defaulted and cross-collateralized with each other Mortgage Loan in such Cross-Collateralized Group. In addition, it is hereby acknowledged that certain other groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other, are, in the case of each such particular group of Mortgage Loans (each, also a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this
Section 19 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this Section 19. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage

                                    M-2-17

File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                  20. Joinder. GECC agrees, in consideration of and as an inducement to the Purchaser's purchase of the Mortgage Loans from the Seller, to indemnify and hold harmless the Purchaser, DLJSC, Goldman Sachs, GSMC, Column, their respective officers and directors, and any person who controls any of the Purchaser, DLJSC, Goldman Sachs, GSMC or Column within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any failure by the Seller to perform any of its obligations under Section 8 hereof (as they relate to the indemnity agreement of the Seller in Section 8(a) and the corresponding contribution obligations in Section 8(c)) (the "Covered Obligations"), promptly after receipt from any indemnified party of written notice of any such failure. DLJMC agrees, in consideration of and as an inducement to the Seller's sale of the Mortgage Loans to the Purchaser, to indemnify and hold harmless the Seller, its officers and directors, and any person who controls any of the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any failure by the Purchaser to perform any of its obligations under Section 8 hereof (as they relate to the indemnity agreement of the Purchaser in Section 8(b) and the corresponding contribution obligations in Section 8(c)), promptly after receipt from any indemnified party of written notice of any such failure. Each of GECC and DLJMC hereby waives notice of acceptance of its obligations hereunder and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by any party hereto against, and any other notice to GECC and DLJMC, as applicable. Each of GECC's and DLJMC's obligations hereunder shall not be affected by any events, occurrences or circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety and such obligations will only be discharged by full, complete and final payment of the Covered Obligations.


                                    M-2-18

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                       GE CAPITAL ACCESS, INC.



                                       By:_______________________________
                                       Name:
                                       Title: Authorized Signatory


                                       DLJ COMMERCIAL MORTGAGE CORP.



                                       By: _______________________________
                                       Name:______________________________
                                       Title:_______________________________


SOLELY FOR PURPOSES OF SECTION 20
(AND SECTION 8) OF THIS AGREEMENT:

GENERAL ELECTRIC CAPITAL CORPORATION


By:_______________________________
Name:
Title: Authorized Signatory

SOLELY FOR PURPOSES OF SECTION 20
(AND SECTION 8) OF THIS AGREEMENT:

DLJ MORTGAGE CAPITAL, INC.


By: ______________________________
Name:_____________________________
Title:______________________________


                                    M-2-19

                                   Exhibit A

               Certain Documents to be Delivered by the Seller
                      with Respect to the Mortgage Loans



                  The documents and instruments to be delivered to the Trustee (or a Custodian on behalf of the Trustee) in respect of each Mortgage Loan pursuant to Section 2(a) of this Agreement are, subject to Section 19, as follows:

                  (i) the original executed Mortgage Note, endorsed (without recourse) to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2;

                  (ii) an original or copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment of the Mortgage, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, in recordable form;

                  (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, in recordable form;

                  (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

                  (vii) the original or a copy of the policy of lender's title insurance issued on the date of the origination of such Mortgage Loan (provided, if such policy has not yet been issued, a pro forma policy or an irrevocable, binding commitment to issue such title insurance policy shall be delivered pending receipt of the final policy from the title insurer);

                  (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2;

                  (ix) any environmental indemnity agreement, power of attorney, property management agreement, ground lease, intercreditor agreement, cash management agreement and lock-box agreement relating to such Mortgage Loan;

                  (x) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to Additional Collateral;

                  (xi) insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of Seller; and

                  (xii) any other documents identified in the Pooling and Servicing Agreement as constituting part of the Mortgage File.

                                   Exhibit B


          Representations and Warranties with respect to the Seller


                  The Seller hereby represents and warrants that, as of the Closing Date:

                  (a) The Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Seller to perform its obligations hereunder, and the Seller has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the corporate power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

                  (b) This Agreement has been duly authorized, executed and delivered by the Seller and assuming its due authorization, execution and delivery by the Purchaser, will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

                  (c) The execution and delivery of this Agreement by the Seller and the performance of its obligations hereunder (1) will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Seller's organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller's assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by this Agreement; and (2) does not require the consent of any third party or such consent has been obtained;

                  (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which, in the Seller's good faith and reasonable judgment, would materially and adversely affect the validity of this Agreement or the ability of the Seller to enter into, and carry out the transactions contemplated by, this Agreement;

                  (e) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller's good faith and reasonable judgment, would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

                  (f) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, other than those which have been obtained by the Seller;

                  (g) The Seller is a wholly-owned subsidiary of General Electric Capital Corporation.

                                  Exhibit C


      Representations and Warranties with respect to the Mortgage Loans


                  For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Seller regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein).

                  The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 19 of this Agreement:

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is complete, true, complete (in accordance with the requirements of the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

                  2. Ownership of Mortgage Loans. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Upon completion of the conveyance contemplated hereby, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest created by or through the Seller. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. As of the Closing Date, no scheduled payment of principal and interest under any Mortgage Loan was thirty (30) days or more past due, and no Mortgage Loan has been thirty (30) days or more delinquent in the twelve-month period immediately preceding the Closing Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, and (e) if such Mortgage Loan is a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and, subject to the exceptions set forth in Paragraph 13 below, constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Borrower's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In connection with the operation of the Mortgaged Property as either a (i) Hospitality Property or (ii) independent/assisted living or healthcare facility, the security agreements, financing statements or other instruments, if any, related to each Mortgage Loan establish and create a valid security interest in all items of personal property owned by the related Borrower material to the conduct in the ordinary course of the Borrower's business conducted on the related Mortgaged Property, subject only to purchase money security interests and security interests to secure revolving lines of credit and similar financing. The related assignment of such security interest executed and delivered in favor of the Purchaser constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Purchaser.

                  5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in the related Borrower's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the related Mortgaged Property, and each assignor thereunder has the full right to assign the same. The related assignment of such Assignment of Leases executed and delivered in favor of the Trustee is in recordable form and, subject to the exceptions set forth in Paragraph 13 below, constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases. To the Seller's knowledge, no person owns any interest in any payments due under the related leases that is superior to the lien created by such Assignment of Leases, if any.

                  6. Mortgage Status; Waivers and Modifications. No Mortgage related to a Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases related to a Mortgage Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related

Mortgage File. No Mortgage Loan has been modified in any manner such that the terms of such Mortgage Loan, as so modified, are materially (and adversely to the owner thereof) different from the terms of such Mortgage Loan described in the Prospectus.

                  7. Condition of Property; Condemnation. Each Mortgaged Property securing a Mortgage Loan is, to the Seller's knowledge, based on its review of the most recent inspection report (which, if prepared by a servicer of such Mortgage Loan, was so prepared in accordance with the related servicing agreement), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge, as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property.

                  8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of such Mortgage Loan after all advances of principal insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder (and the Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located, and with respect to at least a majority of the Mortgage Loans (by outstanding principal balance as of the Cut-off
Date) the insurer is a nationally recognized insurer. Such Title Policy contains no exclusion for, or it affirmatively insures, (a) access to a public road, (b) that there are no material encroachments of any part of the improvements on the related Mortgaged Property over easements, which encroachments could reasonably be expected to materially interfere with the use of the related Mortgaged Property (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) and (c) that the area shown on the survey conducted in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

                  9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made but a portion thereof is being held back pending the satisfaction of certain leasing or other economic criteria with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with or any such funds so escrowed have not been released.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Paragraph 13 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof.

                  12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in material violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan and such remediation would not materially and adversely affect the value of the Mortgaged Property, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation, or (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or (iv) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions. To the Seller's knowledge, there are no circumstances or conditions with respect to such Mortgaged Property not revealed in such Environmental Report that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage encumbering such Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

                  13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), and each assignment of Mortgage and assignment of Assignment of Leases executed by the Seller is the legal valid and binding obligation of the Seller, and each such Mortgage Note, Mortgage and other agreement and each such assignment of Mortgage and assignment of Assignment of Leases is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. All improvements upon each Mortgaged Property securing a Mortgage Loan are insured against loss by hazards of extended coverage in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption insurance policy providing coverage for at least six (6) months. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. All such hazard and flood insurance policies contain a standard "New York" mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without prior written notice to the mortgagee, and all premiums payable thereon as of the Closing Date, whether annual or otherwise, have been paid. Each Mortgaged Property securing a Mortgage Loan is also covered by comprehensive general liability insurance in an amount at least equal to $1 million per occurrence. Each Mortgage requires that the Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. No notice of termination, cancellation or reduction has been received by the Seller with respect to any such hazard, flood or liability insurance policy. The Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan, except to the extent that (i) the Mortgage entitles the Borrower to any portion of such proceeds remaining after the repair or restoration of the Mortgaged Property and payment of amounts due under the Mortgage Loan, and (ii) the Borrower's interest in the Mortgaged Property is a leasehold interest (in which case, the provisions of the Mortgage Loan documents relating to the application of the proceeds of casualty insurance policies are as described in Item 18(i)).

                  15. Taxes and Assessments. To the Seller's knowledge, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

                  16. Borrower Bankruptcy. No Borrower under a Mortgage Loan is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

                  17. Local Law Compliance. To the best of the Seller's knowledge based on due diligence customarily undertaken by prudent institutional mortgage lenders, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property.

                  18. Leasehold Estate Only. If "Leasehold" is set forth opposite the name of the related Mortgaged Property on the Mortgage Loan Schedule, such Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (with respect to Representations 18 and 19, the term "Ground Lease" shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

                  (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                  (b) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

                  (c) The Borrower's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

                  (d) At the date of origination, such Ground Lease was in full force and effect, and the Seller has not received as of the Closing Date notice (nor is the Seller otherwise aware) that any default has occurred under such Ground Lease;

                  (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee (provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease;

                  (f) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Such Ground Lease has an original term which extends not less than ten (10) years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

                  (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

                  19. Leasehold Estate and Fee Interest. If "Fee/Leasehold" is set forth opposite the name of the of the related Mortgaged Property on the Mortgage Loan Schedule, such Mortgage Loan is secured in whole or in part by the interest of the related Borrower under a Ground Lease and by the related Fee Interest and:

                  (a) Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

                  (b) Upon occurrence of a default under the terms of the related Mortgage by the Borrower, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

                  20. Escrow Deposits. With respect to escrow deposits and payments relating to any Mortgage Loan, all such payments have been delivered to the Master Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

                  21. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  22. Advancement of Funds. No holder of a Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

                  23. Equity Interest. No Mortgage Loan is automatically convertible into an equity ownership interest in the related Mortgaged Property or the related Borrower.

                  24. Legal Proceedings. To the Seller's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

                  25. Other Mortgage Liens. Except as otherwise described under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Additional and Other Financing" in the Prospectus Supplement, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. To the Seller's knowledge, except as otherwise specified under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Additional and Other Financing" in the Prospectus Supplement, and except for cases involving other Mortgage Loans, the Mortgaged Properties are not encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgages.

                  26. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for, and
(ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage. The Seller has not received notice with respect to any Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded or escrowed for.

                  27. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

                  28. Licenses and Permits. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, (i) the related Borrower (or operator of the Mortgaged Property) had all material licenses, permits and authorizations required by applicable law for the ownership and operation of the related Mortgaged Property and (ii) all such licenses, permits and authorizations were valid and in full force and effect.

                  29. Servicing Practices. The servicing and collection practices used with respect to the Mortgage Loans have in all material respects been legal and met customary standards utilized by prudent institutional commercial and multifamily mortgage loan master servicers.

                  30. Cross-collateralization. No Mortgage Loan is cross-collateralized with any loan other than one or more other Mortgage Loans.

                  31. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan, (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan or (iii) in certain instances, the substitution of a qualifying replacement mortgaged property. The Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or, in the case of a Cross-Collateralized Group, the release of one or more related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price or delivery of U.S. Treasury securities as defeasance collateral in connection therewith.

                  32. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

                  33. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                  34. Inspection. In connection with the origination of each Mortgage Loan, the Seller inspected, or caused the inspection of, the related Mortgaged Property.

                  35. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the Mortgage Note or Mortgage for any Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in any of Paragraphs 3, 7, 12, 14, 15, 16, 17, 20, 24, 25, 26
and 28 of this Exhibit C.

                  36. Due-on-Sale. Subject to exceptions set forth in the related Mortgage, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

                  37. Single Purpose Entity. The Borrower on each Mortgage Loan that, individually or together with the Mortgage Loans of affiliated Borrowers, represented 5% or more of the Initial Pool Balance, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

                  38. Delivery of Mortgage File. The Seller has delivered to the Trustee or a Custodian appointed thereby, with respect to each Mortgage Loan, in accordance with Section 2 of this Agreement, a complete Mortgage File.

                  39. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

                  40. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming that it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate").

                  41. No Waivers. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, except by a written instrument contained in the Mortgage File.

                  42. Originator Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

                  43. Defeasance Provision. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (A) requires the consent of the holder of the Mortgage Loan to any defeasance or (B) permits defeasance (i) no earlier than two years following the Closing Date, (ii) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulation Section 1.860G-2(a)(8)(i) and (iii) only to facilitate the disposition of mortgage real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  44. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in a few instances application has been made or the Borrower is required to make application to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

                  45. Monthly Payment. Each Mortgage Loan has a Monthly Payment due on April 1, 1999, which is required to include interest for an entire month (as determined on a 30/360 basis or an actual/360 basis, whichever basis applies under the terms of such Mortgage Loan).

                  46. Fee Interest. If "Fee" is set forth opposite the name of the related Mortgaged Property on the Mortgage Loan Schedule, the interest of the related Borrower in such Mortgaged Property is a fee simple interest in real property.

                  47. Collateral. The Mortgage Note is not secured by any collateral that is not conveyed pursuant to this Agreement.

                                 Schedule C-1

                         GECA Mortgage Loan Exceptions

(References are to Numbered Representations in Mortgage Loan Purchase Agreement)

REP NO.


                                     NONE

                                 Exhibit D-1

                   Certificate of an Officer of the Seller


                        DLJ COMMERCIAL MORTGAGE CORP.
                Commercial Mortgage Pass-Through Certificates
                               Series 1999-CG2

             Certificate of Secretary of GE Capital Access, Inc.

                  I, ____________________, a Secretary of GE Capital Access, Inc. ("GECA") hereby certify as follows:

                  1. GECA is validly existing and in good standing under the laws of the State of Delaware.

                  2. Attached hereto as Exhibit I are true and correct copies of the Articles of Incorporation and By-Laws of GECA, which Articles of Incorporation and By-Laws are on the date hereof, and have been at all times, in full force and effect.

                  3. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of GECA are pending or contemplated.

                  4. Each person listed below is and has been the duly elected and qualified officer or authorized signatory of GECA and his/her genuine signature is set forth opposite his/her name:

   Name                Office                     Signature
   ----                ------                     ---------

   _____________       __________________         ____________________________

   _____________       __________________         ____________________________

                  5. Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase and Sale Agreement, dated as of June __, 1999 (the "Agreement"), between DLJ Commercial Mortgage Corp. ("DLJCMC") and GECA, or any certificate delivered pursuant thereto, was, at the time of such signing and delivery, duly authorized or appointed to execute such document in such capacity, and the signatures of such persons or facsimiles thereof appearing on such document are their genuine signatures.

                  6. Attached hereto as Exhibit II is a true and correct copy of the resolutions of the Board of Directors of GECA enacted on _______________ authorizing the Agreement and the consummation of the transactions contemplated thereby. Such resolutions have not been rescinded and, as of the date hereof, remain in full force and effect.

                  Capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of ___________, 1999.




                                       _____________________________________
                                       Name:
                                       Title:            Secretary


                  I, _______________, a ____________________ of GECA, hereby certify that __________________ is a duly elected or appointed, as the case may be, qualified and acting Secretary of GECA and that the signature appearing above is such officer's genuine signature.


                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of ___________, 1999.



                                       _____________________________________
                                       Name:
                                       Title:

                                 Exhibit D-2

                          Certificate of the Seller


                        DLJ COMMERCIAL MORTGAGE CORP.
                Commercial Mortgage Pass-Through Certificates
                               Series 1999-CG2

                    Certificate of GE Capital Access, Inc.
                    --------------------------------------

                  In connection with the execution and delivery by GE Capital Access, Inc. ("GECA") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase and Sale Agreement, dated as of June __, 1999 (the "Agreement"), between DLJ Commercial Mortgage Corp., as purchaser, and GECA, as seller, the undersigned hereby certifies that (i) the representations and warranties of GECA in the Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) GECA has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreement to be performed or satisfied at or prior to the date hereof.

         Certified this ____ day of June, 1999.


                                       GE CAPITAL ACCESS, INC.


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                 Exhibit D-3A

                   Opinion of In-House Counsel to the Seller


Based upon and subject to the foregoing, it is my opinion that:

         1. The Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties, to conduct its business as presently conducted by it, to own the GECA Mortgage Loans, to sell the GECA Mortgage Loans to the Depositor and to enter into and perform its obligations under the Mortgage Loan Purchase Agreement.

         2. GECC is a corporation validly existing and in good standing under the laws of the State of New York and has the requisite corporate power to enter into and perform its obligations under the Mortgage Loan Purchase Agreement.

         3. The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by the Seller and GECC.

         4. No consent, approval, authorization or order of any State of New York or federal court or governmental agency or body is required for the consummation by the Seller of the transaction contemplated by the Mortgage Loan Purchase Agreement except for those consents, approvals, authorizations or orders that previously have been obtained.

         5. Neither the sale of the GECA Mortgage Loans as provided in the Mortgage Loan Purchase Agreement, nor the fulfillment of the terms or the consummation of any other of the transactions contemplated by the Mortgage Loan Purchase Agreement, will result in a breach of the certificate of incorporation or by-laws of the Seller or, to my knowledge, will conflict with, result in a breach, violation or acceleration of or constitute a default under, any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, or any State of New York or federal statute applicable to the Seller, or any order or regulation of any State of New York or federal court, regulatory body, administrative agency or other governmental body having jurisdiction over the Seller.

         6. To my knowledge, there are no actions, proceedings or investigations pending or threatened against the Seller before any State of New York or State of Delaware or federal court, administrative agency or other tribunal (a) asserting the invalidity of the Mortgage Loan Purchase Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated in the Mortgage Loan Purchase Agreement or (c) that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Mortgage Loan Purchase Agreement.

                                 Exhibit D-3B

                       Opinion of Counsel to the Seller


                  Based upon and subject to the foregoing, it is our opinion that the Mortgage Loan Purchase Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with the terms of the Mortgage Loan Purchase Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

                                  Schedule 1

                            Mortgage Loan Schedule

                                  EXHIBIT M-3

                      FORM OF GSMC MORTGAGE LOAN PURCHASE
                              AND SALE AGREEMENT



                                     M-3-1

                   MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

         This Mortgage Loan Purchase and Sale Agreement, dated as of June 11, 1999 (this "Agreement"), is between DLJ Commercial Mortgage Corp., a Delaware corporation (the "Purchaser") and Goldman Sachs Mortgage Company, a New York limited partnership (the "Seller").

         The Seller intends to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, subject to the terms and conditions set forth below, (i) certain multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified and more particularly described on Schedule 1 attached hereto (the "Mortgage Loan Schedule") and
(ii) the Shadowbrook Apartments REMIC Regular Interest and the Shadowbrook Apartments REMIC Residual Interest (each as defined in the Pooling and Servicing Agreement referred to below and, collectively with the Mortgage Loans, the "Mortgage Assets") which were created pursuant to that certain REMIC declaration, dated as of June 4, 1999, executed by the Seller (the "REMIC Declaration" and, collectively with the Mortgage Loans, the "Mortgage Assets").

         Reference is made to the Pooling and Servicing Agreement, dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, GE Capital Loan Services, Inc. as master servicer (the "Master Servicer"), Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company, as special servicer (the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee") and as REMIC administrator (in such capacity, the "REMIC Administrator"), relating to the issuance of the Purchaser's Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined below). The Seller acknowledges that the Purchaser intends to transfer the Mortgage Assets, together with certain other multifamily and commercial mortgage loans (the "Other Loans") acquired from certain other loan sellers (the "Other Loan Sellers") to the Trustee in exchange for the Certificates. The Purchaser has entered into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and Goldman, Sachs & Co. ("Goldman Sachs"; and, together with DLJSC in such capacity, the "Underwriters"), pursuant to which the Purchaser will sell to the Underwriters all of the Certificates that are to be registered under the Securities Act of 1933, as amended (the "Securities Act"; and such Certificates, the "Registered Certificates"). The Purchaser has also entered into a Certificate Purchase Agreement, dated the date hereof (the "Certificate Purchase Agreement"), with DLJSC and Goldman Sachs (together in such capacity, the "Initial Non-Registered Certificate Purchasers"), whereby the Purchaser will sell to the Initial Purchasers all of the remaining Certificates (the "NonRegistered Certificates").

         1. Agreement to Purchase. Subject to the terms and conditions set forth herein, the Seller agrees to sell, assign, transfer, set over and otherwise convey (without recourse), and the Purchaser agrees to purchase, the Mortgage Assets, subject to the rights of (a) the Master Servicer to act as master servicer with respect to all of the Mortgage Loans and to act as primary servicer with respect to all of the Mortgage Loans except for those of the Mortgage Loans identified on the Mortgage Loan Schedule as being subserviced (the "Subserviced Loans"), (b) the applicable

                                     M-3-2
subservicers (each, a "Subservicer") to act as primary servicer with respect to the Subserviced Loans, and (c) Archon Financial, L.P., a Delaware limited partnership ("Archon"), to terminate any subservicer, to receive any Additional Servicing Fee (as defined in the Pooling and Servicing Agreement) and to own and sell the rights to primary service the Subserviced Loans from time to time to successor subservicers. All references to the Mortgage Assets hereunder shall be to the Mortgage Assets subject to the rights described in clause (a), (b) and (c) in the preceding sentence. The purchase and sale of the Mortgage Assets shall take place on June 22, 1999 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The Mortgage Loans will have an aggregate Cut-off Date Balance of approximately $267,158,164 (the "Aggregate Cut-off Date Balance"). The purchase price for the Mortgage Loans shall be equal to [ ]% of the Aggregate Cut-off Date Balance of the Mortgage Assets, plus accrued interest thereon at the weighted average of the Mortgage Rates for the Mortgage Loans from June 1, 1999 (the "Cut-off Date") to but not including the Closing Date (net of related Master Servicing Fees and Trustee's Fees), and such purchase price shall be paid to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

         2.      Conveyance of the Mortgage Loans.

         (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 above, the Seller does hereby sell, assign, transfer, set over and otherwise convey (without recourse) to the Purchaser all the Seller's right, title and interest in and to the Mortgage Assets, including all interest and principal received on or with respect to the Mortgage Assets after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans. On the Closing Date, the Seller shall transfer or cause to be transferred to the Master Servicer the funds in such escrow, reserve or other comparable accounts related to the Mortgage Loans (except with respect to the Subserviced Loans for which such escrow, reserve or other comparable account may be held by a Subservicer), together with an amount equal to all collections on the Mortgage Assets received prior to the Closing Date that represent scheduled payments of principal and interest due and principal prepayments received after the Cut-off Date.

         (b) In connection with such transfer and assignment, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Trustee (or a custodian appointed thereby (a "Custodian")) the documents and/or instruments described on Exhibit A hereto with respect to each Mortgage Loan (collectively as to each Mortgage Loan, the "Mortgage File"); provided that if, as to any Mortgage Loan, the related lender's title insurance policy has not yet been issued, the Seller agrees that its delivery obligation shall be deemed to be satisfied as to such missing title insurance policy, and such missing title insurance policy shall be deemed to have been included in the related Mortgage File, so long as (i) the Seller delivers to the Trustee on or before the Closing Date a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, (ii) the Seller delivers to the Trustee, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof), and (iii) as of the date that is 180 days following the Closing Date, the Seller has delivered to the Trustee the original related lender's title insurance policy. In addition, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and

                                     M-3-3
deposit with, the Master Servicer all of the documents and other items referred to in Section 2.01(f) of the Pooling and Servicing Agreement with respect to the Mortgage Loans (collectively as to each Mortgage Loan, the "Servicing File"), together with any and all unapplied escrows and reserves in respect of the Mortgage Loans (except with respect to the Subserviced Loans for which such unapplied escrows or reserves may be held by a Subservicer).

         If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance described on Exhibit A solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, the Trustee and, if applicable, the Custodian in writing of such delay and shall deliver such documents to the Trustee or Custodian, as the case may be, promptly upon the Seller's receipt thereof.

         3.      Representations and Warranties of the Seller.

         (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit B.

         (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit C.

         (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Purchaser and the Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

         (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), as of the date of substitution (and as of no other date, notwithstanding any other date set forth in Exhibit B and Exhibit C attached hereto), with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 4(a) hereof) each of the representations and warranties set forth in Exhibit B and Exhibit
C. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

         3a. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date hereof (or such other date as is specified in the related representation or warranty), as follows:

         (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this

                                     M-3-4

Agreement, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

         (b) This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
         4.      Notice of Breach; Cure, Repurchase and Substitution.

         (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a breach of any of the representations and warranties set forth in Exhibit B or Exhibit C and made by the Seller pursuant to Section 3(a), Section 3(b) or Section 3(d), as the case may be, which breach materially and adversely affects the value of any Mortgage Loan or the interests of the legal and/or beneficial owner(s) thereof (any such breach, a "Material Breach"), the Seller shall (i) cure such Material Breach in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price (as defined in the Pooling and Servicing Agreement as in effect on the Closing Date, but without effect to any amendment thereto unless approved in writing by the Seller) in accordance with the directions of the owner(s) of such Defective Mortgage Loan(s); provided that if (i) such Material Breach does not relate to whether the Defective Mortgage Loan was, as of the Closing Date, a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach is capable of being cured but not within such 90-day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach within such 90-day period, and (iv) the Seller shall have delivered to the owner(s) of the Defective Mortgage Loan a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach will be cured within an additional period not to exceed 90 more days, then the Seller shall have an additional 90 days to complete such cure or, failing such, to repurchase such Mortgage Loan; and provided, further, that if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach arises within the three-month period commencing on the Closing Date (or, with respect to the Shadowbrook Apartments REMIC Regular Interest and the Shadowbrook Apartments REMIC Residual Interest, commencing on the startup date indicated in the REMIC Declaration) (or within the two-year period commencing on the Closing Date (or, with respect to the Shadowbrook Apartments REMIC Regular Interest and the Shadowbrook Apartments REMIC Residual Interest, commencing on the startup date indicated in the REMIC Declaration) if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (a) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (b) pay any corresponding

                                     M-3-5

Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement (or, if the Defective Mortgage Loan is no longer subject thereto, in accordance with the reasonable instructions of the owner(s) thereof). Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to the continuing rights of the Subservicers and Archon with respect to Subserviced Loans). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach, but if the Seller discovers a Material Breach with respect to a Mortgage Loan, it will notify the Purchaser.

         (b) Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by Section 4(a), the Seller (i) shall deliver the related Mortgage File for each such substitute mortgage loan to the owner(s) of the Defective Mortgage Loan, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to such owner(s). No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 4 if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date and on or prior to the related date of repurchase or substitution, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or substitution, shall belong to the Seller.

         If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 4, the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the owner(s) of such Defective Mortgage Loan.

         Except as set forth in Section 8, it is understood and agreed that the obligations of the Seller set forth in this Section 4 to cure a Material Breach or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser or any assignee respecting a breach of the representations and warranties set forth on Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively.

         (c) It shall be a condition to any repurchase of or substitution for a Defective Mortgage Loan by the Seller pursuant to Section 4(a) that the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.


                                     M-3-6

         (d) The Seller hereby acknowledges and consents to the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of (i) the representations and warranties set forth in Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively, (ii) the obligation of the Seller to repurchase or replace a Defective Mortgage Loan in connection with a Material Breach pursuant to Section 4(a), and (iii) the obligation of the Seller to deliver certain documentation, funds and other assets relating to the Mortgage Loans pursuant to Section 2. The Trustee or its designee may enforce such obligations as provided in Section 11(a) hereof or as assignee.

         5. Closing. The closing of the sale of the Mortgage Assets (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time (or at such other place and time as may be determined by the Purchaser), on the Closing Date.

         The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller made pursuant to Section 3 of this Agreement shall be true and correct as of the Closing Date;

                  (ii) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee or a Custodian and to the Master Servicer, respectively, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

                  (iv) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                  (v) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

         Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Assets on the Closing Date.

         6. Closing Documents. The Closing Documents shall consist of the following:

                  (i) This Agreement duly executed by the Purchaser and the Seller;

                  (ii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by an executive officer of the Seller, in his or her individual capacity, and

                                     M-3-7
                  dated the Closing Date, and upon which the Purchaser, DLJSC, Goldman Sachs, GECA, the Trustee and the Certificateholders (collectively, for purposes of this Section 6, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of Goldman Sachs Real Estate Funding Corp., a New York corporation, the general partner (the "General Partner") of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement and (B) the partnership agreement of the Seller;

                  (iii) A certificate of good standing of (i) the Seller issued by the Secretary of State of the State of New York and (ii) the General Partner of the Seller issued by the Secretary of State of the State of New York, in each case not earlier than 10 days prior to the Closing Date, and upon which the Interested Parties may rely;

                  (iv) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the General Partner of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (v) One or more written opinions of counsel for the Seller, substantially in the form of Exhibit D-3 hereto, with any modifications required by any rating agency (each, a "Rating Agency") identified in the Prospectus Supplement or the Memorandum (each as defined in Section 8), dated the Closing Date and addressed to the Purchaser, DLJSC, Goldman Sachs, the Trustee and, if requested thereby, each Rating Agency, together with such other written opinions as may be required by any Rating Agency;

                  (vi) A declaration with respect to each election made prior to the Closing Date by the Seller to treat a Mortgage Loan or group of Mortgage Loans as a real estate mortgage investment conduit ("REMIC") for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and a written opinion of counsel for the Seller, addressed to the Interested Parties and the Rating Agencies, to the effect that, assuming the election required by Section 860D(b) of the Code is properly made, each such Mortgage Loan or group of Mortgage Loans will qualify for treatment for federal income tax purposes as a REMIC;

                  (vii) A guaranty of payment delivered by The Goldman Sachs Group, Inc. agreeing to guarantee the payment obligations of the Seller arising out of or under Section 8 hereof (only as it relates to the indemnity obligations of the Seller in
                  Section 8(a) and the corresponding contribution obligations of the Seller in Section 8(c)); and

                  (viii) Such further certificates, opinions and documents as the Purchaser may reasonably request.

         7. Costs. All expenses incidental to the performance of this Agreement shall be paid and allocated in accordance with the Term Sheet for the Joint Conduit Securitization entered into between

                                     M-3-8

Donaldson, Lufkin & Jenrette Securities Corporation, GE Capital Access, Inc. and Goldman Sachs Mortgage Company.

         8.       Indemnification.

         (a) The Seller shall indemnify and hold harmless the Purchaser, DLJSC, Goldman Sachs, GE Capital Access, Inc. ("GECA"), their respective officers and directors, and each person, if any, who controls the Purchaser, DLJSC, GECA or Goldman Sachs within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the Purchaser, DLJSC, Goldman Sachs, GECA, their respective officers and directors and any such controlling persons, collectively, for purposes of this Section 8, the "Indemnified Parties"), against any and all losses, claims, damages, liabilities, costs and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette) or any preliminary version thereof (any such preliminary version, the "Preliminary Prospectus Supplement"), the Memorandum (including, without limitation, the Prospectus Supplement as attached as Exhibit A thereto) or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing documents, or (B) any items similar to Computational Materials and/or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (ii) arise out of or are based upon the omission or alleged omission (in the case of an omission or alleged omission in the ABS Term Sheets and the Computational Materials when read in conjunction with the Prospectus, in the case of an omission or alleged omission in items similar to Computational Materials and ABS Term Sheets furnished to prospective investors in the NonRegistered Certificates, when read in conjunction with the Memorandum and, in the case of an omission or alleged omission in the Memorandum, when read together with other information made available for review by investors in the Non-Registered Certificates) to state in any of the printed materials described in the immediately preceding clause (i) (collectively, the "Disclosure Documents") a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, in the case of clauses (i) and (ii), only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (I) arises out of or is based upon an untrue statement or omission with respect to the information regarding the Mortgage Loans, the related Borrowers or the related Mortgaged Properties contained in the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette) and any preliminary version thereof, the Memorandum, the Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and/or ABS Term Sheets forwarded to prospective investors in the NonRegistered Certificates), (II) arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Disclosure Documents in reliance upon and in conformity with any other information concerning the characteristics of the Mortgage Loans, the related Borrowers

                                     M-3-9
or the related Mortgage Properties furnished to the Company or the Underwriters by the Seller, (III) is contained in the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller set forth in the Prospectus Supplement, any preliminary version thereof, and the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Properties", "Risk Factors" and "Description of the Mortgage Pool" or on Exhibit A-1 to the Prospectus Supplement or on the Diskette, provided that the foregoing were provided to the Seller for its review, or (IV) arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 (such representations and warranties, together with the information described in the preceding clauses (I), (II) and (III), the "Seller Information"); provided that the indemnification provided by this
Section 8 shall not apply to the extent that such untrue statement or omission was made as a result of an error in (x) the manipulation of, or (y) any calculations based upon, or (z) any aggregation (other than an aggregation made in the Master Tape by the Seller) of, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller, including without limitation the aggregation of such information with comparable information relating to the Other Loans, and provided, further, that the provisions of this Section 8 shall not apply for the purposes of indemnifying or holding harmless any Indemnified Party for any liability (through an obligation to indemnify or otherwise) that such parties might have to the Other Loan Sellers. Notwithstanding the foregoing, the indemnity provided for in the preceding sentence with respect to any loss, claim, damage, liability, cost or expense referred to therein and arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus Supplement, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates or any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or any revision or amendment of or supplement to any such document, shall not inure to the benefit of any Underwriter or Initial Non-Registered Certificate Purchaser (or any officer, director or controlling person in respect thereof) from whom the person asserting such loss, claim, damage, liability, cost or expense purchased the Certificates which are the subject thereof if: (i) in the case of any Preliminary Prospectus Supplement (or any revision or amendment thereof or supplement thereto), the Underwriter did not deliver to such person a copy of the Prospectus (or the Prospectus as most recently amended or supplemented) at or prior to the confirmation of the sale of the subject Certificates to such person in any case where such delivery is required by the Securities Act if the Purchaser has previously furnished copies thereof in sufficient quantity to such Underwriter and the untrue statement or alleged untrue statement or omission or alleged omission made in such Preliminary Prospectus was corrected in the Prospectus and such correction would have cured the defect giving rise to any such liability, loss, claim, damage, cost or expense; and (ii) in the case of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates or any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates (or any revision or amendment of or supplement to any such document), the Seller notified such Underwriter or Initial Non-Registered Certificate Purchaser, as the case may be, in writing of the Collateral Error that gave rise to the untrue statement or alleged untrue statement or omission or alleged omission and provided in written or electronic format information superseding or correcting such Collateral Error prior to the time of confirmation of sale of the subject Certificates to such person, and such Underwriter or Initial Non-Registered Certificate Purchaser, as the case may be, failed to deliver to such person corrected materials (or, if the superseding or correcting

                                    M-3-10
information was corrected in the Prospectus or the Memorandum, failed to deliver to such person the Prospectus or the Memorandum, as the case may be), at or prior to the confirmation of such sale to such person.

         The Seller acknowledges that the Purchaser, DLJSC and Goldman Sachs will enter into the Underwriting Agreement and the Certificate Purchase Agreement, and the Purchaser and GECA will enter into a mortgage loan purchase and sale agreement, in each case in reliance upon this indemnity agreement of the Seller. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

         For purposes of this Agreement, "Registration Statement" shall mean the registration statement No. 333-59167 filed by the Purchaser on Form S-3, including, without limitation, all exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated June 3, 1999, as supplemented by the prospectus supplement dated June 11, 1999 (the "Prospectus Supplement"), relating to the Registered Certificates, including, without limitation, all annexes and exhibits thereto and the Diskette; "Memorandum" shall mean the private placement memorandum dated June 11, 1999, relating to certain classes of the Non-Registered Certificates, including, without limitation, all annexes and exhibits thereto; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters"); "Diskette" shall mean the diskette attached to the Prospectus Supplement, any preliminary version thereof and the Memorandum; and "Master Tape" shall mean the compilation of underlying information and data regarding the Mortgage Loans covered by the Independent Accountants Report on Applying Agreed Upon Procedures dated June 3, 1999, as supplemented to the Closing Date, and rendered by Arthur Andersen LLP; and "Collateral Error" shall mean any error in the information regarding the Seller, the Mortgage Loans, the related Mortgage Properties or the related Borrowers contained in the Master Tape or any other information supplied by the Seller directly to the Purchaser, DLJSC or Goldman Sachs or any breach of the representations and warranties made by the Seller in or pursuant to Section 3.

         (b) Promptly after receipt by the Indemnified Party of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against the Seller under this Section 8, notify the Seller in writing of the commencement thereof; but the omission so to notify the Seller will not relieve it from any liability which it may have to the Indemnified Party under this Section 8 except to the extent that the Indemnifying Party has been prejudiced in any material respect, or from any liability which it may have otherwise than under this Section 8. In case any such action is brought against any Indemnified Party, and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from the Indemnified

                                    M-3-11

Party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Seller and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Seller, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Seller to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel as described in the immediately preceding sentence, the Seller will not be liable to such Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Seller shall not be liable for the expenses of more than one separate counsel), (ii) the Seller shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Seller has authorized the employment of counsel for the Indemnified Party at the expense of the Seller; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the Seller shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Seller agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Seller shall not, without the prior written consent of the Indemnified Parties, settle any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

         (c) If the indemnification provided for in Section 8(a) is unavailable to an Indemnified Party or insufficient to hold it harmless in respect of any losses, claims, damages, liabilities, costs or expenses referred to in and intended to be covered under this Section 8, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses, in such proportion as is appropriate to reflect the relative fault of the Seller on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party and the Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller on the one hand and the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding any other provision to the contrary, the Seller's contribution obligations provided by this Section 8(c) shall not apply to the extent that any such loss, claim, damage, liability, cost or expense resulted from, or arose out of, any error in (x) the manipulation of,

                                    M-3-12
or (y) any calculations based upon, or (z) any aggregation (other than an aggregation made in the Master Tape by the Seller) of, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller, including without limitation the aggregation of such information with comparable information relating to the Other Loans, and, further, the Seller's contribution obligations provided by this Section 8(c) shall not apply for the purposes of providing contribution to any of the Purchaser, DLJSC, GECA or Goldman Sachs for any liability (through an obligation to indemnify or otherwise) that such parties might have to the Other Loan Sellers.

         (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to subsection (c) above were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, costs or expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (except where the Indemnified Party is required to bear such expenses pursuant to this Section
8), which expenses the Seller shall pay as and when incurred, at the request of the Indemnified Party, and to the extent that the Seller will be ultimately obligated to pay such expenses. If and to the extent that any expenses so paid by the Seller are subsequently determined to not be required to be borne by the Seller hereunder, the Indemnified Party which received such payment shall promptly refund the amount so paid to the Seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The indemnity and contribution agreements contained in this
Section 8 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the Indemnified Parties, and (iii) acceptance of and payment for the Mortgage Assets.

         9. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be sent by regular prepaid U.S. Mail or prepaid reputable overnight courier or delivered by hand and confirmed to it at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or such other address as may be designated by the Purchaser to the Seller in writing, or, if sent to the Seller, will be sent by regular prepaid U.S. Mail or prepaid reliable overnight courier or delivered by hand and confirmed to it at 85 Broad Street, New York, New York 10004, Attention: Jay Strauss, or such other address as may be designated by the Seller to the Purchaser in writing.

         10. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of the Certificates without the prior written consent of the Trustee. This Agreement also may not be changed in any manner which would have a material adverse effect on any other third party beneficiary hereof without the prior written consent of that person. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but

                                    M-3-13
one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 11 hereof.

         11.      Third Party Beneficiaries.

         (a) The Trustee and the Certificateholders are intended third party beneficiaries of the representations, warranties and covenants made by the Seller in Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent relevant to the foregoing, in Sections 9, 10, 13, 14, 15, 16, and 17) of this Agreement. It is acknowledged that such representations, warranties and covenants of the Seller may be enforced by the Trustee against the Seller, on behalf of itself and the Certificateholders, to the same extent as if they were parties hereto.

         (b) Each of DLJSC and Goldman Sachs is an intended third party beneficiary of the representations, warranties and covenants of the Seller set forth in Sections 3(a), 5, 6, and 8 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15, 16 and 17) of this Agreement. It is acknowledged and agreed that such representations, warranties and covenants may be enforced by or on behalf of either DLJSC or Goldman Sachs against the Seller to the same extent as if it was a party hereto.

         (c) GECA and each of the officers, directors and controlling persons of each of the Purchaser, DLJSC, Goldman Sachs and GECA referred to in Sections 8 hereof is an intended third party beneficiary of the representations, warranties, covenants and indemnities of the Seller set forth in Sections 8 (and, to the extent relevant to the foregoing, in Sections 10, 13, 14, 15, 16 and 17) of this Agreement. It is acknowledged and agreed that such representations, warranties, covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if such person or entity was a party hereto.

         12. Characterization. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Assets. Furthermore, it is not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Assets by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Assets are held to continue to be property of the Seller then: (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Assets provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Assets and all amounts payable to the holder(s) of the Mortgage Assets in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignments by the Purchaser to the Trustee of its interests in the Mortgage Assets as contemplated by Section 4(d) hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for

                                    M-3-14
purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

         13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Assets by the Seller to the Purchaser (and by the Purchaser to the Trustee), notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

         14. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be inef fective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         15. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Seller hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.


                                    M-3-15

         17. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller, as the case may be, without the prior written consent of the Purchaser, except that any person into which the Seller, as the case may be, may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, as the case may be, is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller, as the case may be, hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as contemplated by Section 4(d) or as may otherwise be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.

         18. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Assets and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

                           [SIGNATURE PAGE FOLLOWS]


                                    M-3-16

         IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    GOLDMAN SACHS MORTGAGE COMPANY
                                    By: Goldman Sachs Real Estate Funding Corp.,
                                          its general partner


                                    By: _______________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                    DLJ COMMERCIAL MORTGAGE CORP.


                                    By: _______________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                    M-3-17

                                   Exhibit A

               Certain Documents to be Delivered by the Seller
                      with Respect to the Mortgage Loans

         The documents and instruments to be delivered to the Trustee (or a Custodian on behalf of the Trustee) in respect of each Mortgage Loan pursuant to Section 2(a) of this Agreement are as follows:

         (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999- CG2, without recourse";

         (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) below, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

         (iv) an original executed assignment of the Mortgage, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, in recordable form;

         (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999- CG2, in recordable form;

         (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

         (vii) the original or a copy of the policy of lender's title insurance;

         (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2;

         (ix) any environmental indemnity agreement, power of attorney, guaranty, property management agreement, Ground Lease, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

         (x) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral;

         (xi) any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the Seller; and

         (xii) with respect to any Mortgage Loan for which the Seller has executed a REMIC declaration, a copy of such declaration with respect thereto.

                                  Exhibit B

          Representations and Warranties with respect to the Seller

         The Seller hereby represents and warrants that, as of the Closing
Date:

         (a) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York, and is possessed of all licenses necessary to carry on its business and is qualified and in good standing and in compliance with the laws of each State in which any Mortgaged Property securing a Mortgage Loan is located to the extent necessary to ensure the enforceability of such Mortgage Loan as contemplated by the terms of this Agreement and the Pooling and Servicing Agreement.

         (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not (i) violate the Seller's organizational documents, (ii) violate any law or regulation or any administrative decree or order to which the Seller is subject or (iii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets.

         (c) The Seller has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

         (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

         (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

         (g) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

         (h) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         (i) The principal place of business and chief executive office of the Seller is located in New York, New York.

                                  Exhibit C

      Representations and Warranties with respect to the Mortgage Loans

         For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Seller regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein).

         The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to the exceptions listed on Exhibit C- 1 attached to this
Agreement:

         1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

         2. Ownership of Mortgage Loans. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Upon completion of the conveyance contemplated hereby, the Seller will have validly and effectively conveyed to the Trustee all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest created by or through the Seller. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

         3. Payment Record. As of the Closing Date, no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due, and no Mortgage Loan has been 30 days or more delinquent in the twelve-month period immediately preceding the Closing Date.

         4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a proforma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or such proforma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants to remain (whether under ground leases or space leases) at the Mortgaged Property following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, thereof from the relevant assignor to the Trustee.

         5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below and the Permitted Encumbrances, enforceable first priority lien on and security interest in the property and rights described therein; and each assignor thereunder has the full right to assign the same. The related assignment of such Assignment of Leases executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee. To the Seller's knowledge, no person owns any interest in any payments due under the related leases that is superior to the lien created by such Assignment of Leases, if any.

         6. Mortgage Status; Waivers and Modifications. No Mortgage related to a Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases related to a Mortgage Loan have been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File.

         7. Condition of Property; Condemnation. Each Mortgaged Property securing a Mortgage Loan is, to the Seller's knowledge, based on its review of the most recent inspection report (which, if prepared by a servicer of such Mortgage Loan, was so prepared in accordance with the related servicing agreement), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge, as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property.

         8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of such Mortgage Loan after all advances of principal insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder (and the Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located, and such Title Policy contains no exclusion for, or it affirmatively insures, (a) access to a public road, (b) that there are no material encroachments of any part of the improvements on the related Mortgaged Property over easements, which encroachments could reasonably be expected to materially interfere with the use of the related Mortgaged Property (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) and (c) either (i) that the area shown on the survey conducted in connection with the origination of the related Mortgage Loan or (ii) that the legal description of the Mortgaged Property described in the Title Policy is the same as the property legally described in the related Mortgage.

         9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made but a portion thereof is being held back pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

         10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Paragraph 13 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

         11. Trustee under Deed of Trust. If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof.

         12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in material violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation, or (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, or (iv) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions. To the Seller's knowledge, there are no circumstances or conditions with respect to such Mortgaged Property not revealed in such Environmental Report that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage encumbering each Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

         13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements.

         14. Insurance. Except in certain cases, where tenants (having a net worth of at least $50,000,000 or an investment grade credit rating) with the obligation to maintain the insurance described in this paragraph are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured against loss by hazards of extended coverage in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption insurance policy providing coverage for at least six (6) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income). If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee and all premiums payable thereon as of the Closing Date, whether annual or otherwise, have been paid. Each Mortgaged Property securing a Mortgage Loan is also covered by commercial general liability insurance in an amount at least equal to $1 million per occurrence. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. No notice of termination, cancellation or reduction has been received by the Seller with respect to any such hazard, flood or liability insurance policy. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property and payment of amounts due under the Mortgage Loan; and provided further that if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below).

         15. Taxes and Assessments. To the Seller's knowledge, there are no delinquent taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan which are a lien of priority equal to or higher than the lien of the related Mortgage that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

         16. Borrower Bankruptcy. No Borrower under a Mortgage Loan is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

         17. Local Law Compliance. To the Seller's knowledge, based on due diligence customarily undertaken by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply or does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property.

         18. Leasehold Estate Only. If such Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

         (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

         (b) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

         (c) The Borrower's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld) and in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

         (d) At the date of origination of the Mortgage Loan, such Ground Lease was in full force and effect, and the Seller has not received as of the Closing Date actual notice that any material default has occurred under such Ground Lease;

         (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee (provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in such Ground Lease;

         (f) Either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the Mortgagee or (ii) the mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

         (g) Such Ground Lease has an original term (or an original term together with options exercisable by the Borrower and the mortgagee without consent of the lessor) which extends not less than ten (10) years beyond the Stated Maturity Date of the related Mortgage Loan;

         (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

         (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

         (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

         19. Leasehold Estate and Fee Interest. If "Fee/Leasehold" is set forth opposite the name of the related Mortgaged Property on the Mortgage Loan Schedule, such Mortgage Loan is secured in whole or in part by the interest of the related Borrower under a Ground Lease and by the related Fee Interest and:

         (a) Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

         (b) Upon occurrence of a default under the terms of the related Mortgage by the Borrower, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

         20. Healthcare Facilities. With respect to any Mortgage Loan which is secured by a senior housing, nursing home, or other healthcare-related facility ("Healthcare Facility"), to the best of the Seller's knowledge:

         (a) Each Borrower and each Healthcare Facility substantially complies with all applicable federal, state, commonwealth and local laws, regulations, quality and safety standards of the applicable state or commonwealth Department of Health or any similar regulatory agency (each a "DOH") and all other federal, state, commonwealth or local governmental authorities having jurisdiction over such Healthcare Facility.

         (b) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary for the use and operation of each Healthcare Facility as intended are held by the applicable Borrower or Healthcare Facility operator or manager (each, a "Healthcare Operator") and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

         (c) Based upon representations and covenants in the related Mortgage and, where applicable, certificates of government officials, the Licenses, including, without limitation, the CON:

May not be, without the consent of the mortgagee, and have not been, transferred to any location other than the Healthcare Facility;

Have not been pledged as collateral security for any loan or indebtedness other than the Mortgage; and

Are held free from restrictions or known conflicts which would materially impair the use or operation of the Healthcare Facility as intended, and are not provisional, probationary or restricted in any way.

         (d) So long as the Mortgage remains outstanding, no Borrower or Healthcare Operator is permitted pursuant to the terms of the Mortgage without the consent of the holder of the Mortgage to:

         (i) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for any Healthcare Facility (other than the addition of services or other matters expanding or improving the scope of such License);

amend or otherwise change any Healthcare Facility's authorized bed capacity and/or the number of beds approved by the DOH; or

replace or transfer all or any part of any Healthcare Facility's beds to another site or location.

         (e) Each Healthcare Facility substantially complies with all requirements for participation in Medicare and Medicaid; and each Healthcare Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if required, has a current provider agreement which is in full force and effect under Medicare and/or Medicaid.

         (f) There are no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any Borrower, or Healthcare Facility or any participation or provider agreement with any third-party payor, including Medicare and Medicaid and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which any Borrower presently is subject.

         (g) No Borrower in the related Mortgage, no Borrower, Healthcare Operator or Healthcare Facility is the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

                  (i) Have a material adverse impact on any Borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any Borrower's Licenses; or

Affect any Borrower's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

         (h) Each Healthcare Facility and the use thereof complies in all material respects with all applicable health care, nursing facility and other similar regulatory requirements.

         (i) No Healthcare Facility has received a "Substandard Quality of Care" (or equivalent) violation, and no statement of charges or material deficiencies has been made or penalty enforcement action has been undertaken against any Healthcare Facility, Healthcare Operator or Borrower, or against any officer, director or stockholder of any Healthcare Operator or Borrower by any governmental agency that is currently pending or, to the Responsible Party's knowledge received during the last three calendar years, and there have been no violations over the past three years which have materially threatened any Healthcare Facility's, any Healthcare Operator's or any Borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

         (j) There are no pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at any of the Healthcare Facilities concerning allegations of fraud or that might have a material adverse effect on the operations of the Healthcare Facility.

         (k) There are no pending Medicaid, Medicare or Third-Party Payors' Programs proceedings, suits or investigations at any of the Healthcare Facilities that might have a material adverse effect on the operations of the Healthcare Facility.

         (l) No Borrower has pledged its receivables as collateral security for any loan or indebtedness other than the related Mortgage which is not subject to a subordination agreement in connection with the Mortgage Loan.

         (m) There are no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Healthcare Facilities.

         (n) All patient or resident records at each Healthcare Facility, including patient or resident trust fund accounts, if any, are true and correct in all material respects.

         (o) If applicable, the Borrower has represented in the related Mortgage that any existing agreement relating to the management or operation of any Healthcare Facility with respect to any Healthcare Facility is in full force and effect and is not in default by any party thereto.

         (p) The terms of each Mortgage require that the Healthcare Facility, Healthcare Operator or Borrower shall take no action which will result in a reduction, suspension, recoupment or elimination of reimbursement for services from any Medicare, Medicaid or Third Party Payors' Programs.

         21. Escrow Deposits. With respect to escrow deposits and payments relating to any Mortgage Loan, all such payments have been delivered or will be delivered in accordance with the terms of the Pooling and Servicing Agreement to the Master Servicer or any subservicer, as applicable.

         22. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

         23. Advancement of Funds. No holder of a Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), directly or indirectly, for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

         24. Equity Interest. No Mortgage Loan is automatically convertible into an equity ownership interest in the related Mortgaged Property or the related Borrower.

         25. Legal Proceedings. To the Seller's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

         26. Junior Liens. Where a Mortgaged Property securing a Mortgage Loan is further encumbered by a junior lien, the loan secured by such junior lien subordinates such loan and prohibits the related junior creditor from pursuing any remedies for default or causing any bankruptcy proceeding, while such Mortgage Loan is outstanding. Except in cases involving other Mortgage Loans, the Mortgaged Properties are not permitted to be encumbered by any liens junior to or of equal priority with the liens of the related Mortgages without the prior written consent of the holders thereof.

         27. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for or affirmatively covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage unless insured against under the related Title Policy. The Seller has not received notice with respect to any Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded or escrowed for or affirmatively covered by titled insurance.

         28. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

         29. Licenses and Permits. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, (i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership of the related Mortgaged Property and (ii) all such licenses, permits and authorizations were valid and in full force and effect.

         30. Servicing Practices. The servicing and collection practices used with respect to the Mortgage Loans have in all material respects been legal and met customary standards utilized by prudent institutional commercial and multifamily mortgage loan servicers with respect to "whole loans".

         31. Cross-collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

         32. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan, (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan, or (iii) in certain instances, the substitution of a qualifying replacement Mortgaged Property. The Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or, in the case of a Cross-Collateralized Group, the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements and (ii) the payment of a release price and prepayment consideration in connection therewith.

         33. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provide for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that during the period commencing on or about the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (i) additional interest shall accrue and be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and
(ii) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

         34. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

         35. Inspection. In connection with the origination of each Mortgage Loan (other than the Third Party Mortgage Loans), the Seller inspected, or caused the inspection of, the related Mortgaged Property.

         36. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the Mortgage Note or Mortgage for any Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in any of Paragraphs 3, 7, 12, 14, 15, 16, 17, 21, 25, 26, 27, and 29 of this Exhibit C.

         37. Due-on-Sale. Subject to exceptions set forth in the related Mortgage Loan Documents, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

         38. Delivery of Mortgage File. The Seller has delivered to the Trustee or a Custodian appointed thereby, with respect to each Mortgage Loan, in accordance with Section 2 of this Agreement, a complete Mortgage File.

         39. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

         40. No Waivers. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note, except by a written instrument contained in the Mortgage File, which instrument has been taken into account by the Seller when giving the representations and warranties set forth herein.

         41. Originator Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan to the extent necessary to ensure enforceability of such Mortgage Loan.

         42. Defeasance Provision. Any Mortgage Loan which contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date (or, if earlier, two years following the "startup day", within the meaning of Code Section 860G(a)(9), of a REMIC of which the Mortgage Loan is an asset), (ii) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulation Section 1.860G-2(a)(8)(i) and (iii) to the best of the Seller's knowledge, not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

         43. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

         44. Fee Interest. If "Fee" is set forth opposite the name of the related Mortgaged Property on the Mortgage Loan Schedule, the interest of the related Mortgagor in such Mortgaged Property is a fee simple interest in real property.

         45. Collateral. The Mortgage Note is not secured by any collateral that is not conveyed pursuant to this Agreement.

         46. Security Interest. In connection with the operation of a Mortgaged Property as either a (i) Hospitality Property or (ii) independent/assisted living or healthcare facility, the security agreements, financing statements or other instruments, if any, related to each Mortgage Loan establish and create a valid security interest in all items of personal property owned by the related Borrower material to the conduct in the ordinary course of the Borrower's business conducted on the related Mortgaged Property, subject only to purchase money security interests and security interests to secure revolving lines of credit and similar financing. The related assignment of such security interest executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

                                  Exhibit C-1

                 Exceptions to Representations and Warranties

representation and warranty 7.  Condition of Property; Condemnation
Bell Run Plaza - property released to locality for road widening and installation of stoplight. Old Florida Plaza - release of property for a disclosed anticipated taking for a road widening.

representation and warranty 25.  Legal Proceedings
Ohio Valley Nursing Home - Borrower is currently the defendant in three wrongful termination suits. The plaintiff in each case has offered to settle for $25,000, $20,000 and $10,000, respectively. The three suits should not materially or adversely affect the value of the Mortgage property or the ability of the Borrower to pay principal, interest or any other amounts due under this Mortgage Loan. The Guarantor and the Borrower will have recourse liability for any losses lender suffers as a result of these suits.

representation and warranty 29.  Licenses and Permits
Principal Financial Portfolio - Copies of C/Os for shell building and all tenants unavailable from locality's building department records. Letters received from the Town of Parsippany--Troy Hills, NJ and the City of Hackensack, NJ that there are no violations at the property locations. The missing C/Os are not material in light of this additional due diligence performed on the status of the properties' compliance.

representation and warranty 39.  Whole Loan
         Beechnut Village - LJ Melody & Company is paid an 8 basis point servicing strip. Brousard Village Shopping Center - LJ Melody & Company is paid an 8 basis point servicing strip.
         Casa Real Apartments - Franchise Mortgage Acceptance Company is paid a
                  10 basis point servicing strip.
         Deerbrook Crossing - LJ Melody & Company is paid an 8 basis point servicing strip. Holiday Inn--Clovis, NM - CFC Advisory Services Limited Partnership is paid a 6 basis point servicing strip.
         Pinewood Apartments - Franchise Mortgage Acceptance Company is paid a
                  10 basis point servicing strip.
         Regent Place - CFC Advisory Services Limited Partnership is paid an 8 basis point servicing strip.
         Shadowbrook Apartments - Franchise Mortgage Acceptance Company is paid a 10 basis point servicing strip.

representation and warranty 43. Tax Parcels
         Industrial Warehouse - not a separate tax parcel.
         West Knoll Apartments - not a separate tax parcel.
         Old Florida Plaza - not a separate tax parcel.

                                  Exhibit D-1

                    Certificate of an Officer of the Seller

                         CERTIFICATE OF AN OFFICER OF
                    GOLDMAN SACHS REAL ESTATE FUNDING CORP.
                    ---------------------------------------

         I, __________, hereby certify that I am a duly elected and acting officer of Goldman Sachs Real Estate Funding Corp., a New York corporation (the "General Partner") and the general partner of Goldman Sachs Mortgage Company (the "Company"), in connection with (a) the sale of certain mortgage assets to DLJ Commercial Mortgage Corp. (the "Depositor") pursuant to that certain Mortgage Loan Purchase and Sale Agreement, dated as of June 11, 1999 (the "Mortgage Loan Purchase and Sale Agreement"), between the Company and the Depositor, and (b) the transfer of such mortgage loans by the Depositor pursuant to the Pooling and Servicing Agreement relating to DLJ Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, and hereby certify further as follows:

         1. The Company is a New York limited partnership duly organized and existing under the laws of the State of New York.

         2. Attached hereto as Exhibit A is a true, correct and complete copy of the Amended and Restated Partnership Agreement (the "Partnership Agreement") of the Company.

         3. Attached hereto as Exhibit B-1 is a certificate of the New York Secretary of State, issued within 10 days of the date hereof, with respect to the good standing and legal existence of the Company in New York, and attached hereto as Exhibit B-2 is a certificate of the New York Secretary of State, issued within 10 days of the date hereof, with respect to the good standing and legal existence of the General Partner in New York, and no event (including, without limitation, any act or omission on the part of the Company or the General Partner, as applicable) has occurred since the date of each such certificate which has affected the good standing of the Company or the General Partner, respectively, under the laws of the State of New York.

         4. Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions of the General Partner duly adopted by unanimous written consent in lieu of meeting of the Board of Directors of the General Partner. Such resolutions have not been amended, modified or rescinded and remain in full force and effect in the form adopted and taken as of the date hereof, and are the only such resolutions of the Board of Directors of the General Partner with respect to such matters.

         5. There have been no amendments, waivers or modifications of the Partnership Agreement other than as provided in Exhibit A, and no action has been taken by the Company or its officers, agents or representatives in contemplation of the liquidation or dissolution of the Company.

         6. Each person who, as an officer, agent or representative of the Company, signed the Mortgage Loan Purchase and Sale Agreement or any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by such documents was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer, agent or representative, and the signatures of such persons appearing on any such documents are their genuine signatures.


                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, I have hereunto caused this certificate to be executed as of this ___ day of June, 1999.

                                   GOLDMAN SACHS MORTGAGE COMPANY

                                   By: Goldman Sachs Real Estate Funding Corp., its general partner


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________

                                  Exhibit D-2

                           Certificate of the Seller

                         DLJ COMMERCIAL MORTGAGE CORP.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG2

                 Certificate of Goldman Sachs Mortgage Company
                 ---------------------------------------------

         In connection with the execution and delivery by Goldman Sachs Mortgage Company ("GSMC") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase and Sale Agreement (the "Agreement"), dated as of June 11, 1999, between DLJ Commercial Mortgage Corp., as purchaser, and GSMC, as seller, the undersigned hereby certifies that (i) the representations and warranties of GSMC in the Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof and (ii) GSMC has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

         Certified this ____ day of June, 1999.


                                   GOLDMAN SACHS MORTGAGE COMPANY
                                   By: Goldman Sachs Real Estate Funding Corp.,
                                   its general partner


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________

                                  Exhibit D-3

                       Opinion of Counsel to the Seller

A.  In-House Opinion

         In connection with rendering this opinion letter, I have examined or have caused persons under my supervision to examine the Agreement, the ("GSMC Loan Sale Agreement") and such other records and other documents as I have deemed necessary. I have further assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the GSMC Loan Sale Agreement. As to matters of fact, I have examined and relied upon representations of parties contained in the GSMC Loan Sale Agreement and, where I have deemed appropriate, representations and certifications of officers of the Purchaser, the Seller, the Other Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, other transaction participants or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures other than officers of the Seller and the conformity to the originals of all documents submitted to me as copies. I have assumed that all parties, except for the Seller, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and, including with respect to the Seller, the enforceability of such documents. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the GSMC Loan Sale Agreement.

         In rendering this opinion letter, I do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. To the extent that any of the matters upon which I am opining herein are governed by laws ("Other Laws") other than the laws identified in the preceding sentence, I have assumed with your permission and without independent verification or investigation as to the reasonableness of such assumption, that such Other Laws and judicial interpretation thereof do not vary in any respect material to this opinion from the corresponding laws of the State of New York and judicial interpretations thereof. I do not express any opinion on any issue not expressly addressed below.

         Based upon the foregoing, I am of the opinion that:

         1. The Seller is duly formed and is validly existing as a limited partnership in good standing under the laws of the State of New York and has the requisite power and authority to enter into and perform its obligations under the GSMC Loan Sale Agreement.

         2. The GSMC Loan Sale Agreement has been duly and validly authorized, executed and delivered by the Seller.

         3. No consent, approval, authorization or order of a State of New York or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of the GSMC Loan Sale Agreement, except for those consents, approvals, authorizations or orders which previously have been obtained.

         4. Neither the consummation of any of the transactions contemplated by, nor the fulfillment by the Seller of any other of the terms of, the GSMC Loan Sale Agreement, will result in a material breach of any term or provision of the agreement of limited partnership or the certificate of limited partnership of the Seller, any State of New York or federal statute or regulation or any other material agreements to which the Seller is a party or by which it is bound.

         5. There are no actions, proceedings or investigations pending or, to my knowledge, threatened against the Seller, which, in my judgment, either singly or in the aggregate, may have had or are likely to have a material adverse effect on the ability of the Seller to carry out the transactions contemplated by the GSMC Loan Sale Agreement.

         This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

B.  Special Counsel Opinion

         In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Seller and Goldman Sachs.

         We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and, except as to the Seller, that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

         We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York (without regard to conflicts of laws principles).

         Based upon and subject to the foregoing, we are of the opinion that the Agreement is the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law), and except to the extent rights with respect to indemnification and contribution obligations may be limited by applicable law.

         We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                  Schedule I

                            Mortgage Loan Schedule

                                   EXHIBIT N

                        FORM OF UNION CAPITAL AGREEMENT

                         SELLER'S WARRANTY CERTIFICATE


                  This Seller's Warranty Certificate, dated as of June 11, 1999 (this "Seller's Warranty Certificate"), is executed and delivered by Union Capital Investments, LLC (the "Seller"), in favor of Column Financial, Inc. ("Column"), its successors and assigns.

                             PRELIMINARY STATEMENT

                  The Seller and Column are parties to a Master Mortgage Loan Purchase Agreement dated as of February 1, 1999 (the "Master Purchase Agreement"). The mortgage loan or, if more than one, the mortgage loans (in either case, the "Mortgage Loans") identified on the Mortgage Loan Schedule attached as Schedule 1 hereto have been previously sold by the Seller to Column pursuant to the Master Purchase Agreement. Column intends to transfer the Mortgage Loans to DLJ Commercial Mortgage Corp. (the "Depositor") pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Column - Depositor Agreement"); and the Depositor in turn intends to deposit the Mortgage Loans into a trust fund to be evidenced by the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-CG2 (the "Certificates"). The Certificates will be issued on or about June 22, 1999 (the actual date of issuance, the "Closing Date") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated on or about June 1, 1999, among the Depositor, GE Capital Loan Services, Inc., as master servicer (the "Master Servicer"), Banc One Mortgage Capital Markets, LLC, as special servicer (the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator"). The Seller agreed in the Master Purchase Agreement to make certain representations and warranties, repurchase certain Mortgage Loans and provide certain indemnification in connection with any sale of the Mortgage Loans to a trust fund to be formed as part of a mortgage pass-through transaction, and such agreement was partial consideration for the execution and performance of the Master Purchase Agreement by Column. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Master Purchase Agreement or, if not defined in the Master Purchase Agreement, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

                  Pursuant to the terms of the Column - Depositor Agreement, Column shall assign to the Depositor, among other things, all of Column's right, title and interest in and to the Mortgage Loans and under this Seller's Warranty Certificate (except under Section 4 hereof); and pursuant to the Pooling and Servicing Agreement, the Depositor shall assign to the Trustee, for the benefit of the holders of the Certificates (the "Certificateholders"), among other things, all of the Depositor's right, title and interest in and to the Mortgage Loans and, to the extent assigned to it under the Column - Depositor Agreement, under this Seller's Warranty Certificate.

                  SECTION 1. Delivery of Mortgage Files. The Seller agrees that it shall deliver to the Trustee as assignee of the Depositor (or, if so directed by Column, to a custodian appointed by the Trustee (a "Custodian")), under the Pooling and Servicing Agreement, all of the documents required in the Mortgage Files, at the times and in the manner otherwise required by the Pooling and Servicing Agreement, in each case to the extent the Seller has not delivered such documents to Column prior to the date hereof.

                  SECTION 2. Representations and Warranties of the Seller. Pursuant to Section 7.01 of the Master Purchase Agreement, the Seller hereby represents and warrants as of the Closing Date to and for the benefit of Column, the Depositor, their affiliates, the Trustee and the Certificateholders that (a) each of the representations and warranties set forth in Sections 4.01 and 4.02 of the Master Purchase Agreement is true and correct as if stated and made on the Closing Date and (b) each Mortgage Loan bears interest at a rate that remains fixed throughout the term of such Mortgage Loan. The Seller agrees that it shall be deemed to make as of the date of substitution with respect to any Replacement Mortgage Loan (as defined in the Pooling and Servicing Agreement) that is substituted by the Seller for a Mortgage Loan in the manner set forth in Section 3 hereof, to and for the benefit of Column, the Depositor, their affiliates, the Trustee and the Certificateholders, each of the representations and warranties set forth in Sections 4.01 and 4.02 of the Master Purchase Agreement as if stated and made on the date of substitution, with any conforming changes necessary due to the fact that such Replacement Mortgage Loan was not purchased pursuant to the Master Purchase Agreement.

                  SECTION 3. Cure, Repurchase, Substitution and Indemnity Obligations of the Seller. Each of the representations and warranties made pursuant to Section 2 shall survive the transfer of the Mortgage Loans by Column to the Depositor and by the Depositor to the Trustee, for the benefit of the Certificateholders, and shall inure to the benefit of Column and its successors and assigns (the holder(s) of any Mortgage Loan or related REO Property, including, without limitation, the Trustee for the benefit of the Certificateholders, being herein referred to as the "Owner" thereof), notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or Column's, the Depositor's or the Trustee's examination of any Mortgage File. Upon discovery by either the Seller or the related Owner of a breach of any of the representations and warranties made pursuant to Section 2 that materially and adversely affects the value of any Mortgage Loan or related REO Property or the interest of the related Owner therein (any such breach, a "Material Breach"), the party discovering such breach shall give prompt written notice to the other.

                  Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any Material Breach (other than a Material Breach involving any representation or warranty made pursuant to Section 2 hereof that is set forth in Section 4.01 of the Master Purchase Agreement), the Seller shall use its best efforts to cure such Material Breach in all material respects and, if such Material Breach cannot be cured within such 60-day period, the Seller shall repurchase the affected Mortgage Loan or REO Property at the Purchase Price (as defined in the Pooling and Servicing Agreement); provided, however, that if the Seller's obligation to repurchase such affected Mortgage Loan or REO Property as described above arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date, if the affected Mortgage Loan or REO Property is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G- 2(f)), and if the affected Mortgage Loan or REO Property is then subject to the Pooling and Servicing Agreement and is not a Mortgage Loan that (or REO Property related to a Mortgage

Loan that) had been substituted for another Mortgage Loan in the manner described hereinbelow, the Seller may, at its option, in lieu of repurchasing such affected Mortgage Loan (but in any event no later than such repurchase would have been required to be completed), (a) replace such affected Mortgage Loan or REO Property with one or more Qualifying Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement) that are approved by Column and pay any corresponding Substitution Shortfall Amount (as defined in the Pooling and Servicing Agreement), such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement, and (b) deliver a certification to the Trustee to the effect that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" in the Pooling and Servicing Agreement. The Seller may request that the related Owner extend the 60- day period referenced above within which the Seller must cure, repurchase or replace a Mortgage Loan or REO Property affected by such a Material Breach, to ninety (90) or more days (but not more than one hundred fifty (150) days) following the earlier of either discovery by or notice to the Seller of such Material Breach, by delivering a written request to the related Owner, together with evidence that the Seller is diligently proceeding to cure such breach and will require the requested extension to effect such cure; provided, however, that the related Owner may determine to accept or deny any such request in its sole discretion, without limitation. For purposes of this section, no such request shall be deemed to have been accepted by the related Owner unless the related Owner has affirmatively and expressly stated in writing its acceptance of such request. If a Material Breach involves any representation or warranty made pursuant to
Section 2 hereof that is set forth in Section 4.01 of the Master Purchase Agreement and such Material Breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Seller of such Material Breach, any or all of the Mortgage Loans and/or related REO Properties shall, at the option of the related Owner, be repurchased by the Seller at the Purchase Price (with no option to substitute). Any repurchase of Mortgage Loans and/or REO Properties or payment of any Substitution Shortfall Amount pursuant to the foregoing provisions of this Section 3 shall be accomplished by wire transfer of immediately available funds in the amount of the Purchase Price or Substitution Shortfall Amount, as applicable, pursuant to wiring instructions furnished by the related Owner to the Seller.

                  At the time of the repurchase of or substitution for any Mortgage Loan or REO Property as contemplated by the preceding paragraph, the related Owner and Seller shall arrange for the reassignment of such Mortgage Loan or the conveyance of such REO Property, as the case may be, to the Seller and the delivery to the Seller of any documents held by or on behalf of the related Owner relating to such Mortgage Loan or REO Property, as the case may be. With respect to each Mortgage Loan and REO Property to be repurchased or replaced as contemplated by the preceding paragraph, at the time the Purchase Price or Substitution Shortfall Amount, as applicable, is wire transferred to or at the direction of the related Owner, the Seller shall, simultaneously with the initiation of such wire transfer, give written notice to the related Owner that such wire transfer has been initiated.

                  In addition to such cure and repurchase or substitution obligation, the Seller shall indemnify the related Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses incurred in connection with any claim, demand, defense, or assertion based on or grounded upon, or resulting from, a breach by the Seller of the representations and warranties made pursuant to Section 2 hereof. The obligations of the Seller set forth in this Section 3 to cure or to repurchase or replace a defective Mortgage Loan or REO Property and to indemnify the related Owner as provided in this Section 3 constitute the sole remedies of the related Owner respecting a breach of such representations and warranties made pursuant to Section 2 hereof.

                  SECTION 4. Indemnification. The Seller will indemnify and hold harmless, Column, its affiliates, and each Person, if any, who controls Column within the meaning of the Securities Act of 1933, as amended (the "Securities Act"; and all of the foregoing Persons, collectively, the "DLJ Parties"), against any losses, claims, damages or liabilities to which they may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (each, a "Liability") arise out of or are based upon any untrue statement or alleged untrue statement of any material fact provided by the Seller to any DLJ Party ("Seller Information") which is contained in the prospectus, private placement memorandum and/or other disclosure document or any amendment or supplement thereto (each, an "Offering Document") relating to the offering of any securities evidencing ownership interests in the Mortgage Loans or which arise out of or are based upon any omission or alleged omission to state in such Offering Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each DLJ Party for any legal or other expenses reasonably incurred by such DLJ Party in connection with investigating or defending any such Liability; provided, however, that the Seller shall not be liable in any such case to the extent and only to the extent that any Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in an Offering Document in reliance upon and in conformity with information provided by or on behalf of any Person other than the Seller. Column hereby agrees to indemnify the Seller for any Liability arising out of or based upon Seller Information which is not accurately reflected in any Offering Document.

                  (a) Promptly after receipt by a party with a right to indemnification under this section (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against a party with an indemnification obligation under this section (the "Indemnifying Party"), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and if the Indemnified Party shall have reasonably considered that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice by such Indemnified Party of the Indemnifying Party's election to so assume the defense of such action and approval by such Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party within a reasonable period after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in clause (i) or
(iii).

                  (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection
(a) of this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller on the one hand, and Column on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and Column in such proportions that Column is responsible for its pro rata portion of such losses, liabilities, claims, damages and expenses determined in accordance with the ratio that the (i) difference between the aggregate purchase price paid to the Seller by Column for the Mortgage Loans and the aggregate resale price received by Column, bears to (ii) the aggregate resale price received by Column, and the Seller shall be responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each of the other DLJ Parties shall have the same rights to contribution as Column.

                  SECTION 5. Assignment of this Seller's Warranty Certificate. The rights and obligations of the Seller under this Seller's Warranty Certificate may not be assigned, pledged or hypothecated by the Seller without the consent of Column and its successors and assigns; except that any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The rights and obligations of Column under this Seller's Warranty Certificate may, however, be assigned in whole or in part by Column and its successors and assigns in connection with any transfer of one or more Mortgage Loans. Without limiting the generality of the foregoing, the Seller hereby acknowledges and approves the assignments contemplated in the Preliminary Statement hereto.

                  SECTION 6. Seller's Warranty Certificate Supersedes Contrary Provisions in Master Purchase Agreement. This Seller's Warranty Certificate supersedes any contrary provisions of the Master Purchase Agreement, and constitutes an amendment of such contrary provisions, insofar as (but only insofar as) such contrary provisions of the Master Purchase Agreement relate to the Mortgage Loans. The rights and obligations of the Seller and Column under the Master Purchase Agreement are otherwise unaffected, and the provisions of the Master Purchase Agreement otherwise remain in full force and effect.

                  SECTION 7. Description of the Seller. In connection with the offering of the Certificates pursuant to the Offering Documents, the Seller authorizes the inclusion in the Offering Documents of the description of the Seller, attached as Exhibit A hereto, and hereby represents and warrants that such description does not contain any material misstatements of fact.

                  IN WITNESS WHEREOF, the Seller has caused its name to be signed by its duly authorized officer as of the date first above written.


                                       UNION CAPITAL INVESTMENTS, LLC



                                       By: ____________________________________
                                       Name:
                                       Title:


Acknowledged and Accepted:

COLUMN FINANCIAL, INC.



By:  ____________________________
Name:
Title:

                                   EXHIBIT A


                  Union Capital Investments LLC. Union Capital is a limited liability company, with its principal office in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

                                  SCHEDULE I

                            Mortgage Loan Schedule


        Mortgage Loan                                                                           Cut-Off
           Number                                 Property Name                               Date Balance
           ------                                 -------------                               ------------
             127             Washington Square Shopping Center                                 $5,082,521
             129             Anaheim Mobile Estates                                            $5,042,440
             136             Highland Country Estates                                          $4,797,116
             173             Montclair Apartments                                              $3,145,935
             209             El San Juan Mobile Home Park                                      $2,398,633
             243             Harmony Mobile Home Park                                          $1,796,802
             280             2221 Lee Road Office Building                                     $1,174,465
             289             Circle K Mobile Home Park                                         $1,035,735
             301             Lone Mountain Mobile Home Park                                    $  900,000

                                   EXHIBIT O

                       SCHEDULE OF DESIGNATED ARD LOANS


                                                                Cut-Off
Property Name                                                 Date Balance                 Maturity Date         ARD Date
-------------                                                 ------------                 -------------         --------
Oakwood Plaza                                                  $67,944,452                    02/01/29           02/01/09
Herald Center                                                  $49,975,508                    05/01/29           05/01/09
Cole Spring Plaza                                              $13,054,552                    04/01/28           04/01/10
Pines of Westbury                                              $12,940,243                    12/01/28           12/01/08
Colesville Towers                                              $12,457,514                    04/01/28           04/01/08
North Pointe Apartments                                        $11,209,320                    05/01/28           05/01/13
Hazelcrest Place                                               $ 9,063,117                    10/01/28           10/01/18
BJ's Plaza Shopping Center                                     $ 9,030,538                    08/01/28           08/01/13
1384-1450 Park Avenue                                          $ 4,148,631                    07/01/28           07/01/13
Rojacks Supermarket/CVS Pharmacy                               $ 2,271,495                    07/01/28           07/01/13
Trucchi's Supermarket                                          $ 1,711,508                    07/01/28           07/01/13
Country Corners Apartments                                     $ 7,033,257                    02/01/28           02/01/08
Chalet Apartments & Commercial Plaza                           $ 6,829,146                    05/01/28           05/01/13
Village Green Plaza Shopping Center                            $ 5,930,478                    08/01/23           08/01/11
Garden City Tower                                              $ 4,869,438                    10/01/28           10/01/18
Nassau Bay Village Apartments                                  $ 3,553,801                    10/01/28           10/01/03
Fairview Market                                                $ 3,168,561                    05/01/28           05/01/18
Rustic Ridge Apartments                                        $ 2,433,802                    09/01/23           09/01/13
Raintree Apartments                                            $ 2,176,570                    09/01/23           09/01/13
OfficeMax                                                      $ 1,761,049                    06/01/18           06/01/13
Boulder Ridge Apartments                                       $ 1,610,052                    08/01/23           08/01/13
Rivermont Park                                                 $ 1,468,887                    07/01/18           07/01/08

                                   EXHIBIT P

                     SCHEDULE OF DESIGNATED SUB-SERVICERS


                                                    Cut-off Date                 Designated
Property Name                                         Balance                   Sub-Servicer
-------------                                       ------------                ------------
Deerbrook Crossing Shopping Center                  $14,150,000         L.J. Melody & Company
Pinewood Apartments                                 $10,516,842         Franchise Mortgage Acceptance
                                                                        Company
The Shadowbrook Apartments                           $9,397,777         Franchise Mortgage Acceptance
                                                                        Company
Casa Real Apartments                                 $5,211,823         Franchise Mortgage Acceptance
                                                                        Company
Beechnut Village Shopping Center                     $5,075,000         L.J. Melody & Company
Holiday Inn - Clovis                                 $3,294,731         CF Advisory Services Limited
                                                                        Partnership
Regent Place Office Building                         $2,497,315         CF Advisory Services Limited
                                                                        Partnership
Broussard Village Shopping Center                    $2,243,880         L.J. Melody & Company

                                      P-1